UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Arena Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Arena Pharmaceuticals, Inc.
136 Heber Avenue, Suite 204
Park City, Utah 84060
Dear Arena Pharmaceuticals, Inc. Stockholder:
You are cordially invited to attend a virtual special meeting (including any adjournments or postponements thereof, the “Special Meeting”) of stockholders of Arena Pharmaceuticals, Inc. (“Arena”) to be held virtually on February 2, 2022, at 9:00 a.m. Pacific Time at www.virtualshareholdermeeting.com/ARNA2022SM.
At the Special Meeting, you will be asked to consider and vote on (i) a proposal to adopt the Agreement and Plan of Merger, dated December 12, 2021 (such agreement, as it may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among Arena, Pfizer Inc., a Delaware corporation (“Pfizer”), and Antioch Merger Sub, Inc., a Delaware corporation (“Merger Sub”), (ii) a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Arena’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”), and (iii) a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”). Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Arena, with Arena continuing as the surviving corporation and a wholly owned subsidiary of Pfizer (the “Merger”).
If the Merger is completed, you will be entitled to receive $100.00 in cash, without interest thereon and subject to any withholding of taxes, for each share of Arena common stock (“common stock”) that you own (unless you have properly exercised your appraisal rights), which represents a premium of approximately 100% to the closing price of Arena’s common stock on December 10, 2021, the last full trading day prior to the announcement of the Merger.
Arena’s Board of Directors (the “Board of Directors”), after considering the factors more fully described in the enclosed proxy statement, has unanimously: (i) determined that the Merger and the transactions contemplated thereby are advisable, fair to and in the best interests of Arena and Arena’s stockholders; (ii) approved and declared it advisable to enter into the Merger Agreement; (iii) directed that the adoption of the Merger Agreement be submitted to a vote of Arena’s stockholders at the Special Meeting; and (iv) subject to the terms and conditions of the Merger Agreement, resolved to recommend that Arena’s stockholders approve the adoption of the Merger Agreement and approve the Merger on the terms and subject to the conditions set forth therein. The Board of Directors unanimously recommends, on behalf of Arena, that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement.
The proxy statement also describes the actions and determinations of the Board of Directors in connection with its evaluation of the Merger Agreement and the Merger. You should carefully read and consider the entire enclosed proxy statement and its annexes, including, but not limited to, the Merger Agreement, as they contain important information about, among other things, the Merger and how it affects you.
Whether or not you plan to attend the Special Meeting virtually, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting and vote at the meeting your vote will revoke any proxy that you have previously submitted.
If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.
Your vote is very important, regardless of the number of shares that you own. We cannot complete the Merger unless the proposal to adopt the Merger Agreement is approved by the affirmative vote of the holders of a majority of the shares of Arena’s common stock that are issued and outstanding as of the close of business on December 30, 2021, which is the record date for the Special Meeting.
If you have any questions or need assistance voting your shares, please contact our proxy solicitor:
Alliance Advisors
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
Call: (833) 501-4825
Fax: (973) 338-1430
Email: arna@allianceadvisors.com
On behalf of the Board of Directors, I thank you for your support and appreciate your consideration of this matter.
Sincerely,
/s/ Amit D. Munshi
Amit D. Munshi
President and Chief Executive Officer
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Merger, passed upon the merits or fairness of the Merger Agreement or the transactions contemplated thereby, including the proposed Merger, or passed upon the adequacy or accuracy of the information contained in the accompanying proxy statement. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated January 3, 2022 and, together with the enclosed form of proxy card, is first being mailed on or about January 3, 2022.

Arena Pharmaceuticals, Inc.
136 Heber Avenue, Suite 204
Park City, Utah 84060
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 2, 2022
Notice is hereby given that a virtual special meeting of stockholders (including any adjournments or postponements thereof, the “Special Meeting”) of Arena Pharmaceuticals, Inc., a Delaware corporation (“Arena”), to be held virtually on February 2, 2022, at 9:00 a.m. Pacific Time at www.virtualshareholdermeeting.com/ARNA2022SM, for the following purposes:
1.
To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated December 12, 2021 (such agreement, as it may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among Arena, Pfizer Inc., a Delaware corporation (“Pfizer”), and Antioch Merger Sub, Inc., a Delaware corporation (“Merger Sub”). Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Arena, with Arena continuing as the surviving corporation and a wholly owned subsidiary of Pfizer (the “Merger”).

2.
To consider and vote on the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Arena’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and

3.
To consider and vote on any proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

Only stockholders of record as of the close of business on December 30, 2021, are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof.
Arena’s Board of Directors (the “Board of Directors”) unanimously recommends, on behalf of Arena, that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
All stockholders are invited to attend the Special Meeting virtually. Whether or not you plan to attend the Special Meeting virtually, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting and vote virtually, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.
/s/ Amit D. Munshi
Amit D. Munshi
President and Chief Executive Officer
Dated: January 3, 2022

ARENA PHARMACEUTICALS, INC.
136 Heber Avenue, Suite 204
Park City, Utah 84060
PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 2, 2022
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 2, 2022
This proxy statement is available on the investor relations page of our website at http://invest.arenapharm.com/.We intend to mail these proxy materials on or about January 3, 2022 to all stockholders of record entitled to vote at the special meeting.
A complete list of the stockholders entitled to vote at the Special Meeting will be available for examination during regular business hours for the ten (10) days prior to the Special Meeting at our principal executive offices, located at 136 Heber Avenue, Suite 204, Park City, Utah 84060. Stockholders may examine the list for any legally valid purpose related to the Special Meeting. If you would like to examine the list, please contact our Corporate Secretary to schedule an appointment by calling (858) 453-7200 or writing to her at the address above. This list also will be available during the Special Meeting at www.virtualshareholdermeeting.com/ARNA2022SM.
YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIRTUALLY, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) BY TELEPHONE; (2) THROUGH THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.
If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.
If you are a stockholder of record, voting virtually at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote virtually at the Special Meeting.
If you fail to (1) return your proxy card, (2) grant your proxy electronically over the Internet or by telephone or (3) vote virtually at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement, but will have no effect on the Compensation Proposal or the Adjournment Proposal (as defined below).
You should carefully read and consider the entire accompanying proxy statement and its annexes, including, but not limited to, the Merger Agreement, along with all of the documents incorporated by reference into the accompanying proxy statement, as they contain important information about, among other things, the Merger and how it affects you. If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:
Alliance Advisors
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
Call: (833) 501-4825
Fax: (973) 338-1430
Email: arna@allianceadvisors.com

i

ii

SUMMARY
This summary highlights selected information from this proxy statement related to the merger of Antioch Merger Sub, Inc., a wholly owned subsidiary of Pfizer Inc. with and into Arena Pharmaceuticals, Inc. (the “Merger”), and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement (as defined below), along with all of the documents to which we refer in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption, “Where You Can Find More Information.” The Merger Agreement is attached as Annex A to this proxy statement. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger.
Except as otherwise specifically noted in this proxy statement, “Arena,” “we,” “our,” “us” and similar words refer to Arena Pharmaceuticals, Inc., including, in certain cases, our subsidiaries. Throughout this proxy statement, we refer to Pfizer Inc. as “Pfizer” and Antioch Merger Sub, Inc. as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated December 12, 2021, by and among Arena, Pfizer and Merger Sub, as the “Merger Agreement,” our common stock, par value $0.0001 per share, as “common stock” and the holders of our common stock as “stockholders.”
The Special Meeting
Date, Time, Place and Purpose of the Special Meeting
A special meeting of stockholders to consider and vote on the proposal to adopt the Merger Agreement will be held virtually on February 2, 2022, at 9:00 a.m. Pacific Time at www.virtualshareholdermeeting.com/ARNA2022SM (the “Special Meeting”).
At the Special Meeting, stockholders of record as of the close of business on December 30, 2021 (the “Record Date”) will be asked to consider and vote on:
•	a proposal to adopt the Merger Agreement;
•
a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Arena’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and

•
a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

We do not expect that any matters other than the proposals set forth above will be brought before the Special Meeting, and only matters specified in the notice of the meeting may be acted upon at the Special Meeting.
Record Date; Shares Entitled to Vote; Quorum
You are entitled to receive notice of, and vote at, the Special Meeting if you owned shares of common stock at the close of business on the Record Date. Each holder of common stock shall be entitled to one (1) vote for each such share of common stock owned at the close of business on the Record Date on all matters properly coming before the Special Meeting. As of the Record Date, there were 61,564,122 shares of common stock outstanding and entitled to vote at the Special Meeting. A quorum is necessary to adopt the Merger Agreement and approve the Compensation Proposal. A quorum is the minimum number of shares required to be present at the Special Meeting for the meeting to be properly held under our bylaws and Delaware law. The holders of a majority of the common stock that are issued and outstanding as of the close of business on the Record Date, present virtually or represented by proxy, will constitute a quorum at the Special Meeting. Your shares of common stock will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee), if you vote at the meeting or if you attend the Special Meeting but abstain from voting. The Special Meeting may be adjourned whether or not a quorum is present.

Vote Required; Abstentions and Broker Non-Votes
The affirmative vote of the holders of a majority of the shares of common stock that are issued and outstanding as of the close of business on the Record Date is required to adopt the Merger Agreement. Because the required vote for the proposal to adopt the Merger Agreement is based on the number of votes our stockholders are entitled to cast rather than on the number of votes actually cast, if you fail to authorize a proxy or vote online at the meeting, abstain from voting at the meeting, or fail to instruct your broker on how to vote, such failure will have the same effect as votes cast “AGAINST” the merger proposal. As of December 30, 2021, the Record Date for the Special Meeting, 30,782,062 shares constitute a majority of the issued and outstanding shares of common stock.
Approval of the Compensation Proposal and the Adjournment Proposal each require the affirmative vote of a majority of the voting power of the shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the subject matter. The approval of the Compensation Proposal is advisory (non-binding) and is not a condition to the completion of the Merger.
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” the proposal to adopt the Merger. Abstentions will have no effect on the outcome of the Compensation Proposal or the Adjournment Proposal but will be used to determine whether a quorum is present at the Special Meeting. As a result, an abstention of any of the aforementioned proposals will be counted for purposes of determining the presence or absence of a quorum, but will only count as a vote “AGAINST” the proposal to adopt the Merger.
Each “broker non-vote” will also count as a vote “AGAINST” the proposal to adopt the Merger Agreement, but will have no effect on the Compensation Proposal or the Adjournment Proposal. A “broker non-vote” generally occurs when a bank, broker or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote the shares. “Broker non-votes,” if any, will be counted for the purpose of determining whether a quorum is present. However, because none of the proposals to be voted on at the Special Meeting are routine matters for which brokers may have discretionary authority to vote, Arena does not expect any broker non-votes at the Special Meeting. As such, if you fail to instruct your broker, bank or other nominee how to vote your shares, your shares will not be counted towards a quorum at the Special Meeting.
Shares Held by Arena’s Directors and Executive Officers
As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 107,992 shares of common stock, representing approximately 0.18% of the shares of common stock outstanding on the Record Date (and approximately 2.98% of the shares of common stock outstanding when taking into account Arena Options, Arena RSUs and Arena PRSUs held, in the aggregate, by our directors and executive officers).
Our directors and executive officers have informed us that they currently intend to vote all of their respective shares of common stock (i) “FOR” the adoption of the Merger Agreement, (ii) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal, and (iii) “FOR” the approval of the approval of the Adjournment Proposal.
The Merger
Parties Involved in the Merger
Arena Pharmaceuticals, Inc.
Arena is a team with a singular purpose – deliver important medicines to patients. In a rapidly changing global market, Arena works with a sense of urgency every day to understand the needs of all its stakeholders, identify bold, sometimes disruptive, ideas to get medicines to patients, and relentlessly execute until it’s done. Arena’s common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “ARNA.” The principal executive offices of Arena are located at 136 Heber Avenue, Suite 204, Park City, Utah 84060, and its telephone number is (858) 453-7200.
Pfizer Inc.
Pfizer is a research-based, global biopharmaceutical company. Pfizer applies science and its global resources to bring therapies to people that extend and significantly improve their lives through the discovery, development, manufacturing, marketing, sale and distribution of biopharmaceutical products worldwide. Pfizer works across developed and emerging markets to advance wellness, prevention, treatments and cures that challenge the most feared diseases of our time. Pfizer collaborates with healthcare providers, governments and local communities to support and expand access to reliable, affordable healthcare around the world.
Pfizer was incorporated under the laws of the State of Delaware. Pfizer’s principal executive offices are located at 235 East 42nd Street, New York, NY 10017, and its telephone number is (212) 733-2323.
Antioch Merger Sub, Inc.
Merger Sub is a Delaware corporation and a wholly owned subsidiary of Pfizer and was formed on December 6, 2021, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon the completion of the Merger, Merger Sub will cease to exist and Arena will continue as the surviving corporation and a wholly owned subsidiary of Pfizer (the “Surviving Corporation”). The principal executive offices of Merger Sub are located at 235 East 42nd Street, New York, New York 10017, and its telephone number is (212) 733-2323.
Effect of the Merger
Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Arena, with Arena continuing as the surviving corporation and a wholly owned subsidiary of Pfizer. As a result of the Merger, Arena’s common stock will no longer be publicly traded, and will be delisted from Nasdaq. In addition, Arena’s common stock will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Arena will no longer file periodic reports with the United States Securities and Exchange Commission (the “SEC”). If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation. The time at which the Merger will become effective (the “Effective Time”) will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we, Pfizer and Merger Sub may agree in writing and specify in the certificate of merger).
Effect on Arena if the Merger is Not Completed
If the Merger Agreement is not adopted by stockholders, or if the Merger is not completed for any other reason:
(i)	the stockholders will not be entitled to, nor will they receive, any payment for their respective shares of common stock pursuant to the Merger Agreement;
(ii)
(A) Arena will remain an independent public company, (B) Arena’s common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and (C) Arena will continue to file periodic reports with the SEC; and

(iii)
under certain specified circumstances, Arena will be required to pay Pfizer a termination fee of $235,000,000 (the “Arena Termination Fee”) upon or following the termination of the Merger Agreement. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Effect of Termination; Termination Fees.”

Merger Consideration
Arena Common Stock
At the Effective Time, and without any further action on the part of the parties or any stockholder, each share of common stock then outstanding immediately prior to the Effective Time (other than (i) common stock owned by Arena as treasury stock, (ii) common stock owned by Pfizer or Merger Sub and (iii) any common stock outstanding immediately prior to the Effective Time, and held by holders who are entitled to demand appraisal rights under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) and have properly exercised and perfected their respective demands for appraisal of such shares in the time and manner provided in Section 262 of the DGCL and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL (the “Dissenting Shares”)) will be cancelled and cease to exist and automatically converted into the right to receive cash in an amount equal to $100.00, without interest (the “Merger Consideration”), subject to any withholding of taxes.

At or promptly after the Effective Time, Pfizer will cause to be deposited, sufficient funds to pay the Merger Consideration with Computershare Trust Company, N.A. (the “Paying Agent”) for payment of each share of common stock owned by each stockholder. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Exchange and Payment Procedures.”
After the Merger is completed, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a stockholder. Stockholders who properly exercise their appraisal rights have the right to receive payment for the “fair value” of their shares determined pursuant to an appraisal proceeding, as contemplated by Delaware law. For more information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”
Treatment of Arena Options, Arena RSUs and Arena PRSUs
Arena has granted under its 2021 Long-Term Incentive Plan or prior stock plans (collectively, the “Arena Stock Plans”) awards of options to purchase shares of common stock (each, an “Arena Option”), restricted stock units covering shares of common stock subject to vesting conditions based solely on continued employment or service to Arena or any of its subsidiaries (each such restricted stock unit, an “Arena RSU”) and restricted stock units covering shares of common stock that are subject to performance-based vesting conditions (each, an “Arena PRSU”). The Merger Agreement provides that, at the Effective Time, subject to all required withholding taxes, each:
(i)
Arena Option granted that is outstanding as of immediately prior to the Effective Time, whether or not then vested, will be cancelled and immediately cease to be outstanding and converted into the right to receive an amount in cash equal to the product of (1) the excess, if any, of the Merger Consideration over the per-share exercise price of such Arena Option, multiplied by (2) the number of shares then subject to such Arena Option;

(ii)
Arena RSU, except as described in subclause (iii) below, subject to vesting conditions based solely on continued employment or service to Arena or any of its subsidiaries that is unvested and outstanding as of immediately prior to the Effective Time, will be cancelled and immediately cease to be outstanding and converted into the right to receive an amount in cash in respect thereof equal to the Merger Consideration;

(iii)
Arena RSU that is granted after December 12, 2021 (each, a “2022 Arena RSU”) that is unvested and outstanding as of immediately prior to the Effective Time will be substituted automatically with a Pfizer restricted stock unit with respect to that number of shares of Pfizer common stock (each, an “Adjusted RSU”) that is equal to the product of (1) the total number of shares of common stock subject to the 2022 Arena RSU immediately prior to the Effective Time multiplied by (2) the Arena RSU Exchange Ratio (as defined below), with any fractional shares rounded to the nearest whole share. Each Adjusted RSU will otherwise be subject to the same terms and conditions applicable to such 2022 Arena RSU immediately prior to the Effective Time (including vesting terms, and subject to accelerated vesting in connection with certain qualifying terminations of employment following the Effective Time), as described in the section of this proxy statement captioned “The Merger—Interests of Arena’s Directors and Executive Officers in the Merger—Payments Upon Termination at or Following Change in Control”; and

(iv)
Arena PRSU that is unvested and outstanding as of immediately prior to the Effective Time will be cancelled and immediately cease to be outstanding and converted into the right to receive an amount in cash equal to the Merger Consideration (with all the performance-based vesting conditions associated with such Arena PRSU being deemed achieved at the greater of actual completed performance at the Effective Time or at target).

The “Arena RSU Exchange Ratio” is equal to (i) the Merger Consideration divided by (ii) the average of the volume-weighted average sales price per share of common stock of Pfizer on the New York Stock Exchange for the consecutive period of fifteen (15) trading days ending on (and including) the trading day that is four (4) trading days prior to the Effective Time. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Merger Consideration—Treatment of Arena Options, Arena RSUs and Arena PRSUs.”
Treatment of Purchase Rights under Arena’s 2019 Employee Stock Purchase Plan
The Merger Agreement generally provides that after December 12, 2021, no new offering periods will begin under Arena’s 2019 Employee Stock Purchase Plan (the “Arena ESPP”), no Arena employee may become a new participant in the Arena ESPP and no Arena ESPP participant may increase the percentage amount of his or her payroll deduction election. Each purchase right issued pursuant to the Arena ESPP must be fully exercised not later than the earlier of the last day of the current purchase period of five (5) business days prior to the Effective Time, and immediately following such purchase and contingent on closing of the Merger (the “Closing”), the Arena ESPP will terminate effective immediately prior to the Effective Time. Two (2) of our executive officers currently participate in the Arena ESPP and have accumulated payroll deductions under the Arena ESPP for the purchase period that commenced on November 22, 2021. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Merger Consideration—Treatment of Purchase Rights Under the Employee Stock Purchase Plan.”
Recommendation of the Arena Board of Directors
After considering various factors described in this proxy statement under the caption, “The Merger—Recommendation of the Board of Directors and Reasons for the Merger,” the Board of Directors unanimously: (i) determined that the Merger and the transactions contemplated thereby are advisable, fair to and in the best interests of Arena and the stockholders; (ii) approved and declared it advisable to enter into the Merger Agreement; (iii) directed that the adoption of the Merger Agreement be submitted to a vote of the stockholders at the Special Meeting; and (iv) subject to the terms and conditions of the Merger Agreement, resolved to recommend that the stockholders approve the adoption of the Merger Agreement and approve the Merger on the terms and subject to the conditions set forth therein.
The Board of Directors also unanimously recommends, on behalf of Arena, that stockholders vote: (i) “FOR” the adoption of the Merger Agreement; (ii) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (iii) “FOR” the approval of the Adjournment Proposal.
Prior to receipt of the required stockholder approval, under certain specified circumstances, the Board of Directors may withdraw or change the foregoing recommendation if the Board of Directors determines in good faith, after consultation with outside counsel, that failure to take such action would be inconsistent with its fiduciary duties to the stockholders in accordance with law. However, the Board of Directors cannot withdraw or change the foregoing recommendation unless it complies with certain procedures in the Merger Agreement, including, but not limited to, providing Pfizer four (4) business days to make adjustments in the terms and conditions of the Merger Agreement (as described further in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Arena Adverse Recommendation Change”). The termination of the Merger Agreement by Pfizer following the withdrawal by the Board of Directors of its recommendation that stockholders adopt the Merger Agreement will result in the payment by Arena of the Arena Termination Fee. The termination of the Merger Agreement by Arena following the Board of Directors’ authorization for Arena to enter into a definitive agreement to consummate an alternative transaction contemplated by a Superior Proposal (as defined below) will result in the payment by Arena of the Arena Termination Fee. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Arena Adverse Recommendation Change.”
Opinion of Evercore Group L.L.C.
Arena retained Evercore Group L.L.C. (“Evercore”) to act as its financial advisor in connection with the Merger. As part of this engagement, Arena requested that Evercore evaluate the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of common stock. At a meeting of the Board of Directors held on December 12, 2021, Evercore rendered to the Board of Directors its opinion to the effect that, as of that date and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s opinion, the Merger Consideration to be received by the holders of common stock in the Merger was fair, from a financial point of view, to such holders.
The full text of the written opinion of Evercore, dated as of December 12, 2021, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. Arena encourages you to read this opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Board of Directors (in its capacity as such) in connection with its evaluation of the proposed Merger. The opinion does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Merger, including as to how any holder of common stock should vote or act in respect of the Merger. Evercore’s opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to Arena, nor does it address the underlying business decision of Arena to engage in the Merger. For more information, please see the section of this proxy statement captioned “The Merger—Opinion of Evercore Group L.L.C.”.
Opinion of Guggenheim Securities, LLC
The Board of Directors retained Guggenheim Securities, LLC (“Guggenheim Securities”) as its financial advisor, including in connection with Arena’s possible Merger with Pfizer. In connection with the Merger, Guggenheim Securities rendered an opinion to the Board of Directors to the effect that, as of December 12, 2021 and based on and subject to the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, the Merger Consideration in connection with the Merger was fair, from a financial point of view, to holders of common stock. The full text of Guggenheim Securities’ written opinion, which is attached as Annex C to this proxy statement and which you should read carefully and in its entirety, is subject to the assumptions, limitations, qualifications and other conditions contained in such opinion and is necessarily based on economic, business, capital markets and other conditions, and the information made available to Guggenheim Securities, as of the date of such opinion.
Guggenheim Securities’ opinion was provided to the Board of Directors (in its capacity as such) for its information and assistance in connection with its evaluation of the Merger Consideration. Guggenheim Securities’ opinion and any materials provided in connection therewith did not constitute a recommendation to the Board of Directors with respect to the Merger, nor does Guggenheim Securities’ opinion or the summary of its underlying financial analyses elsewhere in this proxy statement constitute advice or a recommendation to any holder of common stock as to how to vote or act in connection with the Merger or otherwise. Guggenheim Securities’ opinion addresses only the fairness, from a financial point of view and as of the date of such opinion, of the Merger Consideration to holders of common stock to the extent expressly specified in such opinion and does not address any other term, aspect or implication of the Merger (including, without limitation, the form or structure of the Merger), the Merger Agreement or any other agreement, transaction document or instrument contemplated by the Merger Agreement or to be entered into or amended in connection with the Merger or any financing or other transactions related thereto.
For more information, please see the section of this proxy statement captioned “The Merger—Opinion of Guggenheim Securities, LLC.”
Interests of Arena’s Directors and Executive Officers in the Merger
When considering the foregoing recommendation of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement, stockholders should be aware that Arena’s directors and executive officers may have interests in the Merger that are different from, or in addition to, stockholders more generally. In (i) evaluating and negotiating the Merger Agreement, (ii) approving the Merger Agreement and the Merger and (iii) recommending that the Merger Agreement be adopted by stockholders, the Board of Directors was aware of and considered these interests, among other matters, to the extent that these interests existed at the time. These interests include:
•
at the Effective Time of the Merger, each Arena Option, Arena RSU and Arena PRSU will receive the treatment described in the section of this proxy statement captioned “The Merger—Interests of Arena’s Directors and Executive Officers in the Merger—Treatment of Arena Options, Arena RSUs and Arena PRSUs”;

•
continued eligibility of Arena’s executive officers to receive severance payments and benefits (including equity award vesting acceleration) under the Severance Plan (as defined below) and under the terms of the 2022 Arena RSUs, as described in more detail in the section of this proxy statement captioned “The Merger—Interests of Arena’s Directors and Executive Officers in the Merger—Payments Upon Termination at or Following Change in Control”;

•
eligibility of Arena’s non-employee directors to receive accelerated vesting of their Arena RSUs, as described in more detail in the section of this proxy statement captioned “The Merger—Interests of Arena’s Directors and Executive Officers in the Merger—Equity Awards Held by Arena’s Executive Officers and Non-employee Directors”; and

•	continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Corporation.

If the proposal to adopt the Merger Agreement is approved, the shares of common stock held by Arena directors and executive officers will be treated in the same manner as outstanding shares of common stock held by all other stockholders. For more information, please see the section of this proxy statement captioned “The Merger—Interests of Arena’s Directors and Executive Officers in the Merger.”
Appraisal Rights
If the Merger is consummated and certain conditions are met, stockholders who continuously hold shares of Arena common stock through the Effective Time, who do not vote in favor of the adoption of the Merger Agreement and who are entitled to and otherwise properly demand and exercise, and do not effectively withdraw, fail to perfect or otherwise lose, their appraisal rights under Section 262 of the DGCL, will be entitled to seek an appraisal by the Delaware Court of Chancery of the “fair value” of their shares of Arena common stock (exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any), as determined by the court, as described further below in lieu of receiving the Merger Consideration if the Merger is completed. The amount determined to be fair value by the court will be determined as of the Effective Time and could be more than, the same as or less than the Merger Consideration for Arena common stock. Voting “AGAINST” or failing to vote “FOR” the adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL.
Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares or who wish to preserve their rights to do so should review Annex D carefully and are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights since failure to timely and fully comply with the procedures set forth therein will result in the loss of such rights.
To exercise appraisal rights, stockholders must: (i) submit a written demand for appraisal to Arena before the stockholder vote is taken on the proposal to adopt the Merger Agreement at the Special Meeting; (ii) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; (iii) continue to hold shares of Arena common stock of record through the Effective Time; and (iv) strictly comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL. Failure to follow exactly the procedures specified under Section 262 of the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of Arena unless certain stock ownership conditions are satisfied by the stockholders seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is reproduced in Annex D to this proxy statement. If you hold your shares of common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee. For more information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”
Material U.S. Federal Income Tax Consequences of the Merger
The receipt of cash by U.S. Holders (as defined under the caption, “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for shares of Arena common stock in the Merger will be a taxable transaction to stockholders for U.S. federal income tax purposes. Such receipt of cash by each of our stockholders that is a U.S. Holder generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of common stock surrendered in the Merger. Backup withholding taxes may also apply to the cash payments made pursuant to the Merger, unless the U.S. Holder complies with certification procedures under the backup withholding rules.
An stockholder that is a Non-U.S. Holder (as defined under the caption, “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of common stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States but may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.
Stockholders should read the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”

Stockholders should also consult their own tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under U.S. federal estate, gift and other non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.
Regulatory Approvals Required for the Merger
Under the Merger Agreement, Arena and Pfizer have agreed to use reasonable best efforts to obtain all regulatory approvals required to consummate the Merger and the other transactions contemplated by the Merger Agreement. These approvals include, for example, approval under, or notifications pursuant to, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the Federal Trade Commission Act of 1914, in each case, as amended, and the antitrust, competition or trade regulation laws of any jurisdiction other than the United States, including any other federal, state, foreign or multinational law, code, rule, regulation or decree designed or intended to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade or the significant impediment or lessening of effective competition, collectively “Antitrust Laws.”
For more information, please see the section of this proxy captioned “The Merger—Regulatory Approvals Required for the Merger.”
Conduct of Business Pending the Merger
No Solicitation of Other Offers
Under the Merger Agreement, during the period between the signing of the Merger Agreement and the earlier of the Effective Time and the termination of the Merger Agreement (the “Pre-Closing Period”), Arena may not, among other actions: (i) initiate, solicit, knowingly encourage or facilitate the making of any offer or proposal which constitutes or is reasonably likely to lead to an Acquisition Proposal (as defined below), (ii) enter into any agreement with respect to an Acquisition Proposal or (iii) engage in negotiations or discussions with, or provide any non-public information or data to, any person relating to an Acquisition Proposal. For more information, please see the sections of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Conduct of Business Pending the Merger” and “Proposal 1: Adoption of the Merger Agreement—The ‘No Shop’ Period–No Solicitation of Other Offers.”
Notwithstanding the foregoing restrictions, under certain specified circumstances, from the date of the Merger Agreement to the receipt of the Requisite Vote (as defined below), if (i) Arena receives an Acquisition Proposal from a third person that is not in violation of such third person’s contractual obligations to Arena, (ii) a material breach by Arena’s non-solicitation obligations under the Merger Agreement has not contributed to the making of such Acquisition Proposal and (iii) the Board of Directors concludes in good faith, after consultation with outside counsel and its financial advisors, that such Acquisition Proposal constitutes a Superior Proposal (as defined below) after giving effect to any adjustments to the Merger Agreement that are offered in writing by Pfizer, the Board of Directors may, if it determines in good faith, after consultation with outside counsel, that failure to take such action would be inconsistent with its fiduciary duties to the stockholders in accordance with law, (A) effect an Arena Adverse Recommendation Change (as defined below) or (B) terminate the Merger Agreement to enter into an Alternative Acquisition Agreement (as defined below) with respect to such Superior Proposal.
If Arena terminates the Merger Agreement for the purpose of entering into an agreement in respect of a Superior Proposal, Arena must pay the Arena Termination Fee to Pfizer. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Arena Adverse Recommendation Change.”
Conditions to the Closing of the Merger
The obligations of Arena, Pfizer and Merger Sub, as applicable, to consummate the Merger are subject to the satisfaction or waiver of customary conditions, including (among other conditions), the following:
•	Arena’s receipt of the approval of the stockholders representing a majority of the outstanding shares of common stock (the “Requisite Vote”);
•
expiration or termination of any waiting periods applicable to the consummation of the Merger under the HSR Act and any agreement not to consummate the Merger with any governmental body, and the receipt of certain additional clearances or approvals of certain other governmental bodies applicable to the Merger;

•	the absence of any law, rule, regulation or order prohibiting or making illegal the consummation of the Merger;
•	in the case of Pfizer and Merger Sub, the absence of any Material Adverse Effect (as defined below) having occurred since the date of the Merger Agreement that is continuing as of the Effective Time;
•
the accuracy of the representations and warranties of Arena, Pfizer and Merger Sub in the Merger Agreement, subject to certain qualifiers, as of the date of the Merger Agreement, the Closing or the date in respect of which such representation or warranty was specifically made; and

•
the performance and compliance in all material respects by Arena, Pfizer and Merger Sub of their respective covenants and obligations of the Merger Agreement required to be performed and complied with by Arena, Pfizer and Merger Sub at or prior to the Effective Time.

For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Conditions to the Closing of the Merger.”
Termination of the Merger Agreement
In addition to the circumstances described above, Pfizer and Arena have certain customary rights to terminate the Merger Agreement under certain circumstances, including by mutual agreement, the imposition of final and non-appealable court orders or laws permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger, an uncured failure of any representations and warranties in the Merger Agreement to be true and accurate, an uncured breach of the Merger Agreement by the other party, if the Merger has not been consummated by 11:59 p.m., Eastern Time, on December 15, 2022, and if the Requisite Vote has not been obtained at the Special Meeting (or any adjournment or postponement thereof). Under some circumstances, Arena is required to pay Pfizer the Arena Termination Fee, and Pfizer is required to pay Arena the Reverse Termination Fee. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Effect of Termination; Termination Fees.”

QUESTIONS AND ANSWERS
The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. You should carefully read and consider the more detailed information contained elsewhere in this proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption, “Where You Can Find More Information.”
Q:	Why am I receiving this proxy statement and proxy card or voting instruction form?
A:
You are receiving this proxy statement and proxy card or voting instruction form in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting because you have been identified as a holder of Arena common stock as of the close of business on the Record Date for the Special Meeting. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of Arena common stock with respect to such matters.

Q:	When and where is the Special Meeting?
A:	The Special Meeting will be held virtually on February 2, 2022, at 9:00 a.m. Pacific Time at www.virtualshareholdermeeting.com/ARNA2022SM.
Q:	What am I being asked to vote on at the Special Meeting?
A:	You are being asked to consider and vote on:
•	a proposal to adopt the Merger Agreement pursuant to which Merger Sub will merge with and into Arena, and Arena will become a wholly owned subsidiary of Pfizer;
•	a proposal to approve, on an advisory (non-binding) basis, the Compensation Proposal; and
•	a proposal to approve the Adjournment Proposal.
Q:	Who is entitled to vote at the Special Meeting?
A:
Stockholders as of the Record Date are entitled to receive notice of, and to vote at, the Special Meeting. Each holder of Arena common stock is entitled to cast one vote on each matter properly brought before the Special Meeting for each share of Arena common stock that such holder owned as of the close of business on the Record Date. If you are a beneficial owner, you will need to contact the broker, bank or other nominee who is the stockholder of record with respect to your shares to obtain your control number (as described below) prior to the Special Meeting.

Q:	May I attend the Special Meeting virtually and vote at the Special Meeting?
A:
Stockholders of Record and Beneficial Owners. Stockholders as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. If you are a stockholder of record, you do not need to do anything in advance to attend and/or vote your shares at the Special Meeting, but to attend the Special Meeting, stockholders of record will need to use their control number on their Notice of Internet Availability or proxy card to log into www.virtualshareholdermeeting.com/ARNA2022SM. Beneficial stockholders who do not have a control number may gain access to the meeting by logging into their brokerage firm’s website and selecting the stockholder communications mailbox to link through to the Special Meeting; instructions should also be provided on the voting instruction card provided by their broker, bank, or other nominee. We encourage you to access the Special Meeting before it begins. Online check-in will start approximately fifteen (15) minutes before the Special Meeting is scheduled to begin at 9:00 a.m. Pacific Time on February 2, 2022.

Each holder of record of common stock shall be entitled to cast one (1) vote on each matter properly brought before the Special Meeting for each such share owned at the close of business on the Record Date.
Attending the Special Meeting as a Guest. Guests may enter the Special Meeting in “listen-only” mode by entering the Special Meeting at www.virtualshareholdermeeting.com/ARNA2022SM and entering the information requested in the “Guest Login” section. Guests will not have the ability to vote or ask questions at the Special Meeting.

Q:	What will I receive if the Merger is completed?
A:
Upon completion of the Merger, you will be entitled to receive the Merger Consideration of $100.00 in cash, without interest thereon and subject to any withholding of taxes, for each share of common stock that you own immediately prior to the Effective Time, unless you are entitled to and have properly exercised and not withdrawn, failed to perfect or otherwise lost your appraisal rights under Section 262 of the DGCL. For example, if you own 100 shares of common stock, you will receive $10,000.00 in cash in exchange for your shares of common stock, subject to any withholding of taxes. You will not receive any shares of the capital stock in the Surviving Corporation.

Q:	What will holders of Arena stock awards receive if the Merger is consummated?
A:	At the Effective Time, subject to all required withholding taxes, each:
(i)
Arena Option that is outstanding as of immediately prior to the Effective Time, whether or not then vested, will be cancelled and immediately cease to be outstanding and converted into the right to receive an amount in cash equal to the product of (1) the excess, if any, of the Merger Consideration over the per-share exercise price of such Arena Option, multiplied by (2) the number of shares then subject to such Arena Option;

(ii)
Arena RSU, except as described in subclause (iii) below, subject to vesting conditions based solely on continued employment or service to Arena or any of its subsidiaries that is unvested and outstanding as of immediately prior to the Effective Time, will be cancelled and immediately cease to be outstanding and converted into the right to receive an amount in cash in respect thereof equal to the Merger Consideration;

(iii)
2022 Arena RSU that is unvested and outstanding as of immediately prior to the Effective Time will be substituted automatically with an Adjusted RSU that is equal to the product of (1) the total number of shares subject to the 2022 Arena RSU immediately prior to the Effective Time multiplied by (2) the Arena RSU Exchange Ratio, with any fractional shares rounded to the nearest whole share. Each Adjusted RSU will otherwise be subject to the same terms and conditions applicable to such 2022 Arena RSU immediately prior to the Effective Time (including vesting terms, and subject to accelerated vesting in connection with certain qualifying terminations of employment following the Effective Time); and

(iv)
Arena PRSU that is unvested and outstanding as of immediately prior to the Effective Time will be cancelled and immediately cease to be outstanding and converted into the right to receive an amount in cash equal to the Merger Consideration (with all the performance-based vesting conditions associated with such Arena PRSU being deemed achieved at the greater of actual completed performance at the Effective Time or at target).

For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Merger Consideration—Treatment of Arena Options, Arena RSUs and Arena PRSUs.”
Q:	When do you expect the Merger to be completed?
A:
We are working toward completing the Merger as quickly as possible. In order to complete the Merger, Arena must obtain the Requisite Vote described in this proxy statement, and the other closing conditions under the Merger Agreement must be satisfied or waived. Assuming timely satisfaction of necessary closing conditions, including obtaining the Requisite Vote, Arena is currently targeting to consummate the Merger in the first half of 2022, although Arena cannot assure completion by any particular date, if at all. Since the Merger is subject to a number of conditions, the exact timing of the Merger cannot be determined at this time.

Q:	What happens if the Merger is not completed?
A:
If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of common stock. Instead, Arena will remain an independent public company, our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports with the SEC. Under specified circumstances, Arena will be required to pay Pfizer the Arena Termination Fee upon the termination of the Merger Agreement, as described in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Effect of Termination; Termination Fees.”

Q:	What vote is required to adopt the Merger Agreement?
A:	The affirmative vote of the holders of a majority of the shares of common stock that are issued and outstanding as of the Record Date is required to adopt the Merger Agreement.
If a quorum is present at the Special Meeting, the failure of any stockholder of record to: (i) submit a signed proxy card; (ii) grant a proxy over the Internet or by telephone (using the instructions provided in the enclosed proxy card); or (iii) vote virtually at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If you hold your shares in “street name” and a quorum is present at the Special Meeting, the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If a quorum is present at the Special Meeting, abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.
Q:	Why are the stockholders being asked to cast an advisory (non-binding) vote to approve the Compensation Proposal?
A:
The Exchange Act and applicable SEC rules thereunder require Arena to seek an advisory (non-binding) vote with respect to certain payments that may be paid or could become payable to certain of its named executive officers in connection with the Merger.

Q:	What vote is required to approve the Compensation Proposal and the Adjournment Proposal, if necessary or appropriate?
A:
The affirmative vote of a majority of the votes cast virtually or by proxy at the Special Meeting is required to approve the Compensation Proposal, on an advisory (non-binding) basis, and the Adjournment Proposal.

Q:	What will happen if the stockholders do not approve the Compensation Proposal at the Special Meeting?
A:
Approval of the Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Compensation Proposal is an advisory vote and will not be binding on Arena. Therefore, if the other requisite stockholder approvals are obtained and the Merger is completed, the amounts payable under the Compensation Proposal will continue to be payable to Arena’s named executive officers in accordance with the terms and conditions of the applicable agreements.

Q:	What is a “broker non-vote”?
A:
Under the rules of Nasdaq, banks, brokerage firms or other nominees who hold shares in “street name” for customers have the authority to vote on “discretionary” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-discretionary matters, such as the proposal to adopt the Merger Agreement, the proposal to approve, on an advisory (non-binding) basis, the Compensation Proposal and the Adjournment Proposal, and, as a result, absent specific instructions from the beneficial owner of such shares of Arena common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Arena common stock on non-discretionary matters, which we refer to generally as “broker non-votes.” Because none of the proposals to be voted on at the Special Meeting are routine matters for which brokers may have discretionary authority to vote, Arena does not expect any broker non-votes at the Special Meeting.

Q:	What do I need to do now?
A:
You should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents that we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card), so that your shares can be voted at the Special Meeting, unless you wish to seek appraisal pursuant to Section 262 of the DGCL. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares.

Q:	May I exercise dissenters’ rights or rights of appraisal in connection with the Merger?
A:
Yes. In order to exercise your appraisal rights, you must follow the requirements set forth in Section 262 of the DGCL. Under Delaware law, stockholders of record who continuously hold shares of common stock through the Effective Time and do not vote in favor of adopting the Merger Agreement will have the right to seek appraisal of the “fair value” of their shares as determined by the Delaware Court of Chancery if the Merger is completed. Appraisal rights will only be available to stockholders who properly deliver, and do not properly withdraw, a written demand for an appraisal to Arena prior to the vote on the proposal to adopt the Merger Agreement at the Special Meeting and who comply with the procedures and requirements set forth in Section 262 of the DGCL, which are summarized in this proxy statement. The appraisal amount could be more than, the same as or less than the amount a stockholder would be entitled to receive under the terms of the Merger Agreement. A copy of Section 262 of the DGCL is included as Annex D to this proxy statement. For additional information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”

Q:	Should I send in my stock certificates now?
A:
No. A letter of transmittal will be mailed to you promptly, and in any event within three (3) business days, after the Effective Time, describing how you should surrender your shares of common stock for the Merger Consideration. If your shares of Arena common stock are held in “street name” by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your “street name” shares of Arena common stock in exchange for the Merger Consideration. Please do NOT return your stock certificate(s) with your proxy.

Q:	What should I do if I have lost my stock certificate?
A:	If you have lost your stock certificate, please contact our transfer agent, Computershare Trust Company, N.A., at (800) 962-4284 or web.queries@computershare.com to obtain replacement certificates.
Q:	Should I surrender my book-entry shares now?
A:
No. After the Merger is completed, the payment agent will send each holder of record a letter of transmittal and written instructions that explain how to exchange shares of common stock represented by such holder’s book-entry shares for Merger Consideration.

Q:	What happens if I sell or otherwise transfer my shares of common stock after the Record Date but before the Special Meeting?
A:
The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the Merger is expected to be completed. If you sell or transfer your shares of common stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies Arena in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the Special Meeting. You will also lose the ability to exercise appraisal rights in connection with the Merger with respect to the transferred shares. Even if you sell or otherwise transfer your shares of common stock after the Record Date, we encourage you to sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card).

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by Arena.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares virtually at the Special Meeting.
Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?
A:
No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted against adoption of the Merger Agreement, but will have no effect on the Compensation Proposal or Adjournment Proposal.

Q:	How may I vote?
A:	If you are a stockholder of record (that is, if your shares of common stock are registered in your name with Computershare Trust Company, N.A., our transfer agent), there are four (4) ways to vote:
•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;
•	by visiting the Internet at the address on your proxy card;
•	by calling toll-free (within the U.S. or Canada) at the phone number on your proxy card; or
•	by attending the Special Meeting virtually and voting at the meeting.
A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of common stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet or by telephone, you may incur costs such as Internet access and telephone charges for which you will be responsible.
Even if you plan to attend the Special Meeting virtually, you are strongly encouraged to vote your shares of common stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of common stock virtually at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting and vote virtually, your previous vote by proxy will not be counted.
If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the Internet or by telephone. To vote over the Internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting form provided by your bank, broker or nominee.
Q:	May I change my vote after I have mailed my signed and dated proxy card?
A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:
•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;
•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;
•	delivering a written notice of revocation to the Corporate Secretary of Arena; or
•	attending the Special Meeting and voting virtually.
If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote virtually at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	What is a proxy?
A:
A proxy is your legal designation of another person to vote your shares of common stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of common stock is called a “proxy card.”

Q:	If a stockholder gives a proxy, how are the shares voted?
A:
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted: (i) “FOR” the adoption of the Merger Agreement; (ii) “FOR” the approval, on an advisory (non-binding) basis, the Compensation Proposal; and (iii) “FOR” the approval of the Adjournment Proposal.
Q:	What should I do if I receive more than one set of voting materials?
A:
Please sign, date and return (or grant your proxy electronically over the Internet or by telephone using the instructions provided in the enclosed proxy card) each proxy card and voting instruction card that you receive.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.
Q:	Where can I find the voting results of the Special Meeting?
A:
If available, Arena may announce preliminary voting results at the conclusion of the Special Meeting. Arena intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that Arena files with the SEC are publicly available when filed. For more information, please see the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Who can help answer my questions?
A:
If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

Alliance Advisors
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
Call: (833) 501-4825
Fax: (973) 338-1430
Email: arna@allianceadvisors.com

FORWARD-LOOKING STATEMENTS
This proxy statement and any documents referred to in this proxy statement contain certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed Merger, including, but not limited to, statements regarding the expected benefits of the proposed Merger and the anticipated timing of the proposed Merger, strategies, objectives, future performance and the products and markets of each company. These forward-looking statements generally are identified by the words “believe,” “predict,” “target,” “contemplate,” “potential,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “could,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this proxy statement, including but not limited to:
•	the risk that the proposed Merger may not be completed in a timely manner or at all;
•
the failure to satisfy the conditions to the consummation of the proposed Merger, including the adoption of the Merger Agreement by the stockholders and the receipt of certain governmental and regulatory approvals;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement,
•	the effect of the announcement or pendency of the proposed Merger on Arena’s business relationships, operating results, and business generally;
•	risks that the proposed Merger disrupts current plans and operations of Arena or Pfizer and potential difficulties in Arena employee retention as a result of the proposed Merger;
•	risks related to diverting management’s attention from Arena’s ongoing business operations; and
•	the outcome of any legal proceedings that may be instituted against Pfizer or against Arena related to the Merger Agreement or the proposed Merger.
The risks and uncertainties may be amplified by the COVID-19 pandemic (and related variants), which has caused significant economic uncertainty. The extent to which the COVID-19 pandemic (and related variants) impacts Arena’s businesses, operations, and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Pfizer and Arena described in the “Risk Factors” section of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Arena assumes no obligation to, and does not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law. Arena gives no assurance that it will achieve its expectations.
Consequently, all of the forward-looking statements that we make in this proxy statement are qualified by the information contained or incorporated by reference herein, including: (i) the information contained under this caption; and (ii) the information contained under the caption “Risk Factors,” and information in our consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the period ended December 31, 2020 and elsewhere in our most recent filings with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.
Stockholders are advised to consult any future disclosures that we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

THE SPECIAL MEETING
The enclosed proxy is solicited on behalf of the Board of Directors for use at the Special Meeting.
Date, Time and Place
We will hold the Special Meeting virtually on February 2, 2022 at 9:00 a.m. Pacific Time at www.virtualshareholdermeeting.com/ARNA2022SM and, if applicable, at any adjournment or postponement thereof.
Purpose of the Special Meeting
At the Special Meeting, we will ask stockholders to vote on proposals to: (i) adopt the Merger Agreement; (ii) approve, on an advisory (non-binding) basis, the Compensation Proposal; and (iii) approve the Adjournment Proposal.
We do not expect that any matters other than the proposals set forth above will be brought before the Special Meeting, and only matters specified in the notice of the meeting may be acted upon at the Special Meeting.
Our stockholders must approve the proposal to adopt the Merger Agreement in order for the Merger to be consummated. If our stockholders fail to approve the proposal to adopt the Merger Agreement, the Merger will not be consummated. A copy of the Merger Agreement is attached as Annex A to this proxy statement, which we urge you to read carefully in its entirety.
Record Date; Shares Entitled to Vote; Quorum
Only stockholders of record as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. A list of stockholders entitled to vote at the Special Meeting will be available at our principal executive offices located at 136 Heber Avenue, Suite 204, Park City, Utah 84060, during regular business hours for a period of no less than ten (10) days before the Special Meeting and will be available electronically at the Special Meeting.
The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present virtually or represented by proxy, will constitute a quorum at the Special Meeting. As of the Record Date, there were 61,564,122 shares of common stock outstanding and entitled to vote at the Special Meeting, meaning that 30,782,062 shares of common stock must be represented virtually or by proxy at the Special Meeting to have a quorum. In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies to approve the proposal to adopt the Merger Agreement.
Vote Required; Abstentions and Broker Non-Votes
The affirmative vote of the holders of a majority of the shares of common stock that are issued and outstanding as of the Record Date is required to adopt the Merger Agreement. As of the Record Date, 30,782,062 shares constitute a majority of the outstanding shares of common stock. Adoption of the Merger Agreement by stockholders is a condition to the Closing.
The affirmative vote of a majority of the votes cast virtually or by proxy at the Special Meeting is required to approve the Compensation Proposal, on an advisory (non-binding) basis.
The affirmative vote of a majority of the votes cast virtually or by proxy at the Special Meeting is required to approve the Adjournment Proposal, whether or not a quorum is present.
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” the proposal to adopt the Merger Agreement. Abstentions will have no effect on the outcome of the Compensation Proposal or Adjournment Proposal but will be used to determine whether a quorum is present at the Special Meeting. As a result, an abstention of any of the aforementioned proposals will be counted for purposes of determining the presence or absence of a quorum, but will only count as a vote “AGAINST” the proposal to adopt the Merger.
Each “broker non-vote” will also count as a vote “AGAINST” the proposal to adopt the Merger Agreement, but will have no effect on the Compensation Proposal or any Adjournment Proposal. A “broker non-vote” generally occurs when a bank, broker or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote the shares. “Broker non-votes,” if any, will be counted for the purpose of determining whether a quorum is present. However, because none of the proposals to be voted on at the Special Meeting are routine matters for which brokers may have discretionary authority to vote, Arena does not expect any broker non-votes at the special meeting. As such, if you fail to instruct your broker, bank or other nominee how to vote your shares, your shares will not be counted towards a quorum at the Special Meeting.
Shares Held by Arena’s Directors and Executive Officers
As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 107,992 shares of common stock, representing approximately 0.18% of the shares of common stock outstanding on the Record Date (and approximately 2.98% of the shares of common stock outstanding when taking into account Arena Options, Arena RSUs and Arena PRSUs held, in the aggregate, by our directors and executive officers).
Our directors and executive officers have informed us that they currently intend to vote all of their respective shares of common stock (i) “FOR” the adoption of the Merger Agreement, (ii) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal, and (iii) “FOR” the approval of the Adjournment Proposal.
Voting of Proxies
If, at the close of business on the Record Date, your shares are registered in your name with our transfer agent, Computershare Trust Company, N.A., on the Record Date, you may cause your shares to be voted by returning a signed and dated proxy card in the accompanying prepaid envelope, or you may vote virtually at the Special Meeting. Additionally, you may grant a proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the Internet or by telephone. Based on your proxy card or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.
If you plan to attend the Special Meeting and wish to vote virtually, you will need to enter the 16-digit Control Number found next to the label “Control Number” on your proxy card voting instruction form, or in the email sending you the proxy statement. If you attend the Special Meeting, and vote virtually, your vote will revoke any previously submitted proxy. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the Special Meeting virtually.
Voting instructions are included on your proxy card. All shares represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted:
(i)	“FOR” the adoption of the Merger Agreement; (ii) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (iii) “FOR” the approval of the Adjournment Proposal.
If, at the close of business on the Record Date, your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or attending the Special Meeting and voting virtually with a “legal proxy” from your bank, broker or other nominee. If such a service is provided, you may vote over the Internet or telephone through your bank, broker or other nominee by following the instructions on the voting form provided by your bank, broker or other nominee. If you do not return your bank’s, broker’s or other nominee’s voting form, do not vote via the Internet or telephone through your bank, broker or other nominee, if possible, or do not attend the Special Meeting and vote virtually with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the proposal to adopt the Merger Agreement but will not have any effect on the Compensation Proposal or the Adjournment Proposal.
Revocability of Proxies
If you are a stockholder of record entitled to vote at the Special Meeting, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:
•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;
•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•
delivering a written notice of revocation to our Corporate Secretary at Arena Pharmaceuticals, Inc., 136 Heber Avenue, Suite 204, Park City, Utah 84060, by 11:59 p.m. Eastern Time on February 1, 2022; or

•	attending the Special Meeting and voting virtually.
If you have submitted a proxy, your virtual appearance at the Special Meeting will not have the effect of revoking your prior proxy; provided that you do not vote virtually or submit an additional proxy or revocation, which, in each case, will have the effect of revoking your proxy.
If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote virtually at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.
Adjournments and Recess
Although it is not currently expected, the Special Meeting may be adjourned or recessed to a later date or dates, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement or if a quorum is not present at the Special Meeting. Other than an announcement to be made at the Special Meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice. Any adjournment or recess of the Special Meeting for the purpose of soliciting additional proxies will allow the stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or recessed.
Board of Directors’ Recommendation
The Board of Directors, after considering various factors described under the caption, “The Merger—Recommendation of the Board of Directors and Reasons for the Merger,” has unanimously: (i) determined that the Merger and the transactions contemplated thereby are advisable, fair to and in the best interests of Arena and the stockholders; (ii) approved and declared it advisable to enter into the Merger Agreement; (iii) directed that the adoption of the Merger Agreement be submitted to a vote of the stockholders at the Special Meeting; and (iv) subject to the terms and conditions of the Merger Agreement, resolved to recommend that the stockholders approve the adoption of the Merger Agreement and approve the Merger on the terms and subject to the conditions set forth therein.
Accordingly, the Board of Directors unanimously recommends, on behalf of Arena, that you vote: (i) “FOR” the adoption of the Merger Agreement; (ii) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (iii) “FOR” the approval of the Adjournment Proposal.
Solicitation of Proxies
The expense of soliciting proxies will be borne by Arena. We have retained Alliance Advisors, LLC (“Alliance Advisors”), a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $22,000 plus expenses. We will also indemnify Alliance Advisors against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.
Anticipated Date of Completion of the Merger
Assuming timely satisfaction of necessary closing conditions, including obtaining the Requisite Vote, Arena is currently targeting to consummate the Merger in the first half of 2022, although Arena cannot assure completion by any particular date, if at all. Since the Merger is subject to a number of conditions, the exact timing of the Merger cannot be determined at this time.
Delisting and Deregistration of Arena Common Stock
If the Merger is completed, the shares of Arena’s common stock will be delisted from Nasdaq and deregistered under the Exchange Act, and shares of Arena’s common stock will no longer be publicly traded. As such, Arena will no longer file periodic reports with the SEC on account of Arena’s common stock.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on February 2, 2022
The proxy statement is available on the investor relations page of our website at http://invest.arenapharm.com/.
Questions and Additional Information
If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:
Alliance Advisors
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
Call: (833) 501-4825
Fax: (973) 338-1430
Email: arna@allianceadvisors.com

THE MERGER
This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this document contains important information about the Merger and how it affects you.
Parties Involved in the Merger
Arena Pharmaceuticals, Inc.
Arena is a team with a singular purpose – deliver important medicines to patients. In a rapidly changing global market, Arena works with a sense of urgency every day to understand the needs of all its stakeholders, identify bold, sometimes disruptive, ideas to get medicines to patients, and relentlessly execute until it’s done. Arena’s common stock is listed on Nasdaq under the symbol “ARNA.” The principal executive offices of Arena are located at 136 Heber Avenue, Suite 204, Park City, Utah 84060, and its telephone number is (858) 453-7200.
Pfizer Inc.
Pfizer is a research-based, global biopharmaceutical company. Pfizer applies science and its global resources to bring therapies to people that extend and significantly improve their lives through the discovery, development, manufacture, marketing, sale and distribution of biopharmaceutical products worldwide. Pfizer works across developed and emerging markets to advance wellness, prevention, treatments and cures that challenge the most feared diseases of our time. Pfizer collaborates with healthcare providers, governments and local communities to support and expand access to reliable, affordable healthcare around the world.
Pfizer was incorporated under the laws of the State of Delaware. Pfizer’s principal executive offices are located at 235 East 42nd Street, New York, NY 10017, and its telephone number is (212) 733-2323.
Antioch Merger Sub, Inc.
Merger Sub is a Delaware corporation and a wholly owned subsidiary of Pfizer and was formed on December 6, 2021, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon the completion of the Merger, Merger Sub will cease to exist and Arena will continue as the Surviving Corporation. The principal executive offices of Merger Sub are located at 235 East 42nd Street, New York, New York 10017, and its telephone number is (212) 733-2323.
Effect of the Merger
Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Arena, with Arena continuing as the Surviving Corporation. As a result of the Merger, Arena will become a wholly owned subsidiary of Pfizer, and our common stock will no longer be publicly traded and will be delisted from Nasdaq. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.
The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we, Pfizer and Merger Sub may agree in writing and specify in the certificate of merger).
Effect on Arena if the Merger is Not Completed
If the Merger Agreement is not adopted by stockholders, or if the Merger is not completed for any other reason:
(i)	the stockholders will not be entitled to, nor will they receive, any payment for their respective shares of common stock pursuant to the Merger Agreement;
(ii)
(A) Arena will remain an independent public company, (B) Arena’s common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and (C) Arena will continue to file periodic reports with the SEC;

(iii)
we anticipate that (A) management will operate the business in a manner similar to that in which it is being operated today and (B) stockholders will be subject to similar types of risks and uncertainties as those to which they are currently subject, including, but not limited to, risks and uncertainties with respect Arena’s business, prospects and results of operations, as such may be affected by, among other things, the highly competitive industry in which Arena operates and economic conditions;

(iv)
the price of our common stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this proxy statement;

(v)
the Board of Directors will continue to evaluate and review Arena’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate (irrespective of these efforts, it is possible that no other transaction acceptable to the Board of Directors will be offered or that Arena’s business, prospects and results of operations will be adversely impacted); and

(vi)
under certain specified conditions, Arena will be required to pay Pfizer the Arena Termination Fee. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Effect of Termination; Termination Fees.”

Merger Consideration
At the Effective Time, each share of common stock (other than (i) common stock owned by Arena as treasury stock, (ii) common stock owned by Pfizer or Merger Sub and (iii) any Dissenting Shares) outstanding as of immediately prior to the Effective Time will be cancelled and automatically converted into the right to receive the Merger Consideration, without interest thereon and subject to any withholding of taxes.
After the Merger is completed, you will have the right to receive the Merger Consideration in respect of each share of common stock that you own (subject to any withholding of taxes), but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights will have a right to receive payment of the “fair value” of their shares as determined pursuant to an appraisal proceeding, as contemplated by Delaware law). For more information, please see the section of this proxy statement captioned “—Appraisal Rights.”
Background of the Merger
The Board of Directors, together with Arena senior management, and with the assistance of its outside advisors, frequently reviews Arena’s strategic and financial alternatives in light of developments in Arena’s business, the sectors in which it operates, and the economy and financial markets generally, as they, individually and together, may affect Arena’s long-term strategic goals and plans. Since early 2020, this assessment has also been informed by the current and prospective impact of the COVID-19 pandemic, including the emergence of new variants of the coronavirus that causes COVID-19. As part of this process, members of Arena’s senior management have engaged in business development and strategic discussions with participants in the biopharmaceutical and healthcare industries, all with the goal of enhancing value for stockholders, including by delivering the best possible treatments and services to patients and healthcare providers. Arena’s strategic discussions have focused on, among other things, strategic opportunities for business combinations, acquisitions, licensing transactions, commercial agreements and other financial and strategic alternatives for Arena, including continuing as a standalone company, with a view to enhance stockholder value.
On October 22, 2021, Mr. Amit D. Munshi, President and Chief Executive Officer of Arena, and Dr. Albert Bourla, Chairman and Chief Executive Officer of Pfizer, held a video conference that had been scheduled earlier that week at the request of Dr. Bourla. Dr. Bourla stated that Pfizer would be interested in acquiring Arena and would be prepared to execute a transaction by the end of the quarter but did not preview any valuation information. During the call, Dr. Bourla requested that Arena provide any available data for its ongoing ELEVATE UC-12 trial and ELEVATE UC- 52 trials that might inform Pfizer's proposal. Mr. Munshi responded that only blinded data would be available before the end of the year. Dr. Bourla concluded the conversation by noting that he would follow up with Mr. Munshi as soon as possible. Later that day, Mr. Munshi informed Dr. Garry Neil, Chairman of the Board of Directors, of his conversation with Dr. Bourla.
On October 27, 2021, Dr. Bourla indicated to Mr. Munshi that it was challenging for Pfizer to make a written proposal before reviewing the blinded ELEVATE UC-12 and ELEVATE UC-52 data. Dr. Bourla asked whether Arena would provide the information if Pfizer submitted a written letter of intent, exclusive of any price per share or other valuation information. Mr. Munshi stated that Arena would not do so. Dr. Bourla asked Mr. Munshi to identify a price that would be sufficient for Arena to provide the requested information. Mr. Munshi declined to do so and indicated that he believed any proposal would need to be substantially higher than the 52-week intraday high of the trading price for shares of Arena common stock (which was $90.19 for the 52-week period ending October 27, 2021) in order to be considered by the Board of Directors. Dr. Bourla indicated that Pfizer would send a written proposal to Arena the next day. Mr. Munshi confirmed that he would notify the Board of Directors of receipt of such written proposal.
On October 28, 2021, Pfizer sent Arena an indication of interest, dated October 27, 2021, pursuant to which Pfizer proposed to acquire 100% of the outstanding common stock of Arena for $98.00 per share in cash (which we refer to as the “October 27 Proposal”).
On October 29, 2021, Mr. Munshi informed Dr. Bourla that the Board of Directors would meet later that day to discuss the October 27 Proposal. Mr. Munshi and Dr. Bourla discussed the appropriate contacts at Arena and Pfizer to coordinate the negotiation and execution of a non-disclosure agreement if authorized by the Board of Directors.
Later that day, the Board of Directors held a meeting with Arena senior management and representatives of Cooley LLP (“Cooley”), Arena’s outside legal counsel. During the meeting, Mr. Munshi described his conversations with Dr. Bourla and the October 27 Proposal. Representatives from Cooley summarized fiduciary duties attendant to any review of strategic alternatives, and Mr. Munshi reviewed a summary of certain publicly available financial information prepared by Guggenheim Securities (from which no representatives were present at the meeting) regarding certain similar acquisition transactions. The Board of Directors and Arena senior management then discussed the price proposed by Pfizer in the October 27 Proposal and how it compared to premiums previously paid by Pfizer and to premiums paid in similar recent pre-commercial biopharmaceutical transactions. The Board of Directors also discussed the inherent uncertainties in Arena’s business as a standalone company (including those relating to the ELEVATE UC-12 and ELEVATE UC-52 trials expected to read out in 2022), the premium to Arena’s current stock price represented by the price proposed in the October 27 Proposal and considerations for assessing strategic alternatives at that time, including the need for an assessment of Arena’s standalone plan and future outlook in order to assess the relative merits of Arena continuing to operate independently and pursuing its current business and financial plans on a standalone basis. The Board of Directors also noted that a draft of Arena’s Long Range Plan was scheduled to be reviewed by the Board of Directors the following week. Based on the discussion at this meeting, the Board of Directors determined that although it would expect to seek to negotiate a higher price per share if it were to consider entering into a transaction with Pfizer, it was advisable to permit Pfizer to proceed with limited due diligence in order to allow it to improve its proposal. Accordingly, the Board of Directors approved entering into a non-disclosure agreement with Pfizer and providing limited diligence through a management presentation, including a summary of the blinded ELEVATE UC-12 and ELEVATE UC-52 data requested by Dr. Bourla. The Board of Directors further directed Arena senior management to update and finalize Arena’s Long Range Plan for review by the Board of Directors at its next meeting.
At this meeting, the Board of Directors also discussed the potential benefits and risks associated with contacting additional third parties regarding interest in a potential transaction with Arena and which third parties could reasonably be expected to have both financial ability and strategic interest in a potential transaction with Arena, including third parties that previously expressed interest in Arena’s business. The Board of Directors determined to proceed with initial, preliminary outreach to selected third parties and authorized Arena senior management to contact Party A, a pharmaceutical company, at that time. The Board of Directors discussed reaching out to Party B, another pharmaceutical company, and determined based on recent discussions that because Party B was more interested in a collaboration agreement than a potential transaction to acquire Arena, it would not be advisable to reach out to Party B. The Board of Directors also directed Arena senior management to prepare additional information regarding third parties that could potentially be contacted for further discussion at a subsequent meeting.
Later that day, following the Board of Directors meeting, Mr. Vincent Aurentz, Executive Vice President and Chief Business Officer of Arena, contacted representatives of Party A to inquire as to whether Party A would have interest in acquiring Arena. At the end of the call, Party A indicated they would contact Mr. Aurentz in the coming days.
On October 30, 2021, at the request of the Board of Directors, Guggenheim Securities provided information about its relationships with Pfizer over the last five years. Representatives of Guggenheim Securities had verbally summarized this information for Arena senior management before the meeting of the Board of Directors the prior day. The information provided by Guggenheim Securities indicated that during the five year period prior to October 30, 2021, Guggenheim Securities had been engaged by Pfizer with respect to various matters unrelated to the Merger in respect of which Guggenheim Securities received compensation, including five separate completed transactions on which Guggenheim Securities acted on behalf of Pfizer during this period. The information further indicated Guggenheim Securities received compensation of approximately $110 million to $115 million in the aggregate from Pfizer during this five year period. The Board of Directors had discussed the verbal summary of this information at its October 29 meeting and decided to further review at a subsequent meeting what role, if any, would be appropriate for Guggenheim Securities in connection with the proposed transaction. The Board of Directors then instructed Arena senior management to consider an additional financial advisor for consideration by the Board of Directors.
On October 31, 2021, Arena and Pfizer entered into an amendment to an existing non-disclosure agreement between Arena and Pfizer that was previously entered into in connection with a potential licensing transaction that was subsequently abandoned. The amendment included a standstill provision for a 12 month period and a non-solicit provision for a six month period. The standstill provision included customary exclusions, including to permit Pfizer to approach Arena privately and a fall away provision upon the entry into or public announcement of certain acquisition transactions.
On November 1, 2021, Arena held a management presentation for Pfizer during which Arena presented limited diligence information related to the safety, efficacy and competitive landscape of etrasimod, including blinded data available with respect to the ongoing ELEVATE UC-12 and ELEVATE UC-52 trials and completed trials relating to ulcerative colitis, or “UC,” and atopic dermatitis, or “AD”.
The same day, the Board of Directors held a meeting with Arena senior management and representatives of Cooley to discuss the engagement of one or more financial advisors. Arena senior management invited Evercore to the meeting to receive advice from an additional financial advisor regarding Pfizer’s proposal and a potential strategic transaction and to evaluate their experience and capabilities relevant to a potential strategic transaction. After discussions, the Board of Directors directed Arena senior management in an executive session at which Evercore was not present to begin negotiating engagement letters with each of Evercore and Guggenheim Securities for consideration by the Board at a subsequent meeting.
On November 2, 2021, Ms. Deborah Baron, Senior Vice President, Worldwide Business Development and Mr. Shay Tamari, Business Development Group Lead, Inflammation & Immunology from Pfizer contacted Mr. Aurentz following the initial management presentation held on November 1, 2021 to provide feedback and request certain additional due diligence information. In response to such request, Mr. Aurentz indicated that additional due diligence information would be made available only upon receipt of a revised indication of interest from Pfizer reflecting an increased price per share from the price proposed in the October 27 Proposal.
On November 3, 2021, a representative from Party A contacted Mr. Aurentz to inform Arena that Party A would not be able to pursue a transaction with Arena at that time due to its focus on other strategic priorities.
Later that day, the Board of Directors held a meeting with Arena senior management and representatives of Cooley, Evercore and Guggenheim Securities. Representatives of Evercore summarized for the Board of Directors their recommendations regarding a strategic process designed to maximize value for Arena stockholders and presented their preliminary views on value. The Board of Directors then reviewed Arena’s Long Range Plan, which included the Projections. For a detailed discussion of the Projections, please see below under the caption “The Merger—Financial Projections”. In connection with reviewing the Long Range Plan, the Board of Directors engaged in further discussion regarding the uncertainties inherent in Arena’s standalone business plan, including the potential outcomes of clinical trials and the resulting ability to access adequate capital depending on those outcomes, and uncertainties in remaining a standalone business. The Board of Directors then directed Evercore and Guggenheim Securities to use the Projections in materials presented to the Board of Directors, including as part of any valuation analysis. Mr. Aurentz informed the Board of Directors that (i) Party A had declined to consider a potential transaction with Arena and (ii) Pfizer had requested to have access to additional diligence information and that in response to such request, he indicated that additional information would only be made available upon an increase in price per share from the price proposed in the October 27 Proposal. The Board of Directors further discussed the potential benefits and risks associated with contacting additional third parties regarding their potential interest in a transaction with Arena, including by reviewing a summary prepared by Arena senior management and Evercore and Guggenheim Securities of additional third parties and considerations relevant to their potential interest in a transaction with Arena.
On November 4, 2021, the Board of Directors held a meeting with Arena senior management and representatives of Cooley, Evercore and Guggenheim Securities. Representatives of each of Evercore and Guggenheim Securities provided a process update and presented their perspectives on the current biopharmaceutical market environment as well as their preliminary financial analyses. During the subsequent executive session of the meeting at which Evercore and Guggenheim Securities were not present, the Board of Directors continued to discuss the potential strategic transaction, including the potential benefits and risks associated with contacting additional third parties regarding potential interest in a transaction with Arena, as well as alternatives to the potential transaction, including Arena continuing as a standalone company. The Board of Directors directed Arena senior management to work with Evercore and Guggenheim Securities to target those parties believed most likely to be interested in and able to acquire Arena. In addition, the Board of Directors determined to formally engage each of Evercore and Guggenheim Securities in connection with the proposed transaction. In making this determination, the Board of Directors considered, among other things, Guggenheim Securities’ longstanding relationship and familiarity with Arena’s business and its knowledge of industry participants as well as Guggenheim Securities’ position as an internationally recognized investment banking, financial advisory and securities firm. The Board of Directors also considered that Evercore is an internationally recognized investment banking, financial advisory and securities firm with expertise in the biopharmaceutical sector that is regularly engaged in the valuation and financial assessment of businesses and securities in connection with mergers and acquisitions. Additionally, the Board of Directors considered the disclosure previously provided by Guggenheim Securities regarding its relationships with Pfizer in the past five years and similar information provided by Evercore, which indicated that Evercore had not been engaged by Pfizer in the past five years. The Board of Directors discussed the terms of the engagement letters with each of Evercore and Guggenheim Securities, including the related fees, and approved the terms of the engagements with each of Evercore and Guggenheim Securities.
Later that day, Arena executed an engagement letter with each of Evercore and Guggenheim Securities formalizing the engagement of each to act as a financial advisor to the Board of Directors in connection with a potential strategic transaction.
On November 8, 2021, Dr. Bourla indicated to Mr. Munshi that Pfizer would make a revised proposal. Later that day, Pfizer sent Arena a revised indication of interest for $105.00 per share in cash (which we refer to as the “November 8 Proposal”). The November 8 Proposal indicated that it was subject to due diligence, which Pfizer would require approximately three weeks to complete following receipt of full diligence access.
On November 9, 2021, the Board of Directors held a meeting with Arena senior management and representatives of Cooley, Evercore and Guggenheim Securities to discuss the November 8 Proposal. The Board of Directors engaged in discussion regarding the terms of the November 8 Proposal and determined that although the Board of Directors would seek to negotiate additional value for Arena stockholders prior to further considering Pfizer’s proposal, the November 8 Proposal was a basis on which the Board of Directors was willing to allow Pfizer to conduct additional due diligence to enable it to potentially make an improved proposal. The Board of Directors also further discussed the potential benefits and risks of contacting additional third parties regarding potential interest in a transaction with Arena. The Board of Directors directed Arena senior management and representatives of Evercore and Guggenheim Securities to pursue additional outreach to Party C and Party D, each a pharmaceutical company.
Following the Board of Directors meeting on November 9, 2021, Mr. Munshi indicated to Dr. Bourla that Pfizer would need to improve the terms of its November 8 Proposal and suggested that in addition to a higher upfront purchase price, a transaction involving contingent value rights, or “CVRs,” could deliver additional value to Arena stockholders. Dr. Bourla indicated that Pfizer was not inclined to use CVRs but that it could potentially proposal a higher price per share depending upon the results of its due diligence. Consistent with the Board of Directors’ determination earlier that day, Mr. Munshi agreed to move forward with providing additional diligence information. Mr. Munshi and Dr. Bourla agreed to speak again during the week of November 14, 2021 to further discuss price.
On November 9, 2021, representatives of Evercore and Guggenheim Securities contacted a representative of Party C regarding interest in a potential transaction with Arena. Party C indicated they would contact Evercore and Guggenheim Securities shortly.
On November 10, 2021, representatives of Evercore and Guggenheim Securities spoke with a representative of Party D regarding interest in a potential transaction with Arena. The next day, a representative of Party D contacted Evercore and Guggenheim Securities to indicate that Party D was not interested in a potential transaction with Arena at that time.

Also on November 10, 2021, Pfizer sent Arena an initial due diligence request list, and Arena opened a virtual data room to Pfizer, which included, among other things, certain information regarding Arena’s intellectual property, certain tax information items and data and certain other information regarding both historical and ongoing clinical trials.
On November 11, 2021, Party C contacted representatives of Evercore and Guggenheim Securities and noted that they were interested in exploring a potential transaction and requested a non-disclosure agreement.
On November 11, 2021, the Board of Directors held a meeting with Arena senior management and representatives of Cooley, Evercore and Guggenheim Securities. Representatives of each of Evercore and Guggenheim Securities informed the Board of Directors that (i) Party D stated that it was not interested in considering a transaction at that time and (ii) Party C indicated that it was interested in exploring a potential transaction and requested a non-disclosure agreement. Representatives from Evercore and Guggenheim Securities summarized Party C’s diligence requests and a request for a management presentation. Arena senior management indicated that it was willing to share blinded data with a small number of individuals from Party C, in addition to high priority diligence items, so that Party C would be in a position to submit a preliminary indication of interest. Representatives of each of Evercore and Guggenheim Securities also informed the Board of Directors that access to the virtual data room had been granted to Pfizer the previous day.
On November 12, 2021, Arena and Party C executed a non-disclosure agreement, which included a standstill provision for a 12 month period and a non-solicit provision for a 12 month period. The standstill provision included customary exclusions such as permitting Party C to approach Arena privately and confidentially and a fall away provision upon the entry into or public announcement of certain acquisition transactions.
Later that day, certain members of the Arena legal team, along with Cooley and Arena’s outside intellectual property counsel, held a legal diligence call and an intellectual property diligence call with representatives of Pfizer and Ropes & Gray LLP (“Ropes & Gray”), Pfizer’s outside legal counsel.
On November 13, 2021, representatives of Evercore and Guggenheim Securities had a call with Party C where Party C requested additional diligence information.
On November 15, 2021, Mr. Munshi and Dr. Bourla spoke regarding Pfizer’s the November 8 Proposal and deal process and timing considerations. Dr. Bourla indicated that Pfizer’s due diligence process was ongoing. Also on November 15, 2021, Party C conducted a diligence call with Arena management with respect to the blinded data and Arena’s clinical development plans.
On November 16, 2021, the Board of Directors held a meeting with Arena senior management and representatives of Cooley, Evercore and Guggenheim Securities. Mr. Munshi provided an update on the strategic process and discussed his November 15, 2021 conversation with Dr. Bourla. Arena senior management then provided an update regarding Pfizer’s diligence to date. Representatives of each of Evercore and Guggenheim Securities summarized the status of outreach to other third parties regarding a potential transaction, including the status of discussions with Party C. The Board of Directors discussed the potential benefits and risks of pursuing additional outreach to other potential buyers, in the pharmaceutical industry. Based on that discussion and the discussion at prior meetings, as well as the fact that multiple third parties had been contacted to date, the Board of Directors determined not to contact additional third parties at that time.
The same day, Mr. Munshi emailed Dr. Bourla stating that although Arena and Pfizer were apart on value, Arena would move forward in negotiations and requested an initial draft of the Merger Agreement.
On November 17, 2021, Ropes & Gray sent an initial draft merger agreement to Cooley. The draft Merger Agreement proposed, among other things, a one-step merger structure, obligations by Pfizer to use commercially reasonable efforts to obtain required regulatory approvals, an unspecified termination fee payable by Arena to Pfizer in certain circumstances, no reverse termination fee payable by Pfizer to Arena, multiple closing conditions relating to receipt of regulatory approvals and no carveouts to the definition of Company Material Adverse Effect relating to the results of clinical trials. The same day, Arena and Pfizer senior management had a diligence call to discuss trial design and clinical questions relating to the AD trial.
On November 17, 2021, a representative of Party C contacted representatives of Evercore and Guggenheim Securities to convey that it would not be submitting an indication of interest at that time.

On November 18, 2021, Mr. Munshi and Dr. Bourla spoke regarding the draft merger agreement. Mr. Munshi summarized for Dr. Bourla certain provisions that were not acceptable to Arena. Dr. Bourla requested that Mr. Munshi direct Cooley to share a draft merger agreement that would address the concerns raised by Mr. Munshi.
On November 18, 2021, the Board of Directors held a meeting with Arena senior management and representatives of Cooley, Evercore and Guggenheim Securities to review the transaction process with Pfizer and the status of outreach to third parties. Representatives of Evercore and Guggenheim Securities confirmed that Party C had indicated that it would not be submitting an indication of interest at that time. Representatives of Cooley summarized key terms of the draft merger agreement provided by Ropes & Gray on November 17, 2021. Mr. Munshi updated the Board of Directors that he and Dr. Bourla had agreed that Cooley would prepare a revised agreement on behalf of Arena with terms acceptable to the Board of Directors. Representatives of Cooley discussed with the Board of Directors considerations regarding certain terms of the merger agreement, including those regarding a tender offer or merger structure, regulatory efforts obligations, closing conditions, and termination fees. The Board of Directors gave direction based on this discussion regarding terms to be included in the draft merger agreement being prepared by Cooley.
On November 19, 2021, Arena issued a press release disclosing that it had achieved its target enrollment in Study A of the Phase 2/3 CULTIVATE trial for etrasimod.
Later that day, Cooley sent Ropes & Gray a draft merger agreement, which proposed, among other things, a two-step tender offer transaction structure, an Arena termination fee of 2.25% of the transaction value, regulatory efforts obligations requiring Pfizer to take all actions necessary or advisable to obtain any required regulatory approvals and broader carveouts to the definition of Company Material Adverse Effect, including for adverse events or outcomes of key clinical trials.
On November 20, 2021, Dr. Bourla indicated to Mr. Munshi that based on its due diligence to date, Pfizer no longer expected to be able to offer the price indicated in the November 8 Proposal. Dr. Bourla asked Mr. Munshi whether there might be any alternative transaction structures (such as a license of Arena’s assets outside the United States) or alternative price structures acceptable to Arena.
On November 21, 2021, the Board of Directors held a meeting with Arena senior management and representatives of Cooley, Evercore and Guggenheim Securities. Mr. Munshi summarized for the Board of Directors his conversation with Dr. Bourla the previous day. The Board of Directors discussed whether to consider alternative transaction structures or alternative price structures that could provide additional value to Arena stockholders. Based on this discussion, it was the consensus of the Board of Directors that Arena should continue to engage in discussions with Pfizer and that other than a transaction that included CVRs tied to future achievement of certain milestones by the Arena business, an alternative structure would not be in the best interests of Arena and its stockholders. The Board of Directors agreed to take a brief recess from the meeting and directed Mr. Munshi to contact Dr. Bourla to indicate that the Board of Directors would consider a proposal involving CVRs.
During that recess, Mr. Munshi contacted Dr. Bourla to indicate that the Board of Directors would consider a proposal involving CVRs and that other transaction structures were not of interest to the Board of Directors at that time. Following that conversation, the meeting of the Board of Directors reconvened and Mr. Munshi summarized his conversation with Dr. Bourla.
On November 24, 2021, the Omicron variant of the coronavirus that causes COVID-19 was first reported to the World Health Organization, which designated it as a “Variant of Concern” on November 26, 2021.
That same day, the Board of Directors held a meeting with Arena senior management and representatives of Cooley, Evercore and Guggenheim Securities to discuss the transaction process.
On November 26, 2021, Mr. Munshi and Dr. Bourla spoke twice. During these conversations, Dr. Bourla informed Mr. Munshi that Pfizer did not expect to be able to offer the amount proposed in the November 8 Proposal based on the results of its due diligence review, which remained ongoing. Dr. Bourla indicated that Pfizer was willing to continue to evaluate a transaction at a price of $95.00 per share plus a per share CVR or at a price of $100.00 per share without CVRs.
On November 27, 2021, the Board of Directors held a meeting with Arena senior management and representatives of Cooley, Evercore and Guggenheim Securities. Mr. Munshi updated the Board of Directors on his conversations with Dr. Bourla the previous day. The Board of Directors discussed whether to continue discussions with Pfizer, taking into account, among other things, Mr. Munshi’s most recent conversations with Dr. Bourla, the inherent uncertainties in remaining a standalone company, including the potential outcomes of clinical trials, the resulting ability to access capital depending on those outcomes, the recent lack of interest expressed by Party C and Party D, and the potential for lack of interest among other potential acquirors depending on the outcomes of pending clinical trials. The Board of Directors also received information from Arena senior management regarding the Omicron variant of the coronavirus that causes COVID-19 that had been reported to the World Health Organization and discussed the potential risks Arena may face in light of the new variant, including potential impacts on its ability to conduct clinical trials on the timelines then contemplated. Following this discussion, the Board of Directors directed Mr. Munshi to contact Dr. Bourla to indicate that Arena would continue to negotiate the terms of the Merger Agreement and allow Pfizer to progress its due diligence without expressing a view on price at that time. The Board of Directors further directed the Arena senior management team and Arena’s legal and financial advisors to engage in discussions with Pfizer and its legal and financial advisors to determine whether there would be terms on which Pfizer would be willing to transact with Arena that would be acceptable to the Board of Directors. The Board of Directors indicated that certainty of closing, including appropriate carveouts to the definition of Company Material Adverse Effect relating to clinical trials, appropriate regulatory efforts obligations, an appropriate reverse termination fee and termination fee, an outside date not substantially longer than one year and the ability to adequately operate Arena’s business between signing and closing of a transaction would be essential factors in the Board’s consideration of any transaction.
On November 28, 2021, Mr. Aurentz spoke with Mr. Shay Tamari, Business Development Group Lead, Inflammation & Immunology at Pfizer. Messrs. Aurentz and Tamari agreed to connect representatives of Evercore and Guggenheim Securities with representatives of BofA Securities, Inc. (“BofA Securities”) and Centerview Partners LLC (“Centerview”), financial advisors to Pfizer, to facilitate further discussion of certain key transaction terms, including the outside date, termination fee, reverse termination fee, regulatory efforts covenants and closing conditions relating to regulatory approvals. Mr. Aurentz and Mr. Tamari also agreed to progress in parallel the negotiation of other terms of the Merger Agreement and completion of Pfizer’s due diligence.
Later that day, Ropes & Gray sent Cooley a draft Merger Agreement, which was substantially similar to the draft Ropes & Gray shared on November 17, 2021, except that the draft included a reverse termination fee equal to the then unspecified termination fee payable by Pfizer to Arena. The draft Merger Agreement also included carveouts to the definition of Company Material Adverse Effect for adverse events or outcomes relating to the ELEVATE UC-12 and ELEVATE UC-52 trials.
On November 30, 2021, representatives of Evercore and Guggenheim Securities held a meeting with BofA Securities and Centerview to convey the proposal on certain key terms of the Merger Agreement developed by Arena senior management and its legal and financial advisors based on the guidance provided by the Board at the November 27 meeting. Representatives of Evercore and Guggenheim Securities proposed (i) an initial outside date of March 15, 2022 that could be extended to December 15, 2022 by either party, (ii) that on March 15, 2022, either party could terminate the Merger Agreement and Arena would receive a $350 million reverse termination fee from Pfizer in certain circumstances relating to the failure of certain regulatory approvals to be obtained, (iii) that if either party extended the proposed outside date, then Pfizer would advance $750 million to Arena as a loan at the time of the extension and if the Merger Agreement was subsequently terminated in certain circumstances relating to the failure of certain regulatory approvals to be obtained, then the $750 million loan was to be forgiven and (iv) stronger regulatory efforts covenants and closing conditions relating to regulatory approvals.
Later that day, the Board of Directors held a meeting with Arena senior management and representatives of Cooley, Evercore and Guggenheim Securities. Mr. Munshi provided an update on the transaction process. Representatives of the legal and financial advisors summarized the terms proposed during the discussion between both parties’ financial advisors earlier that day, including considerations relating to the proposed outside date, reverse termination fee, loan and regulatory efforts covenants.
During the period from November 30, 2021 through December 2, 2021, representatives of Arena senior management and Pfizer management and their respective legal and financial advisors continued to engage in discussions regarding the terms of the Merger Agreement, the amounts of the termination fee and reverse termination fee and the circumstances in which they would be payable, Pfizer’s regulatory efforts obligations and regulatory closing conditions, Arena’s ability to pursue financing between signing and closing and the exceptions to the definition of Company Material Adverse Effect.

On December 2, 2021, the Board of Directors held a meeting with Arena senior management and representatives of Cooley, Evercore and Guggenheim Securities. Representatives from each of Evercore and Guggenheim Securities gave an update on the transaction process, including a summary of their discussions over the prior few days with BofA Securities and Centerview. Representatives of Cooley summarized their discussions over the same period with Ropes & Gray. Representatives from each of Evercore and Guggenheim Securities then presented an updated financial analysis of the potential transaction with Pfizer. Following the presentations from each of Evercore and Guggenheim Securities, the Board of Directors met in an executive session and discussed views regarding price and other transaction terms. At the conclusion of the meeting, based on the further discussion by the Board of Directors of certain factors deemed relevant by the Board of Directors, including the inherent uncertainties in remaining a standalone company, the potential outcomes of clinical trials, the resulting ability to access capital depending on those outcomes and the Omicron variant of the coronavirus that causes COVID-19 and the potential risks Arena may face in light of the new variant, the Board of Directors directed Mr. Munshi to continue to negotiate with Pfizer, with the assistance of Arena’s legal and financial advisors.
Later that day, Cooley sent Ropes & Gray a revised draft Merger Agreement and an initial draft of the disclosure schedules. From December 2, 2021 to immediately prior to signing the Merger Agreement on December 12, 2021, the parties and their respective legal and financial advisors continued to negotiate the terms of the Merger Agreement, including, among other things, the amounts of the termination fee and reverse termination fee and the circumstances in which they would be payable, Pfizer’s regulatory efforts obligations and regulatory closing conditions, Arena’s ability to obtain financing between signing and closing and the exceptions to the definition of Company Material Adverse Effect, in all cases based on the views of the Board of Directors discussed with Arena senior management and Arena’s legal and financial advisors. During this period, Cooley and Ropes & Gray also exchanged multiple revised drafts of the Merger Agreement.
On December 7, 2021, the Board of Directors held a meeting with Arena senior management and representatives of Cooley, Evercore and Guggenheim Securities. Arena senior management gave an update on the transaction process and an update regarding the negotiation of the Merger Agreement, including a summary of the terms of the draft Merger Agreement and material open items based on negotiations to date. The Board of Directors discussed the draft Merger Agreement and directed Arena senior management, specifically Mr. Aurentz, to negotiate certain terms, including price and matters relating to the reverse termination fee, Pfizer’s regulatory efforts obligations, the scope of the exceptions to the definition of Company Material Adverse Effect relating to clinical trials and the termination fee in accordance with the views expressed by the Board of Directors.
On December 9, 2021, the Board of Directors held a meeting with Arena senior management and representatives of Cooley, Evercore and Guggenheim Securities to further discuss the terms of the draft Merger Agreement based on negotiations to date and the overall status of discussions with Pfizer.
Also on December 9, 2021, Mr. Aurentz spoke with Ms. Baron to convey Arena’s proposal regarding certain terms of the draft Merger Agreement as directed by the Board of Directors on December 7th. In addition, Mr. Aurentz provided a written summary of Arena’s proposal with respect to key terms to Ms. Baron. As part of this proposal, Mr. Aurentz indicated that Pfizer should propose an increase to $105.00 per share, the price included in the November 8 Proposal for consideration by the Board of Directors.
On December 10, 2021, Ms. Baron contacted Mr. Aurentz to convey Pfizer’s position regarding certain key terms of the Merger Agreement, including Pfizer's proposal of $100.00 per share. Later that day, Ms. Baron contacted Mr. Aurentz again to confirm to Arena that $100.00 per share was Pfizer’s best and final proposal (which we refer to as the “December 10 Proposal”).
On December 11, 2021, the Board of Directors held a meeting with Arena senior management and representatives of Cooley, Evercore and Guggenheim Securities. Messrs. Munshi and Aurentz summarized the discussions with Pfizer over the past two days, including the December 10 Proposal, which represented Pfizer’s best and final proposal. Representatives from Cooley summarized the fiduciary duties applicable to the Board of Directors in the context of the proposed transaction. Representatives from Cooley then summarized the latest draft of the Merger Agreement, which had been sent to Cooley by Ropes & Gray earlier that day to reflect the conversations the prior day between Mr. Aurentz and Ms. Baron, including the provisions relating to the reverse termination fee, Pfizer’s regulatory efforts obligations, exceptions to the definition of Company Material Adverse Effect relating to clinical trials and the termination fee. Representatives from each of Evercore and Guggenheim Securities presented their financial analysis of the potential transaction with Pfizer. Following this discussion, the Board of Directors directed Arena senior management and the legal and financial advisors to finalize the terms of the Merger Agreement for consideration by the Board of Directors.
Throughout the remainder of December 11 and December 12, 2021, Cooley and Ropes & Gray worked to finalize the Merger Agreement and related documents.
On December 12, 2021, the Board of Directors held a meeting with Arena senior management and representatives of Cooley, Evercore and Guggenheim Securities. At this meeting, Evercore reviewed with the Board of Directors its financial analysis of the Merger Consideration and delivered to the Board of Directors its oral opinion (which was subsequently confirmed in writing) to the effect that, as of that date and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s opinion, the Merger Consideration to be received by the holders of shares of common stock of Arena in the Merger was fair, from a financial point of view, to such holders. Also at this meeting of the Board of Directors, Guggenheim Securities reviewed its financial analysis of the Merger Consideration and rendered its oral opinion (which was subsequently confirmed in writing), to the Board of Directors to the effect that, as of that date and based on and subject to the assumptions, limitations, qualifications and conditions described in Guggenheim Securities’ opinion, the Merger Consideration in connection with the Merger was fair, from a financial point of view, to holders of common stock of Arena. For more information about the opinions of Evercore and Guggenheim Securities, see below under the captions “The Merger—Opinion of Evercore Group L.L.C.” and “The Merger—Opinion of Guggenheim Securities, LLC”.
Following the delivery of the opinions of Evercore and Guggenheim Securities, representatives of Cooley reviewed with the Board of Directors material terms of the proposed final Merger Agreement. For more information concerning the terms of the Merger Agreement, see the section titled “Proposal 1: Adoption of the Merger Agreement.” Representatives of Cooley answered questions from members of the Board of Directors regarding the terms of the Merger Agreement and the potential risks associated with the completion of the Merger based on the terms of the Merger Agreement. After the presentation by Cooley, the Board of Directors continued to discuss the potential transaction with Pfizer, Arena’s various alternatives (including whether to continue to operate the business on a standalone basis) and the reasons that the Board of Directors determined that the proposed Merger with Pfizer, Merger Agreement and other transactions contemplated thereby were advisable and in the best interests of Arena and its stockholders. For more information concerning the factors that the Board of Directors considered, see the section titled “The Merger—Recommendation of the Board of Directors and Reasons for the Merger.” Following that discussion, the Board of Directors unanimously determined that the Merger, the Merger Agreement and the other transactions contemplated thereby were advisable, fair to and in the best interests of Arena and its stockholders, and authorized and directed Arena senior management to execute the final Merger Agreement and related definitive documents with Pfizer.
Later that day, Arena and Pfizer executed the Merger Agreement.
On December 13, 2021, prior to the opening of trading on the U.S. stock markets, Arena and Pfizer issued a joint press release announcing the execution of the Merger Agreement.
Recommendation of the Board of Directors and Reasons for the Merger
Recommendation of the Board of Directors
The Board of Directors has unanimously: (i) determined that the Merger and the transactions contemplated thereby are advisable, fair to and in the best interests of Arena and the stockholders; (ii) approved and declared it advisable to enter into the Merger Agreement; (iii) directed that the adoption of the Merger Agreement be submitted to a vote of the stockholders at the Special Meeting; and (iv) subject to the terms and conditions of the Merger Agreement, resolved to recommend that the stockholders approve the adoption of the Merger Agreement and approve the Merger on the terms and subject to the conditions set forth therein.
The Board of Directors unanimously recommends, on behalf of Arena, that you vote: (i) “FOR” the adoption the Merger Agreement; (ii) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (iii) “FOR” the approval of the Adjournment Proposal.

Reasons for the Merger
In the course of reaching its determination and recommendation, the Board of Directors consulted with Arena management, Cooley and its financial advisors, Evercore and Guggenheim Securities. The Board of Directors considered the following reasons (which are not listed in any relative order of importance), all of which it viewed as generally supporting its (i) determination that the Merger and the transactions contemplated thereby are advisable, fair to and in the best interests of Arena and its stockholders; (ii) approval of and declaration that it is advisable to enter into the Merger Agreement; (iii) direction that the adoption of the Merger Agreement be submitted to a vote of Arena’s stockholders at the Special Meeting; and (iv) subject to the terms and conditions of the Merger Agreement, resolution to recommend that Arena’s stockholders approve the adoption of the Merger Agreement and approve the Merger on the terms and subject to the conditions set forth therein:
•
Compelling Premium: the fact that the Merger Consideration of $100.00 per share represented a compelling premium to historical market prices for the shares of Arena common stock, including that the Merger Consideration constituted a premium of:

○	approximately 100% to the closing price of common stock of $49.94 per share on December 10, 2021, the last full trading day prior to the announcement of the Merger;
○	approximately 76% to the 30-day trading period volume weighted average price (“VWAP”) of common stock;
○	approximately 71% to the 60-day trading period VWAP of common stock;
○	approximately 77% to the 90-day trading period VWAP of common stock; and
○	approximately 66% to the 180-day trading period VWAP of common stock;
•
Attractive Certainty of Value: in the judgment of the Board of Directors, the all-cash consideration of $100.00 per share of common stock, taking into account the business, operations, prospects, strategic and short and long term operating plans, assets, liabilities and financial condition of Arena, and the relative certainty and liquidity of the all-cash consideration, is more favorable to Arena’s stockholders than the risk-adjusted value expected from the alternative of Arena continuing to operate independently and pursuing its current business and financial plans on a standalone basis, taking into account near-term and longer term uncertainties associated with continued independence;

•
Favorable Valuation: the fact that the Merger Consideration of $100.00 per share represented a highly favorable valuation for Arena when compared to the projected valuation range associated with continuing as a standalone company;

•
Certainty of Value: the fact that an all-cash transaction would offer certainty of value to Arena stockholders, as compared to the risks and uncertainties of continuing as a standalone company as described below;

•
Active Negotiating Process: the belief that (i) as a result of an active negotiating process over the course of several weeks that resulted in an increase to the Merger Consideration from Pfizer’s initial offer (for more information, please see the section of this proxy statement captioned “The Merger—Background of the Merger”), Arena had obtained Pfizer’s best offer, (ii) there was substantial risk of losing Pfizer’s final offer of $100.00 per share if Arena continued to pursue a higher price and (iii) based on the conversations and negotiations with Pfizer and the strategic process described below, as of the date of the Merger Agreement, the offer of $100.00 per share represented the highest price reasonably obtainable by Arena under the circumstances;

•
No Alternative Proposals: the strategic transaction process conducted by Arena (for more information, please see the section of this proxy statement captioned “The Merger—Background of the Merger”), including the fact that multiple strategic acquirors were contacted or solicited in an effort to obtain the best value reasonably available to Arena stockholders, and that no such party was willing to move forward with Arena regarding a potential transaction;

•	High Degree of Certainty of Closing: the high degree of certainty that the closing would be achieved in a timely manner, under the terms of the Merger Agreement;
○	the financial strength of Pfizer and its ability to fund the Merger Consideration with cash on hand;

○	the absence of any financing condition in the Merger Agreement;
○
the business reputation and capabilities of Pfizer, including Pfizer’s track record of successfully completing merger and acquisition transactions and its ability to successfully commercialize drug candidates;

○
the conditions to the consummation of the Merger being specific and limited, including the requirement that the Merger Agreement be adopted by the Requisite Vote and the fact that the definition of “Material Adverse Effect” excludes, among other things, COVID-19 (and any evolutions or mutations thereof), the results of certain Arena clinical trials and Arena’s financial performance, providing a high degree of likelihood that the Merger will be consummated. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Conditions to the Closing of the Merger”;

○
the commitment made by Pfizer to Arena to use reasonable best efforts to obtain regulatory clearances, including under the HSR Act, and the commitment by Pfizer not to enter into any contract to (i) obtain ownership in any entity if the principal indication of such entity’s lead product is the treatment of ulcerative colitis, Crohn’s disease or atopic dermatitis (or if the principal indication of such entity’s lead product candidate being investigated in Phase 2 or Phase 3 trials is treatment of ulcerative colitis, Crohn’s disease or atopic dermatitis) or (ii) acquire or license rights to develop a molecule for treatment of ulcerative colitis, Crohn’s disease or atopic dermatitis which is undergoing Phase 2 or Phase 3 trials for either such indication, in each case of (i) and (ii), if such acquisition or license, respectively, would be expected to prevent the consummation of the Merger by the Outside Date For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Efforts to Close the Merger”;

•
Opinion of Evercore: the oral opinion of Evercore, subsequently confirmed in writing, to the effect that the opinion of Evercore, dated December 12, 2021, to the Board of Directors to the effect that, as of that date and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s opinion, the Merger Consideration to be received by the holders of common stock in the Merger was fair, from a financial point of view, to such holders, as more fully described below in the section titled “Opinion of Evercore Group L.L.C.” For more information, please see the section of this proxy statement captioned “The Merger–Opinion of Evercore Group L.L.C.,” which full text of the written opinion is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety;

•
Opinion of Guggenheim Securities: the oral opinion of Guggenheim Securities, subsequently confirmed in writing, to the effect that, the financial presentation and the opinion, each dated as of December 12, 2021, of Guggenheim Securities to the Board of Directors as to the fairness, from a financial point of view and as of the date of the opinion, of the Merger Consideration to holders of common stock, which opinion was based on and subject to the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken. For more information, please see the section of this proxy statement captioned “The Merger–Opinion of Guggenheim Securities, LLC,” which full text of the written opinion is attached as Annex C to this proxy statement and is incorporated by reference in this proxy statement in its entirety; and

•	Additional Transaction Terms: the additional terms of the Merger Agreement and the related agreements, including:
○
Arena’s right, subject to certain conditions, to respond to and negotiate unsolicited acquisition proposals that are made on or after December 12, 2021 and prior to the time the Merger is adopted by Arena’s stockholders, for more information, please see of the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Arena Adverse Recommendation Change”;

○	Arena’s ability to pursue non-equity financing from unaffiliated third parties in certain circumstances when needed to continue operating in the ordinary course;
○	Arena’s ability to terminate the Merger Agreement in order to accept a Superior Proposal, subject to certain conditions set forth in the Merger Agreement and paying Pfizer the Arena Termination Fee;

○
the fact that the Board of Directors believed that the Arena Termination Fee is reasonable, is consistent with the amount of such fees payable in comparable transactions on a relative basis, and is not preclusive of, or a substantial impediment to, a third party making an Acquisition Proposal (for more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Company Adverse Recommendation Change”);

○
the fact that, in the event the Merger Agreement is terminated prior to the consummation of the Merger in certain circumstances relating to the failure of antitrust clearances to be obtained, Pfizer will be required to pay Arena the Reverse Termination Fee;

○	Arena’s right to specific performance to prevent breaches of the Merger Agreement; and
○	the outside date of December 15, 2022, allowing for time that the Board of Directors believed to be sufficient to complete the Merger.
The Board of Directors assessed Arena’s prospects for substantially increasing stockholder value as a standalone company in excess of the Merger Consideration, given the risks and uncertainties in Arena’s business, including:
•
the fact that Arena’s lead product development candidate, etrasimod, has not yet been approved for marketing by the U.S. Food and Drug Administration or by any similar non-U.S. regulatory body, as well as the status and prospects for Arena’s current pipeline of other drug candidates, and the risks inherent in the research, development, regulatory review and potential future commercialization of these drug candidates;

•	the possible failure or delays of current or future preclinical studies or clinical trials;
•	the reliance on third parties or partners, to conduct clinical trials and the risks and costs of hiring additional personnel as Arena’s pre-commercial and clinical activities increase;
•
the uncertainty of the outcomes of ongoing and planned clinical trials and the potential to not obtain regulatory approval, including the potential identification of safety-related concerns associated with the use of a drug candidate;

•
the significant risks and challenges associated with commercializing etrasimod, including product development and pre-commercial operations, the costs associated with successfully scaling commercial operations globally and the risk that Arena is unable to generate adequate product revenue or achieve profitability;

•	the outcome, timing and costs of bringing etrasimod to market and risks if Arena is unable to maximize its potential across a range of immunology and inflammation indications;
•	the risks and costs of developing a commercial infrastructure in anticipation of obtaining marketing approval;
•
the risks inherent in obtaining regulatory approvals from regulatory authorities and adequate reimbursement from regulatory authorities and other third party payors to be able to sell etrasimod and Arena’s other product candidates;

•
risks and potential delays relating to the manufacturing and supply of Arena’s drug candidates and future drug candidates for clinical trials and in preparation for commercialization, the risk of reliance on suppliers, including due to the failure to comply with manufacturing regulations;

•
risks and uncertainties associated with the COVID-19 pandemic and related variants (including the omicron variant), and the potential impact of such risks and uncertainties on a standalone strategy and the trading price of common stock, including the uncertainty related to the spread of the COVID-19 pandemic and the potential consequences of the pandemic on the financial markets and Arena’s current and future business and operations, which could include delays of Arena’s ongoing and planned clinical trials; decreases and delays in supplier, vendor and collaboration partner interactions as a result of government and other restrictions; delays in interactions with and responses from governmental authorities; and disruptions in the operations of clinical research organizations and other third parties upon whom Arena relies;

•
the current state of the U.S. and global economies, including the recent downward trend in the biopharmaceutical financial markets, increased volatility resulting from escalating political and global trade tensions, and the current and potential impact in both the near term and long term on the biopharmaceutical industry and the future commercialization efforts required if any of Arena’s product candidates are approved for sale, including the numerous risks, costs and uncertainties associated with research, development and commercialization of Arena’s pipeline programs, all of which risks are enhanced by the COVID-19 pandemic and may remain present following the resolution of the COVID-19 pandemic;

•
the availability of appraisal rights under Section 262 of the DGCL to Arena’s stockholders who do not vote in favor of the adoption of the Merger Agreement and comply with all of the required procedures under Delaware law, which provides those eligible stockholders with an opportunity to have a Delaware court determine the fair value of their shares, which may be determined by the court to be more than, less than, or the same as the amount such stockholders would have received under the Merger Agreement; and

•	the likelihood of satisfying the conditions to complete the Merger and the likelihood that the Merger will be completed.
The Board of Directors also took into consideration that as a standalone company Arena would need to seek additional funding through future equity, royalty and/or debt financings or additional collaborations or strategic partnerships, and any such fundraising could have a highly dilutive effect on Arena’s existing stockholders, could require Arena to enter into restrictive covenants, might only be available on unfavorable terms given the recent downward trend in the biopharmaceutical financial markets, or might not be available at all.
The Board of Directors also considered a number of uncertainties and risks concerning the Merger, including the following (which are not listed in any relative order of importance):
•
the fact that Arena would no longer exist as an independent, publicly traded company, and stockholders would no longer participate in any future earnings or growth and would not benefit from any potential future appreciation in value of Arena;

•
the risks and costs to Arena if the Merger does not close or is not completed in a timely manner, including the diversion of management and employee attention, and the potential effect on its ongoing clinical trials and preparation for potential regulatory approval and commercialization;

•
the requirement that Arena pay Pfizer the Arena Termination Fee under certain circumstances following termination of the Merger Agreement, including if the Board of Directors terminates the Merger Agreement in order to enter into an agreement with respect to a Superior Proposal (for more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Arena Adverse Recommendation Change”);

•
the restrictions on the conduct of Arena’s business prior to the consummation of the Merger, including the requirement that Arena conduct in all material respects its business in the ordinary course of business consistent with past practice, subject to specific limitations, which may delay or prevent Arena from undertaking business opportunities that may arise before the completion of the Merger and that, absent the Merger Agreement, Arena might have pursued;

•	the fact that an all-cash transaction would generally be taxable to Arena’s stockholders that are U.S. persons for U.S. federal income tax purposes;
•
the fact that the terms of the Merger Agreement prohibit Arena and its representatives from soliciting third party acquisition proposals until the earlier of the filing of the certificate of merger or the termination of the Merger;

•
the significant costs involved in connection with entering into the Merger Agreement and completing the Merger (many of which are payable whether or not the Merger is consummated) and the substantial time and effort of Arena management required to complete the Merger, which may disrupt its business operations and have a negative effect on its financial results;

•	the risk that the Merger might not be completed and the effect of the resulting public announcement of termination of the Merger Agreement on the trading price of Arena’s common stock;

•	the fact that the completion of the Merger will require certain antitrust clearance and consents, which clearances and consents could subject the Merger to unforeseen delays and risks;
•
the fact that Arena’s directors and officers may have interests in the Merger that may be different from, or in addition to, those of Arena’s stockholders (For more information, please see the section of this proxy statement captioned “—Interests of Arena’s Directors and Executive Officers in the Merger”); and

•	the possible loss of key management or other personnel of Arena during the pendency of the Merger.
The foregoing discussion of reasons for the recommendation to adopt the Merger Agreement and approve the Merger and the transactions contemplated thereby addresses the reasons considered by the Board of Directors in consideration of its recommendation. In view of the wide variety of reasons considered by the Board of Directors in connection with its evaluation of the Merger and the complexity of these matters, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific reasons considered in reaching its determination and recommendation. Rather, in considering the information and reasons described above, individual members of the Board of Directors each applied his or her own personal business judgment to the process and may have given differing weights to differing factors. The Board of Directors based its unanimous recommendation on the totality of the information presented. The explanation of the reasons and reasoning set forth above contain forward-looking statements that should be read in conjunction with the section of this proxy statement entitled “Forward-Looking Statements.”
Financial Projections
The Projections included in this document have been prepared by, and are the responsibility of, Arena senior management. KPMG LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying Projections and, accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto. The KPMG LLP report incorporated by reference relates to Arena’s previously issued historical financial statements. It does not extend to the Projections and should not be read to do so.
The Projections reflect estimates and assumptions made by Arena senior management with respect to general business, economic, competitive, regulatory and other market and financial conditions and other future events, all of which are difficult to predict and many of which are beyond Arena’s control. In particular, the Projections, while presented with numerical specificity, necessarily were based on numerous variables and assumptions that are inherently uncertain. Because the Projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year and are unlikely to anticipate each and every circumstance that could have an effect on Arena’s business and its results of operations. The Projections were developed solely using the information available to Arena senior management at the time they were created and reflects assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results or that may result in the Projections not being achieved include, but are not limited to, the ability to generate revenue for each of etrasimod indications, ralinepag and other Arena pipeline assets, the effect of regulatory actions, the decisions of third-party partners, the ability to out-license products, success of clinical testing, the effect of global economic conditions, including COVID-19, and increases in regulatory oversight and other risk factors described in Arena’s annual report on Form 10-K for the fiscal year ended December 31, 2020, subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. The Projections also reflect assumptions as to certain business decisions that are subject to change. Modeling and forecasting the future in the biopharmaceutical industry, in particular, is a highly speculative endeavor.
None of Arena, Pfizer or any of their respective affiliates, advisors or other representatives makes any representation to any stockholder regarding the validity, reasonableness, accuracy or completeness of the Projections or the ultimate performance of Arena relative to the Projections. The inclusion of the Projections in this proxy statement does not constitute an admission or representation of Arena that the Projections or the information contained therein is material. Except as required by applicable law, neither Arena nor any of its affiliates intends to, and each of them disclaims any obligation to, update, correct or otherwise revise the Projections if any or all of them have changed or change or otherwise have become, are or become inappropriate (even in the short term). These considerations should be taken into account if evaluating the Projections, which were prepared as of an earlier date.
The Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Arena in its public filings with the SEC. The Projections were developed by Arena senior management on a standalone basis without giving effect to the Merger and the other transactions contemplated by the

Merger Agreement, and therefore the Projections do not give effect to the proposed Merger or any changes to Arena’s operations or strategy that may be implemented after the consummation of the Merger, including any costs incurred in connection with the proposed Merger. Furthermore, the Projections do not take into account the effect of any failure of the proposed Merger to be completed and should not be viewed as accurate or continuing in that context.
The Projections further reflect subjective judgment in many respects and, therefore, are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The inclusion of the Projections should not be regarded as an indication that Arena or anyone who received the Projections then considered, or now considers, the Projections to be necessarily predictive of actual future events, and this information should not be relied upon as such. Arena senior management views the Projections as being subject to inherent risks and uncertainties associated with such long-range projections.
EBIT and unlevered free cash flow contained in the Projections set forth below are each “non-GAAP financial measures,” which are financial performance measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.
The information and table set forth below is included solely to give Arena stockholders access to certain of the financial projections that were made available to the Board of Directors, Evercore and Guggenheim Securities and is not included in this proxy statement in order to influence any stockholder’s decision to vote with respect to the adoption of the Merger Agreement or for any other purpose:
	(dollars in millions)
	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	2037E	2038E	2039E	2040E
Risk Adjusted Total Revenue	$106	$44	$93	$568	$934	$1,391	$1,830	$2,322	$3,055	$3,640	$4,156	$4,584	$4,695	$4,782	$4,944	$5,070	$4,339	$1,927	$1,299
EBIT(1)	($618)	($876)	($872)	($484)	($85)	$360	$758	$1,231	$1,864	$2,356	$2,777	$3,114	$3,184	$3,232	$3,388	$3,470	$2,871	$1,068	$591
Unlevered Free Cash Flow(2)	($619)	($878)	($885)	($535)	($153)	$295	$660	$1,094	$1,670	$1,931	$2,007	$2,274	$2,367	$2,406	$2,513	$2,581	$2,235	$1,161	$535
(1)	EBIT calculated as total revenue minus total operating expenses and includes the impact of stock-based compensation.
(2)
Unlevered free cash flow calculated as EBIT less (i) taxes, less (ii) net working capital, less (iii) capital expenditures, plus (iv) depreciation and amortization. Unlevered free cash flow reflects a long-term tax rate of 25% and utilization of Arena’s estimated net operating losses of $1,541 million as of December 31, 2021. In calculating unlevered free cash flow, Evercore did not offset Arena’s taxes by net operating losses, resulting in a decrease to unlevered free cash flow of $90 million in 2027, $153 million in 2028, $246 million in 2029, $373 million in 2030 and $257 million in 2031. Evercore separately calculated the present value of the tax savings from Arena’s estimated usage of net operating losses and included the result in its determination of estimated implied equity values as discussed in the section entitled. For more information, please see the section of this proxy statement captioned “The Merger—Opinion of Evercore Group L.L.C.”.

Opinion of Evercore Group L.L.C.
Arena retained Evercore to act as its financial advisor in connection with the Merger. As part of this engagement, Arena requested that Evercore evaluate the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of common stock. At a meeting of the Board of Directors held on December 12, 2021, Evercore rendered to the Board of Directors its opinion to the effect that, as of December 12, 2021 and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s opinion, the Merger Consideration to be received by the holders of common stock in the Merger was fair, from a financial point of view, to such holders.
The full text of the written opinion of Evercore, dated as of December 12, 2021, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. Arena encourages you to read this opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Board of Directors (in its capacity as such) in connection with its evaluation of the proposed Merger. The opinion does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Merger, including as to how any holder of common stock should vote or act in respect of the Merger. Evercore’s opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to Arena, nor does it address the underlying business decision of Arena to engage in the Merger.
In connection with rendering its opinion Evercore, among other things:
(i)	reviewed certain publicly available business and financial information relating to Arena that Evercore deemed to be relevant;
(ii)	reviewed the Projections relating to Arena prepared and furnished to Evercore by management of Arena, as approved for Evercore’s use by Arena;
(iii)	discussed with management of Arena their assessment of the past and current operations of Arena, the current financial condition and prospects of Arena, and the Projections;
(iv)	reviewed the reported prices and the historical trading activity of the common stock;
(v)	compared the financial performance of Arena and its stock market trading multiples with those of certain other publicly traded companies that Evercore deemed relevant;
(vi)
compared the financial performance of Arena and the valuation multiples relating to the Merger with the financial terms, to the extent publicly available, of certain other transactions that Evercore deemed relevant;

(vii)	reviewed the financial terms and conditions of the Merger Agreement; and
(viii)	performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.
For purposes of its analysis and opinion, Evercore assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, without any independent verification of such information (and has not assumed responsibility or liability for any independent verification of such information), and further relied upon the assurances of the management of Arena that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Projections, Evercore assumed with Arena’s consent that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of Arena as to the future financial performance of Arena and the other matters covered thereby. Evercore expressed no view as to the Projections or the assumptions on which they are based.
For purposes of its analysis and opinion, Evercore assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver or modification thereof. Evercore further assumed, in all respects material to its analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on Arena or the consummation of the Merger or reduce the contemplated benefits of the Merger to the holders of the common stock.
Evercore did not conduct a physical inspection of the properties or facilities of Arena and did not make or assume any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of Arena, nor was Evercore furnished with any such valuations or appraisals, nor did Evercore evaluate the solvency or fair value of Arena under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion is necessarily based upon information made available to it as of December 12, 2021 and financial, economic, market and other conditions as they existed and as could be evaluated as of that date. It is understood that subsequent developments may affect Evercore’s opinion and that Evercore does not have any obligation to update, revise or reaffirm this opinion.
Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness to the holders of the common stock, from a financial point of view, of the Merger Consideration. Evercore did not express any view on, and its opinion does not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of Arena, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Arena, or any class of such persons, whether relative to the Merger Consideration or otherwise. Evercore was not been asked to, nor did it express any view on, and Evercore’s opinion did not address, any other term or aspect of the Merger Agreement or the Merger, including, without limitation, the structure or form of the Merger, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement. Evercore’s opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to Arena, nor does it address the underlying business decision of Arena to engage in the Merger. Evercore’s opinion does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Merger, including as to how any holder of shares of the common stock should act or vote in respect of the Merger. Evercore did not express any opinion as to the prices at which shares of common stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on Arena or the Merger or as to the impact of the Merger on the solvency or viability of Arena or the ability of Arena to pay its obligations when they come due. Evercore is not legal, regulatory, accounting or tax experts and has assumed the accuracy and completeness of assessments by Arena and its advisors with respect to legal, regulatory, accounting and tax matters.
Set forth below is a summary of the material financial analyses reviewed by Evercore with the Board of Directors on December 12, 2021 in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before December 10, 2021 (the last trading date prior to the rendering of Evercore’s opinion), and is not necessarily indicative of current or future market conditions.
For purposes of its analyses and reviews, Evercore considered industry performance, general business, economic, market and financial conditions, and other matters, as they existed and could be evaluated as of the date of its opinion, many of which are beyond the control of Arena. The estimates contained in Evercore’s analyses and reviews, and the ranges of valuations resulting from any particular analysis or review, are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Evercore’s analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Evercore’s analyses and reviews are inherently subject to substantial uncertainty.
The following summary of Evercore’s financial analyses includes information presented in tabular format. In order to fully understand the analyses, the tables should be read together with the full text of each summary. The tables are not intended to stand alone and alone do not constitute a complete description of Evercore’s financial analyses. Considering the tables below without considering the full narrative description of Evercore’s financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of such analyses.
Discounted Cash Flow Analysis
Evercore performed a discounted cash flow analysis of Arena to calculate the estimated present value of the standalone unlevered, after-tax free cash flows, defined as net operating profit after tax, plus depreciation and amortization, plus share-based compensation, less increases in net working capital and capital expenditures, that Arena was forecasted to generate during Arena’s fiscal years 2022 through 2040 based on the Projections provided by Arena senior management. Evercore calculated terminal values for Arena by applying perpetuity growth rates of negative 60.0% to negative 80.0%, which range was selected based on Evercore’s professional judgment and experience, to a terminal year estimate of the unlevered, after-tax free cash flows that Arena was forecasted to generate based on Projections. The cash flows were then discounted to present value as of December 31, 2021 using discount rates ranging from 8.5% to 10.0%, which were based on an estimate of Arena’s weighted average cost of capital, and the mid-year cash flow discounting convention, which range was selected based on Evercore’s professional judgment and experience. In calculating Arena’s implied enterprise value, Evercore included the upfront payment made to Aristea on July 27, 2021. Based on this range of implied enterprise values, Arena’s net debt (calculated as total debt less cash and cash equivalents) as of December 10, 2021, certain minority interests, the cost of projected future capital raises, the present value of tax savings from Arena’s estimated usage of net operating losses based on the Projections and the number of fully diluted shares of common stock, in each case as provided by Arena senior management, this analysis indicated a range of implied equity values per share of common stock of $82.95 to $101.00, compared to the Merger Consideration.

Selected Transactions Analysis
Evercore reviewed, to the extent publicly available, financial information related to the following selected transactions involving publicly-traded target companies in the biopharmaceutical industry announced since 2015 (the “Selected Transactions”). The Selected Transactions reviewed by Evercore, and the month and year each was announced, are set forth in the table below. For each Selected Transaction, Evercore calculated the implied enterprise value (defined as the target company’s implied equity value based on the consideration paid in the applicable transaction plus total debt, plus preferred equity and minority interest, less cash and cash equivalents) as a multiple of each target’s T+5 revenue (meaning revenue during the fifth year after the transaction was announced, based on broker consensus estimates as of the applicable unaffected date of each respective transaction, (“T+5 Revenue”)) as of the announcement of the applicable transaction.
Month and Year Announced	Acquiror	Target	T+5 Revenue Multiple
November 2021	Novo Nordisk A/S	Dicerna Pharmaceuticals, Inc.	8.5x
March 2021	Amgen Inc.	Five Prime Therapeutics, Inc.	4.2x
August 2020	Sanofi S.A.	Principia Biopharma	6.7x
January 2020	Eli Lilly and Company	Dermira, Inc.	2.1x
November 2019	Novartis AG	The Medicines Company	5.6x
October 2018	Novartis AG	Endocyte Inc.	3.3x
May 2018	Eli Lilly and Company	Armo Biosciences, Inc.	4.3x
January 2018	Celgene Corporation	Juno Therapeutics, Inc.	4.4x
July 2015	Celgene Corporation	Receptos Inc.	7.1x
Based on the multiples it derived from the Selected Transactions and based on its professional judgment and experience, Evercore selected a reference range of enterprise value to T+5 Revenue Multiples of 4.0x to 7.0x and applied this range of multiples to Arena’s estimated 2026 revenue based on the Projections. Based on this range of implied enterprise values and the number of fully diluted shares of common stock, in each case as provided by Arena senior management, this analysis indicated a range of implied equity values per share of common stock of $69.75 to $109.80, compared to the Merger Consideration.
Although none of the target companies or businesses reviewed in the Selected Transactions analysis is directly comparable to Arena and none of the Selected Transactions is directly comparable to the Merger, Evercore selected these transactions because they involve companies or businesses that Evercore, in its professional judgment and experience, considered generally relevant to Arena for purposes of its financial analyses. In evaluating the Selected Transactions, Evercore made judgments and assumptions with regard to general business, economic and market conditions and other factors existing at the time of the Selected Transactions, and other matters, as well as differences in financial, business and operating characteristics and other factors relevant to the target companies or businesses in the Selected Transactions. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the target companies or businesses in the Selected Transactions and the multiples derived from the Selected Transactions. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the Selected Transactions.
Other Factors
Evercore also noted certain other factors, which were not considered material to its financial analyses with respect to its opinion, but were referenced for informational purposes only, including, among other things, the following:
Last 52-Week Trading Range
Evercore reviewed historical trading prices of shares of common stock during the twelve (12) month period ended December 10, 2021, noting that the low and high closing prices during such period ranged from $45.50 (on August 19, 2021) to $85.00 (February 16, 2021) per share of common stock, respectively.

Equity Research Analyst Price Targets
Evercore reviewed selected public market trading price targets for the shares of common stock prepared and published by equity research analysts that were publicly available as of December 10, 2021, the last full trading day prior to the delivery by Evercore of its opinion to the Board of Directors. These price targets reflect analysts’ estimates of the future public market trading price of the shares of common stock at the time the price target was published. As of December 10, 2021, the range of selected equity research analyst price targets per share of common stock was $71.00 to $120.00. Public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the shares of common stock and these target prices and the analysts’ earnings estimates on which they were based are subject to risk and uncertainties, including factors affecting the financial performance of Arena and future general industry and market conditions.
Selected Public Company Trading Analysis
Evercore reviewed and compared certain financial information of Arena to corresponding financial multiples and ratios for the following selected publicly traded companies in the biopharmaceutical industry (the “Selected Companies”):
•	Biohaven Pharmaceuticals Holding Company Ltd.
•	Kodiak Sciences Inc.
•	Apellis Pharmaceuticals, Inc.
•	Allakos Inc.
•	Chemocentryx, Inc.
•	BioCryst Pharmaceuticals, Inc.
•	Global Blood Therapeutics, Inc.
•	Reata Pharmaceuticals Inc.
•	Kiniksa Pharmaceuticals, Ltd.
For each of the Selected Companies, Evercore calculated enterprise value (defined as equity market capitalization plus total debt, plus preferred equity and minority interest, less cash and cash equivalents) as a multiple of estimated revenue multiples in 2024, 2025 and 2026, based on closing share prices as of December 10, 2021. Estimated financial data of the Selected Companies were based on publicly available research analysts’ estimates.
This analysis indicated the following:
Forward Sales Multiples	75th Percentile	25th Percentile	Mean	Median
‘24E	8.7x	2.2x	5.7x	4.5x
‘25E	5.5x	2.0x	3.5x	3.0x
‘26E	3.6x	1.7x	2.5x	2.4x
Based on the multiples it derived for the Selected Companies and based on its professional judgment and experience, Evercore applied a forward multiple reference range of 2.0x – 4.0x to Arena’s estimated 2026 revenue based on the Projections. Based on this range of implied enterprise values, Arena’s estimated net debt (calculated as total debt less cash and cash equivalents) as of December 10, 2021, and the number of fully diluted shares of common stock, in each case as provided by Arena senior management, this analysis indicated a range of implied equity values per share of common stock of $42.30 to $69.75, compared to the Merger Consideration.
Although none of the Selected Companies is directly comparable to Arena, Evercore selected these companies because they are publicly traded biopharmaceutical companies that Evercore, in its professional judgment and experience, considered generally relevant to Arena for purposes of its financial analyses. In evaluating the Selected Companies, Evercore made judgments and assumptions with regard to general business, economic and market conditions affecting the Selected Companies and other matters, as well as differences in the Selected Companies’ financial, business and operating characteristics. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the Selected Companies and the multiples derived from the Selected Companies. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the Selected Companies.
Premiums Paid Analysis
Using publicly available information, Evercore reviewed ten transactions and announced all-cash bids for control of U.S. public biopharmaceutical targets with an aggregate transaction value between $5 billion and $10 billion announced since 2015. Using publicly available information, Evercore calculated the premiums paid as the percentage by which the per share consideration paid or proposed to be paid in each such transaction exceeded (a) the closing market share prices of the target companies one day, and (b) the volume weighted average price thirty (30) and sixty (60) days, in each case prior to the announcement of each transaction.
This analysis indicated the following:
	1-Day Closing Price	30-Day VWAP	60-Day VWAP
25th Percentile	45%	49%	57%
Median	62%	61%	58%
Mean	62%	61%	66%
75th Percentile	78%	73%	74%
Based on the results of this analysis and its professional judgment and experience, Evercore applied a premium range of 45% to 80% to the closing price per share of common stock of $49.94 as of December 10, 2021. This analysis indicated a range of implied equity values per share of common stock of $72.40 to $89.90, compared to the Merger Consideration.
Miscellaneous
The foregoing summary of Evercore’s financial analyses does not purport to be a complete description of the analyses or data presented by Evercore to the Board of Directors. In connection with the review of the Merger by the Board of Directors, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore’s opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its professional judgment and experience after considering the results of all the analyses. In addition, Evercore may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Evercore with respect to the actual value of the shares of common stock. Rounding may result in total sums set forth in this section not equaling the total of the figures shown.
Evercore prepared these analyses for the purpose of providing an opinion to the Board of Directors as to the fairness, from a financial point of view, of the Merger Consideration to the holders of shares of common stock. These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore’s analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates.
Evercore’s financial advisory services and its opinion were provided for the information and benefit of the Board of Directors (in its capacity as such) in connection with its evaluation of the proposed Merger. The issuance of Evercore’s opinion was approved by an Opinion Committee of Evercore.

Evercore did not recommend any specific amount of consideration to the Board of Directors or Arena senior management or that any specific amount of consideration constituted the only appropriate consideration in the Merger for the holders of common stock.
Pursuant to the terms of Evercore’s engagement letter with Arena, Arena has agreed to pay Evercore a fee for its services in the amount of approximately $36.6 million, of which $2 million was paid upon delivery of Evercore’s opinion, and the balance of which will be payable contingent upon the consummation of the Merger. The Company has also agreed to reimburse Evercore for its expenses and to indemnify Evercore against certain liabilities arising out of its engagement.
During the two (2) year period prior to the date of its opinion, Evercore and its affiliates have not been engaged to provide financial advisory or other services to Arena, and Evercore has not received any compensation from Arena during such period. In addition, during the two (2) year period prior to the date of its opinion, Evercore and its affiliates have not been engaged to provide financial advisory or other services to Pfizer, and Evercore has not received any compensation from Pfizer during such period. Evercore may provide financial advisory or other services to Arena and Pfizer in the future, and in connection with any such services Evercore may receive compensation.
Evercore and its affiliates engage in a wide range of activities for its and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore and its affiliates and/or its or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to Arena or its affiliates, Pfizer, potential parties to a transaction and their respective affiliates or persons that are competitors, customers or suppliers of Arena.
Arena engaged Evercore to act as a financial advisor based on Evercore’s qualifications, experience and reputation. Evercore is an internationally recognized investment banking firm and regularly provides fairness opinions to its clients in connection with mergers and acquisitions, leveraged buyouts and valuations for corporate and other purposes.
Opinion of Guggenheim Securities, LLC
Overview
The Board of Directors retained Guggenheim Securities as its financial advisor, including in connection with Arena’s possible Merger with Pfizer. Guggenheim Securities has had a long-standing investment banking relationship with Arena and has been formally engaged since November 2021 as Arena’s financial advisor. In selecting Guggenheim Securities as its financial advisor, the Board of Directors considered that, among other things, Guggenheim Securities is an internationally recognized investment banking, financial advisory and securities firm whose senior professionals have substantial experience advising companies in, among other industries, the biopharmaceutical sector. Guggenheim Securities, as part of its investment banking, financial advisory and capital markets businesses, is regularly engaged in the valuation and financial assessment of businesses and securities in connection with mergers and acquisitions, recapitalizations, spin-offs/split-offs, restructurings, securities offerings in both the private and public capital markets and valuations for corporate and other purposes.
At the December 12, 2021 meeting of the Board of Directors, Guggenheim Securities rendered an oral opinion, which was confirmed by delivery of a written opinion, to the Board of Directors to the effect that, as of December 12, 2021 and based on and subject to the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, the Merger Consideration to be received by the holders of common stock in connection with the Merger was fair, from a financial point of view, to holders of common stock.
This description of Guggenheim Securities’ opinion is qualified in its entirety by the full text of the written opinion, which is attached as Annex C to this proxy statement and which you should read carefully and in its entirety. Guggenheim Securities’ written opinion sets forth the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken by Guggenheim Securities. Guggenheim Securities’ written opinion, which was authorized for issuance by the Fairness Opinion and Valuation Committee of Guggenheim Securities, is necessarily based on economic, business, capital markets and other conditions, and the information made available to Guggenheim Securities, as of the date of such opinion. In connection with providing its opinion, Guggenheim Securities noted that global economic conditions and the global capital markets had been experiencing and remain subject to unusual volatility, and Guggenheim Securities expressed no view or opinion as to any potential effects of such volatility on Arena, Pfizer or the Merger. Guggenheim Securities has no responsibility for updating or revising its opinion based on facts, circumstances or events occurring after the date of the rendering of the opinion.
In reading the discussion of Guggenheim Securities’ opinion set forth below, you should be aware that such opinion (and, as applicable, any materials provided in connection therewith or the summary of Guggenheim Securities’ underlying financial analyses elsewhere in this proxy statement):
•	was provided to the Board of Directors (in its capacity as such) for its information and assistance in connection with its evaluation of the Merger Consideration;
•	did not constitute a recommendation to the Board of Directors with respect to the Merger;
•	does not constitute advice or a recommendation to any holder of common stock as to how to vote or act in connection with the Merger or otherwise;
•
did not address Arena’s underlying business or financial decision to pursue or effect the Merger, the relative merits of the Merger as compared to any alternative business or financial strategies that might exist for Arena or the effects of any other transaction in which Arena might engage;

•	addressed only the fairness, from a financial point of view and as of the date of such opinion, of the Merger Consideration to holders of common stock;
•
expressed no view or opinion as to (i) any other term, aspect or implication of (a) the Merger (including, without limitation, the form or structure of the Merger) or the Merger Agreement or (b) any other agreement, transaction document or instrument contemplated by the Merger Agreement or to be entered into or amended in connection with the Merger or (ii) the fairness, financial or otherwise, of the Merger to, or of any consideration to be paid to or received by, the holders of any class of securities (other than as expressly specified in its opinion), creditors or other constituencies of Arena; and

•
expressed no view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of Arena’s directors, officers or employees, or any class of such persons, in connection with the Merger relative to the Merger Consideration or otherwise.

In connection with rendering its opinion, Guggenheim Securities:
•	reviewed the Merger Agreement;
•	reviewed certain publicly available business and financial information regarding Arena;
•
reviewed certain non-public business and financial information regarding Arena’s business and future prospects (including the Projections) and certain other estimates and other forward-looking information), all as prepared and approved for Guggenheim Securities’ use by Arena’s senior management (collectively, the “Arena-Provided Information”);

•
discussed with Arena’s senior management their strategic and financial rationale for the Merger as well as their views of Arena’s business, operations, historical and projected financial results and future prospects (including, without limitation, their assumptions as to the expected amounts, timing and pricing of future issuances of equity in Arena) and the commercial, competitive and regulatory dynamics in the biopharmaceutical sector;

•	performed financing-adjusted discounted cash flow analyses based on the Projections;
•	reviewed the valuation and financial metrics of certain mergers and acquisitions that Guggenheim Securities deemed relevant in evaluating the Merger;
•	reviewed the acquisition premia for certain mergers and acquisitions that Guggenheim Securities deemed relevant in evaluating the Merger;
•	reviewed the historical prices and trading activity of the common stock; and
•	conducted such other studies, analyses, inquiries and investigations as Guggenheim Securities deemed appropriate.

With respect to the information used in arriving at its opinion, Guggenheim Securities noted that:
•
Guggenheim Securities relied upon and assumed the accuracy, completeness and reasonableness of all industry, business, financial, legal, regulatory, tax, accounting, actuarial and other information provided by or discussed with Arena (including, without limitation, the Arena-Provided Information) or obtained from public sources, data suppliers and other third parties.

•
Guggenheim Securities (i) did not assume any responsibility, obligation or liability for the accuracy, completeness, reasonableness, achievability or independent verification of, and Guggenheim Securities did not independently verify, any such information (including, without limitation, the Arena-Provided Information), (ii) expressed no view or opinion regarding the (a) reasonableness or achievability of the Projections, any other estimates and any other forward-looking information or the assumptions upon which any of the foregoing are based or (b) reasonableness of the probability adjustments reflected in the Projections and (iii) relied upon the assurances of Arena’s senior management that they were unaware of any facts or circumstances that would make the Arena-Provided Information incomplete, inaccurate or misleading.

•
Specifically, with respect to (i) the Projections utilized in Guggenheim Securities’ analyses, (a) Guggenheim Securities was advised by Arena’s senior management, and Guggenheim Securities assumed, that the Projections (including the probability adjustments reflected therein and the expected development and commercialization of Arena’s products and product candidates), had been reasonably prepared on bases reflecting the best then-currently available estimates and judgments of Arena’s senior management as to the expected future performance of Arena on a stand-alone basis and (b) Guggenheim Securities assumed that the Projections had been reviewed by the Board of Directors with the understanding that such information would be used and relied upon by Guggenheim Securities in connection with rendering its opinion and (ii) any financial projections/forecasts, other estimates and/or other forward-looking information obtained by Guggenheim Securities from public sources, data suppliers and other third parties, Guggenheim Securities assumed that such information was reasonable and reliable.

Guggenheim Securities also noted certain other considerations with respect to its engagement and the rendering of its opinion:
•
During the course of its engagement, Guggenheim Securities was asked by the Board of Directors to solicit indications of interest from various potential strategic acquirors regarding a potential extraordinary corporate transaction with or involving Arena, and Guggenheim Securities considered the results of such solicitation process in rendering its opinion.

•
Guggenheim Securities did not perform or obtain any independent appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of Arena or any other entity or the solvency or fair value of Arena or any other entity, nor was Guggenheim Securities furnished with any such appraisals.

•
Guggenheim Securities’ professionals are not legal, regulatory, tax, consulting, accounting, appraisal or actuarial experts and nothing in Guggenheim Securities’ opinion should be construed as constituting advice with respect to such matters; accordingly, Guggenheim Securities relied on the assessments of Arena’s senior management and Arena’s other professional advisors with respect to such matters. Guggenheim Securities did not express any view or render any opinion regarding the tax consequences of the Merger to Arena or its securityholders.

•	Guggenheim Securities further assumed that:
•
In all respects meaningful to its analyses, (i) Arena and Pfizer will comply with all terms and provisions of the Merger Agreement and (ii) the representations and warranties of Arena and Pfizer contained in the Merger Agreement were true and correct and all conditions to the obligations of each party to the Merger Agreement to consummate the Merger would be satisfied without any waiver, amendment or modification thereof; and

•
The Merger will be consummated in a timely manner in accordance with the terms of the Merger Agreement and in compliance with all applicable legal and other requirements, without any delays, limitations, restrictions, conditions, waivers, amendments or modifications (regulatory, tax-related or otherwise) that would have an effect on Arena or the Merger in any way meaningful to Guggenheim Securities’ analyses and opinion.

•
Guggenheim Securities did not express any view or opinion as to the price or range of prices at which the common stock or other securities or financial instruments of or relating to Arena may trade or otherwise be transferable at any time, including subsequent to the announcement or consummation of the Merger.

Summary of Financial Analyses
Overview of Financial Analyses
This “Summary of Financial Analyses” presents a summary of the principal financial analyses performed by Guggenheim Securities and presented to the Board of Directors in connection with Guggenheim Securities’ rendering of its opinion. Such presentation to the Board of Directors was supplemented by Guggenheim Securities’ oral discussion with the Board of Directors, the nature and substance of which may not be fully described herein.
Some of the financial analyses summarized below include summary data and information presented in tabular format. In order to understand fully such financial analyses, the summary data and tables must be read together with the full text of the summary. Considering the summary data and tables alone could create a misleading or incomplete view of Guggenheim Securities’ financial analyses.
The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant financial analyses and the application of those methods to the particular circumstances involved. A fairness opinion therefore is not readily susceptible to partial analysis or summary description, and taking portions of the financial analyses set forth below, without considering such analyses as a whole, would in Guggenheim Securities’ view create an incomplete and misleading picture of the processes underlying the financial analyses considered in rendering Guggenheim Securities’ opinion.
In arriving at its opinion, Guggenheim Securities:
•
based its financial analyses on various assumptions, including assumptions concerning general economic, business and capital markets conditions and industry-specific and company-specific factors, all of which are beyond the control of Arena, Pfizer and Guggenheim Securities;

•	did not form a view or opinion as to whether any individual analysis or factor, whether positive or negative, considered in isolation, supported or failed to support its opinion;
•	considered the results of all of its financial analyses and did not attribute any particular weight to any one analysis or factor; and
•
ultimately arrived at its opinion based on the results of all of its financial analyses assessed as a whole and believes that the totality of the factors considered and the various financial analyses performed by Guggenheim Securities in connection with its opinion operated collectively to support its determination as to the fairness, from a financial point of view and as of the date of such opinion, of the Merger Consideration to be received by holders of common stock pursuant to the Merger Agreement to the extent expressly specified in such opinion.

With respect to the financial analyses performed by Guggenheim Securities in connection with rendering its opinion:
•
Such financial analyses, particularly those based on estimates and projections, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by these analyses.

•
None of the selected precedent merger and acquisition transactions used in the selected precedent merger and acquisition transactions analysis described below is identical or directly comparable to the Merger; however, such transactions were selected by Guggenheim Securities, among other reasons, because they involved target companies which may be considered broadly similar, for purposes of Guggenheim Securities’ financial analyses, to Arena based on Guggenheim Securities’ professional judgment and experience with the biopharmaceutical sector.

•
In any event, selected precedent merger and acquisition transactions analysis is not purely mathematical; rather, such analyses involve complex considerations and judgments concerning the differences in business, operating, financial and capital markets-related characteristics and other factors regarding the selected precedent merger and acquisition transactions to which the Merger was compared.

•	Such financial analyses do not purport to be appraisals or to reflect the prices at which any securities may trade at the present time or at any time in the future.
Certain Definitions
Throughout this “Summary of Financial Analyses,” the following defined terms are used in connection with Guggenheim Securities’ various financial analyses:
•
Enterprise value: represents the relevant company’s equity value plus (i) the principal or face amount of total debt and non-convertible preferred stock plus (ii) the book value of any non-controlling/minority interests less (iii) cash, cash equivalents and short- and long-term marketable investments and (iv) the book value of any non-consolidated investments.

•
Equity value: represents for each relevant company (i) the product of (a) the number of outstanding common shares plus shares issuable upon the conversion or exercise of all in-the-money convertible securities, stock options and/or stock warrants and (b) the relevant company’s stock price less (ii) the cash proceeds from the assumed exercise of all in-the-money stock options and stock warrants.

•	T+5 Revenue: means risk-adjusted revenue forecast for the 12-month period ending five (5) years after December 13, 2021, using weighted average of revenues from fourth and fifth calendar year.
•	T+5 Revenue Multiple: means the relevant transaction enterprise value divided by the relevant T+5 Revenue.
Recap of Implied Merger Financial Metrics
Based on the Merger Consideration, Guggenheim Securities calculated Merger-implied premia and the implied T+5 Revenue Multiple as outlined in the table below:
Merger-Implied Premia and Merger-Implied T+5 Revenue Multiple
Merger Consideration		$100.00

	Arena Stock Price
Acquisition Premium Relative to Arena’s:
Closing Stock Price @ 12/10/21	$49.94	100%
Calendar Day VWAPs for periods ending 12/10/21:
30-Day	$54.99	82%
60-Day	$57.73	73%
90-Day	$58.37	71%
52 Week Intraday High (02/16/21) Stock Price	$85.00	18%

Implied T-5 Revenue Multiple (Risk-Adjusted)		6.4x
Arena Change-of-Control Financial Analyses
Recap of Arena Change-of-Control Financial Analyses. In evaluating Arena in connection with rendering its opinion, Guggenheim Securities performed various financial analyses which are summarized in the table below and described in more detail elsewhere herein, including a financing-adjusted discounted cash flow analysis and selected precedent merger and acquisition transactions analysis. Solely for informational reference purposes, Guggenheim Securities also reviewed the 52-week trading range of common stock, premia paid in selected mergers and acquisitions transactions and Wall Street equity research analysts’ stock price targets for common stock.

Recap of Arena Change-of-Control Financial Analyses
Merger Consideration	$100.00

	Reference Range for Arena on a Change-of-Control Basis
Financial Analyses	Low	High
Discounted Cash Flow Analysis (Risk-Adjusted)	$86	$107

Selected Precedent M&A Transactions Analysis	$86	$123

For Informational Reference Purposes
Arena’s Stock Price Range During 52-Week Trading Range	$46	$85

Wall Street Equity Research Stock Price Targets	$71	$120

1-Day Precedent Premia Paid (25-75th Percentile)
$2-$20B Transaction Size (57%-110%)	$78	$105
$5-$15B Transaction Size (49%-67%)	$74	$83
Arena Discounted Cash Flow Analysis. Guggenheim Securities performed a stand-alone financing-adjusted discounted cash flow analysis of Arena based on projected, risk-adjusted, after-tax unlevered free cash flows for Arena and an estimate of its terminal/continuing value at the end of the projection period.
In performing its discounted cash flow analyses with respect to Arena:
•	Guggenheim Securities based its financing-adjusted discounted cash flow analysis of Arena on the Projections.
•	Guggenheim Securities used a discount rate range of 8.00% – 9.75% based on its estimate of Arena’s weighted average cost of capital.
•
In estimating Arena’s terminal/continuing value, Guggenheim Securities used a perpetual growth rate of negative 70% (as provided and approved for Guggenheim Securities’ use by Arena’s senior management) applied to Arena’s terminal year normalized after-tax unlevered free cash flow.

Guggenheim Securities’ financing-adjusted discounted cash flow analyses resulted in an overall reference range of $86.00 – $107.00 per share (rounded to the nearest $1.00) for purposes of evaluating the equity value per share of the common stock on a stand-alone intrinsic-value basis.
Arena Selected Precedent Merger and Acquisition Transactions Analysis. Guggenheim Securities reviewed and analyzed certain financial metrics associated with selected precedent merger and acquisition transactions involving companies in the biopharmaceutical sector that Guggenheim Securities deemed relevant in its professional judgment for purposes of this analysis. Guggenheim Securities calculated, among other things and to the extent publicly available, certain implied change-of-control transaction multiples for the selected precedent merger and acquisition transactions (based on each company’s most recent publicly available financial filings and certain other publicly available information), which are summarized in the table below:
Selected Precedent Merger and Acquisition Transactions Analysis
Date Announced	Acquiror	Target Company	T+5 Revenue Multiple
09/30/21	Merck & Co.	Acceleron Pharma Inc.	6.5x
10/05/20	Bristol-Myers Squibb Company	MyoKardia, Inc.	14.8
08/19/20	Johnson & Johnson	Momenta Pharmaceuticals, Inc.	8.5
03/02/20	Gilead Sciences, Inc.	Forty Seven, Inc.	7.0
11/24/19	Novartis AG	The Medicines Co.	6.2
01/07/19	Eli Lilly and Company	Loxo Oncology, Inc.	10.3
01/29/18	Sanofi S.A.	Ablynx NV	6.7
01/22/18	Celgene Corporation	Juno Therapeutics, Inc.	4.0
05/16/16	Pfizer Inc.	Anacor Pharmaceuticals, Inc.	4.1
08/24/14	Roche Holding AG	InterMune, Inc.	5.0
Arena/Pfizer Merger			6.4x

In performing its selected precedent merger and acquisition transactions analysis with respect to Arena, Guggenheim Securities selected a reference range of T+5 Revenue Multiples of 5.3x to 8.1x (based on the 25th and 75th percentile range) for purposes of evaluating the Company on a change-of-control basis.
Guggenheim Securities’ selected precedent merger and acquisition transactions analysis resulted in an overall reference range of $86.00 - $123.00 per share (rounded to the closest $1.00) for purposes of evaluating the common stock on a change of control basis.
Other Financial Reviews and Analyses Solely for Informational Reference Purposes
In order to provide certain context for the financial analyses in connection with its opinion as described above, Guggenheim Securities undertook various additional financial reviews and analyses as summarized below solely for informational reference purposes. As a general matter, Guggenheim Securities did not consider such additional financial reviews and analyses to be determinative methodologies for purposes of its opinion.
Arena Stock Price Trading History. Guggenheim Securities reviewed the common stock price trading history for the 52 weeks ending December 10, 2021, the last trading day prior to the announcement of the Merger. The common stock traded in a range of $45.50 (on August 19, 2021) - $85.00 (on February 16, 2021) per share.
Arena Wall Street Equity Research Analyst Stock Price Targets. Guggenheim Securities reviewed selected Wall Street equity research analyst stock price targets for Arena as published prior to December 10, 2021. Guggenheim Securities noted that such Wall Street equity research analyst stock price targets for common stock were $71.00 – $120.00 per share.
Premia Paid in Selected Precedent Merger and Acquisition Transactions. Guggenheim Securities reviewed, based on publicly available information, the implied premia paid or proposed to be paid in connection with selected precedent merger and acquisition transactions. Guggenheim Securities noted that such precedent M&A transaction-related premia ranged from (i) 49% -67% for transactions with enterprise values between $5-$15 billion and (ii) 57% - 110% for transactions with enterprise values between $2-$20 billion (each based on the 25th to 75th percentile range), based on the target company’s unaffected spot closing stock price. Guggenheim Securities further noted that, in connection with the Merger, the Merger-implied premium (based on the Merger Consideration) was 100% versus Arena’s spot closing stock price of $49.94 on December 10, 2021 (the last trading day prior to the announcement of the Merger).
Other Considerations
Except as described in the summary above, Arena did not provide specific instructions to, or place any limitations on, Guggenheim Securities with respect to the procedures to be followed or factors to be considered in performing its financial analyses or providing its opinion. The type and amount of consideration payable in the Merger were determined through negotiations between Arena and Pfizer and were approved by the Board of Directors. The decision to enter into the Merger Agreement was solely that of the Board of Directors. Guggenheim Securities’ opinion was just one of the many factors taken into consideration by the Board of Directors. Consequently, Guggenheim Securities’ financial analyses should not be viewed as determinative of the view of the Board of Directors with respect to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of common stock.
Pursuant to the terms of Guggenheim Securities’ engagement letter, Arena has agreed to pay Guggenheim Securities a cash transaction fee (based on a percentage of the aggregate value associated with the Merger) upon consummation of the Merger, which cash transaction fee currently is estimated to be $36.6 million. Arena has previously paid Guggenheim Securities a cash milestone fee of $2 million that became payable upon the rendering of Guggenheim Securities’ opinion with respect to the Merger, which will be credited against the foregoing cash transaction fee. In addition, Arena has agreed to reimburse Guggenheim Securities for certain expenses and indemnify Guggenheim Securities against certain liabilities arising out of its engagement.
In the two (2) years prior to the date of its written opinion, Guggenheim Securities has been engaged by Arena in connection with various matters unrelated to the Merger, none of which resulted in a closed transaction or receipt by Guggenheim Securities of any compensation. At the request of the Board of Directors, Guggenheim Securities provided information about its relationships with Pfizer over the last five (5) years. During the five-year period prior to the date of its written opinion, Guggenheim Securities has been engaged by Pfizer with respect to various matters unrelated to the Merger, including the following, in respect of which Guggenheim Securities received compensation:

Pfizer’s (i) carve-out of its Upjohn unit and the merger of Upjohn with Mylan N.V., (ii) divestiture of its Magnesia Bisurada subsidiary in Brazil, (iii) joint venture with GlaxoSmithKline, (iv) acquisition of Array BioPharma Inc. and (v) sale of its Hospira Infusion Systems business. Guggenheim Securities received compensation of approximately $110 million to $115 million in the aggregate from Pfizer during this five (5)-year period.
Guggenheim Securities and its affiliates and related entities engage in a wide range of financial services activities for its and their own accounts and the accounts of customers, including but not limited to: asset, investment and wealth management; insurance services; investment banking, corporate finance, mergers and acquisitions and restructuring; merchant banking; fixed income and equity sales, trading and research; and derivatives, foreign exchange and futures. In the ordinary course of these activities, Guggenheim Securities and its affiliates and related entities may (i) provide such financial services to Arena, Pfizer, other participants in the Merger and their respective affiliates, for which services Guggenheim Securities and its affiliates and related entities may have received, and may in the future receive, compensation and (ii) directly and indirectly hold long and short positions, trade and otherwise conduct such activities in or with respect to loans, debt and equity securities and derivative products of or relating to Arena, Pfizer, other participants in the Merger and their respective affiliates. Furthermore, Guggenheim Securities and its affiliates and related entities and its or their respective directors, officers, employees, consultants and agents may have investments in Arena, Pfizer, other participants in the Merger and their respective affiliates.
Consistent with applicable legal and regulatory guidelines, Guggenheim Securities has adopted certain policies and procedures to establish and maintain the independence of its research departments and personnel. As a result, Guggenheim Securities’ research analysts may hold views, make statements or investment recommendations and publish research reports with respect to Arena, Pfizer, other participants in the Merger and their respective affiliates and the Merger that differ from the views of Guggenheim Securities’ investment banking personnel.
Interests of Arena’s Directors and Executive Officers in the Merger
When considering the recommendation of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of stockholders generally, as more fully described below. The Board of Directors was aware of and considered these interests, among other matters, to the extent that they existed at the time, in reaching the determination that the terms and conditions of the Merger and the Merger Agreement were advisable, fair to and in the best interests of Arena and its stockholders, in reaching its decision to approve and adopt the Merger Agreement and in making their recommendation that the stockholders vote in favor of the adoption of the Merger Agreement. For more information, please see the section of this proxy statement captioned “— Interests of Arena’s Directors and Executive Officers in the Merger.”
Arrangements with Pfizer
As of the date of this proxy statement, none of our executive officers has entered into any agreement with Pfizer or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates. Prior to and following the Closing, however, certain of our executive officers may have discussions, and following the Closing, may enter into agreements with, Pfizer or Merger Sub, their subsidiaries or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates.
Insurance and Indemnification of Directors and Executive Officers
Under the Merger Agreement, any rights to indemnification or exculpation now existing in favor of the directors or officers of Arena and its subsidiaries (the “Indemnified Parties” and, each, an “Indemnified Party”) as provided in their respective organizational documents or indemnification agreements, in effect as of the date of the Merger Agreement, with respect to matters occurring at or prior to the Effective Time, will (i) survive the Merger, (ii) continue in full force and effect for a period of six (6) years after the Effective Time, and (iii) not be amended, repealed or otherwise modified in any manner that would materially and adversely affect the rights thereunder of individuals who at any time on or prior to the Effective Time were directors or officers of Arena and its subsidiaries with respect to actions or omissions occurring at or prior to the Effective Time, unless such modification is required by law. If any claim is asserted or made either prior to the Effective Time or within such six (6) year period, all rights to indemnification with respect to any such claim or claims will continue until disposition of all such claims.
Additionally, for a period of six (6) years from the Effective Time, all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (whether asserted or claimed prior to, at or after the Effective Time) now existing in favor of the current or former directors or officers of Arena or any of its subsidiaries and any indemnification or other similar agreements of Arena, in each case as in effect on the date of the Merger Agreement, shall continue in full force and effect in accordance with their terms.
Without limiting the foregoing, from the Effective Time until the sixth anniversary of the Effective Time, Pfizer and the Surviving Corporation (the “Indemnifying Parties) will, to the fullest extent permitted under applicable law, indemnify and hold harmless each Indemnified Party in his or her capacity as an officer or director against all losses, claims, damages, liabilities, fees, expenses, judgments or fines incurred by such Indemnified Party in connection with any legal proceeding based on or arising out of the fact that such Indemnified Party is or was a director or officer of Arena and its subsidiaries at or prior to the Effective Time and pertaining to any and all matters pending, existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including any such matter arising under any claim with respect to the transactions contemplated hereby. In addition, from the Effective Time until the sixth anniversary of the Effective Time, the Indemnifying Parties will, to the fullest extent permitted under applicable law, advance reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) incurred by the Indemnified Parties in connection with eligible matters within fifteen (15) days after receipt by the Surviving Corporation of a written request for such advance, subject to the execution by such Indemnified Parties of appropriate undertakings in favor of the Indemnifying Parties to repay such advanced costs and expenses if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Party is not entitled to be indemnified under the Merger Agreement.
Arena may (i) maintain, at no expense to the beneficiaries, in effect for six (6) years from the Effective Time, the current policies of the directors’ and officers’ liability insurance maintained by Arena (the “Current D&O Insurance”) with respect to matters existing or occurring at or prior to the Effective Time, so long as the annual premium therefor would not be in excess of three hundred percent (300%) of the last annual premium paid prior to the Effective Time (such three hundred percent (300%), the “Maximum Premium”), or (ii) on terms with respect to coverage, deductibles and amounts no less favorable than the existing policy, purchase (through a nationally recognized insurance broker) a six (6) year “tail policy” for the existing policy effective as of the Effective Time, for a premium not in excess of the Maximum Premium, with respect to the Current D&O Insurance and maintain such endorsement in full force and effect for its full term. However, if Arena’s or the Surviving Corporation’s existing insurance expires, is terminated or cancelled during such six (6) year period or exceeds the Maximum Premium, the Surviving Corporation will obtain as much directors’ and officers’ liability insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium.
Employee Benefits
For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Employee Benefits.”
Treatment of Arena Options, Arena RSUs and Arena PRSUs
As of December 31, 2021, there were 61,564,122 shares of common stock outstanding, 8,001,252 shares of common stock subject to outstanding Arena Options, 718,279 shares of common stock subject to outstanding Arena RSUs and 183,434 shares of common stock subject to outstanding Arena PRSUs (assuming that the performance-based vesting conditions associated with such Arena PRSUs are achieved at target). The Arena RSUs and Arena Options held by Arena’s non-employee directors and the Arena Options, Arena RSUs and Arena PRSUs held by Arena’s executive officers immediately before the Effective Time will be treated as described below.
The Merger Agreement provides that, at the Effective Time, subject to all required withholding taxes, each:
(i)
Arena Option that is outstanding as of immediately prior to the Effective Time, whether or not then vested, will be cancelled and immediately cease to be outstanding and converted into the right to receive an amount in cash equal to the product of (1) the excess, if any, of the Merger Consideration over the per-share exercise price of such Arena Option, multiplied by (2) the number of shares then subject to such Arena Option;

(ii)
Arena RSU, except as described in subclause (iii) below, subject to vesting conditions based solely on continued employment or service to Arena or any of its subsidiaries that is unvested and outstanding as of immediately prior to the Effective Time, will be cancelled and immediately cease to be outstanding and converted into the right to receive an amount in cash in respect thereof equal to the Merger Consideration;

(iii)
2022 Arena RSU that is unvested and outstanding as of immediately prior to the Effective Time will be substituted automatically with an Adjusted RSU that is equal to the product of (1) the total number of shares subject to the 2022 Arena RSU immediately prior to the Effective Time multiplied by (2) the Arena RSU Exchange Ratio, with any fractional shares rounded to the nearest whole share. Each Adjusted RSU will otherwise be subject to the same terms and conditions applicable to such 2022 Arena RSU immediately prior to the Effective Time (including vesting terms, and subject to accelerated vesting in connection with certain qualifying terminations of employment following the Effective Time), as described below under “Payments Upon Termination at or Following a Change in Control.”

Our Compensation Committee has approved our annual 2022 equity grant in the form of 2022 Arena RSUs to be granted to each of our current executive officers on January 3, 2022. Such 2022 Arena RSUs will vest based on continued service over four (4) years, with twenty-five percent (25%) of the shares subject to the 2022 Arena RSUs vesting on February 15, 2023 and the remainder of the shares vesting quarterly over the following three (3) years in twelve (12) substantially equal installments occurring on each of the 12 quarterly vesting dates thereafter (vesting dates are February 15, May 15, August 15 and November 15 each year). Such Arena RSUs will be substituted automatically with Adjusted RSUs with the same terms and conditions (including vesting conditions) at the Effective Time as described in the preceding paragraph. Each Adjusted RSU will vest in full upon a “Qualifying Termination,” which includes a termination without “Cause” (as defined in the 2021 Incentive Plan) and a voluntary termination in connection with a “Relocation Requirement” (generally related to certain forced relocations by Arena following notice and an opportunity to cure) at any time on or after the Closing, in accordance with the form of 2022 Arena RSU agreement; and
(iv)
Arena PRSU that is unvested and outstanding as of immediately prior to the Effective Time will be cancelled and immediately cease to be outstanding and converted into the right to receive an amount in cash equal to the Merger Consideration (with all the performance-based vesting conditions associated with such Arena PRSU being deemed achieved at the greater of actual completed performance at the Effective Time or at target).

For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Merger Consideration—Treatment of Arena Options, Arena RSUs, and Arena PRSUs.”
Treatment of Arena ESPP
The Merger Agreement generally provides that after December 12, 2021, no new offering periods will begin under the Arena ESPP, no Arena employee may become a new participant in the Arena ESPP and no Arena ESPP participant may increase the percentage amount of his or her payroll deduction election. Each purchase right issued pursuant to the Arena ESPP must be fully exercised not later than the earlier of the last day of the current purchase period or five (5) business days prior to the Effective Time, and immediately following such purchase and contingent on Closing, the Arena ESPP will terminate. Two (2) of our executive officers currently participate in the Arena ESPP and have accumulated payroll deductions under the Arena ESPP for the purchase period that commenced on November 22, 2021. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Merger Consideration—Treatment of Purchase Rights under the Employee Stock Purchase Plan.”
Payments Upon Termination at or Following Change in Control
Amended and Restated Severance Benefit Plan
In connection with approving the Merger Agreement, Arena amended its Amended and Restated Severance Benefit Plan (the “Severance Plan”) as of December 12, 2021, that was previously most recently amended and restated effective June 11, 2021. Each of Arena’s current executive officers participates in the Severance Plan and is party to an eligibility notice thereunder.
Under the Severance Plan and the applicable eligibility notice, in the event that a participant’s employment is terminated by Arena without “cause” or by the participant for “good reason” during the period commencing upon a Change in Control (as defined in the Severance Plan and which includes the Merger) and ending twenty-four (24) months following such Change in Control (excluding as a result of his or her death or “disability”), and subject to the participant signing and not revoking a release of claims, the participant will receive (i) a lump sum payment equal to the sum of the monthly base salary and monthly target bonus, as then in effect (ignoring any reduction that forms the basis for “good reason,” if applicable), multiplied by eighteen (18) months (for Senior Vice Presidents), 24 months (for Executive Vice Presidents, which includes all of Arena’s executive officers) or thirty (30) months (in the case of Mr. Munshi) (each such monthly period following termination of employment an “Applicable Severance Period”); (ii) direct payment of COBRA continuation premiums for the participant and his or her eligible dependents, or, in the discretion of Arena, cash payments in lieu thereof until the earlier of (a) the expiration of the Applicable Severance Period and (b) the expiration of the participant’s eligibility for continuation coverage under COBRA; (iii) 100% acceleration of then unvested equity awards, provided that in the case of any such equity awards that vest based on the achievement of performance criteria, such equity award will vest and be paid at the greater of target performance in such award or actual performance of Arena; and (iv) extension of the post termination exercise period with respect to any vested options until the later of (a) twenty-four (24) months following termination of employment (or in the case of Mr. Munshi, thirty (30) months) and (b) the original post-termination exercise period.
For the purposes of the Severance Plan, “cause” generally means an involuntary termination of a participant’s employment on or after the occurrence of a change in control upon the occurrence of one or more of the following events if such event results in a demonstrably and material harmful impact on Arena’s business or reputation as reasonably determined by the Board of Directors and such termination is effectuated within thirty (30) days of the Board of Directors becoming aware of such events: (1) the participant’s willful and continued failure to substantially perform his or her duties with Arena after a written demand for substantial performance is delivered to the participant by the Board of Directors, (2) the participant’s conviction of, or plea of guilty or nolo contendere to, a felony or any crime involving fraud, dishonesty or moral turpitude; (3) the participant’s willfully engaging in gross misconduct that is a violation of a written Arena policy; or (4) the participant’s unauthorized use or disclosure of confidential information or trade secrets of Arena or breach of any Employee Proprietary Information and Inventions Agreement (or similar intellectual property agreement).
For the purposes of the Severance Plan, “good reason” generally means the participant’s resignation within ninety (90) days following the expiration of any cure period (discussed below) following the occurrence of one or more of the following during the period commencing upon a change in control and ending twenty-four (24) months following such change in control: (i) a material reduction of the participant’s annual base salary; (ii) any material reduction in the participant’s annual target bonus level or bonus opportunities; (iii) the participant’s authority, duties or responsibilities are materially diminished such that they are no longer commensurate with his or her level of experience, training and education; (iv) any significant reduction, in the aggregate, in the employee benefit programs made available to the participant other than a reduction in such employee benefit programs affecting all employees of Arena substantially equally; (v) the relocation without the participant’s prior written approval to a location that would increase the participant’s one-way commute by more than thirty-five (35) miles in the participant’s one-way commuting distance from his or her principal residence to the principal office or business location in which the participant is required to perform services; or (vi) the failure of Arena to obtain a satisfactory agreement from any successor to assume and agree to perform under the terms of the Severance Plan. A participant (1) will not resign for “good reason” without first providing Arena with written notice of the acts or omissions constituting the grounds for “good reason” within thirty (30) days of the initial existence of the grounds for “good reason” and a reasonable cure period of thirty (30) days following the date Arena receives such notice during which such condition must not have been cured; and (2) must terminate employment within ninety (90) days following the initial existence of the event giving rise to good reason.
The aggregate amount of severance that would be paid to our other currently employed executive officer (Doug Manion, M.D., FRCP (C)), in connection with a qualifying termination under the Severance Plan and second amended and restated severance benefit plan eligibility notices is $1,569,753 and an estimated Section 4999 excise tax gross-up payment of $2,405,102.
Second Amended and Restated Severance Plan Eligibility Notices
We entered into a second amended and restated severance benefit plan eligibility notice (the “Eligibility Notices”) with each of our current executive officers, effective as of December 12, 2021. The Eligibility Notices provide for the reimbursement by Arena for excise taxes under Section 4999 of the Internal Revenue Code, to the extent applicable, so that on a net after-tax basis the executive officer would be in the same position as if no such excise tax had applied to the executive officer.

2022 Arena RSU Grants
As described in the section of this proxy statement captioned “Treatment of Arena Options, Arena RSUs and Arena PRSUs,” our Compensation Committee has approved our annual 2022 equity grant in the form of 2022 Arena RSUs to be granted to each of our current executive officers on January 3, 2022. Such Arena RSUs will be substituted automatically with Adjusted RSUs the same terms and conditions (including vesting conditions) at the Effective Time. Each such Adjusted RSU will vest in full upon a upon a “Qualifying Termination”, which includes a termination without “Cause” (as defined in the applicable award agreement) and a voluntary termination in connection with a “Relocation Requirement” (generally related to certain forced relocations by Arena following notice and an opportunity to cure) at any time on or after the Closing Date or for “Good Reason'' within twenty-four (24) months of Closing under the terms of the Severance Plan, as described further in the section of this proxy statement captioned “—Payments Upon Termination at or Following Change in Control.''
Quantification of Potential Payments to Certain Arena Executive Officers in Connection with the Merger
In accordance with Item 402(t) of Regulation S-K, the table below sets forth the compensation that is based on or otherwise relates to the Merger that will or may become payable to Arena’s named executive officers in connection with the Merger. For more information, please see the section of this proxy statement captioned “—Payments Upon Termination at or Following Change in Control” for further information regarding certain elements of this compensation.
The table below assumes that:
•	the Closing occurs on April 15, 2022 (which is the assumed date solely for purposes of this golden parachute compensation disclosure);
•
the number of unvested Arena equity awards held by the named executive officers is as of December 31, 2021, the latest practicable date to determine such amounts before the filing of this proxy statement, and excludes any additional grants that may occur following such date, other than the 2022 Arena RSUs expected to be granted on January 3, 2022 to each executive officer;

•
pursuant to applicable proxy disclosure rules, the value of the equity award acceleration below is calculated based on the number of shares covered by the applicable Arena Options, Arena RSUs (including 2022 Arena RSUs) and Arena PRSUs (assuming that the performance -based vesting conditions associated with such Arena PRSUs are achieved at target) that are accelerating multiplied by $100.00 per share (less the applicable exercise price per share in the case of Arena Options);

•	all Arena Options held by each named executive officer as of December 31, 2021 remain unexercised as of the Closing;
•
the number of 2022 Arena RSUs to be granted on January 3, 2022 was determined by dividing the approved grant date value for each 2022 Arena RSU by $90.00 (the estimated closing price of Arena common stock on January 3, 2022);

•
the employment of each named executive officer will be terminated immediately following the Closing in a manner entitling the named executive officer to receive the severance benefits described in the section of this proxy statement captioned “—Payments Upon Termination at or Following Change in Control”;

•	the named executive officer’s base salary rate and annual target bonus are as in effect as of the date of this filing; and
•	no named executive officer enters into a new agreement or is otherwise legally entitled to, before the Effective Time, additional compensation or benefits.
The amounts shown in the table below do not include the value of payments or benefits that would have been earned, or any amounts associated with equity awards that would vest pursuant to their terms, on or prior to the Closing, or the value of payments or benefits that are not based on or otherwise related to the Merger.
In addition to the assumptions described in the preceding paragraph, the amounts set forth in the table below are based on certain other assumptions that are described in the footnotes accompanying the table below. The assumptions based upon which we have estimated the amounts in the table below may or may not actually occur. Accordingly, the ultimate amounts to be received by a named executive officer in connection with the Merger may differ from the amounts set forth below. For purposes of the footnotes to the table below, “single trigger” refers to benefits that arise solely as a result of the Closing, and “double trigger” refers to benefits that require two (2) conditions, which are the Closing and a qualifying termination. For more information, see the section of this proxy statement captioned “The Merger —Interests of Arena’s Directors and Executive Officers” below for a quantification of the amounts that the named executive officers will receive in respect of vested equity awards at the Effective Time.
Golden Parachute Compensation
Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Tax Reimbursement(4)	Total ($)
Amit D. Munshi	$3,145,001	$26,632,512	$89,736	$—	$29,867,249
Laurie Stelzer	$1,470,000	$8,414,736	$49,799	$—	$9,934,535
Vincent E. Aurentz	$1,425,001	$6,901,304	$53,178	$—	$8,379,483
Robert Lisicki	$1,425,001	$8,623,615	$49,799	$—	$10,098,415
Joan Schmidt, J.D.	$1,386,001	$7,928,453	$37,583	$—	$9,352,037
(1)
The amounts listed in this column for each named executive officer represent the “double-trigger” cash severance payments to which each of these named executive officers may become entitled under the Severance Plan, as described in more detail in the section of this proxy statement captioned “—Payments Upon Termination at or Following Change in Control”. To be eligible for such “double-trigger” cash severance benefits, the employment of the named executive officer must terminate without “cause” or the executive officer must resign for “good reason” (other than on account of death or disability) upon the change in control or during the twenty-four (24) months following a “change in control” (as such terms are defined in the Severance Plan and as described in the section of this proxy statement captioned “—Payments Upon Termination at or Following Change in Control”) (for the purposes of the table above, a “Qualifying CIC Termination”).

(2)
For each named executive officer the amount listed in this column represents, in part, the estimated value (as shown in the table below in the “Equity Acceleration” column) of vesting acceleration to which he or she may become entitled at the Effective Time pursuant to the Merger Agreement (which are “single trigger” benefits) or, thereafter, under the terms of the Adjusted RSU, as described in more detail in the section of this proxy statement captioned “—Payments Upon Termination at or Following Change in Control” and “—Treatment of Arena Options, Arena RSUs and Arena PRSUs” (which are “double trigger” benefits). To be eligible for “double-trigger” benefits, the employment of the named executive officer must incur a Qualifying CIC Termination under the Severance Plan or must terminate without “cause” or, subject to applicable notice and cure provisions, the executive officer must resign as a result of a “relocation requirement” under the terms of the applicable Adjusted RSU. The grant date value of the 2022 Arena RSUs for Mr. Munshi is $8,000,000 and for each of the other named executive officers is $2,000,000. The amounts in the table below under “Double Trigger” assume that the number of Adjusted RSUs is determined by dividing these values by $90.00 (the estimated stock price on January 3, 2022) and then multiplying it by $100.00 per share.

NAME	AWARD CASH-OUT PAYMENT ($)	EQUITY ACCELERATION ($)	TOTAL ($)
	Single-Trigger	Double-Trigger
Amit D. Munshi	$17,743,623	$8,888,889	$26,632,512
Laurie Stelzer	$6,192,514	$2,222,222	$8,414,736
Vincent E. Aurentz	$4,679,082	$2,222,222	$6,901,304
Robert Lisicki	$6,401,393	$2,222,222	$8,623,615
Joan Schmidt, J.D.	$5,706,231	$2,222,222	$7,928,453
(3)
The amounts listed in this column represent the cost of continued health and welfare coverage to each named executive officer who may become entitled under the Severance Plan and related eligibility notice, as described in more detail in the section of this proxy statement captioned “—Payments Upon Termination at or Following Change in Control”. To be eligible for such “double-trigger” health and welfare benefits continuation payments, the employment of the executive officer must terminate in a Qualifying CIC Termination. The full amount represents the cost of continuing health and welfare coverage for the entire severance period starting on May 1, 2022, assumes 10% rate increases effective each of January 1, 2023 and January 1, 2024 and assumes actual benefit elections made by each executive officer for the 2022 calendar year continue unchanged for the severance period.

(4)	Based on estimates as in effect on the date hereof no named executive officer would receive a 280G excise tax gross-up payment.
Equity Awards Held by Arena’s Executive Officers and Non-employee Directors
As discussed above at “Treatment of Arena Options, Arena RSUs and Arena PRSUs”, at the Effective Time, each Arena Option, Arena RSU (other than the 2022 Arena RSUs) and Arena PRSU will be cancelled and automatically converted into the right to receive an amount in cash equal to the product of (i) the aggregate number of shares subject to such award, multiplied by (ii) the Merger Consideration (or, for each Arena Option, the excess, if any, of the Merger Consideration over such Arena Option’s per share exercise price or, for each Arena PRSU, the Merger Consideration with all the performance-based vesting conditions associated with the Arena PRSU being deemed achieved at the greater of actual completed performance at the Effective Time or at target), subject to any required withholding of taxes.

Effective as of the Effective Time, each 2022 Arena RSU will be substituted automatically with an Adjusted RSU equal to the product of (i) the total number of shares subject to the 2022 Arena RSU immediately prior to the Effective Time multiplied by (ii) the Arena RSU Exchange Ratio, with any fractional shares rounded to the nearest whole share. Each Adjusted RSU will otherwise be subject to the same terms and conditions applicable to such 2022 Arena RSU immediately prior to the Effective Time (including vesting terms, and subject to accelerated vesting in connection with certain qualifying terminations of employment following the Effective Time, as described above).
Each of our executive officers is eligible to receive the applicable vesting acceleration benefits with respect to his or her equity awards described above under the heading “Payments Upon Termination at or Following Change in Control”.
Equity Interests of Arena’s Executive Officers and Non-Employee Directors
The following table sets forth the number of shares of common stock and the number of shares of common stock underlying equity awards held by each of Arena’s executive officers and non-employee directors that are outstanding as of December 31, 2021, and includes the quantity of 2022 Arena RSUs to be granted to each current executive officer on January 3, 2022 (which was determined by dividing the approved grant date value for each 2022 Arena RSU by $90.00, the estimated closing price of Arena common stock on January 3, 2022). The table also sets forth the values of these shares and equity awards, determined as the number of shares multiplied by the Merger Consideration (minus the applicable per share exercise price for any Arena Options and assuming that the performance-based vesting conditions associated with such Arena PRSUs are achieved at target). Except for the awards described herein, no additional shares of common stock or equity awards were granted to any executive officer or non-employee director in contemplation of the Merger.
Equity Interests of Arena’s Executive Officers and Non-Employee Directors
Name	Shares #(1)	Shares $(2)	Options #(3)	Options $	RSUs #(4)	RSUs $	PRSUs Target(5)	PRSUs Target $	Total	Potential Shares Issuable Upon Exercise of Arena ESPP Purchase Rights #(6)	Consideration Payable in respect of Shares Issuable upon Exercise of Arena ESPP Purchase Rights ($)
Amit D. Munshi	10,750	$999,105	1,228,000	$71,629,335	117,689	$11,768,889	21,000	$2,100,000	$86,497,329	—	—
Laurie Stelzer	8,244	$766,197	170,850	$9,178,332	28,882	$2,888,222	7,600	$760,000	$13,592,751	842	$41,746
Vincent E. Aurentz	27,000	$2,509,380	400,826	$25,504,146	28,882	$2,888,222	7,600	$760,000	$31,661,748	842	$41,746
Robert Lisicki	9,441	$877,447	293,850	$15,576,892	28,882	$2,888,222	7,600	$760,000	$20,102,561	—	—
Joan Schmidt, J.D.	7,941	$738,037	170,850	$8,528,892	28,882	$2,888,222	7,600	$760,000	$12,915,151	—	—
Doug Manion, M.D., FRCP (C)	—	—	90,000	$4,669,200	37,222	$3,722,222	7,600	$760,000	$9,151,422	—	—
Tina S. Nova, Ph.D.	16,576	$1,540,573	42,002	$2,288,602	3,067	$306,700	—	—	$4,135,875	—	—
Jayson Dallas, M.D.	4,085	$379,660	48,869	$3,208,163	3,067	$306,700	—	—	$3,894,523	—	—
Oliver Fetzer, Ph.D	1,525	$141,734	48,869	$3,208,163	8,167	$816,700	—	—	$4,166,597	—	—
Kieran T. Gallahue	4,744	$440,907	24,285	$1,052,704	8,167	$816,700	—	—	$2,310,311	—	—
Jennifer Jarrett	5,704	$530,130	44,702	$2,859,802	5,513	$551,300	—	—	$3,941,232	—	—
Garry Neil, M.D.	8,150	$757,461	48,869	$3,208,163	3,067	$306,700	—	—	$4,272,324	—	—
Katharine Knobil, M.D.	2,939	$273,151	14,702	$540,877	3,882	$388,200	—	—	$1,202,228	—	—
Nawal Ouzren	893	$82,995	11,368	$317,566	3,665	$366,500	—	—	$767,061	—	—
Steven J. Schoch	—	—	10,803	$376,052	4,600	$460,000	—	—	$836,052	—	—
(1)	This number includes shares of common stock beneficially owned, excluding shares of common stock issuable upon exercise of Arena Options or settlement of Arena RSUs and Arena PRSUs.
(2)	The value is determined using the closing price on December 31, 2021 ($92.94).
(3)
The number of shares of common stock subject to Arena Options includes both vested and unvested Arena Options. The estimated number of shares subject to the vested and unvested portions of the Arena Options as of the assumed Closing Date, April 15, 2022, and the value (determined as the aggregate number of underlying shares multiplied by the Merger Consideration minus the aggregate exercise price with respect to such shares) of those portions of the Arena Options are provided in the table below.

(4)
This number reflects the estimated number of shares of common stock subject to Arena RSUs (including 2022 Arena RSUs) as of the assumed Closing Date, April 15, 2022, including shares expected to vest by their terms and vested Arena RSUs expected to be settled by their terms after December 31, 2021.

(5)
This number reflects the estimated number of shares of common stock subject to Arena PRSUs that are projected to be as of April 15, 2022 (assuming that the performance-based vesting conditions associated with such Arena PRSUs are achieved at target).

(6)
This number reflects, for each named executive officer who participates in the Arena ESPP, the number of estimated shares issuable upon exercise of Arena ESPP purchase rights assuming the named executive officers do not terminate participation in the Arena ESPP prior to the Closing, assuming each executive officer’s estimated accumulated payroll deductions as of April 15, 2022 are used to purchase shares of Arena common stock on the Arena ESPP purchase date at the estimated purchase price per share under the Arena ESPP ($50.42).

Name	Vested Arena Options #	Vested Arena Options $	Unvested Arena Options #	Unvested Arena Options $
Amit D. Munshi	922,687	$58,865,712	305,313	$12,763,623
Laurie Stelzer	76,522	$4,411,818	94,328	$4,766,514
Vincent E. Aurentz	324,893	$22,251,065	75,933	$3,253,081
Robert Lisicki	188,750	$10,601,499	105,100	$4,975,393
Joan Schmidt, J.D.	79,272	$4,248,661	91,578	$4,280,231
Doug Manion, M.D., FRCP (C)	—	—	90,000	$4,669,200
Tina S. Nova, Ph.D.	40,801	$2,246,795	1,201	$41,807
Jayson Dallas, M.D.	47,668	$3,166,357	1,201	$41,807
Oliver Fetzer, Ph.D.	47,668	$3,166,357	1,201	$41,807
Kieran T. Gallahue	23,084	$1,010,897	1,201	$41,807
Jennifer Jarrett	43,501	$2,817,995	1,201	$41,807
Garry Neil, M.D.	47,668	$3,166,357	1,201	$41,807
Katharine Knobil, M.D.	12,528	$461,424	2,174	$79,452
Nawal Ouzren	8,639	$251,235	2,729	$66,331
Steven J. Schoch	7,001	$243,705	3,802	$132,348
Appraisal Rights
If the Merger is consummated and certain conditions are met, stockholders of Arena (i) who continuously hold shares of Arena common stock through the Effective Time, (ii) who did not vote their shares in favor of the adoption of the Merger Agreement; (iii) who are entitled to demand appraisal rights under Section 262 of the DGCL, (iv) who otherwise properly comply with the applicable requirements and procedures of Section 262 of the DGCL; and (v) who do not thereafter withdraw their demand for appraisal of such shares, fail to perfect or otherwise lose their appraisal rights, in each case in accordance with Section 262 of the DGCL, will be entitled to demand appraisal of their shares and receive, if the Merger is successful and the Merger is consummated, in lieu of the Merger Consideration, an amount in cash equal to the “fair value” of their shares (as of the Effective Time, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any), as determined by the Delaware Court of Chancery, in accordance with Section 262 of the DGCL. Stockholders should be aware that the fair value of their shares could be more than, the same as or less than the Merger Consideration and that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the Merger, is not an opinion as to, and does not otherwise address, fair value under Section 262 of the DGCL. Any stockholder contemplating the exercise of such appraisal rights should review carefully the provisions of Section 262 of the DGCL, particularly the procedural steps required to properly demand and perfect such rights.
The following is a summary of the procedures to be followed by stockholders that wish to exercise their appraisal rights under Section 262 of the DGCL, the full text of which is attached to this proxy as Annex D. This summary does not purport to be a complete statement of, and is qualified in its entirety by reference to, Section 262 of the DGCL. All references in Section 262 of the DGCL and in this summary to a “stockholder” are to the record holder of shares immediately prior to the Effective Time of the Merger as to which appraisal rights are asserted. A person holding a beneficial interest in shares held of record in the name of another person, such as a broker or nominee, must act promptly to cause the stockholder of record to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. Failure to follow any of the procedures of Section 262 of the DGCL may result in termination or waiver of appraisal rights under Section 262 of the DGCL. Stockholders should assume that Arena will take no action to perfect any appraisal rights of any stockholder.

Any stockholder who desires to exercise his, her or its appraisal rights should review carefully Section 262 of the DGCL and is urged to consult his, her or its legal advisor before electing or attempting to exercise such rights. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that Arena stockholders exercise appraisal rights under Section 262 of the DGCL.
Under Section 262 of the DGCL, where a merger agreement is to be submitted for adoption at a meeting of the stockholders, the corporation, not less than twenty (20) days prior to the meeting, shall notify each of the stockholders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of Section 262 of the DGCL. This proxy statement constitutes the formal notice of appraisal rights under Section 262 of the DGCL, and the required copy of Section 262 of the DGCL is attached to this proxy statement as Annex D. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his, her or its right to do so should review the following discussion and Annex D carefully because failure to timely and properly comply with the procedures specified may result in the loss of appraisal rights under the DGCL.
If a stockholder elects to exercise appraisal rights under Section 262 of the DGCL, such stockholder must do all of the following:
•
deliver to Arena a written demand for appraisal of your shares of Arena common stock prior to the taking of the vote to adopt the Merger Agreement, which written demand must reasonably inform us of the identity of the stockholder and that the stockholder intends to demand appraisal of his, her or its shares. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the Merger Agreement. Voting “AGAINST” or failing to vote “FOR” the adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL;

•	not vote, or abstain from voting, his, her or its shares in favor of the adoption of the Merger Agreement;
•	continuously hold of record the shares from the date on which the written demand for appraisal is made through the Effective Time of the Merger; and
•
comply with the procedures of Section 262 of the DGCL for perfecting appraisal rights thereafter, including filing of a petition in the Delaware Court of Chancery requesting a determination of the fair value of your shares of common stock within 120 days after the Effective Time of the Merger.

Within ten (10) days after the Effective Time of the Merger, the Surviving Corporation will provide notice of the effective date of the Merger to those stockholders of Arena who have properly made a written demand for appraisal pursuant to the first bullet above, as required by Section 262 of the DGCL, has not voted in favor of the adoption of the Merger Agreement and has not withdrawn or otherwise lost the right to appraisal. If the Merger is consummated, a failure to make a written demand for appraisal in accordance with the time periods specified in the first bullet above (or to take any of the other steps specified in the above bullets) will be deemed to be a waiver or a termination of your appraisal rights. At any time within sixty (60) days after the Effective Time of the Merger, any stockholder who has demanded an appraisal, but who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw the demand and to accept the Merger Consideration, without interest, specified by the Merger Agreement for his, her or its shares. Any attempt to withdraw made more than sixty (60) days after the Effective Time of the Merger will require the written approval of the Surviving Corporation and no appraisal proceeding before the Delaware Court of Chancery as to any stockholder will be dismissed without the approval of the Delaware Court of Chancery. Such approval may be conditioned upon any terms the Delaware Court of Chancery deems just; provided, however, that this provision will not affect the right of any stockholder that has made an appraisal demand but who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered in the Merger within sixty (60) days after the Effective Time of the Merger. If the Surviving Corporation does not approve a stockholder’s request to withdraw a demand for appraisal when the approval is required or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder would be entitled to receive only the appraised value determined in any such appraisal proceeding. This value could be higher or lower than, or the same as, the value of the Merger Consideration.

Written Demand by the Stockholder
All written demands for appraisal should be addressed to Arena Pharmaceuticals, Inc., 136 Heber Avenue, Suite 204, Park City, Utah 84060. Attention: General Counsel. The demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder’s name appears on the stockholder’s certificates (whether in book entry or on physical certificates) evidencing such stockholder’s shares. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be made by or for all owners of record. An authorized agent, including one or more joint owners, may execute the demand for appraisal for a stockholder of record, but such agent must identify the record owner or owners and expressly disclose in such demand that the agent is acting as agent for the record owner or owners of such shares.
A beneficial owner of shares held in “street name” who wishes to exercise appraisal rights should take such actions as may be necessary to ensure that a timely and proper demand for appraisal is made by the stockholder of record. If shares are held through a brokerage firm, bank or other nominee who in turn holds the shares through a central securities depository nominee, such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee, and must identify the depository nominee as the stockholder of record. Any beneficial owner who wishes to exercise appraisal rights and holds shares through a nominee holder is responsible for ensuring that the demand for appraisal is timely made by the stockholder of record. The beneficial holder of the shares should instruct the nominee holder that the demand for appraisal should be made by the stockholder of record of the shares, which may be a central securities depository nominee if the shares have been so deposited.
A record stockholder, such as a broker, bank, fiduciary, depository or other nominee, who holds shares as a nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners. In such case, the written demand for appraisal must set forth the number of shares covered by such demand. Unless a demand for appraisal specifies a number of shares, such demand will be presumed to cover all shares held in the name of such stockholder.
Filing a Petition for Appraisal
Within 120 days after the effective date of the Merger, but not thereafter, the Surviving Corporation or any stockholder who has complied with Section 262 of the DGCL and is entitled to appraisal rights under Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal rights who did not vote their shares in favor of the Merger and properly demanded appraisal of such shares. If no such petition is filed within that 120-day period, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. None of Pfizer, Merger Sub or Arena, as the Surviving Corporation, has any obligation to or has any present intention to file a petition and stockholders should not assume that any of the foregoing parties will file a petition or will initiate any negotiations with respect to the fair value of the shares. Accordingly, it is the obligation of the stockholders to initiate all necessary action to perfect their appraisal rights in respect of the shares within the period prescribed in Section 262 of the DGCL.
Within 120 days after the effective date of the Merger, any stockholder who has complied with Section 262 of the DGCL and the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which Arena has received demands for appraisal, and the aggregate number of stockholders of such shares. Such statement must be mailed within ten (10) days after a written request therefor has been received by the Surviving Corporation or within ten (10) days after the expiration of the period for delivery of demands for appraisal, whichever is later. Notwithstanding the foregoing requirement that a demand for appraisal must be made by or on behalf of the record owner of the shares, a person who is the beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person, and as to which demand has been properly made and not effectively withdrawn, may, in such person's own name, file a petition for appraisal or request from the Surviving Corporation the statement described in this paragraph.
If a petition for appraisal is duly filed by any stockholder and a copy of the petition is delivered to the Surviving Corporation, the Surviving Corporation will then be obligated within twenty (20) days after receiving service of a copy of the petition to file with the Delaware Register in Chancery a duly verified list (the “Verified List”) containing the names and addresses of all stockholders who have demanded an appraisal for their shares (the “Dissenting

Stockholders”) and with whom agreements as to the value of their shares has not been reached. Upon the filing of a petition by a Dissenting Stockholder, the Delaware Court of Chancery may order a hearing and that notice of the time and place fixed for the hearing on the petition will be mailed to the Surviving Corporation and all the Dissenting Stockholders shown on the Verified List. Notice will also be published at least one (1) week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or in another publication deemed advisable by the Delaware Court of Chancery. The costs relating to these notices will be borne by the Surviving Corporation.
If a hearing on the petition is held, the Delaware Court of Chancery is empowered to determine which Dissenting Stockholders have complied with the provisions of Section 262 of the DGCL and are entitled to an appraisal of their shares. The Delaware Court of Chancery may require that Dissenting Stockholders submit their share certificates, if any, to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings. The Delaware Court of Chancery is empowered to dismiss the proceedings as to any Dissenting Stockholder who does not comply with such requirement. Accordingly, Dissenting Stockholders are cautioned to retain their share certificates after the Effective Time and thereafter comply with all orders of the Delaware Court of Chancery in respect of such certificates. In addition, assuming the shares remain listed on a national securities exchange immediately before the Effective Time, which we expect to be the case, the Delaware Court of Chancery is required to dismiss the appraisal proceedings as to all Dissenting Stockholders unless (i) the total number of shares entitled to appraisal exceeds one percent (1%) of the outstanding shares eligible for appraisal or (ii) the value of the consideration provided in the Merger for such total number of shares exceeds $1 million.
Determination of Fair Value
After the Delaware Court of Chancery determines which stockholders are entitled to appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through the appraisal proceeding, the Delaware Court of Chancery will determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent (5%) over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time of the Merger and the date of payment of the judgment. However, at any time before the entry of judgment in the proceedings, the Surviving Corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter only upon the sum of (i) the difference, if any, between the amount so paid by the Surviving Corporation and the fair value of the shares as determined by the Delaware Court of Chancery, and (ii) interest accrued before such voluntary cash payment, unless paid at that time.
In determining fair value, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the Delaware Court of Chancery must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion that does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to fair value under Section 262 of the DGCL. You should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be more than, the same as, or less than the merger consideration that you would otherwise be entitled to receive under the terms of the Merger Agreement.

Upon application by the Surviving Corporation or by stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the Verified List and who has submitted such stockholder’s stock certificates, if any, to the Delaware Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights. When the fair value of the shares is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the stockholders entitled thereto, forthwith in the case of uncertificated stockholders or upon surrender by certificated stockholders of their stock certificates. The Delaware Court of Chancery’s decree may be enforced as other decrees in the Delaware Court of Chancery may be enforced. The Delaware Court of Chancery may also (i) determine the costs of the proceeding (which do not include attorneys’ fees or the fees and expenses of experts) and tax such costs upon the parties as the Delaware Court of Chancery deems equitable and (ii) upon application of a stockholder, order all or a portion of the expenses incurred by any Dissenting Stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to appraisal. In the absence of such an order, each party bears its own expenses. Determinations by the Delaware Court of Chancery are subject to appellate review by the Delaware Supreme Court.
Stockholders considering whether to seek appraisal should bear in mind that the fair value of their shares determined under Section 262 of the DGCL could be more than, the same as, or less than the value of the Merger Consideration to be paid in the Merger. Although Arena believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery. Neither Pfizer nor Arena anticipates offering more than the Merger Consideration to any Dissenting Stockholder, and each of Pfizer and Arena reserve the right to assert, in any appraisal proceeding, that for purposes of Section 262 of the DGCL, the “fair value” of the shares is less than the Merger Consideration.
The process of dissenting and exercising appraisal rights requires compliance with technical prerequisites. Stockholders wishing to exercise their appraisal rights should consult with their own legal counsel in connection with compliance with Section 262 of the DGCL.
Any stockholder who has duly demanded and perfected appraisal rights in compliance with Section 262 of the DGCL will not, after the Effective Time, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to stockholders as of a date prior to the Effective Time.
If any stockholder who demands appraisal of shares under Section 262 of the DGCL fails to perfect, successfully withdraws or loses such stockholder’s right to appraisal, such stockholder’s shares will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration. A stockholder will fail to perfect, or effectively lose, the stockholder's right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the Merger. Inasmuch as Arena has no obligation to file such a petition and has no present intention to do so, any stockholder who desires such a petition is advised to file it on a timely basis. In addition, a stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal in accordance with Section 262 of the DGCL and accept the Merger Consideration by delivering to Arena a written withdrawal of such stockholder's demand for appraisal and acceptance of the terms of the Merger either within sixty (60) days after the effective date of the Merger or thereafter with the written approval of Arena. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that the limitation set forth in this sentence will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the Merger Consideration within sixty (60) days after the effective date of the Merger.`
STOCKHOLDERS WHO VOTE SHARES IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT WILL NOT BE ENTITLED TO EXERCISE APPRAISAL RIGHTS WITH RESPECT THERETO BUT, RATHER, WILL RECEIVE THE MERGER CONSIDERATION.
The foregoing summary of the rights of the stockholders of Arena to seek appraisal rights under Delaware law does not purport to be a complete statement of the procedures to be followed by the stockholders of Arena desiring to exercise any appraisal rights available thereunder and is qualified in its entirety by reference to Section 262 of the DGCL. The proper exercise of appraisal rights requires strict adherence to the applicable provisions of the DGCL. A copy of Section 262 of the DGCL is included as Annex D to this proxy statement.
Accounting Treatment
The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.
Material U.S. Federal Income Tax Consequences of the Merger
The following discussion is a summary of material U.S. federal income tax consequences of the Merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below) whose shares are converted into the right to receive cash pursuant to the Merger. This summary is general in nature and does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, court decisions, published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. This discussion is limited to stockholders who hold their shares of common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes).
This discussion is for general information only and does not address all of the tax consequences that may be relevant to stockholders in light of their particular circumstances. For example, this discussion does not address the tax consequences that may be relevant to stockholders who may be subject to special treatment under U.S. federal income tax laws, such as:
•	banks, mutual funds, insurance companies or other financial institutions;
•	tax-exempt organizations;
•	retirement or other tax deferred accounts;
•
S corporations, partnerships or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (or other pass-through entities) or an investor in a partnership, S corporation (or other pass-through entity);

•	dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities;
•	regulated investment companies or real estate investment trusts;
•	entities subject to the U.S. anti-inversion rules;
•	certain former citizens or long-term residents of the United States;
•	except as noted below, stockholders that own or have owned (directly, indirectly or constructively) five percent (5%) or more of Arena’s common stock (by vote or value);
•	stockholders holding the shares as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;
•	stockholders whose shares constitute qualified small business stock within the meaning of Section 1202 of the Code;
•	stockholders that received their shares of common stock in a compensatory transaction, through a tax qualified retirement plan or pursuant to the exercise of options or warrants;
•	stockholders who own an equity interest, actually or constructively, in Pfizer or the Surviving Corporation following the Merger;
•	U.S. Holders whose “functional currency” is not the U.S. dollar;
•	stockholders who hold their common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

•	stockholders subject to the Medicare tax on net investment income or the alternative minimum tax;
•
stockholders subject to special tax accounting rules as a result of any item of gross income with respect to the shares of common stock being taken into account in an “applicable financial statement” (as defined in the Code);

•	stockholders who are controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax; or
•	tax consequences to stockholders that do not vote in favor of the Merger and properly demand appraisal of their shares under Section 262 of the DGCL.
If a partnership (including an entity or arrangement, domestic or non-U.S., treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of common stock and partners therein should consult their tax advisors regarding the consequences of the Merger.
We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.
THE FOLLOWING SUMMARY IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX PLANNING. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO YOU IN CONNECTION WITH THE MERGER IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, INCLUDING FEDERAL ESTATE, GIFT AND OTHER NON-INCOME TAX CONSEQUENCES, AND TAX CONSEQUENCES UNDER STATE, LOCAL OR NON-U.S. TAX LAWS.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of common stock that is for U.S. federal income tax purposes:
•	an individual who is (or is treated as) a citizen or resident of the United States;
•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code; or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of common stock that is not a U.S. Holder nor an entity classified as a partnership for U.S. federal income tax purposes.
U.S. Holders
The receipt of cash by a U.S. Holder in exchange for shares of common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the Merger. Gain or loss must be determined separately for each block of shares (that is, shares acquired at the same cost in a single transaction). A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the Merger. Long-term capital gains of non-corporate taxpayers are currently taxed at preferential U.S. federal income tax rates. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders
Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of thirty percent (30%) (or a lower rate under an applicable income tax treaty);

•
such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the Merger, and certain other requirements are met, in which case such gain will be subject to U.S. federal income tax at a rate of thirty percent (30%) (or a lower rate under an applicable income tax treaty), which gain may be offset by certain U.S. source capital losses of such Non-U.S. Holder if the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses; or

•
Arena is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (“USRPHC”), at any time within the shorter of the five (5)-year period preceding the Merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of common stock (the “Relevant Period”) and, if shares of Arena’s common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns directly or is deemed to own pursuant to attribution rules more than five percent (5%) of our common stock at any time during the Relevant Period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. Although there can be no assurances in this regard, we believe that we are not, and have not been, a USRPHC at any time during the five (5)-year period preceding the Merger.

Information Reporting and Backup Withholding
Information reporting and backup withholding (currently, at a rate of twenty-four percent (24%)) may apply to the proceeds received by a stockholder pursuant to the Merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such stockholder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form) or (2) a Non-U.S. Holder that (i) provides a certification of such stockholder’s foreign status on the appropriate series of IRS Form W-8 (or a substitute or successor form) or (ii) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the stockholder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
Withholding on Foreign Entities
Sections 1471 through 1474 of the Code (“FATCA”), impose a U.S. federal withholding tax of thirty percent (30%) on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of thirty percent (30%) on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. FATCA withholding currently applies to payments of dividends. The Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of thirty percent (30%) applicable to the gross proceeds of a sale or other disposition of our common stock. In its preamble to such proposed regulations, the Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.

Stockholders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on the disposition of common stock pursuant to the Merger.
Regulatory Approvals Required for the Merger
General
Arena and Pfizer have agreed to use reasonable best efforts to obtain all regulatory approvals required to consummate the Merger and the other transactions contemplated by the Merger Agreement, subject to certain limitations as set forth in the Merger Agreement.
HSR Act and Antitrust Matters
Under the HSR Act and the rules promulgated thereunder, certain acquisitions may not be completed until information has been furnished to the Antitrust Division of the U.S. Department of Justice (“DOJ”) and the Federal Trade Commission (“FTC”), and the applicable HSR Act waiting period requirements have been satisfied. The waiting period under the HSR Act applicable to the Merger is thirty (30) calendar days, unless the waiting period is terminated earlier or extended. If the DOJ or FTC issues a request for additional information and documentary materials (which we refer to as a “Second Request”), the parties must observe a second thirty (30)-day waiting period, which would begin to run only after both parties have substantially complied with such Second Request, unless the waiting period is terminated earlier or the parties agree with the DOJ or FTC to delay consummation of the merger for a specified period of time.
The Merger is subject to the provisions of the HSR Act and therefore cannot be completed until each of Arena and Pfizer file a notification and report form with the DOJ and the FTC under the HSR Act and the applicable waiting period has expired or been terminated.
The Merger is also conditioned on the expiration or termination of any agreement not to consummate the Merger with any governmental body, and the receipt of any requisite approvals or clearances under the Antitrust Laws and competition laws of other jurisdictions that may initiate or commence or merger control inquiry and for which approval or clearance is deemed applicable to the Merger. This includes Austria and Germany unless the relevant jurisdiction declines, does not assert or defers jurisdiction; the United Kingdom if it opens an investigation or requires that a merger notification be made; and the European Union if the European Commission accepts a referral request.
At any time before or after consummation of the Merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the DOJ or the FTC could take such action under the Antitrust Laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of one or both of the parties, requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights, or requiring the parties to agree to other remedies. At any time before or after the completion of the Merger, and notwithstanding the termination or expiration of the waiting period under the HSR Act, any state or foreign jurisdiction could take such action under the Antitrust Laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of one or both of the parties, requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights, or requiring the parties to agree to other remedies. Private parties may also seek to take legal action under the Antitrust Laws under certain circumstances, including by seeking to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, any of which actions could significantly impede or even preclude obtaining required regulatory approvals. We cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, we will prevail.
Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions, restrictions, qualifications, requirements or limitations on the completion of the Merger, including the requirement to divest assets, license or hold separate assets or terminate existing relationships and contractual rights, or agree to other remedies, or require changes to the terms of the Merger Agreement. These conditions or changes could result in the conditions to the Merger not being satisfied. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained and there may be a substantial period of time between the approval by stockholders and the completion of the Merger.

Arena and Pfizer have agreed to use reasonable best efforts to obtain all regulatory approvals required to consummate the Merger and the other transactions contemplated by the Merger Agreement, subject to certain limitations as set forth in the Merger Agreement.
Legal Proceedings
As of the filing of this proxy statement, there were no legal proceedings pending related to the Merger.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT
The following summary describes the material provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.
The representations, warranties, covenants and agreements described below and included in the Merger Agreement (i) were made only for purposes of the Merger Agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the Merger Agreement; and (iii) may be subject to important qualifications, limitations and supplemental information agreed to by Arena, Pfizer and Merger Sub in connection with negotiating the terms of the Merger Agreement and contained in the confidential disclosure schedules. In addition, the representations and warranties have been included in the Merger Agreement for the purpose of allocating contractual risk between Arena, Pfizer and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Arena, Pfizer or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Arena, Pfizer and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure schedule to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Arena, Pfizer, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Arena and its business.
Effects of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers
The Merger Agreement provides that, on the terms and subject to the conditions of the Merger Agreement and in accordance with the DGCL, at the Effective Time (i) Merger Sub will be merged with and into Arena, and the separate corporate existence of Merger Sub will thereupon cease, (ii) Arena will be the successor or surviving corporation in the Merger and will continue to be governed by the laws of the State of Delaware, (iii) the corporate existence of Arena with all its rights, privileges, powers and franchises will continue and (iv) Arena will succeed to and assume all the rights and obligations of Merger Sub. The corporation surviving the Merger is sometimes referred to as the “Surviving Corporation.” The Merger will have the effects set forth in the applicable provisions of the DGCL.
At the Effective Time, the certificate of incorporation of Arena will be amended and restated to conform to Annex II of the Merger Agreement and, as so amended, will be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The name of the Surviving Corporation will be Arena Pharmaceuticals, Inc.
At the Effective Time, the bylaws of Arena will be amended and restated to be identical to the bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that all references therein to Merger Sub will be deemed to be references to the Surviving Corporation, and, as so amended, will be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.
Closing and Effective Time
Closing will occur at 9:00 a.m. New York time on the second (2nd) business day after the satisfaction or waiver of all of the closing conditions of the Merger (described below under the caption “—Conditions to the Closing of the Merger”) (other than those conditions to be satisfied at the Closing). On the date of the Closing (or on such other date as Pfizer and Arena may agree), Pfizer, Merger Sub and Arena will cause a certificate of merger (the “Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in accordance with the DGCL. The Merger will become effective upon the time and date of the filing of the Certificate of Merger or such later time and date as is specified in the Certificate of Merger.
Merger Consideration
Common Stock
At the Effective Time, and without any further action on the part of the parties or any of Arena’s stockholders, each share of common stock of Arena, par value $0.0001 per share (the “Shares”) then outstanding immediately prior to the Effective Time (other than (i) common stock owned by Arena as treasury stock, (ii) common stock owned by Pfizer or Merger Sub and (iii) any Dissenting Shares) will be cancelled and cease to exist and automatically converted into the right to receive the Merger Consideration, subject to any withholding of taxes.
Treatment of Arena Options, Arena RSUs and Arena PRSUs
The Merger Agreement provides that, at the Effective Time, subject to all required withholding taxes, each:
(i)
Arena Option granted by Arena under the Arena Stock Plans that is outstanding as of immediately prior to the Effective Time, whether or not then vested, will be cancelled and immediately cease to be outstanding and converted into the right to receive an amount in cash equal to the product of (1) the excess, if any, of the Merger Consideration over the per-share exercise price of such Arena Option, multiplied by (2) the number of shares of common stock then subject to such Arena Option;

(ii)
Arena RSU, except as described in subclause (iii) below, subject to vesting conditions based solely on continued employment or service to Arena or its subsidiaries Plan that is unvested and outstanding as of immediately prior to the Effective Time, will be cancelled and immediately cease to be outstanding and converted into the right to receive an amount in cash in respect thereof equal to the Merger Consideration;

(iii)
2022 Arena RSU that is unvested and outstanding as of immediately prior to the Effective Time will be substituted automatically with an Adjusted RSU that is equal to the product of (1) the total number of shares of common stock subject to the 2022 Arena RSU immediately prior to the Effective Time multiplied by (2) the Arena RSU Exchange Ratio, with any fractional shares rounded to the nearest whole share. Each Adjusted RSU will otherwise be subject to the same terms and conditions applicable to such 2022 Arena RSU immediately prior to the Effective Time (including vesting terms, and subject to accelerated vesting in connection with certain qualifying terminations of employment following the Effective Time); and

(iv)
Arena PRSU that is unvested and outstanding as of immediately prior to the Effective Time will be cancelled and immediately cease to be outstanding and concerted into the right to receive an amount in cash equal to the Merger Consideration (with all the performance-based vesting conditions associated with such Arena PRSU being deemed achieved at the greater of actual completed performance at the Effective Time or at target).

Treatment of Purchase Rights Under the Employee Stock Purchase Plan
The Merger Agreement generally provides that after December 12, 2021, no new offering periods will begin under the Arena ESPP and no Arena employee may become a new participant in the Arena ESPP and no Arena ESPP participant may increase the percentage amount of his or her payroll deductions or purchase elections. Each purchase right issued pursuant to the Arena ESPP must be fully exercised not later than the earlier of the last day of the current purchase period or five (5) business days prior to the Effective Time and, immediately following such purchase and contingent on closing, the Arena ESPP will terminate.
Exchange and Payment Procedures
The Merger Agreement provides that the Paying Agent will act as agent for the holders of common stock and will receive the funds to which holders of common stock will become entitled in connection with the Merger. The Paying Agent will act as agent to the stockholders to receive the Merger Consideration payments. Pfizer will cause the Surviving Corporation to provide to the Paying Agent on a timely basis, promptly after the Effective Time (and no later than the same day as the Effective Time occurs to the extent that the Effective Time is before 1:00 p.m. New York time, or else, the next business day) and as and when needed after the Effective Time, cash necessary to pay for common stock converted in the Merger into the right to receive the Merger Consideration (the “Exchange Fund”). If the Exchange Fund is inadequate to pay the amounts to which holders of common stock are entitled, Pfizer will promptly deposit, or cause the Surviving Corporation promptly to deposit, additional cash with the Paying Agent sufficient to make all payments of Merger Consideration, and Pfizer and the Surviving Corporation will in any event be liable for payment thereof.
Promptly after the Effective Time (but in no event later than five (5) business days thereafter), the Paying Agent will mail to each holder of record of a certificate share of common stock (a “Certificate”), which immediately prior to the Effective Time represented outstanding Shares, whose shares were converted into the right to receive the Merger Consideration (i) a letter of transmittal and (ii) instructions for effecting the surrender of the Certificate in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Pfizer, together with such letter of transmittal, duly executed and properly completed and such other documents as may be reasonably requested by the Paying Agent, the holder of such Certificate will be entitled to receive in exchange therefor the Merger Consideration (such payments to be net of applicable taxes withheld) for each share of common stock formerly represented by such Certificate, and the Certificate so surrendered will forthwith be cancelled.
At any time following six (6) months after the Effective Time, the Surviving Corporation may require the Paying Agent to deliver to it any unclaimed funds, at which point holders of shares entitled to the unclaimed funds may look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors with respect to the Merger Consideration payable upon due surrender of their certificates or shares of common stock, without any interest thereon.
Representations and Warranties
The Merger Agreement contains representations and warranties of Arena, Pfizer and Merger Sub.
Some of the representations and warranties in the Merger Agreement made by Arena are qualified as to “materiality” or “Material Adverse Effect.” For purposes of the Merger Agreement, a “Material Adverse Effect” means any effect, change, development or occurrence that has had, or would reasonably be expected to have, a material adverse effect, individually or in the aggregate, on the business, condition (financial or otherwise), assets, liabilities or results of operations of Arena and its subsidiaries, taken as a whole. However, subject to certain exceptions, any effect, change, development or occurrence resulting from the following will not be taken into account in determining whether a Material Adverse Effect has occurred:
(i)	changes in general United States or global economic, regulatory or financial market conditions;
(ii)	changes in the economic, business and financial environment generally affecting the biotechnology industry;
(iii)
in and of itself, any change in Arena’s stock price or any failure by Arena to meet any revenue, earnings or other similar internal or analysts’ projections (it being understood that any effect, change, development or occurrence giving rise to or contributing to such change or failure may be deemed to constitute, or be taken into account in determining whether there has been, a Material Adverse Effect);

(iv)
an act of terrorism or an outbreak or escalation of hostilities or war (whether or not declared) or any natural disasters, health emergencies, including pandemics (including COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks or other outbreaks of diseases or quarantine restrictions) or epidemics, or other similar force majeure events, including any worsening of such conditions existing as of the date of the Merger Agreement;

(v)	any adoption, implementation, promulgation, repeal, modification, amendment or other changes in laws or GAAP;
(vi)	any event, occurrence, circumstance, change or effect arising from fluctuations in the value of any currency or interest rates;
(vii)
the public announcement or pendency of the Merger or the other transactions contemplated by the Merger Agreement (which for the avoidance of doubt will not apply to Arena’s representations and warranties relating to required filings and consents);

(viii)	any event, occurrence, circumstance, change or effect resulting or arising from the identity of Pfizer or Merger Sub as the acquiror of Arena;
(ix)
any results, outcomes, data, adverse events, side effects or safety observations arising from the efficacy or safety data reported in (1) the Elevate UC 12: Phase 3, Randomized, Double-Blind, Placebo-Controlled, 12-Week Study to Assess the Efficacy and Safety of Etrasimod (Etrasimod versus Placebo as Induction Therapy) in Subjects With Moderately to Severely Active Ulcerative Colitis (NCT03996369) or (2) the Elevate UC 52: Phase 3, Randomized, Double-Blind, Placebo-Controlled, 52-Week Study to Assess the Efficacy and Safety of Etrasimod in (Etrasimod versus Placebo for the Treatment of) Subjects With Moderately to Severely Active Ulcerative Colitis (NCT03945188);

(x)	the changes disclosed in the Arena disclosure schedule under the heading Annex I, “Company Material Adverse Effect”, to the Merger Agreement; or
(xi)	any statement in any documents required to be filed by Arena with the SEC since January 1, 2019, to the effect that Arena may cease to qualify as a “going concern”.
provided, further, that if the effects, changes, developments, events or occurrences set forth in clauses (i), (ii), (iv) and (v) above, have a disproportionate impact on Arena and each subsidiary of Arena, taken as a whole, relative to the other participants in the biotechnology industry, such effects, changes, developments or occurrences may be taken into account in determining whether a Company Material Adverse Effect has occurred to the extent of such disproportionate impact or (b) on the ability of Arena to perform its obligations in accordance with the Merger Agreement or to prevent or materially delay the consummation of the Merger or any of the other transactions contemplated thereby.
In the Merger Agreement, Arena has made customary representations and warranties to Pfizer and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement and the Arena disclosure schedule. These representations and warranties relate to, among other things:
•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to Arena and its subsidiaries;
•	the certificate of incorporation and bylaws of Arena and its subsidiaries;
•	ownership and capital structure of Arena and its subsidiaries;
•	the absence of any agreement relating to the issuance, sale, repurchase, redemption, transfer, voting, of or regarding any Shares;
•	Arena’s corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement and the enforceability of the Merger Agreement against Arena;
•	required consents, approvals and regulatory filings in connection with the Merger Agreement;
•	the preparation of Arena’s financial statements, including Arena’s maintenance of internal controls with respect to financial reporting;
•	the preparation, compliance, accuracy and timely filing of or furnishing to the SEC all Arena SEC filings, including disclosure controls and procedures;
•	the absence of any action that has occurred that had a Material Adverse Effect, since January 1, 2021;
•	the operation in all material respects in the ordinary course of business consistent with past practice by Arena and its subsidiaries since January 1, 2021;
•	the absence of undisclosed liabilities;
•	litigation matters;
•	product liability matters;
•	possession of all permits necessary to enable Arena and its subsidiaries to conduct its business;
•	compliance with applicable laws;
•	employee benefit plans;

•	labor matters;
•	tax matters;
•	the existence and enforceability of specified categories of Arena’s material contracts;
•	intellectual property matters;
•	real and personal property;
•	environmental matters;
•	Arena’s largest suppliers during the twelve (12) months ended December 31, 2020;
•	anti-corruption laws and sanctions and similar rules and regulations;
•	FDA and related matters;
•	healthcare regulatory compliance;
•	data privacy and information security matters;
•	insurance matters;
•	the applicability of Section 203 of the DGCL and any other applicable takeover or anti-takeover laws;
•	payment of fees and expenses to any investment banker, broker, finder or other intermediary in connection with the Merger Agreement;
•	the rendering of Evercore and Guggenheim Securities’ opinions to Arena;
•
absence of any transaction or agreement between Arena or any of its subsidiaries, on the one hand, and any affiliate, stockholder that beneficially owns five percent (5%) of more of the outstanding shares of common stock, or current or former director or executive officer of Arena, on the other hand; and

•	the statements made in this proxy statement.
In the Merger Agreement, Pfizer and Merger Sub have made customary representations and warranties to Arena that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to each of Pfizer and Merger Sub;
•
Pfizer’s and Merger Sub’s corporate power and authority to execute and deliver their obligations under the Merger Agreement and the enforceability of the Merger Agreement against Pfizer and Merger Sub;

•	required consents, approvals and regulatory filings in connection with the Merger Agreement;
•	litigation matters;
•	payment of fees to any investment banker, broker, finder or other intermediary in connection with the Merger Agreement;
•	sufficiency of funds;
•	capitalization of Merger Sub;
•	no interested stockholders; and
•	no other representations and warranties.
The representations and warranties contained in the Merger Agreement will not survive the consummation of the Merger.
Conduct of Business Pending the Merger
The Merger Agreement provides that during the Pre-Closing Period, except (i) as required by law, (ii) as may be consented to in writing by Pfizer (which consent will not be unreasonably withheld, conditioned or delayed), (iii) as may be required in accordance with the Merger Agreement, or (iv) as disclosed in the Arena disclosure schedule to the Merger Agreement, or (v) in connection with the COVID-19 pandemic to the extent reasonably necessary (A) to protect the health and safety of Arena’s or its subsidiaries’ employees, (B) to respond to third party supply or service disruptions caused by the COVID-19 pandemic or (C) as required by any applicable law, directive or guideline from any governmental authority arising out of, or otherwise related to, the COVID-19 pandemic (including any response to COVID-19), Arena will, and will cause its subsidiaries to, conduct in all material respects the business of Arena and its subsidiaries in the ordinary course of business consistent with past practice and use reasonable best efforts to preserve their material assets and business organization intact in all material respects and maintain its material existing business relations and goodwill.
Without limiting the generality of the foregoing, the Merger Agreement provides that, except (i) as required by law, (ii) as may be consented to in writing by Pfizer (which consent will not be unreasonably withheld, conditioned or delayed), (iii) required in accordance with the Merger Agreement or (iv) as disclosed in the Arena disclosure schedule to the Merger Agreement, Arena will not, and will cause each of its subsidiaries not to:
•	amend or change the certificate of incorporation, bylaws or other organizational documents of Arena or its subsidiaries;
•
adjust, split, reverse split, combine, subdivide, reclassify, redeem, purchase, repurchase or otherwise acquire, directly or indirectly, or amend Arena’s or its subsidiaries’ securities, other than in connection with withholding to satisfy the exercise price and/or tax obligations with respect to Arena Options, Arena RSUs or Arena PRSUs pursuant to the terms thereof (as in effect as of the date of the Merger Agreement);

•
issue, sell, pledge, modify, transfer, dispose of, encumber or grant, or authorize the same with respect to, directly or indirectly, any of Arena’s or any subsidiary of Arena’s securities, other than (i) the 2022 Arena RSUs and (ii) Arena may issue common stock upon the exercise of Arena Options or vesting and settlement of Arena RSUs or Arena PRSUs outstanding as of the close of business on December 10, 2021 (the “Capitalization Date”) in accordance with their respective terms or issuable to participants in Arena ESPP in accordance with the terms thereof;

•	declare, set aside, authorize, make or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to Arena’s or any subsidiary of Arena’s securities;
•	establish, adopt, enter into, amend, modify or terminate any benefit plan;
•
grant or pay any bonus, incentive, change in control, retention, severance, termination, tax gross-up or profit-sharing award or payment, or increase the base salary and/or cash bonus opportunity or other compensation of any current or former director, officer, employee, or individual service provider of Arena or its subsidiaries, except in each case, as required by law, or as required in accordance with a benefit plan in effect as of the date of the Merger Agreement, so long as such benefit plan has been disclosed on the Arena disclosure schedule to the Merger Agreement;

•
except as required by any benefit Plan in effect as of the date of the Merger Agreement, accelerate or take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any current or former director, officer, employee or individual service provider of Arena or its subsidiaries;

•
provide any broad-based written communication to Arena’s or its subsidiaries’ employees with respect to the compensation, benefits or other treatment they will receive following the Effective Time, unless such communication is approved by Pfizer in advance of such communication or is required by law;

•	materially change the manner in which contributions to broad-based benefit plans are made or the basis on which such contributions are determined, except as may be required by GAAP;
•	hire, engage, promote, or terminate (other than for cause) the employment or engagement of any employee or individual independent contractor with annual base compensation in excess of $275,000;
•
take any action that would constitute a “Mass Layoff” or “Plant Closing” within the meaning of the WARN Act or require notice to employees, or trigger any other obligations or liabilities, under the WARN Act or any similar state, local or foreign law;

•
make any loan or advance to (other than travel and similar advances to its employees in the ordinary course of business and consistent with past practice), or capital contribution to, or investment in, any person (other than a wholly-owned subsidiary of Arena) in excess of $150,000 in the aggregate;

•	forgive any loans or advances to any officers, employees, directors or other individual service providers of Arena, its subsidiaries or affiliates;
•
change its existing borrowing or lending arrangements for or on behalf of any person, except in the ordinary course of business in connection with relocation activities of any employees of Arena or its subsidiaries;

•
acquire any corporation, partnership, limited liability company, joint venture, other business organization, any equity interest in any of the foregoing, any real estate or all or any material portion of the assets, business or properties of any person;

•
sell, pledge, dispose of, transfer, abandon, lease, license, mortgage, incur any lien on or otherwise transfer or encumber any portion of the tangible or intangible assets, business, properties or rights of Arena or its subsidiaries, except in the ordinary course of business and consistent with past practice, subject to certain exceptions;

•	enter into any new line of business;
•	create any new subsidiary;
•
pay, discharge or satisfy any indebtedness that has a prepayment cost, “make whole” amount, prepayment penalty or similar obligation, other than indebtedness incurred or owed by Arena or its subsidiaries;

•	cancel any material indebtedness (individually or in the aggregate) or settle, waive or amend any claims or rights of substantial value;
•	incur, create, assume or otherwise become liable or responsible for any indebtedness, including by the issuance of any debt security, subject to certain exceptions;
•	assume, guarantee, endorse or otherwise become liable or responsible for any Indebtedness of any person;
•	issue or sell any debt securities of Arena or its subsidiaries, including options, warrants, calls or other rights to acquire any debt securities;
•
negotiate, amend, extend, renew, terminate or enter into, or agree to any amendment or modification of, or waive, release or assign any rights in accordance with, any material contract to which Arena or any of its subsidiaries is a party, subject to certain exceptions;

•	negotiate, amend, modify, extend, enter into or terminate any labor, collective bargaining, works council or similar agreement;
•	make any material change to Arena’s or its subsidiaries’ methods, policies and procedures of accounting, except as required by GAAP or Regulation S-X of the Exchange Act;
•	make or agree to make any capital expenditure exceeding $1,000,000 individually and $5,000,000 the aggregate during any fiscal quarter, subject to certain exceptions;
•	write up, write down or write off the book value of any material assets;
•
agree to, commence, release, compromise, assign, settle or resolve, in whole or in part, any threatened or pending proceeding or insurance claim, other than settlements that result solely in monetary obligations involving payment (without the admission of wrongdoing) by Arena or its subsidiaries of an amount not greater than $1,500,000 (net of insurance proceeds) in the aggregate;

•	fail to use commercially reasonable efforts to maintain in effect material insurance policies covering Arena and each of its subsidiaries and their respective properties, assets and businesses;
•
sell, transfer, assign, lease, license or otherwise dispose of to any person (including any Affiliate) any rights to any Arena intellectual property, other than licensing non-exclusive rights in the ordinary course of business consistent with past practice;

•
cancel, dedicate to the public, disclaim, forfeit, reissue, reexamine or abandon without filing a substantially identical counterpart in the same jurisdiction with the same priority or allow to lapse (except with respect to Patents expiring in accordance with their terms) any Arena intellectual property;

•	fail to make any filing, pay any fee, or take any other action necessary to prosecute and maintain in full force and effect any registered Arena intellectual property;
•	make any change in Arena’s intellectual property that does or would reasonably be expected to materially impair such intellectual property or Arena’s or its subsidiaries’ rights with respect thereto;
•	disclose to any person, other than representatives of Pfizer and Merger Sub, any trade secrets or know-how;
•
disclose to any person, other than representatives of Pfizer and Merger Sub, any confidential or proprietary information, except in the ordinary course of business to a person that is subject to confidentiality obligations;

•	fail to take or maintain reasonable measures to protect the confidentiality and value of Arena’s trade secrets;
•	make, adopt or change any material tax election or method of tax accounting;
•	file any material amended tax return;
•	settle or compromise any audit, assessment or other proceeding relating to a material amount of taxes;
•	agree to an extension or waiver of the statute of limitations with respect to federal income taxes or other material taxes;
•	enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of any law) with respect to any material tax;
•	surrender any right to claim a material tax refund;
•	merge or consolidate with any person;
•	adopt a plan of liquidation, dissolution, restructuring, recapitalization or other reorganization; or
•	enter into any agreement, contract, commitment or arrangement to do, or adopt any resolutions approving or authorizing, or announce an intention to do, any of the foregoing.
Notwithstanding the foregoing, nothing contained herein will give to Pfizer or Merger Sub, directly or indirectly, rights to control or direct the operations of Arena and any subsidiary of Arena prior to the Effective Time, and Arena will not be required to take any action or prohibited from taking any action required or prohibited by the Merger Agreement if the inclusion of such requirement or prohibition in the Merger Agreement would reasonably be expected to violate applicable law (including any Antitrust Law). Prior to the Effective Time, each of Pfizer and Arena will exercise, consistent with the terms and conditions hereof, complete control and supervision of its and its subsidiaries’ respective operations.
The “No Shop” Period—No Solicitation of Other Offers
For purposes of this proxy statement and the Merger Agreement:
“Arena Acquisition Proposal” means an inquiry, proposal or offer (whether or not in writing) from any person (other than Pfizer or its subsidiaries) relating to, or that is reasonably expected to lead to (in one transaction or a series of transactions) any:
•
merger, consolidation, share exchange, business combination, recapitalization, reorganization, dissolution, liquidation, joint venture or similar transaction involving Arena or its subsidiaries, pursuant to which any person or group of related persons would beneficially own or control, directly or indirectly, twenty percent (20%) or more (on a non-diluted basis) of any class of equity or voting securities of Arena or its subsidiaries or any resulting parent company of Arena or its subsidiaries;

•
sale, lease, license or other disposition, directly or indirectly, of assets of Arena (including capital stock or other equity interests of any subsidiary of Arena) or any subsidiary of Arena representing twenty percent (20%) or more of the consolidated assets, net revenues or net income of Arena and each subsidiary of Arena, taken as a whole,

•
issuance or sale or other disposition of capital stock or other equity interests representing twenty percent (20%) or more (on a non-diluted basis) of any class of equity or voting securities of Arena;

•
tender offer, exchange offer or any other transaction or series of transactions that, if consummated, would result in any person or group of related persons, directly or indirectly, beneficially owning or having the right to acquire beneficial ownership of capital stock or other equity interests representing twenty percent (20%) or more (on a non-diluted basis) of any class of equity or voting securities of Arena; or

•	any combination of the foregoing.
“Superior Proposal” means a written Arena Acquisition Proposal that did not result from or involve a material breach and that proposes an acquisition of more than fifty percent (50%) of the equity securities or consolidated total assets of Arena and its subsidiaries on terms which the Board of Directors determines in its good faith judgment to be more favorable to the holders of common stock than the transactions contemplated hereby (after consultation with its financial and legal advisors), taking into account all the terms and conditions of such proposal and the Merger Agreement, which the Board of Directors has determined to be as or more reasonably likely to be completed on the terms proposed than the transactions contemplated by the Merger Agreement, taking into account all financial, regulatory, legal and other aspects of such proposal and the terms of the Merger Agreement.
During the Pre-Closing Period, Arena and its subsidiaries have agreed to cease, terminate and use reasonable best efforts to cause its representatives to cease and terminate, all solicitations, discussions, and negotiations with any person with respect to any Arena Acquisition Proposal of as of the date of the Merger Agreement;
In addition, during the Pre-Closing Period, Arena and its subsidiaries have agreed not to, and to cause its representatives not to directly or indirectly:
•	initiate, solicit, knowingly encourage or facilitate the making of any offer or proposal which constitutes or is reasonably likely to lead to an Arena Acquisition Proposal;
•	enter into any agreement with respect to an Arena Acquisition Proposal; or
•
engage in negotiations or discussions with, or provide any non-public information or data to, any person (other than Pfizer or its affiliates or representatives) relating to any Arena Acquisition Proposal, grant any waiver or release under any restriction from making an Arena Acquisition Proposal, in each case, other than discussions solely to notify such person of the terms of the non-solicitation obligations or to clarify the terms and conditions of such proposal or offer.

Arena agreed that any violations of the non-solicitation obligations of the Merger Agreement by its representatives will be deemed to be a breach of the Merger Agreement by Arena.
In addition, as of the date of the Merger Agreement, Arena will promptly (but in no event later than three (3) business days after the date of the Merger Agreement) demand that each person that has executed a confidentiality agreement in connection with a potential Arena Acquisition Proposal within the one (1)-year period prior to the date of the Merger Agreement return (or destroy, to the extent permitted by the applicable confidentiality agreement) all confidential information furnished to such individual or entity by or on behalf of Arena or its subsidiaries.
At any time after the date of the Merger Agreement and prior to receipt of the Requisite Vote, Arena and its representatives may furnish non-public information concerning Arena’s business, properties or assets to any person in accordance with a confidentiality agreement with terms no less favorable in the aggregate to Arena than those contained in the confidentiality agreement entered into as of September 10, 2020 between Arena Pharmaceuticals, Inc. and Pfizer Inc., as amended by the First Amendment to Confidentiality Agreement made as of October 31, 2021, as it may be further amended from time to time. Arena and its representatives may participate in discussions and negotiations with such person concerning an Arena Acquisition Proposal if, but only if, such person has, in the absence of any material breach of the non-solicitation obligations of the Merger Agreement, submitted a bona fide proposal to Arena relating to such Arena Acquisition Proposal that the Board of Directors determines in good faith, after consultation with its financial advisors, is or is reasonably likely to lead to a Superior Proposal.
Relatedly, from and after the date of the Merger Agreement and prior to the Special Meeting, Arena will promptly (and in any event within 48 hours) notify Pfizer if Arena or its subsidiaries or representatives receives any (i) Arena Acquisition Proposal or indication by any person that it is considering making an Arena Acquisition Proposal, (ii) any request for non-public information requests related to any Arena Acquisition Proposals or (iii) any inquiries or requests for discussions or negotiations with respect to any Arena Acquisition Proposal. Arena will provide Pfizer promptly (and in any event within such forty-eight (48)-hour period) with the identity of such person and a correct and complete copy of such Arena Acquisition Proposal, indication, inquiry or request (or, where such Arena Acquisition Proposal is not in writing, a description of the material terms and conditions of such Arena Acquisition Proposal, indication, inquiry or request), including any modifications thereto. Arena has agreed to keep Pfizer reasonably informed (orally and in writing) on a current basis (and in any event no later than 36 hours after the occurrence of any material changes, developments, discussions or negotiations) of the status of any Arena Acquisition Proposal, indication, inquiry or request (including the material terms and conditions thereof and of any modification thereto), and any material developments, discussions and negotiations, including furnishing copies of any written inquiries, correspondence, and draft documentation, and written summaries of any material oral inquiries or discussions. Without limiting the foregoing, Arena will promptly (and in any event within thirty-six (36) hours) notify Pfizer orally and in writing if it determines to begin providing information or to engage in discussions or negotiations concerning an Arena Acquisition Proposal and will in no event begin providing such information or engaging in such discussions or negotiations prior to providing such notice. Arena has agreed to not, and cause its subsidiaries not to, enter into any agreement with any person subsequent to the date of the Merger Agreement that would restrict Arena’s ability to provide such information to Pfizer.
Arena (A) will not, and will cause its subsidiaries not to, terminate, waive, amend or modify any provision of, or grant permission or request under, any standstill or confidentiality agreement to which it or its subsidiaries is or becomes a party and (B) will, and will cause its subsidiaries to, use reasonable best efforts to enforce any such agreement, unless the Board of Directors determines in good faith, after consultation with Arena’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors to Arena’s stockholders under applicable law, in which event Arena may take the actions described in clauses (A) and (B) solely to the extent necessary to permit a third party to make, on a confidential basis to the Board of Directors, an Arena Acquisition Proposal, conditioned upon such third party agreeing that Arena will not be prohibited from providing any information to Pfizer (including regarding any such Arena Acquisition Proposal) in accordance with, and otherwise complying with, the non-solicitation obligations of the Merger Agreement. Arena has agreed to promptly provide to Pfizer any non-public information concerning Arena or its subsidiaries provided or made available in accordance with the foregoing description regarding Arena Acquisition Proposals, which was not previously provided or made available to Pfizer.
As described below under the caption “—Effect of Termination; Termination Fees,” if Arena terminates the Merger Agreement after the date of the Merger Agreement but prior to the adoption of the Merger Agreement by Arena’s stockholders for the purpose of entering into an agreement in respect of a Superior Proposal, Arena must pay the Arena Termination Fee to Pfizer.
The Board of Directors’ Recommendation; Arena Adverse Recommendation Change
As described above, and subject to the provisions described below, the Board of Directors has made the recommendation that the holders of Arena common stock vote “FOR” the proposal to adopt the Merger Agreement. The Merger Agreement provides that the Board of Directors will not effect an Arena Adverse Recommendation Change except as described below.
During the Pre-Closing Period, the Board of Directors may not take any action described in the following (any such action, an “Arena Adverse Recommendation Change”):
•
withdrawing, amending, changing, modifying for qualifying, or otherwise proposing publicly to withdraw, amend, change, modify or qualify, in a manner adverse to Pfizer or Merger Sub, the recommendation of the Board of Directors to approve the adoption of the Merger Agreement and approve the Merger on the terms and subject to the conditions set forth therein (the “Arena Board Recommendation”);

•	failing to make the Arena Board Recommendation;
•	approving or recommending or declaring advisable, or otherwise proposing publicly to approve or recommend or declare advisable, any Arena Acquisition Proposal;
•
if an Arena Acquisition Proposal has been publicly disclosed, failing to publicly recommend against such Arena Acquisition Proposal within ten (10) business days of the request of Pfizer and fail to publicly reaffirm the Arena Board Recommendation within such ten (10) business day period upon such request, provided, that Pfizer may only make such request once with respect to any Arena Acquisition Proposal; or

•	failing to recommend against a tender or exchange offer related to an Arena Acquisition Proposal in any position taken in accordance with Rules 14d-9 and 14e-2 promulgated under the Exchange Act.
Neither the Board of Directors nor any committee of the Board of Directors will make any Arena Adverse Recommendation Change and also may not enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, or similar agreement (an “Alternative Acquisition Agreement”) providing for the consummation of a transaction contemplated by any Arena Acquisition Proposal (other than a confidentiality agreement, as referenced above, and entered into in the circumstances referenced above).
Notwithstanding anything to the contrary in the Merger Agreement, at any time prior to receipt of the Requisite Vote, if Arena (i) receives an Arena Acquisition Proposal from a third party that is not in violation of such party’s contractual obligations to Arena, (ii) a material breach by Arena of its non-solicitation obligations has not contributed to the making of such Arena Acquisition Proposal and (iii) and the Board of Directors concludes in good faith, after consultation with outside counsel and its financial advisors, that such Arena Acquisition Proposal constitutes a Superior Proposal after giving effect to all of the adjustments of the Merger Agreement that are offered in writing by Pfizer, the Board of Directors may, if it determines in good faith, after consultation with outside counsel, that failure to take such action would be inconsistent with its fiduciary duties to the holders of the Shares in accordance with law, (A) effect an Arena Adverse Recommendation Change or (B) terminate the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, subject to the following:
•
Arena has agreed not to terminate the Merger Agreement, and any purported termination in accordance with (B) above will be void and of no force or effect, unless in advance of or concurrently with such termination Arena (1) pays the Arena Termination Fee and (2) immediately following such termination enters into a binding definitive Alternative Acquisition Agreement for such Superior Proposal; and

•
the Board of Directors may not effect a change of its recommendation in accordance with (A) above or terminate the Merger Agreement in accordance with (B) above unless (I) no material breach of Arena’s obligations of the non-solicitation has occurred, (II) Arena has provided prior written notice to Pfizer, at least four (4) business days in advance (the “Notice Period”), of its intention to take such action with respect to such Superior Proposal, which notice will specify the material terms and conditions of any such Superior Proposal (including the identity of the party making such Superior Proposal) (a “Determination Notice”), and has contemporaneously provided a correct and complete copy of the proposed Alternative Acquisition Agreement with respect to such Superior Proposal, (III) prior to effecting such Arena Adverse Recommendation Change or terminating the Merger Agreement to entered into a definitive Alternative Acquisition Agreement with respect to such Superior Proposal, Arena has, and has caused its representatives to, during the Notice Period, negotiate with Pfizer in good faith (to the extent Pfizer requests to negotiate) to make such adjustments in the terms and conditions of the Merger Agreement so that such Arena Acquisition Proposal ceases to constitute a Superior Proposal and (IV) following any negotiation described in clause (III) above, the Board of Directors concludes in good faith, after consultation with its outside counsel and financial advisors, that such Arena Acquisition Proposal continues to constitute a Superior Proposal.

In the event of any material revisions to the Superior Proposal after the start of the Notice Period, Arena must deliver a new written notice to Pfizer and comply with the foregoing requirements with respect to such new written notice, and the Notice Period will be deemed to have re-commenced on the date of such new notice, except that the references to four (4) business days will be deemed two (2) business days. Any Arena Adverse Recommendation Change will not change the approval of the Board of Directors for purposes of causing any state takeover statute or other law to be inapplicable to the transactions contemplated hereby.
Additionally, the Board of Directors may make an Arena Adverse Recommendation Change in the absence of an Arena Acquisition Proposal if an Arena Intervening Event has occurred, and the Board of Directors has concluded in good faith, after consultation with its outside counsel, that failure to make an Arena Adverse Recommendation Change on account of Arena Intervening Event would be inconsistent with its fiduciary duties, as long as Arena has (i) provided to Pfizer at least four (4) business days’ prior written notice advising Pfizer that the Board of Directors intends to take such action and specifying Arena Intervening Event in reasonable detail and (ii) during such four (4) business day period, if requested by Pfizer, engaged in good faith negotiations with Pfizer to amend the Merger Agreement in such a manner that obviates the need or reason for Arena Adverse Recommendation Change.

For the purposes of this proxy statement and the Merger Agreement, “Arena Intervening Event” means any material event, fact, circumstance, development, occurrence or change not known to the Board of Directors at the time the Board of Directors initially resolved to make Arena Board Recommendation, which event, fact, circumstance, development, occurrence of change becomes known to the Board of Directors prior to receipt of the Requisite Vote; however no Arena Acquisition Proposal will constitute an Arena Intervening Event.
Indemnification and Insurance
Under the Merger Agreement, any rights to indemnification or exculpation now existing in favor of the Indemnified Parties as provided in their respective organizational documents or indemnification agreements, in effect as of the date of the Merger Agreement, with respect to matters occurring at or prior to the Effective Time, will (i) survive the Merger, (ii) continue in full force and effect for a period of six (6) years after the Effective Time, and (iii) not be amended, repealed or otherwise modified in any manner that would materially and adversely affect the rights thereunder of individuals who at any time on or prior to the Effective Time were directors or officers of Arena and its subsidiaries with respect to actions or omissions occurring at or prior to the Effective Time, unless such modification is required by law. If any claim is asserted or made either prior to the Effective Time or within such six (6) year period, all rights to indemnification with respect to any such claim or claims will continue until disposition of all such claims.
Additionally, for a period of six (6) years from the Effective Time, all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (whether asserted or claimed prior to, at or after the Effective Time) now existing in favor of the current or former directors or officers of Arena or its subsidiaries and any indemnification or other similar agreements of Arena disclosed in the Arena disclosure schedules, in each case as in effect on the date of the Merger Agreement, will continue in full force and effect in accordance with their terms.
Without limiting the foregoing, from the Effective Time until the sixth anniversary of the Effective Time, the Indemnifying Parties will, to the fullest extent permitted under applicable law, indemnify and hold harmless each Indemnified Party in his or her capacity as an officer or director against all losses, claims, damages, liabilities, fees, expenses, judgments or fines incurred by such Indemnified Party in connection with any legal proceeding based on or arising out of the fact that such Indemnified Party is or was a director or officer of Arena and its subsidiaries at or prior to the Effective Time and pertaining to any and all matters pending, existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including any such matter arising under any claim with respect to the transactions contemplated hereby. In addition, from the Effective Time until the sixth anniversary of the Effective Time, the Indemnifying Parties will, to the fullest extent permitted under applicable law, advance reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) incurred by the Indemnified Parties in connection with eligible matters within fifteen (15) days after receipt by the Surviving Corporation of a written request for such advance, subject to the execution by such Indemnified Parties of appropriate undertakings in favor of the Indemnifying Parties to repay such advanced costs and expenses if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Party is not entitled to be indemnified under the Merger Agreement.
Arena may (i) maintain, at no expense to the beneficiaries, in effect for six (6) years from the Effective Time, the Current D&O Insurance with respect to matters existing or occurring at or prior to the Effective Time, so long as the annual premium therefor would not be in excess of the Maximum Premium paid prior to the Effective Time, or (ii) on terms with respect to coverage, deductibles and amounts no less favorable than the existing policy, purchase (through a nationally recognized insurance broker) a six (6) year “tail policy” for the existing policy effective as of the Effective Time, for a premium not in excess of the Maximum Premium, with respect to the Current D&O Insurance and maintain such endorsement in full force and effect for its full term. However, if Arena’s or the Surviving Corporation’s existing insurance expires, is terminated or cancelled during such six (6) year period or exceeds the Maximum Premium, the Surviving Corporation will obtain as much directors’ and officers’ liability insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium.
Employee Benefits
The Merger Agreement provides that, until the first (1st) anniversary of the Effective Time (or an earlier termination of the relevant employee’s employment), (i) each employee of Arena or its subsidiaries who continues to be employed by the Surviving Corporation or its subsidiaries following the Effective Time (a “Continuing

Employee”) will be provided an annual base salary or wage rate and annual cash bonus opportunity that are, in each case, no less favorable than the annual base salary or wage rate and annual cash bonus opportunity provided to such Continuing Employee as of immediately prior to the Effective Time, (ii) Continuing Employees will be provided long-term cash and equity-based incentive compensation opportunities (excluding the Arena ESPP) that are substantially comparable to the long-term cash and equity-based incentive compensation opportunities provided to similarly situated Pfizer employees based on levels of responsibility and seniority as determined by Pfizer and (iii) Continuing Employees will be provided employee benefits that are no less favorable in the aggregate than the employee benefits (excluding equity compensation, change in control, transaction or retention payments, defined benefit, nonqualified deferred compensation, severance benefits, post-retirement or retiree medical benefits (the “Excluded Benefits”)) that (A) are in effect immediately prior to the Effective Time or (B) that are substantially comparable in the aggregate to the employee benefits provided to similarly situated Pfizer employees based on levels of responsibility and seniority (excluding the Excluded Benefits).
Pfizer will provide, or will cause its affiliates to provide, each Continuing Employee who experiences a termination of employment from Pfizer or any of their respective Affiliates during the twenty-four (24)-month period following the Effective Time with the severance payments and benefits under the applicable severance plans of Arena disclosed in the Arena disclosure schedules.
To the maximum extent permitted in accordance with applicable benefit plans of Pfizer or its Affiliates (other than with respect to Excluded Benefits), each Continuing Employee who participates in any such plan will receive service credit for all periods of employment with Arena or its subsidiaries, as applicable, prior to the Effective Time for purposes of vesting and eligibility under Pfizer’s or any of Affiliate’s vacation program and any health and welfare plan (other than any severance benefit plan), in each case, in accordance with the terms of such plans, to the same extent and for the same purposes thereunder as such service was recognized under an analogous Benefit Plan in effect on the date of the Merger Agreement. However, the foregoing will not apply (i) to the extent that its application would result in a duplication of benefits with respect to the same period of service or (ii) for purposes of (x) any “retirement savings contribution” under any Pfizer employee plan providing 401(k) plan benefits (y) any retiree medical plan or defined benefit plan or (z) any benefit plan, program or policy of Pfizer or the Surviving Corporation that is a frozen plan or that provides benefits to a grandfathered employee population, either with respect to level of benefits or participation. If, on or after the Effective Time, any Continuing Employee becomes covered by any benefit plan providing medical, dental, health, pharmaceutical or vision benefits (a “Successor Plan”), other than the plan in which he or she participated immediately prior to the Effective Time (a “Prior Plan”), Pfizer will use commercially reasonable efforts to (1) cause any restrictions or limitations with respect to pre-existing condition exclusions and actively-at-work requirements to be waived for such Continuing Employee and his or her eligible dependents (except to the extent such exclusions or requirements were applicable under the corresponding Prior Plan), and (2) permit such Continuing Employee to take into account any eligible expenses incurred by such employee and his or her covered dependents during the plan year in which the employee elects to be covered by the Successor Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and/or his or her covered dependents for that year, to the extent that such expenses were incurred during the applicable period in which such employee or covered dependent was covered by a corresponding Prior Plan.
Efforts to Close the Merger
Under the Merger Agreement, Pfizer, Merger Sub and Arena agreed to, and agreed to cause their respective affiliates to:
•
(1) as promptly as practicable, and in any event within fifteen (15) business days after the date of the Merger Agreement, unless otherwise agreed by the parties, file Notification and Report Forms with the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice if required by the HSR Act and (2) as promptly as practicable, and in any event within twenty-five (25) business days after the date of the Merger Agreement, unless otherwise agreed by the parties, commence the regulatory process by filing initial pre-notification submissions or briefing papers as required or advisable by or under the Antitrust Laws of any other applicable jurisdiction. Pfizer and Arena have each agreed to use reasonable best efforts to cause all documents that it is responsible to file with any governmental authority in accordance with the regulatory filings obligation of the Merger Agreement and to comply in all material respects with all laws and rules and regulations of any government authority;

•
promptly supply the other with any information which may be reasonably required in order to effectuate any filings and responses to information requests in accordance with the regulatory filings obligation of the Merger Agreement;

•
as promptly as practicable, cooperate in good faith and use their respective reasonable best efforts to take any and all actions necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and transactions contemplated by the Merger Agreement;

•
obtain any approvals, actions or non-actions, waivers, consents, orders, authorizations or clearances required under or in connection with the HSR Act and any other applicable antitrust laws, as promptly as practicable;

•
enable all waiting periods under the HSR Act and any other applicable antitrust laws to terminate or expire (the “Regulatory Approvals”), as promptly as practicable including: (A) promptly furnishing to the other such information and assistance as may reasonably be requested in order to prepare any notification, application, filing or request in connection with a Regulatory Approval, (B) consulting with, and considering in good faith, any suggestions or comments made by the other parties with respect to the Regulatory Approvals process, (C) providing or submitting on a timely basis, and as promptly as practicable, all documentation and information that is required or advisable and (D) cooperating in the preparation and submission of all applications, notices, filings, and submissions to government authorities;

•	promptly inform the other parties of, and provide copies of, any substantive communication received by that party in respect of obtaining or concluding the regulatory approvals;
•
use reasonable best efforts to respond promptly to any request or notice from any governmental authority requiring any party to supply additional information that is relevant to the review of the transactions contemplated by the Merger Agreement in respect of obtaining or concluding the regulatory approvals, including any Request for Additional Information and Documentary Material from the U.S. Federal Trade Commission or the Antitrust Division of the U.S. Department of Justice;

•
permit the other parties to review in advance any proposed applications, notices, filings and submissions to governmental authorities (including responses to requests for information and inquiries from any governmental authority) in respect of obtaining or concluding regulatory approvals;

•
promptly provide the other parties with any filed copies of applications, notices, filings and submissions (including responses to requests for information and inquiries from any governmental authority), that were submitted to a governmental authority in respect of obtaining or concluding regulatory approvals;

•
whenever possible, not participate in any substantive meeting or discussion (whether in person, by telephone or otherwise) with governmental authorities in respect of obtaining or concluding regulatory approvals unless it consults with the other parties in advance and gives the other parties or their legal counsel the opportunity to attend and participate thereat, unless a governmental authority requests otherwise; and

•	keep the other parties promptly informed of the status of discussions relating to obtaining or concluding regulatory approvals.
Notwithstanding anything in the Merger Agreement to the contrary, reasonable best efforts will not obligate Pfizer, Arena, the Surviving Corporation or any subsidiary of Pfizer or Arena to (i) undertake or enter into agreements or agree to the entry of an order or decree with any governmental authority, (ii) commit to sell or dispose of, or hold separate or agree to sell or otherwise dispose of, assets, categories of assets or business of Pfizer, Arena, the Surviving Corporation or any other subsidiary of Pfizer or Arena, (iii) commit to terminate, amend or replace any existing relationships and contractual rights and obligations of Pfizer, Arena, the Surviving Corporation or any other subsidiary of Pfizer or Arena, (iv) terminate any relevant venture or other arrangement of Pfizer, Arena, the Surviving Corporation or any other subsidiary of Pfizer or Arena or (v) effectuate any other change or restructuring of Pfizer, Arena, the Surviving Corporation or any other subsidiary of Pfizer or Arena.

Other Covenants
Stockholders Meeting
As soon as practicable following the date of the Merger Agreement, Arena has agreed to duly call, give notice of, convene and hold the Special Meeting for the purpose of seeking the Requisite Vote and take all lawful action to solicit approval of the Merger Agreement.
Stockholder Litigation
Arena has agreed to promptly notify Pfizer after it has notice of any actions, suits, claims, investigations or proceedings instituted or threatened against Arena or its directors, officers or affiliates, including by any holders of common stock of Arena, before any court or governmental authority, relating to or involving or otherwise affecting Arena. Arena has also agreed to give Pfizer the right to consult with respect to the defense or settlement of any such actions, suits, claims, investigations or proceedings, and will not settle or materially stipulate with respect to any such actions, suits, claims, investigations or proceedings without Pfizer’s written consent (not to be unreasonably withheld, conditioned or delayed).
Conditions to the Closing of the Merger
The obligations of Arena, Pfizer and Merger Sub, as applicable, to consummate the Merger are subject to the satisfaction or waiver of customary conditions, including the following:
•	the expiration or termination of the waiting period applicable to the consummation of the Merger under the HSR Act;
•
the expiration, termination or obtention of any approvals or clearances applicable to the Merger as disclosed in the Arena disclosure schedule, and any agreement not to consummate the Merger with any governmental authority (so long as entered into with the prior written consent of the other party);

•	the adoption of the Merger Agreement by Arena’s receipt of the approval of the Requisite Vote in accordance with applicable law, the certificate of incorporation and the bylaws at the Special Meeting;
•	no enactment, issuance, enforcement or promulgation of any statute, rule or regulation that remains in effect by any governmental authority which prohibits the consummation of the Merger; and
•	no order or injunction of a court of competent jurisdiction in effect prohibiting or making the consummation of the Merger illegal.
Additionally, the obligations of Pfizer and Merger Sub, as applicable, to consummate the Merger are subject to the satisfaction or waiver of customary conditions, including, the following:
•
No pending suit, action or proceeding by a governmental authority in connection with the transaction contemplated by the Merger Agreement prohibiting the transaction or imposing material limitations on the transaction or on Pfizer, Arena or Merger Sub;

•
the representations and warranties of Arena set forth in the Merger Agreement, other than those relating to due organization, subsidiaries, dividends or distributions, compliance with Arena’s certificate of incorporation and bylaws, certain aspects of Arena’s capitalization, Arena’s authority, and finder’s and similar fees, being true and correct without giving effect to the words “materially” or “material” or to any qualification based on the defined term “Material Adverse Effect,” as of the date of the Merger Agreement and as of the Effective Time as if made as of such date (except for those representations and warranties which address matters only as of an earlier date which shall have been true and correct as of such earlier date), except where the failure to be so true and correct has not had, or would not reasonably be expected to have, a Material Adverse Effect;

•
the representations and warranties of Arena set forth in the Merger Agreement relating to due organization, subsidiaries, dividends or distributions, compliance with Arena’s certificate of incorporation and bylaws, certain aspects of Arena’s capitalization, authority, finder’s and similar fees being true and correct in all material respects, as of the date of the Merger Agreement and as of the Effective Time as if made as of such date (except for those representations and warranties which address matters only as of an earlier date which shall have been true and correct as of such earlier date);

•
the representations and warranties of Arena set forth in the Merger Agreement relating to certain aspects of Arena’s capitalization, specifically Arena’s capitalization as of the Capitalization Date, being true and correct subject only to de minimis variations, as of the date of the Merger Agreement and as of the Effective Time as if made as of such date (except for those representations and warranties which address matters only as of an earlier date which shall have been true and correct as of such earlier date);

•
Arena having performed and complied with, in all material respects, its agreements, obligations and covenants required to be performed by Arena under the Merger Agreement at or prior to the Effective Time;

•	the absence of any Material Adverse Effect having occurred since the date of the Merger Agreement that is continuing as of the Effective Time; and
•
the receipt by Pfizer and Merger Sub of an Arena certificate dated as of the date of the Closing signed on Arena’s behalf by its Chief Executive Officer or Chief Financial Officer, certifying that the conditions set forth in the preceding five (5) bullets have been satisfied.

Lastly, the obligations of Arena to consummate the Merger are subject to the satisfaction or waiver of customary conditions, including, the following:
•
the representations and warranties of Pfizer and Merger Sub set forth in the Merger Agreement relating to due organization and authority being true and correct in all material respects as of the date of the Merger Agreement and as of the Effective Time as if made as of such date (except for those representations and warranties which address matters only as of an earlier date which shall have been true and correct as of such earlier date);

•
the representations and warranties of Pfizer and Merger Sub set forth in the Merger Agreement being true and correct without giving effect to the words “materially” or “material” or to any qualification based on the defined term “Pfizer Material Adverse Effect” as of the date of the Merger Agreement and as of the Effective Time as if made as of such date (except for those representations and warranties which address matters only as of an earlier date which shall have been true and correct as of such earlier date);

•	Pfizer and Merger Sub having performed in all material respects the covenants and obligations required to be performed under the Merger Agreement prior to the Effective Time; and
•
the receipt by Arena of a certificate of Pfizer and Merger Sub, validly executed for and on behalf of Pfizer and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions described in the preceding three (3) bullets have been satisfied.

Termination of the Merger Agreement
The Merger Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after the Requisite Vote is obtained:
•	by mutual written consent of Pfizer and Arena.
•	by either Pfizer or Arena:
○
if on or after the date of the Merger Agreement (A) a court of competent jurisdiction or other governmental authority has issued an order, decree or ruling or taken any other action, and such order, decree or ruling or other action has become final and non-appealable, or (B) there exists any statute, rule or regulation, in each case of the foregoing clauses (A) and (B), permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger (collectively, the “Restraints”). However, the right to terminate the Merger Agreement in accordance with the foregoing will not be available to any party whose action or failure to fulfill any obligation under the Merger Agreement has been the principal cause of such Restraint or the failure to remove such Restraint;

○
on or after December 15, 2022 (the “Outside Date”) if the Effective Time has not occurred prior to such date; however, the Outside Date may be extended by mutual consent in a written instrument duly executed by each of Arena and the Pfizer. The right to terminate the Merger Agreement in accordance with the foregoing will not be available to any party whose action or failure to fulfill any obligation under the Merger Agreement has been the principal cause of the failure of the Effective Time to occur by such date; or

○
if the Requisite Vote is not been obtained at the Special Meeting duly convened therefor or at any adjournment or postponement thereof. However, the right to terminate the Merger Agreement in accordance with the foregoing will not be available to any party whose material breach of the Merger Agreement has been the cause of, or resulted in, the failure to obtain the Requisite Vote.

•	by Pfizer or the Merger Sub if:
○
if there has been a breach by Arena of, or inaccuracy in, any representation, warranty, covenant or agreement of Arena set forth in the Merger Agreement such that a condition to the obligation of Pfizer and Merger Sub to effect the Merger relating to the representation and warranties of Arena or Arena’s performance obligations as set forth in the Merger Agreement would not be then satisfied measured as of the time Pfizer asserts a right of termination based on the foregoing (and any such breach has not been cured within twenty (20) days following notice by Pfizer thereof or such breach is not reasonably capable of being cured). However, Pfizer and Merger Sub may not terminate the Merger Agreement pursuant to the foregoing if Pfizer or Merger Sub is then in breach of any representation, warranty, covenant or agreement, which breach would result in a failure of certain conditions precedent to the obligation of an affected party to close; or

○
if at any time prior to the Special Meeting, (A) the Board of Directors has effected an Arena Adverse Recommendation Change or (B) Arena has materially breached its obligations under the non-solicitation obligations set forth in the Merger Agreement and has not cured such breach within five (5) business days of receipt of a notice of such breach from Pfizer.

•	by Arena:
○
if, prior to the Effective Time, there has been a breach by Pfizer or Merger Sub of, or any inaccuracy in, any representation, warranty, covenant or other agreement of Pfizer or Merger Sub set forth in the Merger Agreement such that a condition to the obligation of Arena to effect the Merger relating to Pfizer and Merger Sub’s representations and warranties or Pfizer and Merger Sub’s performance obligations as set forth in the Merger Agreement would not be then satisfied, measured as of the time Arena asserts a right of termination based on the foregoing (and such breach or inaccuracy has not been cured within twenty (20) days following notice by Arena thereof or such breach or inaccuracy is not reasonably capable of being cured). However, Arena may not terminate the Merger Agreement pursuant to the foregoing if Arena is then in breach of any representation, warranty, covenant or agreement, which breach would result in a failure of a condition precedent to the obligation of an affected party to close; or

○
at any time prior to the receipt of the Requisite Vote, in order to accept a Superior Proposal, so long as Arena (i) has not materially breached any of its obligations under the non-solicitation obligations set forth in the Merger Agreement and (ii) has paid the Arena Termination Fee.

Any termination of the Merger Agreement pursuant to the termination rights discussed immediately above will be effective immediately upon the delivery of a written notice of the terminating party to the other party and, if then due, payment of the Arena Termination Fee or Reverse Termination Fee. If the Merger Agreement is terminated in accordance with the termination rights discussed immediately above, the Merger Agreement will become null and void and be of no further force or effect and there will be no liability on the part of Pfizer, Merger Sub or Arena (or any of their respective directors, officers, employees, stockholders, agents or representatives), except certain sections of the Merger Agreement will survive the termination of the Merger Agreement in full force and effect, including terms relating to access to information, termination, amendment and waiver and other miscellaneous items. Notwithstanding the foregoing, nothing in the Merger Agreement will relieve any party from liability for fraud or intentional or willful breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement.
Effect of Termination; Termination Fees
The Merger Agreement contains certain remedies in the event of a termination. If Pfizer terminates the Merger Agreement in accordance with its terms due to the Board of Directors effecting an Arena Adverse Recommendation Change, Arena has agreed to promptly pay Pfizer the Arena Termination Fee (but in no event later than two (2) business days after the date of receipt of Pfizer’s termination notice. If Arena terminates the Merger Agreement in accordance with its terms due to Arena accepting a Superior Proposal, Arena has agreed, in connection with and as a condition to such termination, to pay Pfizer the Arena Termination Fee.

The Merger Agreement further provides that if (i) Pfizer or Arena, as applicable, terminates the Merger Agreement (A) on or after the Outside Date if the Effective Time has not occurred prior to such date, (B) due to the Requisite Vote having not been obtained at the Special Meeting, or (C) due to a breach by Arena of, or inaccuracy in, any representation, warranty, covenant or agreement of Arena set forth in the Merger Agreement such that certain conditions would not be satisfied, (ii) prior to such time, an Arena Acquisition Proposal has been made or publicly announced and not subsequently publicly withdrawn, and (iii) within twelve (12) months after the date on which the Merger Agreement will have been terminated Arena enters into a definitive agreement with respect to a Arena Acquisition Proposal or an Arena Acquisition Proposal is consummated, then Arena will pay Pfizer the Arena Termination Fee upon signing a definitive agreement for a transaction relating to a Arena Acquisition Proposal (or, if earlier, the consummation of a transaction contemplated by an Arena Acquisition Proposal).
In the event that:
•	the Merger Agreement is terminated by Pfizer or Arena due to the existence of Restraints and the applicable Restraint is in respect of, pursuant to or arises under the HSR Act or any Antitrust Law; or
•	the Merger Agreement is terminated by Pfizer or Arena,
○	(A) because the Effective Time has not occurred before the Outside Date,
○	(B) the Requisite Vote has been obtained, and
○	(C) certain other conditions set forth in the Merger Agreement relating to antitrust clearance, suits, actions or proceedings by a governmental authority have not been satisfied, then Pfizer will promptly pay or cause to be paid to Arena the Reverse Termination Fee, but in no event later than two (2) business days after such termination in the event of a termination by Arena and concurrently with and as a condition to termination in the event of a termination by Pfizer. Pfizer will not be required to pay the Reverse Termination Fee in accordance with the foregoing more than once. If paid, Arena’s receipt of the Reverse Termination Fee is the sole and exclusive remedy of Arena in respect of the Merger Agreement. If Pfizer fails to promptly make any payment required in accordance with the foregoing, Pfizer will indemnify Arena for its fees and expenses (including attorneys’ fees and expenses) incurred in connection with pursuing such payment and will pay interest on the amount of the payment at the prime rate of Bank of America (or its successors or assigns) in effect on the date the payment was payable in accordance with the foregoing.
Specific Performance
Notwithstanding anything to the contrary in the Merger Agreement, Pfizer, Merger Sub and Arena are entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance to prevent or restrain breaches or threatened breaches of the Merger Agreement in any action without the posting of a bond or undertaking. The parties waive, in any action for specific performance, the defense of adequacy of a remedy at law and any other objections to specific performance of the Merger Agreement. Additionally, each party may pursue any other remedy available to it at law or in equity, including monetary damages.
Fees and Expenses
Except in specified circumstances, whether or not the Merger is consummated, all fees, costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses.
Amendment
The Merger Agreement may generally be amended, modified or supplemented with the written approval of the parties. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.
Governing Law
The Merger Agreement is governed by Delaware law.
The Board of Directors unanimously recommends, on behalf of Arena, that you vote “FOR” this proposal.

PROPOSAL 2: THE ARENA COMPENSATION PROPOSAL
Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Arena is required to submit a proposal to our stockholders to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Arena’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement. This compensation is summarized in the section captioned “The Merger—Interests of Arena’s Directors and Executive Officers in the Merger.” The Board of Directors encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement. Accordingly, Arena is asking you to approve the following resolution:
“RESOLVED, that the stockholders of Arena approve, on a non-binding, advisory basis the compensation that will or may become payable to Arena’s named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled ‘The Merger—Interests of Arena’s Directors and Executive Officers in the Merger’.”
The vote on this Compensation Proposal is a vote separate and apart from the vote on the proposal to adopt the Merger Agreement. Accordingly, you may vote to approve the proposal to adopt the Merger Agreement and vote not to approve this Compensation Proposal and vice versa. Because the vote on the Compensation Proposal is advisory only, it will not be binding on Arena. Accordingly, if the Merger Agreement is adopted and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on this Compensation Proposal.
Vote Required and Board of Directors Recommendation
Approval, on an advisory (non-binding) basis, of the Compensation Proposal requires affirmative vote of a majority of the votes cast virtually or by proxy at the Special Meeting, provided a quorum is present. Assuming a quorum is present, (i) a failure to vote virtually or by proxy at the Special Meeting will have no effect on the outcome of the Compensation Proposal, (ii) abstentions will have no effect on the outcome of the Compensation Proposal and (iii) broker “non-votes” (if any) will have no effect on the outcome of the Compensation Proposal. Shares of Arena common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a stockholder returns a signed proxy card without indicating voting preferences on such proxy card, the shares of Arena common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting and all of such shares will be voted as recommended by the Board of Directors.
The Board of Directors unanimously recommends, on behalf of Arena, that you vote “FOR” the approval, on an advisory (non-binding) basis, of this proposal.

PROPOSAL 3: ADJOURNMENT OF THE SPECIAL MEETING
We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if the Board of Directors determines that it is necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. If the Board of Directors determines that it is necessary or appropriate, we will ask our stockholders to vote only on this Adjournment Proposal and not to vote on the proposal to adopt the Merger Agreement or the approval, on an advisory (non-binding) basis, of the Compensation Proposal.
In the Adjournment Proposal, we are asking our stockholders to approve a proposal to authorize the Board of Directors, in its discretion, to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the Special Meeting. If stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the proposal to adopt the Merger Agreement would be defeated, we could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Agreement. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.
Approval of the Adjournment Proposal to adjourn the Special Meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the voting power of the shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the subject matter.
The Board of Directors unanimously recommends, on behalf of Arena, that you vote “FOR” approval of this proposal.

MARKET PRICES AND DIVIDEND DATA
Our common stock is listed on Nasdaq under the symbol “ARNA.” As of December 30, 2021, there were 61,564,122 shares of common stock outstanding held by approximately 52 stockholders of record. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. We have never declared or paid any cash dividends on our common stock.
On December 31, 2021, the latest practicable trading day before the printing of this proxy statement, the closing price for our common stock on Nasdaq was $92.94 per share. You are encouraged to obtain current market quotations for our common stock.
Following the Merger, there will be no further market for our common stock and it will be delisted from Nasdaq and deregistered under the Exchange Act. As a result, following the Merger we will no longer file periodic reports with the SEC. In the event that the Merger is not consummated, our payment of any future dividends would be at the discretion of our Board of Directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects, and other factors our Board of Directors may deem relevant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our capital stock as of December 31, 2021 by:
•	each person or group of affiliated persons, who we know to beneficially own more than five percent (5%) of our outstanding common stock, each of whom we refer to as a five percent (5%) owner;
•	each of our named executive officers, including certain former named executive officers;
•	each of our directors; and
•	all of our current executive officers and directors as a group.
Information given below regarding beneficial owners of more than five percent (5%) of Arena’s outstanding capital stock is based solely on information provided by such persons in filings with the SEC on Schedules 13D, 13G and other filing made with the SEC on or before December 31, 2021. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares issuable pursuant to stock options and other rights to purchase shares of our common stock exercisable within sixty (60) days of December 31, 2021. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Unless otherwise noted below, the address of each of the individuals and entities named in the table below is in care of Corporate Secretary, Arena Pharmaceuticals, Inc., 136 Heber Avenue, Suite 204, Park City, Utah 84060. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.
	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percent
Greater than 5% Stockholders (other than directors and executive officers):
Wellington Management Company, LLP(1)	8,353,075	13.57%
The Vanguard Group(2)	5,653,980	9.18%
BlackRock, Inc.(3)	5,300,243	8.61%
Avoro Capital Advisors, LLC(4)	3,425,000	5.56%
Named Executive Officers and Directors:
Amit D. Munshi(5)	912,437	1.46%
Vincent E. Aurentz(6)	346,501	*
Robert Lisicki(7)	189,153	*
Laurie Stelzer(8)	81,207	*
Joan Schmidt, J.D.(9)	80,904	*
Tina S. Nova, Ph.D.(10)	56,177	*
Garry Neil, M.D.(11)	54,618	*
Jayson Dallas, M.D.(12)	50,553	*
Jennifer Jarrett(13)	50,451	*
Oliver Fetzer, Ph.D.(14)	47,993	*
Kieran T. Gallahue(15)	26,628	*
Katharine Knobil, M.D.(16)	14,128	*
Nawal Ouzren(17)	8,193	*
Steven J. Schoch(18)	5,601	*
All current directors and executive officers as a group (15 persons)(19)	1,924,544	3.04%
*	Less than one percent (1%)
(1)
Wellington Management Group LLP had sole voting power with respect to 0 shares, sole dispositive power with respect to 0 shares, shared voting power with respect to 7,336,371 shares and shared dispositive power with respect to 8,353,075 shares. The principal business office of Wellington Management Company LLP is 280 Congress Street, Boston, Massachusetts 02210.

(2)
The Vanguard Group had sole voting power with respect to 0 shares, sole dispositive power with respect to 5,541,358 shares, shared voting power with respect to 61,799 shares and shared dispositive power with respect to 112,622 shares. The principal business office of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)
BlackRock, Inc., had sole voting power with respect to 5,166,270 shares, sole dispositive power with respect to 5,300,243 shares, shared voting power with respect to 0 shares and shared dispositive power with respect to 0 shares. The principal business office of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(4)
Avoro Capital Advisors LLC had the sole voting power with respect to 3,425,000 shares and sole dispositive power with respect to 3,425,000 shares. The principal business office of Avoro Capital Advisors LLC is 110 Greene Street, Suite 800, New York, NY 10012.

(5)	Includes 901,687 shares issuable to Mr. Munshi upon the exercise of stock options that are exercisable within 60 days of December 31, 2021.
(6)	Includes 319,501 shares issuable to Mr. Aurentz upon the exercise of stock options that are exercisable within 60 days of December 31, 2021.
(7)	Includes 179,712 shares issuable to Mr. Lisicki upon the exercise of stock options that are exercisable within 60 days of December 31, 2021.
(8)	Includes 72,963 shares issuable to Ms. Stelzer upon the exercise of stock options that are exercisable within 60 days of December 31, 2021.
(9)	Includes 72,963 shares issuable to Ms. Schmidt upon the exercise of stock options that are exercisable within 60 days of December 31, 2021.
(10)	Includes 39,601 shares issuable to Dr. Nova upon the exercise of stock options that are exercisable within 60 days of December 31, 2021.
(11)	Includes 46,468 shares issuable to Dr. Neil upon the exercise of stock options that are exercisable within 60 days of December 31, 2021.
(12)	Includes 46,468 shares issuable to Dr. Dallas upon the exercise of stock options that are exercisable within 60 days of December 31, 2021.
(13)
Includes 42,301 shares issuable to Ms. Jarrett upon the exercise of stock options that are exercisable within 60 days of December 31, 2021, and 2,446 shares issuable to Ms. Jarrett upon the release of Arena RSUs that will release within 60 days of December 31, 2021.

(14)	Includes 46,468 shares issuable to Dr. Fetzer upon the exercise of stock options that are exercisable within 60 days of December 31, 2021.
(15)	Includes 21,884 shares issuable to Mr. Gallahue upon the exercise of stock options that are exercisable within 60 days of December 31, 2021.
(16)	Includes 11,189 shares issuable to Dr. Knobil upon the exercise of stock options that are exercisable within 60 days of December 31, 2021.
(17)	Includes 7,300 shares issuable to Ms. Ouzren upon the exercise of stock options that are exercisable within 60 days of December 31, 2021.
(18)	Includes 5,601 shares issuable to Mr. Schoch upon the exercise of stock options that are exercisable within 60 days of December 31, 2021.
(19)	Includes 1,814,106 shares issuable upon the exercise of stock options held by our current directors and executive officers that are exercisable within 60 days of December 31, 2021.

OTHER MATTERS
Other Matters
Our Board of Directors knows of no other business that will be presented for consideration at the Special Meeting. If other matters are properly brought before the Special Meeting, however, it is the intention of the persons named in the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.
Future Stockholder Proposals
If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of stockholders of Arena. However, if the Merger is not completed, stockholders will continue to be entitled to attend and participate in stockholder meetings.
Arena will hold the regular annual meeting of its stockholders in 2022 only if the Merger is not completed.
Stockholder Proposals for 2022 Annual Meeting of Stockholders
To be considered for inclusion in our proxy statement for next year’s annual meeting, stockholder proposals must be in writing, addressed to our Corporate Secretary, and be received at our executive offices at 136 Heber Avenue, Suite 204, Park City, Utah 84060, no later than December 28, 2021. If you wish to submit a proposal (including a director nomination) that is not to be included in our proxy materials for next year’s annual meeting, notice of any such proposal must be received at our executive offices no earlier than January 27, 2022, and no later than February 16, 2022; provided, however, that, in the event that the date of the annual meeting is advanced more than twenty (20) days prior to or delayed by more than seventy (70) days after the first anniversary of the initial mailing of definitive proxy materials with respect to the preceding year’s annual meeting, for your notice to be timely, it must be so received by the Corporate Secretary not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the seventieth (70th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. The above dates in this section may change under circumstances set forth in our Bylaws or if we amend the relevant provisions in our Bylaws. If we amend our Bylaws, we will file the amended Bylaws with the SEC. Stockholders may request a copy of the bylaw provisions relating to stockholder proposals from our Corporate Secretary at the same address. You are also advised to review our Bylaws, which contain additional requirements for advance notice of stockholder proposals.
Notices of intention to present proposals at the 2022 annual meeting of stockholders should be addressed to our Corporate Secretary, Arena Pharmaceuticals, Inc., 136 Heber Avenue, Suite 204, Park City, Utah 84060. We reserve the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and any other applicable requirements.
Householding of Special Meeting Materials
The SEC’s rules permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy statements, annual reports and Internet Notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement and one annual report or Internet Notice addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially results in a reduced usage of natural resources and cost savings for companies.
A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement and one annual report or Internet Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Any stockholder at a shared address to which a single copy of the documents or Internet Notice was delivered and who wishes to receive a separate copy of the documents or Internet Notice can request a copy of such documents or notice by sending a written request to Corporate Secretary, Arena Pharmaceuticals, Inc., 136 Heber Avenue, Suite 204, Park City, Utah 84060, or by contacting our Corporate Secretary at (858) 453-7200 and we will promptly deliver the requested documents or notice. Also, if, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report or Internet Notice in the future, please notify your broker or direct your written request to Corporate Secretary, Arena Pharmaceuticals, Inc., 136 Heber Avenue, Suite 204, Park City, Utah 84060, or contact our Corporate Secretary at (858) 453-7200. Stockholders who currently receive multiple copies of the proxy statement or Internet Notice at their address and would like to request “householding” of their communications should contact their broker.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the investor relations page of our website at http://invest.arenapharm.com/. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) after the date of this proxy statement and before the date of the Special Meeting.
•
Arena’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Annual Report”), filed with the SEC on February 23, 2021, including the information specifically incorporated by reference into the Annual Report on Form 10-K from Arena’s definitive proxy statement on Schedule 14A filed with the SEC on April 27, 2021;

•	Arena’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the SEC on May 5, 2021;
•	Arena’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021, filed with the SEC on August 5, 2021;
•	Arena’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021, filed with the SEC on November 4, 2021; and
•
Arena’s Current Reports on Form 8-K, filed with the SEC on January 11, 2021, February 16, 2021, February 23, 2021, March 2, 2021, May 5, 2021, June 17, 2021, August 5, 2021, November 4, 2021, and December 13, 2021.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.
Notwithstanding the foregoing, we will not incorporate by reference in this proxy statement any documents or portions thereof that are not deemed “filed” with the SEC, including information furnished under Item 2.02 or Item 7.01 or otherwise of any Current Report on Form 8-K, including related exhibits, after the date of this proxy statement unless, and except to the extent, specified in such Current Report.
You may obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.

Any person, including any beneficial owner of shares of Arena common stock, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us by written or telephonic request directed to Arena’s address below. If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents
Arena Pharmaceuticals, Inc.
Attention: Investor Relations
136 Heber Avenue, Suite 204
Park City, Utah 84060
(858) 453-7200
If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:
Alliance Advisors
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
Call: (833) 501-4825
Fax: (973) 338-1430
Email: arna@allianceadvisors.com

MISCELLANEOUS
You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated January 3, 2022. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A
AGREEMENT AND PLAN OF MERGER

By and among

PFIZER INC.,

ANTIOCH MERGER SUB, INC. and

ARENA PHARMACEUTICALS, INC.,

Dated as of December 12, 2021

A-i

A-ii

Annexes
Annex I	Definitions
Annex II	Form of Certificate of Incorporation of the Surviving Corporation
A-iii

Index of Defined Terms
Each defined term in this Agreement has the corresponding meaning, as applicable, set forth in Annex I or in the section of this Agreement set forth below:
Section

2021 Incentive Plan	Annex I
2022 Company RSU	2.4(c)
Adjusted RSU	2.4(c)
Affiliate	Annex I
Agreement	Preamble
Alternative Acquisition Agreement	5.2(c)
Anti-Corruption Laws	3.19(a)
Antitrust Laws	Annex I
Assignee	9.5(a)
Benefit Plan	3.11(a)
Book-Entry Share	2.1(c)
business day	Annex I
Bylaws	3.1
Capitalization Date	3.2(a)
CARES Act	Annex I
Certificate	2.1(c)
Certificate of Merger	1.2
Certificate of Incorporation	3.1
Closing	1.3
Closing Date	1.3
COBRA	3.11(g)
Code	2.5
Company	Preamble
Company 401(k) Plan	6.7
Company Acquisition Proposal	Annex I
Company Adverse Recommendation Change	Annex I
Company Board of Directors	Recitals
Company Board Recommendation	Recitals
Company Disclosure Letter	Annex I
Company ESPP	2.4(f)
Company Intellectual Property	3.15(a)
Company Intervening Event	Annex I
Company Leased Real Property	3.16(b)
Company Material Adverse Effect	Annex I
Company Material Contract	3.14(a)
Company Option	2.4(a)
Company Option Grant Date	3.2(c)
Company Permits	3.10(a)
Company Preferred Stock	3.2(a)
Company Product	Annex I
Company PRSU	2.4(d)
Company Requisite Vote	3.3(a)
Company RSU	2.4(b)
Company SEC Documents	3.5(a)
Company Stock Plans	2.4(a)
Company Stock Plan Awards	2.4(d)
A-iv

Section
Company Subsidiary	Annex I
Company Systems	3.15(r)
Computer Systems	Annex I
Confidentiality Agreement	Annex I
Consent	3.4(b)
Continuing Employee	6.8(a)
Contract	Annex I
Control	Annex I
Copyrights	Annex I
COVID-19	Annex I
Current D&O Insurance	6.6(c)
Customs & International Trade Authorizations	Annex I
Customs & International Trade Laws	Annex I
Delisting Period	6.1
DGCL	Recitals
Disclosing Party	6.4(c)
Dissenting Shares	2.3(a)
EDGAR	SECTION 3
Effective Time	1.2
Environmental Laws	Annex I
ERISA	3.11(a)
ERISA Affiliate	3.11(a)
Exchange Act	3.4(b)
Exchange Fund	2.2(a)
Excluded Benefits	6.8(a)
FCPA	Annex I
FDA	3.20(a)
Fee Schedule	3.15(c)
GAAP	3.5(a)
Good Clinical Practices	3.20(d)
Good Laboratory Practices	3.20(d)
Good Manufacturing Practices	3.20(e)
Government Official	Annex I
Governmental Authority	Annex I
Hazardous Materials	Annex I
Healthcare Laws	Annex I
HSR Act	Annex I
ICH	3.20(d)
IND	3.20(b)
Indebtedness	Annex I
Indemnified Party	6.6(a)
Indemnified Parties	6.6(a)
Indemnifying Parties	6.6(b)
Intellectual Property	Annex I
Intellectual Property Agreement	Annex I
IT Systems	Annex I
Knowledge of the Company	Annex I
Labor Agreement	3.12(a)
Law	Annex I
Lease	3.16(b)
A-v

Section
Lien	Annex I
Maximum Premium	6.6(c)
Merger	Recitals
Merger Consideration	2.1(c)
Merger Sub	Preamble
Merger Sub Common Stock	2.1
Multiemployer Pension Plans	3.11(a)
Nasdaq	Annex I
Non-U.S. Benefit Plan	Annex I
Notice Period	5.2(d)
OFAC	Annex I
Order	Annex I
Outside Date	8.1(b)(ii)
Owned Company Intellectual Property	3.15(a)
Owned Registered Company Intellectual Property	3.15(b)
Parent	Preamble
Parent 401(k) Plan	6.7
Parent Material Adverse Effect	4.1
Parent Organizational Documents	Annex I
Parent Share Price	Annex I
Patents	Annex I
Paying Agent	2.2(a)
Pension Plans	3.11(a)
Permitted Lien	Annex I
Person	Annex I
Personal Information	Annex I
Post-Closing SEC Reports	6.1
Prior Plan	6.8(c)
Prior Stock Plans	Annex I
Proceedings	Annex I
Process	Annex I
Processing	Annex I
Proxy Statement	3.28
Receiving Party	6.4(c)
Registered Company Intellectual Property	3.15(b)
Regulatory Approvals	6.4(a)(iii)
Regulatory Authority	Annex I
Reporting Tail Endorsement	6.6(c)
Representative	Annex I
Restraints	8.1(b)(i)
Reverse Termination Fee	8.2(c)
Sanctioned Country	Annex I
Sanctioned Person	Annex I
Sanctions	Annex I
Security Breach	Annex I
Sarbanes-Oxley Act	3.5(a)
SEC	SECTION 3
Securities Act	3.4(b)
Shares	2.1
Software	Annex I
A-vi

Section
Specified Letter	Annex I
Stockholders Meeting	5.4
Subsidiary	Annex I
Successor Plan	Section 6.8(c).
Superior Proposal	5.2(b)
Surviving Corporation	1.1(a)
Tax	Annex I
Tax Returns	Annex I
Taxes	Annex I
Termination Fee	8.2(b)
Trade Secrets	Annex I
Trademarks	Annex I
Union	3.12(a)
WARN Act	3.12(b)
A-vii

AGREEMENT AND PLAN OF MERGER

PREAMBLE
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of December 12, 2021, is by and among Pfizer Inc., a Delaware corporation (“Parent”), Antioch Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and Arena Pharmaceuticals, Inc. (the “Company”), a Delaware corporation.
RECITALS
WHEREAS, each of the board of directors of Parent, Merger Sub and the Company has approved this Agreement and the transactions contemplated hereby, including the merger of Merger Sub with and into the Company, with the Company being the surviving corporation (the “Merger”) in accordance with the Delaware General Corporation Law (“DGCL”) on the terms and subject to the conditions set forth in this Agreement;
WHEREAS, the Board of Directors of the Company (the “Company Board of Directors”) has (i) determined that the Merger and the transactions contemplated hereby are advisable, fair to and in the best interests of the Company and the Company’s stockholders; (ii) approved and declared it advisable to enter into this Agreement; (iii) directed that the adoption of this Agreement be submitted to a vote of the Company’s stockholders at the Stockholders Meeting (as defined below); and (iv) subject to the terms and conditions of this Agreement, resolved to recommend that the Company’s stockholders approve the adoption of this Agreement and approve the Merger on the terms and subject to the conditions set forth herein (the “Company Board Recommendation”);
WHEREAS, the board of directors of Merger Sub has approved this Agreement and the transactions contemplated hereby; and
WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the other transactions contemplated hereby.
NOW, THEREFORE, the parties hereto hereby agree as follows:
SECTION 1- THE MERGER
1.1. The Merger.
(a) On the terms and subject to the conditions of this Agreement, at the Effective Time, the Company and Merger Sub will consummate the Merger in accordance with the DGCL, such that, at the Effective Time, (i) Merger Sub will be merged with and into the Company, and the separate corporate existence of Merger Sub will thereupon cease, (ii) the Company will be the successor or surviving corporation in the Merger and will continue to be governed by the Laws of the State of Delaware, (iii) the corporate existence of the Company with all its rights, privileges, powers and franchises will continue and (iv) the Company will succeed to and assume all the rights and obligations of Merger Sub. The corporation surviving the Merger is sometimes referred to as the “Surviving Corporation.” The Merger will have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub will be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub will be the debts, liabilities and duties of the Surviving Corporation.
(b) At the Effective Time, the certificate of incorporation of the Company will, by virtue of the Merger, be amended and restated in its entirety to be as set forth in Annex II and, as so amended, will be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law. The name of the Surviving Corporation will be Arena Pharmaceuticals, Inc.
(c) At the Effective Time, and without any further action on the part of the Company or Merger Sub, the bylaws of the Company will be amended and restated in their entirety to be identical to the bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that all references therein to Merger Sub will be deemed to be references to the Surviving Corporation, and, as so amended, will be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.
1.2. Effective Time. Parent, Merger Sub and the Company will cause a certificate of merger (the “Certificate of Merger”) to be executed and filed on the Closing Date (or on such other date as Parent and the Company may agree) with the Secretary of State of the State of Delaware as provided in the DGCL. The Merger will become effective on the time and date on which the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such later time and date as is specified in the Certificate of Merger, such time referred to as the “Effective Time.”
1.3. The Closing. On the terms and subject to the conditions of this Agreement and in accordance with the DGCL, the closing of the Merger (the “Closing”) will occur at 9:00 a.m. New York time on the second (2nd) business day after the satisfaction or waiver (to the extent permitted by applicable Law) of all of the conditions set forth in SECTION 7 (other than such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at or prior to the Closing) (the date on which the Closing occurs, the “Closing Date”), by electronic exchange of deliverables, unless another date, time or place is agreed to in writing by the parties hereto.
1.4. Directors and Officers of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time will, from and after the Effective Time, be the directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time will, from and after the Effective Time, be the officers of the Surviving Corporation, in each case, until their respective successors have been duly elected, designated or qualified, or until their earlier death, disqualification, resignation or removal in accordance with the Surviving Corporation’s certificate of incorporation and bylaws.
1.5. Subsequent Actions. At and after the Effective Time, the Merger will have the effects set forth in the DGCL. If at any time after the Effective Time the Surviving Corporation determines, in its sole discretion, that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right and title to, or interest in, any of the rights, properties or assets of either the Company or Merger Sub held or to be held by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each such corporation or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm all right and title to, or interest in, such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.
SECTION 2- CONVERSION OF SECURITIES
2.1. Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of common stock of the Company, par value $0.0001 per share (the “Shares”), or any shares of common stock, par value $0.001 per share, of Merger Sub (“Merger Sub Common Stock”):
(a) Merger Sub Common Stock. Each issued and outstanding share of Merger Sub Common Stock will be converted into and become one (1) fully paid and nonassessable share of common stock of the Surviving Corporation.
(b) Cancellation of Treasury Stock and Parent-Owned Stock. All Shares that are owned by the Company as treasury stock and any Shares owned by Parent or Merger Sub will automatically be cancelled and retired and will cease to exist, and no consideration will be payable in exchange therefor.
(c) Conversion of Shares. Each Share issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled in accordance with Section 2.1(b) and any Dissenting Shares) will be converted into the right to receive an amount in cash equal to $100 (the “Merger Consideration”). From and after the Effective Time, all such Shares will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a certificate share (a “Certificate”) or book-entry share (a “Book-Entry Share”) representing any such Shares will cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor, without interest thereon, upon the surrender of such Certificate or transfer of such Book-Entry Share in accordance with Section 2.2.
2.2. Exchange of Certificates.
(a) Paying Agent. Parent will designate Computershare Trust Company, N.A. or another bank or trust company that is reasonably acceptable to the Company to act as agent for the holders of the Shares in connection with the Merger (the “Paying Agent”) and to receive the funds to which holders of the Shares will become entitled in accordance with Section 2.1(c). The agreement pursuant to which Parent shall appoint the Paying Agent shall be in form and substance reasonably acceptable to the Company. Parent will cause the Surviving Corporation to provide to the Paying Agent on a timely basis, promptly after the Effective Time (and no later than the same day as the Effective Time occurs to the extent that the Effective Time is before 1:00 p.m. New York time, or else, the next business day) and as and when needed after the Effective Time, cash necessary to pay for the Shares converted in the Merger into the right to receive the Merger Consideration (the “Exchange Fund”). If the Exchange Fund is inadequate to pay the amounts to which holders of the Shares are entitled in accordance with Section 2.1(c), Parent will promptly deposit, or cause the Surviving Corporation promptly to deposit, additional cash with the Paying Agent sufficient to make all payments of Merger Consideration, and Parent and the Surviving Corporation will in any event be liable for payment thereof. The Paying Agent may invest the cash in the Exchange Fund as directed by Parent. Any interest and other income resulting from such investments will be paid to Parent.
(b) Exchange Procedures. Promptly after the Effective Time (but in no event later than five (5) business days thereafter), the Paying Agent will mail to each holder of record of a Certificate, which immediately prior to the Effective Time represented outstanding Shares, whose shares were converted in accordance with Section 2.1(c) into the right to receive the Merger Consideration (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificate will pass, only upon delivery of the Certificate to the Paying Agent and will be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for effecting the surrender of the Certificate in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed and properly completed and such other documents as may be reasonably requested by the Paying Agent, the holder of such Certificate will be entitled to receive in exchange therefor the Merger Consideration (such payments to be net of applicable Taxes withheld in accordance with Section 2.5) for each Share formerly represented by such Certificate, and the Certificate so surrendered will forthwith be cancelled. Until surrendered as contemplated by this Section 2.2, each Certificate will be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.2, without interest thereon, and will not evidence any interest in, or any right to exercise the rights of a stockholder or other equity holder of, the Company or the Surviving Corporation. Notwithstanding anything to the contrary in this Agreement, any holder of Book-Entry Shares will not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this SECTION 2. In lieu thereof, each holder of record of one or more Book-Entry Shares whose Shares were converted into the Merger Consideration will upon receipt by the Paying Agent of such evidence, if any, as the Paying Agent may reasonably request, be entitled to receive, and Parent will cause the Paying Agent to pay, subject to any required withholding of Taxes, the Merger Consideration in respect of each such Share, and the Book-Entry Shares of such holder will forthwith be cancelled.
(c) Transfer Taxes. If any payment in accordance with the Merger is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share is registered, it will be a condition of payment that (i) the Certificate or Book-Entry Shares surrendered will be properly endorsed or will be otherwise in proper form for transfer and (ii) the Person requesting such payment will have paid all transfer and other Taxes required by reason of the payment to a Person other than the registered holder of the Certificate or Book-Entry Share surrendered or will have established to the satisfaction of Parent that such Tax either has been paid or is not applicable. None of Parent, Merger Sub and the Surviving Corporation will have any liability for the transfer Taxes and other similar Taxes described in this Section 2.2(c) under any circumstances.
(d) Transfer Books; No Further Ownership Rights in Shares. At the Effective Time, the stock transfer books of the Company will be closed and, thereafter no further registration of transfers of Shares will be made on the records of the Company. From and after the Effective Time, the holders of Certificates or Book-Entry Shares evidencing ownership of Shares outstanding immediately prior to the Effective Time will cease to have any rights with respect to such Shares, except as otherwise provided for herein or by Law. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation, then they will be cancelled and exchanged as provided in this SECTION 2.
(e) Termination of Exchange Fund; No Liability. At any time following six (6) months after the Effective Time, the Surviving Corporation will be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Paying Agent and not disbursed (or for which disbursement is pending subject only to the Paying Agent’s routine administrative procedures) to holders of Certificates and Book-Entry Shares, and thereafter such holders will be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates or Book-Entry Shares, without any interest thereon. Nonetheless, none of Parent, the Surviving Corporation nor the Paying Agent will be liable to any holder of a Certificate or Book-Entry Share for Merger Consideration delivered to a public official in accordance with any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of the Surviving Corporation or its designee, free and clear of all claims or interest of any Person previously entitled thereto.
(f) Lost Certificates. If any Certificate will have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such Person of a bond in such amount as Parent or the Paying Agent may reasonably direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect thereto.
2.3. Dissenting Shares.
(a) Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who has complied with Section 262 of the DGCL with respect to such Shares (the “Dissenting Shares”) will not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses his, her or its right to appraisal. From and after the Effective Time, a stockholder who has properly exercised such appraisal rights will not have any rights of a stockholder of the Company or the Surviving Corporation with respect to such Shares, except those provided in accordance with Section 262 of the DGCL. A holder of Dissenting Shares will be entitled to receive payment of the appraised value of such Shares held by him, her or it in accordance with Section 262 of the DGCL, unless, after the Effective Time, such holder fails to perfect or withdraws or otherwise loses his, her or its right to appraisal, in which case such Shares will be converted into and represent only the right to receive the Merger Consideration, without interest thereon, upon surrender of the Certificates or Book-Entry Shares, in accordance with Section 2.2.
(b) The Company will give Parent (i) prompt written notice of any written demands for appraisal (including copies of such demands), attempted withdrawals of such demands and any other communications received by the Company relating to rights of appraisal and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal. Except with the prior written consent of Parent, the Company will not voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for appraisal.
2.4. Company Incentive Plans.
(a) As of the Effective Time, each option to purchase Shares (each, a “Company Option”) granted by the Company under each of the Company’s 2021 Incentive Plan and Prior Stock Plans (collectively, the “Company Stock Plans”) that is outstanding as of immediately prior to the Effective Time, whether or not then vested, will be cancelled and will immediately cease to be outstanding, without any payment with respect to such Company Option or cancellation thereof except as provided in the following sentence. In full satisfaction of the cancellation of each Company Option described in the immediately preceding sentence, Parent will cause the Surviving Corporation, as soon as reasonably practicable following the Effective Time (and no later than the second payroll date after the Effective Time), to pay, in accordance with the general payroll practices of the Surviving Corporation, to the holder of such Company Option, an amount in cash in respect thereof equal to the product of (i) the excess, if any, of the Merger Consideration over the per-share exercise price of such Company Option, multiplied by (ii) the number of Shares then subject to such Company Option (such payments, if any, to be net of applicable Taxes withheld in accordance with Section 2.5 and without interest). For the avoidance of doubt, no consideration will be paid with respect to any Company Option that has a per-share exercise price that is greater than, or equal to, the Merger Consideration. As of the Effective Time, no Person will retain any rights with respect to any previously outstanding Company Options other than the rights of a holder to receive any payment contemplated by this Section 2.4(a).
(b) As of the Effective Time, each restricted stock unit subject to vesting conditions based solely on continued employment or service to the Company or any of its Subsidiaries granted by the Company under a Company Stock Plan other than any restricted stock units granted after the date hereof (each, a “Company RSU”) that is unvested and outstanding as of immediately prior to the Effective Time will be cancelled and will immediately cease to be outstanding, without any payment with respect to such Company RSU or cancellation thereof except as provided in the following sentence. In full satisfaction of the cancellation of each Company RSU described in the immediately preceding sentence, Parent will cause the Surviving Corporation, as soon as reasonably practicable following the Effective Time (and no later than the second payroll date after the Effective Time), to pay, in accordance with the general payroll practices of the Surviving Corporation, to the holder of such Company RSU, an amount in cash in respect thereof equal to the Merger Consideration (such payments, if any, to be net of applicable Taxes withheld in accordance with Section 2.5 and without interest). As of the Effective Time, no Person will retain any rights with respect to any previously outstanding Company RSUs other than the rights of a holder to receive any payment contemplated by this Section 2.4(b).
(c) As of the Effective Time, each restricted stock unit subject to vesting conditions based solely on continued employment or service to the Company or any of its Subsidiaries granted by the Company after the date hereof under the 2021 Incentive Plan (each, a “2022 Company RSU”) that is unvested and outstanding as of immediately prior to the Effective Time will be substituted automatically with a Parent restricted stock unit with respect to that number of shares of Parent Common Stock (each, an “Adjusted RSU”) that is equal to the product obtained by multiplying (i) the total number of Shares subject to the 2022 Company RSU immediately prior to the Effective Time by (ii) the RSU Exchange Ratio, with any fractional shares rounded to the nearest whole share. Each Adjusted RSU shall otherwise be subject to the same terms and conditions applicable to such 2022 Company RSU immediately prior the Effective Time (including vesting terms, and including any acceleration of vesting provisions applicable to such 2022 Company RSU set forth in Section 5.01(b)(C) of the Company Disclosure Letter). For the purposes of this Section 2.4(c), the “RSU Exchange Ratio” is equal to (i) the Merger Consideration, divided by (ii) the Parent Share Price.
(d) Immediately prior to the Effective Time and subject to consummation of the Merger, each restricted stock unit granted by the Company under a Company Stock Plan that is subject to performance-based vesting conditions granted by the Company under a Company Stock Plan (each, a “Company PRSU”, and, together with the Company Options, Company RSUs, and 2022 Company RSUs, the “Company Stock Plan Awards”) that is unvested and outstanding as of immediately prior to the Effective Time will be cancelled and will immediately cease to be outstanding, without any payment with respect to such Company PRSU or cancellation thereof except as provided in the following sentence. In full satisfaction of the cancellation of each Company PRSU described in the immediately preceding sentence, Parent will cause the Surviving Corporation, as soon as reasonably practicable following the Effective Time (and no later than the second payroll date after the Effective Time), to pay, in accordance with the general payroll practices of the Surviving Corporation, to the holder of such Company PRSU (with all the performance-based vesting conditions associated with such Company PRSU being deemed achieved at the greater of actual completed performance at the Effective Time or at target for any Company PRSU), an amount in cash in respect thereof equal to the Merger Consideration (such payments, if any, to be net of applicable Taxes withheld in accordance with Section 2.5 and without interest). As of the Effective Time, no Person will retain any rights with respect to any previously outstanding Company PRSUs other than the rights of a holder to receive any payment contemplated by this Section 2.4(d).
(e) As of the Effective Time, the Company Stock Plans will terminate and all rights under any other plan, program or arrangement providing for the issuance or grant of any other interest with respect to the capital stock of the Company or any Company Subsidiary will be cancelled. As of the Effective Time, the RSUs granted after the date hereof will be substituted by Parent RSUs under Parent’s 2019 Stock Plan. The Company will take, or cause to be taken, all actions necessary to effectuate this Section 2.4, including sending any requisite notices, obtaining any necessary resolutions of the Company Board of Directors or a committee thereof, and obtaining all consents necessary to cash out and cancel, as described in Sections 2.4(a), Section 2.4(b) and Section 2.4(d),

all Company Options, Company RSUs and Company PRSUs so as to ensure that, after the Effective Time, no Person will have any rights under the Company Stock Plans other than rights to receive the payments, if any, contemplated by Section 2.4(a), 2.4(b) or 2.4(d). Parent shall take all actions as are reasonably necessary for the substitution and conversion of the 2022 Company RSUs pursuant to Section 2.4(c). The Company and Parent each will provide the other with copies of all such notices, resolutions and other materials in connection with their respective obligations prior to Closing for its reasonable review and comment prior to distribution.
(f) As soon as practicable after the date hereof, the Company Board of Directors (or, if appropriate, the committee administering the Company’s 2019 Employee Stock Purchase Plan (the “Company ESPP”)) will pass such resolutions and take all actions with respect to the Company ESPP that are necessary to provide that (i) no new offering or new purchase period will commence following the date hereof unless and until this Agreement is terminated; (ii) from and after the date hereof, no new participants will be permitted to participate in the Company ESPP and participants will not be permitted to increase their payroll deductions or purchase elections from those in effect on date of this Agreement; and (iii) each purchase right issued pursuant to the Company ESPP shall be fully exercised not later than the earlier of (A) the last day of the applicable purchase period or (B) five (5) business days prior to the Effective Time, and, immediately following such purchases, contingent upon the consummation of the Merger, the Company ESPP will terminate.
2.5. Withholding. Each of Parent, Merger Sub and the Surviving Corporation will be entitled to deduct and withhold, or cause the Paying Agent to deduct and withhold, from any amounts payable or otherwise deliverable in accordance with this Agreement or any ancillary agreement to any holder or former holder of Shares, or Company Stock Plan Awards, in each case, directly or through an authorized payroll agent, such amounts as are required to be deducted or withheld therefrom in accordance with the Internal Revenue Code of 1986, as amended (the “Code”), or any other applicable federal, state, local or non-U.S. Tax Law. To the extent such amounts are so deducted or withheld, such amounts will be treated for all purposes under this Agreement and any other agreement as having been paid to the Person to whom such amounts would otherwise have been paid. Any amount so withheld will timely be remitted to the appropriate Governmental Authority. Notwithstanding anything to the contrary in this Agreement, any compensatory amounts payable pursuant to or as contemplated by this Agreement will be remitted by the applicable payer to the Company for payment through the Company’s or a Company Subsidiary’s payroll procedures in accordance with applicable Law.
SECTION 3- REPRESENTATIONS AND WARRANTIES OF COMPANY
Except (a) as disclosed in the particular section or subsection of the Company Disclosure Letter referenced therein (it being understood and agreed that any information set forth in one section or subsection of the Company Disclosure Letter also will apply to each other section and subsection of this Agreement to which its applicability is reasonably apparent on its face from the text of the disclosure) or (b) other than with respect to Sections 3.1, 3.2, 3.3, 3.4 (except to the extent a Company Material Contract was filed as an exhibit to any of the Company SEC Documents) and 3.5, as disclosed in the Company SEC Documents filed or furnished with the Securities and Exchange Commission (the “SEC”) by the Company prior to the date of this Agreement (but, in each case, excluding any disclosure contained under the heading “Risk Factors” or in any “forward-looking statements” disclaimer or any other precautionary forward-looking statements or other forward-looking statements) and to the extent publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), the Company hereby represents and warrants to Parent and Merger Sub as follows:
3.1. Organization; Qualification. The Company and each Company Subsidiary is a legal entity duly organized and validly existing and in good standing under the Laws of the jurisdiction of its incorporation, formation or organization, as applicable, and has the requisite power and authority to conduct its business in the manner in which its business is currently being conducted and to own, lease and operate its properties and assets in the manner in which its properties and assets are currently owned, leased and operated. The Company and each Company Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing has not had, individually or in the aggregate, a Company Material Adverse Effect. True and correct copies of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”), each as amended and in effect as of the date of this Agreement, have been made available to Parent and are in full force and effect, and the Company is not in violation of any of the provisions thereof. The organizational or governing documents of each of the Company Subsidiaries are in full force and effect, and none of the Company Subsidiaries is in material violation of any of the respective provisions thereof.
3.2. Capitalization; Subsidiaries.
(a) As of the close of business on December 10, 2021 (the “Capitalization Date”), the authorized capital stock of the Company consisted of (i) 147,000,000 Shares, 61,386,558 of which were issued and outstanding and none of which were held by the Company as treasury stock and (ii) 7,500,000 shares of preferred stock of the Company, par value $0.0001 per share (“Company Preferred Stock”), no shares of which were issued and outstanding. There are no other classes of capital stock of the Company and no bonds, debentures, notes or other Indebtedness or securities of the Company having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which holders of capital stock of the Company may vote authorized, issued or outstanding. As of the close of business on the Capitalization Date, there were (A) outstanding Company Options to purchase 8,183,210 Shares, (B) 690,983 outstanding Company RSUs, (C) 367,542 outstanding Company PRSUs (including any Threshold PRSUs, Target PRSUs and Maximum PRSUs (under the applicable award agreement)), (D) rights to purchase a maximum of 47,798 Shares pursuant to the Company ESPP were outstanding (determined based on the fair market value of a Share on the first day of the current offering period) and (E) 2,834,830 Shares reserved for future issuance under the Company Stock Plans. Since the close of business on the Capitalization Date and except as disclosed on Section 3.2(a) of the Company Disclosure Letter, there has been no issuance or grant of any Shares, Company Preferred Stock or any other securities of the Company, other than any de minimis issuances of Shares or other securities in accordance with the exercise, vesting or settlement, as applicable, of any Company Stock Plan Awards outstanding as of the close of business on the Capitalization Date in accordance with the Company Stock Plan Awards and disclosed on Section 3.2(a) of the Company Disclosure Letter.
(b) All of the issued and outstanding Shares have been, and all of the Shares that may be issued in accordance with any of the Company Stock Plan Awards will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are, or will be when issued, fully paid, non-assessable and free of preemptive rights. The Company has made available to Parent correct and complete copies of each Company Stock Plan and the forms of stock option, restricted stock and restricted stock unit agreements evidencing the Company Stock Plan Awards, and with respect to the foregoing forms, other than differences with respect to the number of Shares covered thereby, the grant date, the exercise price, regular vesting schedule and expiration date applicable thereto, no such stock option, restricted stock or restricted stock unit agreement contains terms that are not consistent with, or in addition to, such forms.
(c) Section 3.2(c) of the Company Disclosure Letter sets forth, as of the close of business on the Capitalization Date, each outstanding Company Stock Plan Award and, to the extent applicable, (i) the name (or employee identification number) and country of residence (if outside the U.S.) of the holder thereof, (ii) the number of Shares issuable thereunder, (iii) the exercise price or strike price (if any) relating thereto, (iv) the grant date, (v) the applicable vesting or exercisability schedule, (vi) the amount vested (or exercisable) and outstanding and the amount unvested (or not exercisable) and outstanding and (vii) the Company Stock Plan in accordance with which the award was made. Each grant of a Company Option was duly authorized no later than the date on which the grant of such Company Option was by its terms to be effective (the “Company Option Grant Date”) by all necessary corporate action, including, as applicable, approval by the Company Board of Directors (or a duly constituted and authorized committee thereof or other authorized designee) and any required stockholder approval by the necessary number of votes or written consents. No Company Option has been granted with a per share exercise price less than the fair market value of a Share on the applicable Company Option Grant Date, and the Company has not granted any Company Options that are subject to Section 409A of the Code. Each grant of a Company Stock Plan Award was made in accordance with, to the extent applicable, (A) the applicable Company Stock Plan, (B) all applicable securities Laws and any applicable listing and governance rules and regulations of Nasdaq, (C) the Code and (D) all other applicable Laws. The Company has the requisite power and authority, in accordance with the applicable Company Stock Plan, the applicable award agreements and any other applicable contract, to take the actions contemplated by Section 2.4 and the treatment of Company Stock Plan Awards and described in Section 2.4, as of the Effective Time, will be binding on the holders of Company Stock Plan Awards. All of the outstanding Shares have been issued pursuant to an effective registration statement filed in accordance with the federal securities Laws or an appropriate exemption therefrom. No Company Subsidiary owns any securities of the Company.
(d) As of the date of this Agreement, other than the Company Stock Plan Awards, there are no (i) existing options, warrants, calls, preemptive rights, subscriptions or other securities or rights, stock appreciation rights, restricted stock awards, restricted stock unit awards, convertible securities, agreements, arrangements or commitments of any kind obligating the Company or any Company Subsidiary to issue, transfer, register or sell, or cause to be issued, transferred, registered or sold, any shares of capital stock of, or other securities of, the Company or any Company Subsidiary or securities convertible into or exchangeable for such shares or other securities, or obligating the Company or any Company Subsidiary to grant, extend or enter into such options, warrants, calls, preemptive rights, subscriptions or other securities or rights, stock appreciation rights, restricted stock awards, restricted stock unit awards, convertible securities, agreements, arrangements or commitments, (ii) outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any securities of the Company or any Company Subsidiary, or any securities representing the right to purchase or otherwise receive any other securities of the Company or any Company Subsidiary, (iii) agreements with any Person to which the Company or any Company Subsidiary is bound by anything (A) restricting the transfer of the securities of the Company or any Company Subsidiary or (B) affecting the voting rights of securities of the Company or any Company Subsidiary (including stockholder agreements, voting trusts or similar agreements) or (iv) outstanding or authorized equity or equity-based compensation awards, including any equity appreciation rights, security-based performance units, “phantom” stock, profit-participation or other security rights issued by the Company or any Company Subsidiary, or other agreements, arrangements or commitments of any character (contingent or otherwise) to which the Company or any Company Subsidiary is bound, in each case, in accordance with which any Person is entitled to receive any payment from the Company or any Company Subsidiary based in whole or in part on the value of any securities of the Company or any Company Subsidiary. The Company has no “rights plan,” “rights agreement,” or “poison pill” in effect.
(e) Each Company Subsidiary existing on the date of this Agreement is listed on Section 3.2(e) of the Company Disclosure Letter. The Company owns, beneficially and of record, directly or indirectly, all of the issued and outstanding company, partnership, corporate or similar (as applicable) ownership, voting or similar securities or interests in each such Subsidiary, free and clear of all Liens, and all company, partnership, corporate or similar (as applicable) ownership, voting or similar securities or interests of each of the Company Subsidiaries are duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights. The Company has made available to Parent correct and complete copies of the currently effective corporate or other organizational documents for each Company Subsidiary. Except as set forth in Section 3.2(e) of the Company Disclosure Letter, other than investments in cash equivalents (and ownership by the Company or any Company Subsidiary of securities of any other Company Subsidiary), neither the Company nor any Company Subsidiary (i) owns directly or indirectly any securities or (ii) has any obligation or has made any commitment to acquire any securities of any Person or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Person.
(f) All dividends or distributions on any securities of the Company or any Company Subsidiary that have been declared or authorized have been paid in full.
3.3. Authority Relative to Agreement.
(a) The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, have been duly and validly authorized by all requisite action by the Company, and no other corporate action or proceeding on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, other than the approval of the holders of a majority of the outstanding Shares entitled to vote on such matters at the Stockholders Meeting (the “Company Requisite Vote”). This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.
(b) The Company Board of Directors has, by resolutions unanimously adopted by the Company Board of Directors, (i) determined that the Merger and the transactions contemplated hereby are advisable, fair to and in the best interests of the Company and the Company’s stockholders; (ii) approved and declared it advisable to enter into this Agreement; (iii) directed that the adoption of this Agreement be submitted to a vote of the Company’s stockholders at the Stockholders Meeting; and (iv) subject to the terms and conditions of this Agreement, resolved to make the Company Board Recommendation. As of the date of this Agreement, the Company Board Recommendation has not been amended, rescinded, or modified.
3.4. No Conflict; Required Filings and Consents.
(a) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with this Agreement, will (i) violate any provision of the Certificate of Incorporation or Bylaws or the certificate of incorporation or bylaws (or equivalent organizational documents) of any Company Subsidiary, (ii) assuming compliance with and that the Consents, registrations, declarations, filings and notices referenced in Section 3.4(b) have been obtained or made, conflict with or violate any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (iii) violate, conflict with or result in any breach of any provision of, or loss of any benefit, or constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, acceleration or cancellation of or require the Consent of, notice to or filing with any third Person in accordance with any contract to which the Company or any Company Subsidiary is a party (other than a Benefit Plan) or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or result in the creation of a Lien, other than any Permitted Lien, upon any of the property or assets of the Company or any Company Subsidiary, other than, in the case of clauses (ii) and (iii) above, that has not had, and will not have, individually or in the aggregate, a Company Material Adverse Effect.
(b) No consent, approval, license, permit, waiver, Order or authorization (a “Consent”) of, registration, declaration or filing with or notice to any Governmental Authority is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) applicable requirements of and filings with the SEC in accordance with the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”) or the Securities Act, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iii) compliance with applicable rules and regulations of Nasdaq, (iv) as may be required pursuant to Antitrust Laws, and (v) such other Consents, registrations, declarations, filings or notices the failure of which to be obtained or made has not had, and will not have, individually or in the aggregate, a Company Material Adverse Effect.
3.5. Company SEC Documents; Financial Statements.
(a) Since January 1, 2019, the Company has timely filed with, or furnished to, the SEC all registration statements, forms, reports, schedules, statements, exhibits and other documents (including exhibits, financial statements and schedules thereto and all other information incorporated therein and amendments and supplements thereto) required by it to be filed or furnished pursuant to the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”) (the “Company SEC Documents”). Correct and complete copies of all Company SEC Documents are publicly available on EDGAR. To the extent that any Company SEC Document filed (including by incorporation by reference) after January 1, 2019 available on EDGAR contains redactions in accordance with a request for confidential treatment or otherwise, the Company has made available to Parent the full text of all such Company SEC Documents that it has so filed or furnished with the SEC. As of its filing or furnishing date or, if amended prior to the date of this Agreement, as of the date of the last such amendment or superseding filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), each Company SEC Document has complied in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents. As of its filing date or, if amended or superseded by a subsequent filing prior to the date of this Agreement, as of the date of the last such amendment or superseding filing, each Company SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, was filed in accordance with the Securities Act, and, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading. As of the date of this Agreement, no amendments or modifications to the Company SEC Documents are required to be filed with, or furnished to, the SEC. All of the audited financial statements and unaudited interim financial statements of the Company included in the Company SEC Documents (i) have been derived from the accounting books and records of the Company and the Company Subsidiaries, (ii) comply in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iii) have been prepared in accordance with generally accepted accounting principles in the United States, applied on a consistent basis (“GAAP”) during the periods involved (except as may be indicated in the notes thereto and except, in the case of the unaudited interim statements of the Company, as may be permitted in accordance with Form 10-Q, 8-K or any successor form under the Exchange Act) and (iv) fairly present in all material respects the financial position, the stockholders’ equity, the results of operations and the cash flows of the Company and its consolidated Subsidiaries, as applicable, as of the times and for the periods referenced therein (except as may be indicated in the notes thereto and subject, in the case of unaudited interim financial statements, to normal and recurring year-end adjustments). No Company Subsidiary is required to file or furnish any form, report or other document with the SEC. Section 3.5(a) of the Company Disclosure Letter sets forth all effective registration statements filed by the Company on Form S-3 or Form S-8 or otherwise relying on Rule 415 promulgated under the Securities Act.
(b) Prior to the date of this Agreement, the Company has delivered or made available to Parent correct and complete copies of all comment letters from the SEC since January 1, 2019 through the date of this Agreement with respect to any of the Company SEC Documents, together with all written responses of the Company thereto to the extent such correspondence is not available on EDGAR. No comments in comment letters received from the SEC staff with respect to any of the Company SEC Documents remain outstanding or unresolved, and, to the Knowledge of the Company, none of the Company SEC Documents are subject to ongoing SEC review or investigation. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and governance rules and regulations of Nasdaq.
(c) The Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance with respect to the reliability of the Company’s financial reporting and the preparation of financial statements for external purposes in conformity with GAAP, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) access to assets is permitted only in accordance with management’s general or specific authorization and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has disclosed, based on the most recent evaluation of internal control over financial reporting prior to the date of this Agreement, to the Company’s independent auditors and the audit committee of the Company Board of Directors (and made available to Parent a summary of the important aspects of such disclosure, if any) (A) all “significant deficiencies” and “material weaknesses” (as such terms are defined in Auditing Standard No. 5 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement) in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Except as set forth in Section 3.5(c) of the Company Disclosure Letter, since January 1, 2021, the Company has not identified any material weaknesses in the design or operation of the Company’s internal control over financial reporting.
(d) The Company maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) designed to ensure that all information required to be disclosed by the Company in the reports that it files or submits in accordance with the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions with respect to required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required in accordance with the Exchange Act with respect to such reports.
(e) As of the date of this Agreement, no SEC Proceedings are pending or threatened in writing, in each case, with respect to any accounting practices of the Company or any Company Subsidiary or any malfeasance by any director or executive officer of the Company or any Company Subsidiary. Since January 1, 2019, no internal investigations with respect to accounting, auditing or revenue recognition have been conducted.
(f) Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 promulgated under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to any applicable Company SEC Documents, and the statements contained in such certifications are correct and complete. “Principal executive officer” and “principal financial officer” have the meanings given to such terms in the Sarbanes-Oxley Act. The parties hereto agree that failure of the Company’s chief executive officer or chief financial officer to provide an unqualified certification in any certification required to be filed with any document filed with the SEC after the date of this Agreement will constitute an event that has a Company Material Adverse Effect. The Company does not have, and has not arranged any, outstanding “extensions of credit” to any current or former director or executive officer within the meaning of Section 402 of the Sarbanes-Oxley Act.
(g) Since January 1, 2019, neither the Company nor any Company Subsidiary has received any written or, to the Knowledge of the Company, oral complaint, allegation, assertion or claim with respect to accounting, internal accounting controls, auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary, or unlawful accounting or auditing matters with respect to the Company or any Company Subsidiary.
(h) Neither the Company nor any Company Subsidiary is a party to or bound by, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any Company Subsidiary, on the one hand, and any unconsolidated Affiliate, on the other hand), including any structured finance, special purpose or limited purpose entity or Person, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated under the Securities Act), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any Company Subsidiary in the Company SEC Documents (including any audited financial statements and unaudited interim financial statements of the Company included therein).
3.6. Absence of Certain Changes or Events. Since January 1, 2021, through the date of this Agreement, (a) the respective businesses of the Company and each Company Subsidiary have been conducted in all material respects in the ordinary course of business consistent with past practice, other than (i) reasonable and good faith actions or omissions taken to comply with applicable Law or guidance by Governmental Authorities in connection with the COVID-19 pandemic and (ii) discussions and negotiations related to this Agreement or other potential strategic transactions, (b) the Company has not had a Company Material Adverse Effect and (c) neither the Company nor any Company Subsidiary has taken any action that, if taken without the consent of Parent after the date of this Agreement, would have constituted a breach of Section 5.1(b) (other than clause (N) solely with respect to the entry into or amendment of any Company Material Contract).
3.7. No Undisclosed Liabilities. Other than liabilities or obligations (a) as (and to the extent) reflected or reserved against in the Company’s consolidated balance sheet as of September 30, 2021, included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 4, 2021, (b) incurred pursuant to the terms of this Agreement or (c) incurred in the ordinary course of business consistent with past practice since September 30, 2021, neither the Company nor any Company Subsidiary has any liability or obligation of any nature, whether or not accrued, contingent, absolute or otherwise and whether or not required to be reflected on a consolidated balance sheet of the Company (or the notes thereto) in accordance with GAAP.
3.8. Litigation. As of the date of this Agreement, (a) no Proceeding is pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary or any asset or property of the Company or any Company Subsidiary, and (b) to the Knowledge of the Company, no Order is outstanding against, or involving, the Company or any Company Subsidiary or any asset or property of the Company or any Company Subsidiary that, in the case of each of clauses (a) and (b) above in this Section 3.8, (i) is, or would reasonably be expected to be, individually or in the aggregate, material to the Company and any Company Subsidiary, taken as a whole, or (ii) would reasonably be expected to, individually or in the aggregate, impair in any material respect the ability of the Company to perform its obligations in accordance with this Agreement or to consummate the Merger, or prevent or materially delay the consummation of any of the Merger and the other transactions contemplated hereby. Neither the Company nor any Company Subsidiary has any material Proceedings pending against any other Person.
3.9. Product Liability. To the Knowledge of the Company, there is no material design defect, nor any failure to warn, nor any breach of any guarantee, warranty, or indemnity with respect to any Company Products now or previously designed, tested, sold, manufactured, distributed or delivered by the Company or any Company Subsidiary. There are no claims or other Proceedings pending or threatened in writing alleging that the Company or any Company Subsidiary has any liability (whether in negligence, breach of warranty, strict liability, failure to warn, or otherwise) arising out of or relating to any claimed injury or damage to individuals or property as a result of the claimed ownership, possession, exposure to, or use of any Company Products.
3.10. Permits; Compliance with Laws.
(a) (i) The Company and each Company Subsidiary are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, exemptions, consents, certificates, approvals, product listings, registrations, clearances, orders and other authorizations, including any supplements and amendments thereto, necessary for the Company and each Company Subsidiary to own, lease and operate their respective properties and assets in accordance with all Laws or to carry on their respective businesses in accordance with all Laws (the “Company Permits”) except where the failure to obtain or have any such Company Permit would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (ii) all such Company Permits are in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (iii) there has occurred no violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancellation of, with or without notice or lapse of time or both, any Company Permit and (iv) no modification, suspension, cancellation, withdrawal or revocation thereof is pending or, to the Knowledge of the Company, threatened. The consummation of the transactions contemplated hereby, will not cause the revocation or cancellation of any Company Permit that is material to the Company.
(b) The Company and each Company Subsidiary are, and have been since January 1, 2019, in compliance with (i) all Laws and (ii) all Company Permits, except where any failure to be in such compliance (A) has not been, and would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, and (B) would not reasonably be expected to, individually or in the aggregate, impair in any material respect the ability of the Company to perform its obligations in accordance with this Agreement or to consummate the Merger, or prevent or materially delay the consummation of any of the Merger and the other transactions contemplated hereby.
(c) Since January 1, 2019, neither the Company nor any Company Subsidiary or, to the Knowledge of the Company, any of their respective directors, officers or employees, has received any written or, to the Knowledge of the Company, oral notification from a Governmental Authority or other Person asserting that the Company or any Company Subsidiary is, or is suspected of, alleged to be or under investigation for being, not in compliance in all material respects with any Laws or Company Permits, except any such non-compliance that would not be reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.
3.11. Employee Benefit Plans.
(a) Section 3.11(a) of the Company Disclosure Letter contains a correct and complete list of each material Benefit Plan. “Benefit Plan” means (i) each “employee pension benefit plan” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) (“Pension Plans”), other than any Benefit Plans that are “multiemployer plans” (as such term is defined in Section 4001(a)(3) of ERISA) (the “Multiemployer Pension Plans”), (ii) each “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) (whether or not subject to ERISA), (iii) each “employee benefit plan,” as defined in Section 3(3) of ERISA (whether or not subject to ERISA); and (iv) each other benefit plan, policy, program, agreement or arrangement, including but not limited to any bonus, commission, deferred compensation, severance, separation, vacation, paid time off, retention, change in control, transaction, tax gross-up, employment, offer letter, individual independent contractor or consulting, pension, profit-sharing, retirement, insurance, stock bonus, stock purchase, stock option, restricted stock, stock appreciation right, incentive or equity compensation or other equity or equity-based compensation, deferred compensation, welfare-benefit, or fringe benefit plan, program, policy, agreement, arrangement or practice (excluding at-will agreements that may be terminated without severance) sponsored, maintained, contributed to or required to be contributed to, by the Company or any Company Subsidiary or to which the Company or any Company Subsidiary is a party, for the benefit of any current or former employees, officers, directors, individual consultants or individual independent contractors of the Company or any Company Subsidiary, or under which the Company or any Company Subsidiary has or can reasonably be expected to have any liability, contingent or otherwise. With respect to each material Benefit Plan, the Company has delivered or made available to Parent and Merger Sub correct and complete copies of, to the extent applicable, (A) the plan document (including all amendments thereto) or a written description if such Benefit Plan is not otherwise in writing; (B) the three (3) most recent annual reports on Form 5500 and all schedules thereto, (C) the most recent summary plan description and summary of material modifications, as well as all similar employee communications, (D) each current trust agreement, insurance contract or policy, group annuity contract and any other funding arrangement documents relating to such Benefit Plan, (E) the most recent actuarial report, financial statement or valuation report, (F) a current Internal Revenue Service opinion or favorable determination letter, (G) all material correspondence to or from any Governmental Authority relating to such Benefit Plan for the three (3) most recent plan years and (H) all discrimination tests for each Benefit Plan for the three (3) most recent plan years. “ERISA Affiliate” means each trade or business, whether or not incorporated, that is, or has at any relevant time been, under common control, a member of the same controlled group or treated as a “single employer,” with the Company or any Company Subsidiary within the meaning of Section 4001 of ERISA or Section 414 of the Code.
(b) Each Benefit Plan is and has at all times been maintained, operated and administered in accordance with its terms and in compliance in all material respects with Law, including ERISA and the Code. Each Benefit Plan has been administered, maintained, and operated in all material respects in both documentary and operational compliance with Section 409A of the Code to the extent applicable.
(c) Each Pension Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a recent and currently effective determination letter or can rely on an opinion letter for a prototype plan from the Internal Revenue Service that such Pension Plan is so qualified and exempt from taxation in accordance with Sections 401(a) and 501(a) of the Code, and, to the Knowledge of the Company, no condition exists that would be expected to adversely affect such qualification or result in material liability to the Company.
(d) None of the Benefit Plans is, and none of the Company, any Company Subsidiary or any ERISA Affiliate has, in the past six (6) years, sponsored, maintained, contributed to or had an obligation to contribute to or has had any liability, contingent or otherwise, with respect to, (i) a “single employer plan” (as such term is defined in Section 4001(a)(15) of ERISA) subject to Section 412 of the Code or Title IV of ERISA, (ii) a “multiple employer plan” or “multiple employer welfare arrangement” (as such terms are defined in ERISA), (iii) a welfare benefit fund (as such term is defined in Section 419 of the Code) or (iv) a Multiemployer Pension Plan. There are no material unpaid contributions due with respect to any Benefit Plan that are required to have been made in accordance with such Benefit Plan, any related insurance contract or any Law, and all material contributions due have been timely made, or to the extent not yet due, have been properly accrued on the applicable balance sheet in accordance with the applicable Benefit Plan and Law. There does not now exist, nor do any circumstances exist that would reasonably be expected to result in, any liability under Title IV of ERISA to the Company, any Company Subsidiary or, following the Effective Time, the Surviving Corporation.
(e) Neither the Company nor any Company Subsidiary has engaged in a non-exempt “prohibited transaction” (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) or breached any fiduciary duties with respect to any Benefit Plan that reasonably would be expected to subject the Company, Company Subsidiary or the Surviving Corporation to any material Tax or material penalty.
(f) With respect to any Benefit Plan, there is no Proceeding pending or threatened in writing, with or by a current or former participant, employee, officer, director or other individual service provider of the Company, the Internal Revenue Service, the U.S. Department of Labor or any other Governmental Authority, other than routine claims for benefits, in each case, that would reasonably be expected to subject the Company, any Company Subsidiary or the Surviving Corporation to any material liability.

(g) Neither the Company nor any Company Subsidiary has any obligation to provide any post-termination health or welfare benefits (whether or not insured) to current or former employees, officers, directors or individual service providers, except as specifically required by Part 6 of Title I of ERISA for which the covered Person pays the full premium cost of coverage.
(h) Except as otherwise provided in Section 3.2, neither the execution and delivery of this Agreement nor the consummation of the Merger or any of the other transactions contemplated hereby, either alone or in combination with any termination of employment or service (or other event or occurrence), could (i) entitle any current or former employee, officer, director or other individual service provider of the Company or any Company Subsidiary to any payment or benefit (or result in the funding of any such payment or benefit) or result in any forgiveness of Indebtedness with respect to any such Persons, (ii) materially increase the amount of any compensation or other benefits otherwise payable by the Company or any Company Subsidiary, (iii) require a contribution or funding by the Company or any Company Subsidiary to a Benefit Plan or the transfer or setting aside of assets to fund any benefits under a Benefit Plan, (iv) result in the acceleration of the time of payment, funding or vesting of any compensation or other benefits, (v) limit or restrict the right to merge, amend, terminate or transfer the assets of any Benefit Plan following the Effective Time or (vi) result in the payment or provision of any amount that could individually or in combination with any other payment constitute an “excess parachute payment” within the meaning of Section 280G of the Code.
(i) No Person is entitled to any gross-up, make-whole, or other additional payment from the Company or any Company Subsidiary with respect to any Tax or interest or penalty related thereto, including in accordance with Sections 4999 or 409A of the Code.
(j) Neither the Company, any Company Subsidiary nor any ERISA Affiliate has used the services or workers provided by third Person contract labor suppliers, temporary employees or “leased employees” (as that term is defined in Section 414(n) of the Code).
(k) Each Non-U.S. Benefit Plan (i) if intended to qualify for special Tax treatment under applicable Law, satisfies all requirements to obtain such Tax treatment, (ii) if required to be funded, book-reserved or secured by an insurance policy, is funded, book-reserved, or secured by such an insurance policy, as applicable, based on reasonable and appropriate actuarial assumptions in accordance with applicable accounting principles and applicable Law, and (iii) has been maintained in compliance in all respects with applicable Law, in each case, in all material respects. Except as set forth in Section 3.11(k) of the Company Disclosure Letter, no Non-U.S. Benefit Plan is in the nature of a defined benefit pension plan.
(l) Neither the Company nor any Company Subsidiary has made any election to defer payroll Taxes, or otherwise permit the deferral of payroll Taxes, under the CARES Act or other applicable law.
3.12. Labor Matters.
(a) (i) No labor disruptions or organizing activities (including any strike, labor dispute, work slowdown, work stoppage, picketing or lockout) are pending or, to the Knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary, nor has any such disruption or activity occurred during the three (3) years prior to the date of this Agreement, (ii) neither the Company nor any Company Subsidiary is a party to, bound by (or otherwise subject to) or in the process of negotiating any labor, collective bargaining, works council or similar agreement (each, a “Labor Agreement”), (iii) none of the employees of the Company or any Company Subsidiary is represented by any labor union, works council, employee representative group or similar organization (each, a “Union”) with respect to his or her employment with the Company or any Company Subsidiary and (iv) no petition has been filed or proceedings instituted by an employee or group of employees of the Company or any Company Subsidiary with any labor relations board or other Governmental Authority seeking recognition of any Union and no demand for recognition of any employees of the Company or any Company Subsidiary has been made by, or on behalf of, any Union. No notice, consent or consultation obligations with respect to any employees of Company or any Company Subsidiary, or any Union, will be a condition precedent to, or triggered by, the execution of this Agreement or the consummation of the transactions contemplated hereby.
(b) The Company and each Company Subsidiary are, and since January 1, 2019 have been, in compliance, in all material respects, with all applicable Laws relating to labor and employment matters, including fair employment practices, equal employment opportunity, disability rights, affirmative action, terms and conditions of employment, consultation with employees, immigration, wages, hours (including overtime and minimum wage requirements), compensation, workers’ compensation, unemployment insurance, classification of employees and individual independent contractors, employee leaves of absence, occupational safety and health, and collective or mass layoffs and plant closings. Neither the Company nor any Company Subsidiary has taken any action since January 1, 2019, that would (i) constitute a “Mass Layoff” or “Plant Closing” within the meaning of the Worker Adjustment Retraining Notification Act of 1988, as amended (the “WARN Act”), or any similar state, local or foreign Law or (ii) otherwise trigger any liability or obligations under the WARN Act or any similar state, local or foreign Law.
(c) There is not, and since January 1, 2019 there has been no, (i) Proceeding pending or, to the Knowledge of the Company, threatened by or before any Governmental Authority with respect to the Company or any Company Subsidiary concerning employment-related matters or (ii) Proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary brought by any current or former applicant, employee or independent contractor of the Company or any Company Subsidiary.
(d) Except as set forth on Section 3.12(d) of the Company Disclosure Letter, no executive officer or, to the Knowledge of the Company, employee at the level of Vice President and above of the Company or any Company Subsidiary (i) is subject to any non-competition, non-solicitation, nondisclosure, confidentiality, employment, consulting or similar agreement with any other Person in conflict with the present and proposed business activities of the Company and each Company Subsidiary, except agreements between the Company or any Company Subsidiary or (ii) to the Knowledge of the Company, is in violation of any common law nondisclosure obligation or fiduciary duty relating to the ability of such individual to work for the Company or any Company Subsidiary or the use of trade secrets and proprietary information.
(e) Except as set forth on Section 3.12(e) of the Company Disclosure Letter, all employees of the Company have provided appropriate documentation demonstrating their authorization to work in the jurisdiction in which they are working. Each Person who requires a visa, employment pass or other required permit to work in the jurisdiction in which he or she is working has produced a current visa, employment pass or such other required permit to the Company or the applicable Company Subsidiary.
(f) The Company has provided to Parent correct and complete information as to each individual (on a no-name basis): current job title, date of hire, location, status as active or inactive, whether such individual is on a time limited visa, base pay, bonus target, whether such position is full or part time, exempt or non-exempt classification (for U.S. employees) and leave status and expected return date for (i) all current employees of the Company and each Company Subsidiary, (ii) each other individual who has accepted an offer of employment made by the Company or one of its Subsidiaries but whose employment has not yet commenced, and (iii) each other individual to whom an offer of employment is outstanding by the Company or one of its Subsidiaries.
(g) No current officer, director or employee of the Company or any Company Subsidiary at the level of Vice President or above or group of employees of the Company or any Company Subsidiary (i) to the Knowledge of the Company, has given notice of termination of employment or otherwise disclosed plans to terminate his or her employment with the Company or any Company Subsidiary within the twelve (12) month period following the date of this Agreement, or (ii) has been the subject of any workplace sexual harassment, sexual assault, sexual discrimination or other misconduct allegations in connection with his or her employment with the Company or any Company Subsidiary.
(h) The Company and each Company Subsidiary are and have been in compliance in all material respects with any and all “stay-at-home” orders or similar directives issued by state or local executive authorities applicable to any employees of the Company or any Company Subsidiary. The Company has not implemented any reductions in hours, furloughs, or salary reductions that would reasonably be expected to (i) cause any employee currently classified as “exempt” under applicable federal and state law to lose such “exempt” status, or (ii) cause any employee’s compensation to fall below the applicable federal, state, or local minimum wage. Except for actions set forth on Section 3.12(h) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary has taken advantage of the special distribution options and other relief provided with respect to tax-qualified retirement plans under Section 2202 of the CARES Act.

3.13. Taxes.
(a) The Company and each Company Subsidiary have (i) duly and timely filed, or caused to be duly and timely filed (taking into account any extension of time within which to file), all income and other material Tax Returns required to be filed by any of them, and all such filed Tax Returns (taking into account all amendments thereto) are correct and complete in all material respects and (ii) paid all income and other material Taxes due and owing (whether or not shown on such Tax Returns).
(b) The unpaid Taxes of the Company and each Company Subsidiary did not, as of the date of their most recent consolidated financial statements, materially exceed the reserve or accrual for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the face of such consolidated financial statements (rather than in any notes thereto). The Company and each Company Subsidiary have not since the date of their most recent consolidated financial statements incurred any material liability for Taxes other than in the ordinary course of business.
(c) There are no pending, ongoing or, to the Knowledge of the Company, threatened, audits, examinations, investigations or other Proceedings by any Governmental Authority with respect to Taxes of or with respect to the Company or any Company Subsidiary. No deficiencies for Taxes have been claimed, proposed, assessed or, to the Knowledge of the Company, threatened, against the Company or any Company Subsidiary by any Governmental Authority that have not been fully paid, settled or withdrawn. Neither the Company nor any Company Subsidiary has waived any statute of limitations with respect to material Taxes or agreed to or is the beneficiary of any extension of time with respect to any material Tax assessment, deficiency or collection, which waiver or extension currently remains in effect. Since January 1, 2019, neither the Company nor any Company Subsidiary has received a written claim from any Governmental Authority in a jurisdiction where the Company or any Company Subsidiary does not currently file a Tax Return that it is or may be subject to taxation by or required to file Tax Returns in that jurisdiction.
(d) All material Taxes that the Company or any Company Subsidiary is or was required by Law to withhold or collect have been duly and timely withheld or collected, and have been duly and timely paid to the proper Governmental Authority or other proper Person or properly set aside in accounts for this purpose. The Company and each Company Subsidiary has complied in all material respects with the reporting and recordkeeping requirements associated with such withholding and collection.
(e) There are no Tax rulings, requests for rulings, applications for change in accounting methods or closing agreements with respect to material Taxes of the Company or of any Company Subsidiary that will remain in effect or apply for any period after the Effective Time.
(f) Neither the Company nor any Company Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of (i) any installment sale or open transaction disposition made prior to the Effective Time, (ii) any prepaid amount received on or prior to the Effective Time, (iii) an election under Section 965(h) of the Code or (iv) Section 481(a) of the Code (or an analogous provision of state, local, or foreign Law) by reason of a change in accounting method made prior to the Effective Time. Neither the Company nor any Company Subsidiary has any excess loss account described in Treasury Regulations in accordance with Section 1502 of the Code (or any corresponding provision of state, local or foreign Tax Law).
(g) Neither the Company nor any Company Subsidiary has ever been a member of a consolidated, combined or unitary Tax group (other than such a group the common parent of which is the Company or any Company Subsidiary), and neither the Company nor any Company Subsidiary has any liability for Taxes of any other Person (other than Taxes of the Company or any Company Subsidiary) in accordance with Treasury Regulation Section 1.1502-6 (or any similar provision of foreign, state or local Law), as a transferee or successor, by Contract (other than an agreement or arrangement exclusively between or among the Company and any Company Subsidiary or customary commercial Contracts entered into in the ordinary course of business, the principal subject matter of which is not Taxes) or otherwise by operation of Law.
(h) Neither the Company nor any Company Subsidiary is a party to or is bound by any Tax sharing, Tax allocation or Tax indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among the Company and any Company Subsidiary or customary commercial Contracts entered into in the ordinary course of business, the principal subject matter of which is not Taxes) that will not be terminated on or before the Closing Date without any future liability to the Company or any Company Subsidiary.
(i) There are no Liens for Taxes on any of the assets of the Company or any Company Subsidiary, other than those described in clause (a) of the definition of “Permitted Lien.”
(j) Neither the Company nor any Company Subsidiary has participated in or been a party to a transaction that, as of the date of this Agreement, constitutes a “listed transaction” within the meaning of Section 6707A(c)(2) of the Code or Treasury Regulation Section 1.6011-4(b)(2) or any similar transaction requiring disclosure in accordance with a corresponding provision of state, local or foreign Law.
(k) Neither the Company nor any Company Subsidiary has been a party to any transaction intended to qualify under Section 355 of the Code.
3.14. Material Contracts.
(a) Section 3.14(a) of the Company Disclosure Letter sets forth a complete and correct list, as of the date of this Agreement, of each Company Material Contract, a correct and complete copy of each of which, together with all material amendments, waivers or other changes thereto, has been made available to Parent. “Company Material Contract” means any Contract to which the Company or any of Company Subsidiary is a party or to or by which any asset or property of the Company or any Company Subsidiary is bound or affected, other than a Benefit Plan, that:
(i) is a Contract with a supplier involving more than $2,000,000 in the past twelve (12) months or is expected to involve payment by the Company of more than $2,000,000 within twelve (12) months after the date of this Agreement;
(ii) is a Contract with a supplier of materials or a contract manufacturing organization relating to the Company’s etrasimod program reasonably be expected to require payment by the Company of more than $500,000 within twelve (12) months after the date of this Agreement;
(iii) constitutes a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated under the Securities Act);
(iv) is a joint venture, alliance, partnership, shareholder, development, co-development or similar profit-sharing Contract;
(v) is an agency, sales, marketing, commission, distribution, formulary or medical benefit coverage, international or domestic sales representative or similar Contract (A) relating to the Company’s etrasimod program that resulted in the payment by the Company or any Company Subsidiary of more than $500,000 in the aggregate in the past twelve (12)-month period or is expected to involve payment by the Company of more than $500,000 within twelve (12) months after the date of this Agreement or (B) involving more than $750,000 in the past twelve (12) months or expected to involve more than $750,000 within twelve (12) months of the date of this Agreement;
(vi) is a Contract (other than those solely between or among the Company and any wholly owned Company Subsidiary) relating to Indebtedness in excess of $150,000 of the Company or any Company Subsidiary (whether outstanding or as may be incurred);
(vii) is a Contract (other than those solely between or among the Company and any wholly owned Company Subsidiary) relating to Indebtedness of a third Person owed to the Company or any Company Subsidiary in excess of $150,000;
(viii) creates future payment obligations, including settlement agreements, in excess of $1,000,000, or creates or could create a Lien (other than a Permitted Lien) on any asset of the Company or any Company Subsidiary, or restricts the payment of dividends;
(ix) is a Contract under which the Company or any Company Subsidiary has granted any Person registration rights (including demand and piggy-back registration rights);

(x) is a Contract containing a right of first refusal, right of first negotiation or right of first offer with respect to any equity interest or assets of the Company or any Company Subsidiary;
(xi) is a Contract that contains exclusivity obligations or otherwise materially limits the freedom or right of the Company or any Company Subsidiary to sell, distribute or manufacture any products or services for any Person;
(xii) is a Contract with any Governmental Authority;
(xiii) is a non-competition Contract or any other Contract that materially limits, restricts or prohibits, or purports to limit, restrict or prohibit, individually or in the aggregate, (A) the manner or the localities in which any business of the Company and each Company Subsidiary is or could be conducted or (B) the lines or types of businesses that the Company or any Company Subsidiary conducts or has a right to conduct;
(xiv) is a Contract relating to the acquisition or disposition of assets that contains financial covenants, indemnities or other payment obligations;
(xv) is an Intellectual Property Agreement;
(xvi) is a Contract that imposes any co-promotion or collaboration obligations with respect to any product or product candidate, which obligations are material to the Company and the Company Subsidiaries, taken as a whole;
(xvii) is a hedging, derivative or similar Contract (including interest rate, currency or commodity swap agreements, cap agreements, collar agreements and any similar Contract designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices);
(xviii) is a “single source” supply Contract relating to the Company’s etrasimod program that resulted in the payment by the Company or any Company Subsidiary of more than $500,000 in the aggregate in the past twelve (12)-month period or is expected to involve payment by the Company of more than $500,000 within twelve (12) months after the date of this Agreement, in accordance with which the Company or any Company Subsidiary procures goods or materials from one source;
(xix) is a Contract addressing the employment or engagement of any individual with the Company or any Company Subsidiary at the Vice President level or above that is not terminable at-will or without cause (excluding Contracts with employees located in a jurisdiction that does not recognize at-will employment and that may be terminated with the minimum statutory severance upon notice of ninety (90) days or less);
(xx) any Contract pursuant to which the Company or any Company Subsidiary has contingent obligations that upon satisfaction of certain conditions precedent will result in the payment by the Company or any Company Subsidiary of more than $1,000,000 in the aggregate over a twelve (12)-month period, in either milestone or contingent payments or royalties, upon (A) the achievement of regulatory or commercial milestones or (B) the receipt of revenue or income based on product sales;
(xxi) is a Contract which provides for a loan or advance of any amount to any employee of the Company or any temporary agency employee, consultant or other independent contractor of the Company or any Company Subsidiary, other than travel and similar advances to the Company’s employees in the ordinary course of business and consistent with past practice;
(xxii) is a Contract which provides for termination, acceleration of payment, enhanced severance benefits or any other special rights or obligations upon the occurrence of a change of control of the Company or any Company Subsidiary; or
(xxiii) is a Contract, including any ancillary or subagreements thereto, with any contract research organization or other agreement, including any ancillary or subagreements thereto, with a third party which is conducting one or more clinical studies on behalf of the Company or any Company Subsidiary and is reasonably expected to require payment of more than $5,000,000 within twelve (12) months prior to or after the date of this Agreement.

(b) Neither the Company nor any Company Subsidiary is in breach of or default under (or, with the giving of notice or lapse of time or both, would be in default under), and has not taken any action resulting in the termination of, the acceleration of performance required by, or a right of termination or acceleration under, any Company Material Contract to which it is a party or by which it is bound. To the Knowledge of the Company, no other party to any Company Material Contract is in material breach of or material default (or, with the giving of notice or lapse of time or both, would be in default) under, and has not taken any action resulting in the termination of, the acceleration of performance required by, or a right of termination or acceleration under, any Company Material Contract. Each Company Material Contract is (i) a valid and binding obligation of the Company or any Company Subsidiary that is a party thereto, as applicable, and, to the Knowledge of the Company, the other parties thereto (provided, however, that (A) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights and remedies generally and (B) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought) and (ii) in full force and effect.
3.15. Intellectual Property.
(a) The Company or a Company Subsidiary owns, is licensed to use or otherwise has the right to use all Patents, Trademarks, Trade Secrets, Copyrights and all other Intellectual Property (including biological materials), all registrations of any of the foregoing, or applications therefor, and all grants and licenses or other rights running to or (subject to grants and licenses granted to other parties as set forth in Section 3.15(a) of the Company Disclosure Letter) from the Company or a Company Subsidiary, in each case, that are material to the business of Company or a Company Subsidiary as presently conducted or contemplated to be conducted (collectively, and along with the Registered Company Intellectual Property, the “Company Intellectual Property,” and all Company Intellectual Property owned or purported to be owned by the Company or a Company Subsidiary, the “Owned Company Intellectual Property”). The Company and the Company Subsidiaries possess legally sufficient and enforceable rights pursuant to written agreements to use all Company Intellectual Property not solely owned by the Company or a Company Subsidiary as such Company Intellectual Property are used in the Company’s business as presently conducted.
(b) Section 3.15(b) of the Company Disclosure Letter sets forth a true and complete list of all Patents, Trademarks, registered Copyrights and Copyright registration applications (i) that are owned or purported to be owned by the Company or a Company Subsidiary, (ii) in which the Company or a Company Subsidiary has any ownership rights, (iii) that are exclusively licensed to the Company or a Company Subsidiary, or (iv) that are non-exclusively licensed to the Company or a Company Subsidiary and the Company or a Company Subsidiary controls prosecution thereof (collectively, the “Registered Company Intellectual Property” and clauses (i) and (ii), the “Owned Registered Company Intellectual Property”). Section 3.15(b) of the Company Disclosure Letter also identifies each proprietary software program, trade name, and unregistered Trademark material to the business of the Company or a Company Subsidiary as presently conducted or contemplated to be conducted, in each case that are owned or purported to be owned by the Company or a Company Subsidiary or that are licensed, either exclusively or non-exclusively, to the Company or a Company Subsidiary. Such list indicates for each item the record owner, application or registration number, filing, issuance, applicable filing jurisdiction, registration date, current status and an indication of any material product that is being developed to be manufactured or marketed by the Company or the Company Subsidiary to which the item relates. Other than items denoted as “expired” in Section 3.15(b) of the Company Disclosure Letter, the Registered Company Intellectual Property owned by the Company or any Company Subsidiary is subsisting and in full force and effect, and has not been abandoned or dedicated to the public domain or adjudged invalid or unenforceable. Section 3.15(b) of the Company Disclosure Letter also sets forth, as of the date of this Agreement, a list of all social media handles and internet domain names with respect to which the Company or any Company Subsidiary is the registrant.
(c) Prior to the Effective Time, the Company will provide Parent with (i) a schedule of any annuities and maintenance fees with respect to Registered Company Intellectual Property, including in particular those necessary for maintaining the Registered Company Intellectual Property in full force and effect (the “Fee Schedule”), falling due within ninety (90) days of the Effective Time, (ii) all material documentation and correspondence relating to any of the Registered Company Intellectual Property, (iii) electronic copies of material documentation relating to any of the Registered Company Intellectual Property to the extent maintained on the Company’s system or the Company’s patent counsel’s system, (iv) a docket report showing all outstanding deadlines for Registered Company Intellectual Property, and (v) bibliographic and docketing information in an electronic form as maintained by the Company. The Company will remain responsible for taking care of all pending fees and actions (whether or not set out in the Fee Schedule) for Registered Company Intellectual Property that fall due prior to the Effective Time. As of the Effective Time, the Company or the Company’s patent counsel, at Parent’s cost, will have completed the payment or filing of any pending taxes, fees and actions for Registered Company Intellectual Property that fall due within thirty (30) days following the Effective Time.
(d) With respect to Registered Company Intellectual Property, the Company has taken reasonable steps to avoid revocation, cancellation, lapse or otherwise adversely affecting its enforceability, use, or priority, and all filings, payments and other actions required to be made or taken to maintain registration, prosecution and/or maintenance of Registered Company Intellectual Property in full force and effect have been made by the applicable deadline, including by payment when due of all maintenance fees and annuities and the filing of all necessary renewals, statements and certifications. With respect to Registered Company Intellectual Property, to the Knowledge of the Company, all duties of disclosure, candor and good faith have been complied with. With respect to the Registered Company Intellectual Property, to the Knowledge of the Company, all other procedural requirements have been complied with, including inventors having been properly identified on all Patents, all necessary affidavits of inventorship, ownership, use and continuing use and other filings having been timely made, and all necessary maintenance fees and other fees timely paid to file, prosecute, obtain and maintain in effect all such rights in all material respects. Assignment documents have been validly executed and filed with relevant Governmental Authorities as necessary to transfer to the Company or a Company Subsidiary title to any of the Company’s or the Company Subsidiary’s owned Registered Company Intellectual Property previously owned by a third party and to record such transfer. Each of the Patents in the Owned Registered Company Intellectual Property and, to the Knowledge of the Company, each of the Patents in the Registered Company Intellectual Property that is not Owned Registered Company Intellectual Property, properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such Patent was issued or such Patent application is pending. The named inventors of each of the Patents in the Owned Registered Company Intellectual Property have assigned such patents to the Company or Company Subsidiary, respectively. To the Knowledge of the Company, all assignments to the Company or a Company Subsidiary of the Owned Registered Company Intellectual Property are valid and enforceable.
(e) Except as disclosed in Section 3.15(e) of the Company Disclosure Letter, the Company or any Company Subsidiary has not, nor has the practice and exploitation of the Company Intellectual Property or the business of the Company or any Company Subsidiary, infringed, misappropriated, diluted or otherwise violated the proprietary rights of others. To the Knowledge of the Company, the practice and exploitation of the programs, services, products and product candidates of the Company or any Company Subsidiary as conducted since January 1, 2019 and as contemplated to be conducted, have not infringed, misappropriated, diluted or otherwise violated the proprietary rights of others. Since January 1, 2019, neither the Company nor a Company Subsidiary has received any written (or to the Knowledge of the Company, any non-written) charge, complaint, claim, demand or notice (whether in writing, electronic form or otherwise) alleging or threatening to allege any interference, infringement, misappropriation, dilution, violation or conflict of the proprietary rights of others (including any claim that the Company or any of its Affiliates must license or refrain from using any intellectual property rights).
(f) Except as disclosed in Section 3.15(f) of the Company Disclosure Letter, to the Knowledge of the Company, since January 1, 2019, no third party has interfered with, infringed upon, diluted, misappropriated, violated, or asserted any competing claim of right to use or own any of the Company Intellectual Property. In particular, there is no litigation, opposition, interference, inventorship challenge, refusal, cancellation, or proceeding pending, asserted or threatened against the Company or any Company Subsidiary concerning the ownership, validity, registrability, enforceability, duration, scope, priority, or other violation of any Company Intellectual Property or a licensed right to use any Company Intellectual Property. Since January 1, 2019, neither the Company nor any Company Subsidiary nor any of the Company’s or any Company Subsidiary’s respective representatives has sent or otherwise made any communication to any third party regarding any alleged or suspected infringement, misappropriation, dilution or violation of any Company Intellectual Property. Since January 1, 2019, to the Knowledge of the Company, no third party has infringed, misappropriated, diluted or violated or is infringing, misappropriating, diluting or otherwise violating any Company Intellectual Property in any material respect.
(g) The Company or a Company Subsidiary owns all right, title and interest to and in the Owned Company Intellectual Property free and clear of any encumbrances. Except as disclosed in Section 3.15(g) of the Company Disclosure Letter, the Company Intellectual Property is free and clear of all Liens other than Permitted Liens. Except as disclosed in Section 3.15(g) of the Company Disclosure Letter, and to the Knowledge of the Company, the Company and Company Subsidiaries own or have adequate rights to use all technology and Intellectual Property used in connection with the business without any infringement, misappropriation or violation of the Intellectual Property of others. The Company and Company Subsidiaries will continue to own or have after the Closing, valid rights or licenses as are sufficient to use all of the Intellectual Property and technology used by the Company and Company Subsidiaries to the same extent as prior to the Closing.
(h) All prior art and information known to the Company and any Company Subsidiary and material to the patentability of the Patents included in the Registered Company Intellectual Property has been disclosed to the relevant Governmental Authority during the prosecution of the Patents included in the Registered Company Intellectual Property in accordance with applicable Laws. Neither the Company nor any of the Company Subsidiaries nor, to the Knowledge of the Company, any other Person, has made any untrue statement of a material fact or fraudulent statement or omission to any applicable Governmental Authority regarding any pending or issued Patent claims included in the Registered Company Intellectual Property.
(i) Section 3.15(i) of the Company Disclosure Letter sets forth a true and complete list of all agreements under which the Company or a Company Subsidiary has been granted an exclusive or non-exclusive license under any Company Intellectual Property from a third party.
(j) Section 3.15(j) of the Company Disclosure Letter sets forth a true and complete list of all agreements under which the Company or a Company Subsidiary has granted an exclusive or non-exclusive license under any Company Intellectual Property to a third party development or commercialization partner.
(k) Section 3.15(k) of the Company Disclosure Letter sets forth all agreements under which royalties or other obligations are owed to third parties in connection with the business of the Company or any Company Subsidiary, including the sale of products and services relating to such business. Except as set forth in Section 3.15(k) of the Company Disclosure Letter, neither the Company or any Company Subsidiary has agreed to, nor has an obligation to, indemnify any third party development or commercialization partner for or against any interference, infringement, misappropriation, dilution, violation or other conflict with respect to Company Intellectual Property. No infringement, misappropriation, dilution, violation or similar claim or action is pending or, to the Knowledge of the Company, threatened against the Company, a Company Subsidiary or any other person who may be entitled to be indemnified, defended, held harmless or reimbursed by the Company or a Company Subsidiary with respect to such claim or action.
(l) To the Knowledge of the Company, none of the activities of the employees of the Company or any Company Subsidiary violates any agreement or arrangement which any such employees have with former employers. All current and former employees and consultants who contributed to the discovery or development of any of the subject matter of any Owned Company Intellectual Property did so either (x) within the scope of their employment such that, in accordance with applicable Law, all rights to such developed subject matter became the exclusive property of the Company or a Company Subsidiary or (y) pursuant to written agreements assigning all rights to such developed subject matter to the Company or a Company Subsidiary.
(m) Assignment documents assigning to the Company or a Company Subsidiary all rights of such employees, contractors and consultants have been duly filed in all relevant patent offices worldwide for all patent applications and patents owned in whole or in part by the Company or any Company Subsidiary. To the Knowledge of the Company, each current or former employee, contractor or consultant of the Company or any Company Subsidiary who has proprietary knowledge of or information relating to Trade Secrets of the Company or any Company Subsidiary has executed and delivered to the Company or the Company Subsidiary an agreement or agreements restricting such person’s right to use and disclose such information or Trade Secret of the Company or the Company Subsidiary.

(n) No settlements, injunctions, forbearances to sue, consents, judgments, orders or similar obligations to which the Company or any Company Subsidiary is party: (i) restrict the use, exploitation, assertion or enforcement of any Company Intellectual Property anywhere in the world; (ii) restrict the conduct of the business of the Company, any Company Subsidiary or any of its respective employees as presently conducted and as contemplated to be conducted; or (iii) grant third parties any material or exclusive (including field- and territory-limited rights) rights under Company Intellectual Property. After giving effect to the Merger, no past or present director, officer, employee, consultant or independent contractor of the Company owns (or has any claim, or any right (whether or not currently exercisable) to any ownership interest, in or to) any Owned Company Intellectual Property or, to the Knowledge of the Company, any other Company Intellectual Property.
(o) The Company and each Company Subsidiary have taken reasonable steps to protect the confidentiality and value of all Trade Secrets and other confidential information that are owned, used or held in confidence by the Company or any Company Subsidiary, including entering into licenses and contracts that require employees, licensees, contractors, and other persons with access to Trade Secrets or other confidential information to safeguard and maintain the secrecy and confidentiality of such Trade Secrets. No Trade Secret of the Company or any Company Subsidiary has been authorized to be disclosed or, to the Knowledge of the Company, disclosed to any third party in violation of confidentiality obligations to the Company or any Company Subsidiary. To the Knowledge of the Company, no party to a nondisclosure agreement with the Company or any Company Subsidiary is in breach or default thereof.
(p) The execution of, the delivery of, the consummation of the Merger contemplated by, and the performance of the Company’s and any Company Subsidiary’s obligations under, this Agreement will not result in any: (i) loss, encumbrance on, or impairment of any Company Intellectual Property, (ii) breach of any license agreement or creation on behalf of any third party the right to terminate or modify any agreement to which the Company or Company Subsidiary is a party and pursuant to which the Company or a Company Subsidiary is authorized or licensed to use any third party Intellectual Property, (iii) release, disclosure or delivery of any under Company Intellectual Property by or to any escrow agent or other person or (iv) grant, assignment or transfer to any other person of any license or other right or interest under, to or in any of the under Company Intellectual Property.
(q) No government funding nor government, academic or non-profit research facilities or personnel were used, directly or indirectly, to develop or create, in whole or in part, any of the Owned Company Intellectual Property, or, to the Knowledge of the Company, any other Company Intellectual Property, in each case including any developer, inventor or other contributor operating under any grants from any Governmental Authority or agency.
(r) (i) the computer systems, including the software, firmware, hardware, networks, interfaces, platforms and related systems, owned, leased or licensed by the Company or the Company Subsidiaries and used by the Company or the Company Subsidiaries in conducting their respective businesses (collectively, the “Company Systems”) are lawfully owned, leased or licensed by the Company or Company Subsidiaries, and are reasonably sufficient for the conduct of their respective businesses as presently conducted, (ii) since January 1, 2019, there have been no failures, breakdowns, continued substandard performance or other adverse events affecting any such Company Systems that have caused or could reasonably be expected to result in the substantial disruption or interruption in or to the use of such Company Systems or the conduct of the business of the Company as presently conducted, (iii) to the Knowledge of the Company, since January 1, 2019, there have not been any material incidents of unauthorized access or other security breaches of the Company Systems, and (iv) to the Knowledge of the Company, the Company Systems do not contain any viruses, bugs, vulnerabilities, faults or other disabling code that could (y) significantly disrupt or adversely affect the functionality or integrity of any Company System, or (z) enable or assist any Person to access without authorization any Company System. To the Knowledge of the Company, the Company Systems do not and have not contained any “back door,” “time bomb,” “Trojan horse,” worm,” “drop dead device,” “virus,” malware or other Software routines or components intentionally designed to permit unauthorized access to, maliciously disable, maliciously encrypt or erase Software, hardware, or data. The Company and Company Subsidiaries are not in breach of any of their Contracts relating to Company Systems. Since January 1, 2019, the Company and Company Subsidiaries have not been subjected to an audit of any kind in connection with any Contract pursuant to which they use any third-party system, nor received any notice of intent to conduct any such audit.

3.16. Real and Personal Property.
(a)  Neither the Company nor any Company Subsidiary owns any real property. Section 3.16(a) of the Company Disclosure Letter sets forth a correct and complete list of all real property owned by the Company or any Company Subsidiary within the past five (5) years. Neither the Company nor any Company Subsidiary retains any liabilities or obligations from any real property set forth on Section 3.16(a) of the Company Disclosure Letter.
(b) Section 3.16(b) of the Company Disclosure Letter sets forth a correct and complete list of each lease, sublease, license or similar use, co-working service and occupancy Contract (each, a “Lease”), in accordance with which the Company or any Company Subsidiary leases, subleases or otherwise uses or occupies any real property or obtains co-working services from or to any other Person (whether as a tenant or subtenant or in accordance with other occupancy or service arrangements) (the “Company Leased Real Property”) and the Company has provided a correct and complete copy of each such Lease, and all amendments thereto.
(c) The Company and each Company Subsidiary, as applicable, have valid leasehold or sublease interests in all of the Company Leased Real Property, free and clear of all Liens, other than Permitted Liens. The Company and each Company Subsidiary enjoy peaceful and undisturbed possession under all of the Leases for any Company Leased Real Property in all material respects, and are using such Company Leased Real Property for the purposes permitted by the applicable Leases, which Company Leased Real Properties are in all material respects in good operating condition and repair and free from any material defects, reasonable wear and tear excepted.
(d) Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, the Company and each Company Subsidiary have good and marketable title to, or other comparable Contracts rights in, all of the tangible properties and assets that are used in and material to the operation of the business of the Company and each Company Subsidiary, free and clear of all Liens, other than Permitted Liens.
(e) Each Lease for any Company Leased Real Property is a valid and binding obligation of the Company or any Company Subsidiary that is a party thereto, as applicable, and to the Knowledge of the Company, the other parties thereto.
(f) Neither the Company nor any Company Subsidiary has received any communication from, or delivered any communication to, any other party to a Lease for any Company Leased Real Property or any lender, alleging that the Company, any Company Subsidiary or such other party, as the case may be, is in material breach or violation of or default under such Lease.
(g) To the Knowledge of the Company, no Person, other than the Company or any Company Subsidiary, possesses, uses or occupies all or any portion of any Company Leased Real Property. Neither the Company nor any Company Subsidiary is a party to any agreement, or has any outstanding right of first offer, right of first refusal or option with respect to the purchase or sale of any real property or interest therein. To the Knowledge of the Company, there are no pending Proceedings or Proceedings threatened in writing or otherwise pending to take all or any portion of the Company Leased Real Property or any interest therein by eminent domain or any condemnation proceeding (or the jurisdictional equivalent thereof) or any sale or disposition in lieu thereof.
3.17.  Environmental.
(a) Except as set forth in Section 3.17 of the Company Disclosure Letter:
(i) The Company and each Company Subsidiary have been and are in material compliance with all Environmental Laws, including possessing and materially complying with all material Company Permits required for their operations in accordance with Environmental Laws, which includes compliance with all Environmental Laws governing the registration or authorization of the use of Hazardous Materials in products;
(ii)  no Proceeding against the Company or any Company Subsidiary relating to any Environmental Law is pending or threatened in writing. Neither the Company nor any Company Subsidiary has received written notice or a written request for information from any Person, including any Governmental Authority, alleging that the Company or any Company Subsidiary has been or is in actual or potential material violation of any Environmental Law or otherwise may be materially liable under any Environmental Law, the subject of which notice or request is unresolved. Neither the Company nor any Company Subsidiary is a party or subject to any Order under any Environmental Law;
(iii) no Hazardous Materials have been released at, on, under or from any location that have resulted in or are reasonably likely to result in an obligation for the Company or any Company Subsidiary to report, investigate, remediate or otherwise respond to such releases in accordance with Environmental Law or otherwise have resulted in or are reasonably likely to result in material liability to the Company or any Company Subsidiary under any Environmental Law;
(iv) neither the Company nor any Company Subsidiary has entered into any written agreement or incurred any legal obligation that may require it to pay to, reimburse, or indemnify any other Person from or against material liabilities or costs in connection with any Environmental Law, or relating to the registration, labeling, generation, manufacture, use, transportation or disposal of or exposure to Hazardous Materials; and
(v) no material capital improvements currently are required or planned to be undertaken at any of the Company Leased Real Property for the purpose of achieving or maintaining compliance with Environmental Laws or Company Permits issued pursuant to Environmental Laws.
(b) The Company has made available to Parent copies of all material environmental reports, studies, or audits reasonably in the possession of the Company which pertain to the environmental condition of any property currently or formerly owned, leased, or operated by the Company or any Company Subsidiary, or to the Company’s or any Company Subsidiary’s compliance with Environmental Law.
3.18. Suppliers. Section 3.18 of the Company Disclosure Letter sets forth the twenty (20) largest suppliers (by cost) of the businesses of the Company and each Company Subsidiary (on a consolidated basis) during the twelve months ended December 31, 2020. Since December 31, 2020, no such supplier has canceled or otherwise terminated, or, to the Knowledge of the Company, threatened to cancel or otherwise terminate or adversely modify its relationship with the Company or any Company Subsidiary, or has decreased materially, or to the Knowledge of the Company, threatened to decrease materially, its relationship with the Company or any Company Subsidiary, except where such cancellation or termination would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
3.19. Foreign Corrupt Practices Act; Anti-Corruption; Sanctions.
(a) Since January 1, 2019, neither the Company, nor any Company Subsidiary nor any of the Company’s or Company Subsidiary’s respective current or former officers, directors or employees nor, to the Knowledge of the Company, any Representative acting on behalf of the Company, has directly or indirectly provided, offered to provide, or attempted to provide a payment or anything of value to any Person, in violation of, to the extent applicable, the FCPA, the U.S. Travel Act, the U.K. Bribery Act 2010, Laws implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any other Law, rule or regulation relating to anti-corruption or anti-bribery (the “Anti-Corruption Laws”).
(b) Neither the Company, nor any Company Subsidiary, nor, to the Knowledge of the Company, any of the Company’s or any Company Subsidiary’s respective Representatives acting on behalf of the Company or any Company Subsidiary (i) is under external or internal investigation for (A) any violation of the Anti-Corruption Laws, (B) any alleged irregularity, misstatement or omission arising under or relating to any Contract between such Person and any Governmental Authority, or any instrumentality thereof or (C) any unlawful contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment or the provision of anything of value, directly or indirectly, to a Government Official, (ii) has received any notice or other communication (in writing or otherwise) from any Governmental Authority with respect to any actual, alleged or potential violation of, or failure to comply with, any Anti-Corruption Laws or (iii) is the subject of any internal complaint, audit or review process with respect to allegations of potential violation of the Anti-Corruption Laws.
(c) The Company and each Company Subsidiary maintain a system or systems of internal controls reasonably designed to (i) ensure compliance with the Anti-Corruption Laws and (ii) prevent, detect and deter violations of the Anti-Corruption Laws.

(d) Neither the Company, nor any Company Subsidiary, nor any director, officer or employee of any of the Company or its Subsidiaries, (i) is a Sanctioned Person or (ii) has pending or threatened claims against it with respect to Sanctions.
(e)  Each of the Company and each Company Subsidiary and any director, officer or employee thereof (i) is in compliance with, and, since January 1, 2019, has not violated, any Sanctions and (ii) has in place adequate controls and systems reasonably designed to ensure compliance with Laws pertaining to Sanctions in each of the jurisdictions in which the Company or any Company Subsidiary do or, in the past have done, business.
3.20.  FDA and Related Matters.
(a)  There are no actual or, to the Knowledge of the Company, threatened enforcement actions by the U.S. Food and Drug Administration (the “FDA”) or any other Governmental Authority against the Company or any Company Subsidiary. Since January 1, 2019, neither the Company nor any Company Subsidiary has received written notice of any pending or threatened claim, suit, proceeding, hearing, audit, investigation, arbitration or other action by the FDA or any other Governmental Authority against the Company or any Company Subsidiary, and, to the Knowledge of the Company, no Governmental Authority is considering such action.
(b) The Company and each Company Subsidiary possess all Company Permits required for the conduct of their respective businesses under the Healthcare Laws, and the Company and each Company Subsidiary have fulfilled and performed all material obligations with respect to each such Company Permit. Since January 1, 2019, all material applications, reports, documents, claims, submissions, and notices required to be filed, maintained, or furnished to the FDA or any Governmental Authority, including all registrations and reports required to be filed with clinicaltrials.gov, by the Company or any Company Subsidiary, have been so filed, maintained or furnished. All such applications, reports, documents, claims, submissions, and notices were timely filed and were complete and correct in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing). The Company has delivered or made available to Parent (i) a complete and correct copy of each Investigational New Drug application (“IND”) sponsored and presently held by the Company with respect to each product candidate, including all supplements and amendments thereto, (ii) copies of all clinical study reports under such INDs, and (iii) all material correspondence to or from the Company and each Company Subsidiary and FDA or any other Governmental Authority with respect to such INDs.
(c) Since January 1, 2019, neither the Company nor any Company Subsidiary has received any FDA Form 483, warning letter, untitled letter or other correspondence or notice from the FDA or other Governmental Authority alleging or asserting noncompliance with any applicable Healthcare Laws or Company Permits, and, to the Knowledge of the Company, neither the FDA nor any Governmental Authority are considering such action against the Company, any Company Subsidiary or any counterparty to a Company Material Contract. Since January 1, 2019, neither the Company nor any Company Subsidiary has received any written notice from any Person, including employees, former employees, or competitors, alleging that any operation or activity of the Company or any Company Subsidiary is in violation of any Healthcare Law.
(d) Since January 1, 2019, any and all preclinical studies and clinical trials being conducted by or on behalf of the Company or any Company Subsidiary have been and are being conducted in material compliance with all applicable study protocols and Healthcare Laws, rules and regulations, including the applicable requirements of Good Laboratory Practices or Good Clinical Practices. Since January 1, 2019, no clinical studies conducted by or on behalf of the Company or any Company Subsidiary have been placed on clinical hold or terminated or suspended prior to completion. Since January 1, 2019, neither the Company nor any Company Subsidiary has received any notice, correspondence or other communication from the FDA, any other Governmental Authority, any Institutional Review Board or clinical investigator alleging a lack of material compliance with any Healthcare Laws or requiring the termination, suspension or material modification of any ongoing clinical studies conducted by or on behalf of the Company or any Company Subsidiary. For the purposes of this Agreement, (i) “Good Clinical Practices” means the FDA’s standards for the design, conduct, performance, monitoring, auditing, recording, analysis, and reporting of clinical trials contained in 21 C.F.R. Parts 50, 54, 56 and 312, the International Council for Harmonization’s (“ICH”) Guideline for Good Clinical Practice, and any similar state, local or foreign Laws, as applicable, and (ii) “Good Laboratory Practices” means the FDA’s standards for conducting non-clinical laboratory studies contained in 21 C.F.R. Part 58, the United

States Animal Welfare Act, the ICH Guideline on Nonclinical Safety Studies for the Conduct of Human Clinical Trials for Pharmaceuticals, the ICH Guideline on Safety Pharmacology Studies for Human Pharmaceuticals, and any similar state, local or foreign Laws, as applicable, and (iii) “Institutional Review Board” means the entity defined in 21 C.F.R. § 50.3(i).
(e) Since January 1, 2019, the development, testing, manufacture, processing, packaging, labeling, import, export, advertising, distribution and storage, as applicable, of the Company’s and each Company Subsidiary’s product candidates have been and are being conducted in compliance in all material respects with all applicable Healthcare Laws including the applicable requirements of Good Manufacturing Practices, Good Laboratory Practices and Good Clinical Practices. For the purposes of this Agreement, “Good Manufacturing Practices” means the FDA’s standards for the methods to be used in, and the facilities or controls to be used for, the manufacture, processing, packing, or holding of a drug contained in 21 C.F.R. Parts 210- 211 and any similar state, local or foreign Laws, as applicable.
(f) Except as set forth in Section 3.20(f) of the Company Disclosure Letter, since January 1, 2019, there have been no recalls, investigator notices, IND safety reports or other notices of action relating to a material safety concern or alleged lack of regulatory compliance of any of the Company’s or any Company Subsidiary’s product candidates and, to the Knowledge of the Company, there are no facts or circumstances that would be reasonably likely to result in such action or otherwise require the termination or suspension of the development and testing of any product candidate.
(g) Neither the Company nor any Company Subsidiary nor any of its officers, employees, or, to the Knowledge of the Company, agents or clinical investigators have (i) made an untrue statement of a material fact or fraudulent statement to the FDA or any Governmental Authority, (ii) failed to disclose a material fact required to be disclosed to the FDA or any Governmental Authority, or (iii) committed any other act, made any statement or failed to make any statement, that (in any such case) would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. Neither the Company nor any Company Subsidiary nor any of its officers, employees, or, to the Knowledge of the Company, agents have been convicted of any crime or engaged in any conduct that has resulted in or would reasonably be expected to result in (i) debarment under 21 U.S.C. Section 335a or any similar Law or (ii) exclusion under 42 U.S.C. Section 1320a-7 or any similar Law. No claims, actions, proceedings that would reasonably be expected to result in such a material debarment or exclusion are pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary or any of their respective officers, employees or agents.
(h) Since January 1, 2019, neither the Company nor any Company Subsidiary has marketed, advertised, distributed, sold, or commercialized any product or is currently marketing, distributing, selling, or otherwise commercializing any product.
(i) Neither the Company nor any Company Subsidiary is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders or similar agreements with or imposed by any Governmental Authority.
3.21. Healthcare Regulatory Compliance.
(a) The Company and each Company Subsidiary are, and at all times since January 1, 2019 have been, in compliance in all material respects with all applicable Healthcare Laws, and, as of the date of this Agreement, there is no civil, criminal, administrative, or other action, subpoena, suit, demand, claim, hearing, proceeding, written notice or demand pending, received by or threatened orally or in writing against the Company or any Company Subsidiary related to such Healthcare Laws.
(b) Since January 1, 2019, neither the Company nor any Company Subsidiary has engaged in an unlawful or unauthorized practice of medicine or other professionally licensed activities through any websites sponsored or operated, or formerly sponsored or operated, by the Company or any Company Subsidiary.
(c) The Company has implemented a compliance program that conforms to and materially ensures compliance with applicable Healthcare Laws and industry standards.

(d) No Person has filed against the Company an action relating to the Company under any federal or state whistleblower statute, including under the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.).
3.22. Data Privacy and Information Security.
(a) Since January 1, 2019, the Company and each Company Subsidiary has, as applicable, complied in all material respects with (i) all applicable Laws governing Personal Information; (ii) all applicable written contractual obligations to third parties governing Personal Information; and (iii) all applicable publicly posted privacy policies governing Personal Information. Neither the Company nor any of the Company Subsidiaries have received written notices or complaints, and no claims (whether by a Governmental Authority or Person) are pending or threatened in writing against the Company or any of the Company Subsidiaries, alleging a material violation of any third party’s Personal Information, including any alleged material violation of applicable Laws, written contractual obligations or publicly posted policies governing Personal Information.
(b) The Company and each Company Subsidiary maintains commercially reasonable (i) measures (such as when using vendors), (ii) written policies and procedures, and (iii) organizational, physical, administrative and technical safeguards, each (i) through (iii) in compliance in all material respects with applicable Laws governing Personal Information and designed to protect Personal Information against a Security Breach. The Company and each Company Subsidiary periodically assesses risks to privacy and the confidentiality and security of Personal Information. Except as set forth in Section 3.22(b) of the Company Disclosure Letter, since January 1, 2019, there have been no Security Breaches of any of the IT Systems of the Company, any of the Company Subsidiaries or any of their respective vendors that Process Personal Information on their behalf and in their provision of services to the Company or any Company Subsidiaries.
(c) Since January 1, 2019, the Company and each Company Subsidiary has implemented commercially reasonable confidentiality, security and other protective measures in relation to Personal Information, such as obtaining study subjects’ consent and/or authorization to use and disclose Personal Information for research.
(d) Except as set forth in Section 3.22(d) of the Company Disclosure Letter, since January 1, 2019, none of the Company, any of the Company Subsidiaries or, any of their respective vendors that Process Personal Information on their behalf and in their provision of services to the Company or any Company Subsidiaries, has experienced any breach, misappropriation, or unauthorized collection, use or disclosure of any Personal Information, including any Security Breach, for which written notification was given or required to be given to any Person or Governmental Authority under applicable privacy Laws.
(e) The Company and each Company Subsidiary (i) has obtained or will obtain required rights, permissions, and consents to permit the transfer of Personal Information to Parent and/or Merger Sub in connection with the transactions contemplated by this Agreement; or (ii) has otherwise verified that applicable Law permits it to transfer Personal Information to Parent and/or Merger Sub in connection with the transactions contemplated by this Agreement.
3.23. Insurance. Section 3.23 of the Company Disclosure Letter sets forth all material insurance policies maintained by or on behalf of the Company or any Company Subsidiary as of the date of this Agreement. The Company and each Company Subsidiary have paid, or caused to be paid, all premiums due under all material insurance policies of the Company and each Company Subsidiary, and all such insurance policies are in full force and effect. As of the date of this Agreement, neither the Company nor any Company Subsidiary has received (a) written notice that they are in default with respect to any obligations under such policies or (b) notice of cancellation or termination with respect to any such existing material insurance policy, or refusal or denial of any material coverage, reservation of rights or rejection of any material claim under any such existing material insurance policy. Neither the Company nor any Company Subsidiary is in material breach or default, and neither the Company nor any Company Subsidiary has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination or modification of, any of such insurance policies. No insurer of any such policy has been declared insolvent or placed in receivership, conservatorship, or liquidation, and no notice of cancellation or termination, other than in accordance with the expiration of a term in accordance with the terms thereof, has been received with respect to any such policy.

3.24. Takeover Statutes. The Company Board of Directors has taken such actions and votes as are necessary to render any “fair price”, “moratorium”, “control share acquisition” or any other takeover or anti-takeover statute or similar federal or state Law (including Section 203 of the DGCL) inapplicable to this Agreement, the Merger or any other transactions contemplated hereby.
3.25. Brokers. No investment banker, broker, finder or other intermediary (other than Evercore Group L.L.C. and Guggenheim Securities, LLC, the fees and expenses of which will be paid by the Company) is entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any of its Affiliates. Correct and complete copies of all agreements between the Company and Evercore Group L.L.C. and Guggenheim Securities, LLC have been delivered to Parent.
3.26. Opinion of Financial Advisors. The Company Board of Directors has received opinions of Evercore Group L.L.C. and Guggenheim Securities, LLC, financial advisors to the Company, that, as of the date of such written opinions, and based on and subject to the various assumptions made, procedures followed, matters considered and limitations on the review undertaken in preparing such opinions as set forth therein, the Merger Consideration to be paid to the holders of Shares in the Merger pursuant to this Agreement is fair, from a financial point of view, to such holders. The Company will make available to Parent signed copies of such opinions as soon as possible following the date of this Agreement. Such opinions have not been withdrawn, revoked or otherwise modified.
3.27. Interested Party Transactions. Neither the Company nor any Company Subsidiary is a party to or bound by any transaction or agreement (other than ordinary course directors’ compensation arrangements or any Benefit Plans) with any Affiliate, stockholder that beneficially owns five percent (5%) or more of the outstanding Shares, or current or former director or executive officer of the Company. To the Knowledge of the Company, no event has occurred since the date of the Company’s last proxy statement to its stockholders that would be required to be reported by the Company in accordance with Item 404 of Regulation S-K promulgated by the SEC.
3.28. Information in the Proxy Statement. The proxy statement to be provided to the Company’s stockholders in connection with the Stockholders Meeting (such proxy statement and any amendment thereof or supplement thereto, the “Proxy Statement”) on the date filed, mailed, distributed or disseminated, as applicable, to the Company’s stockholders and at the time of the Stockholders Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Proxy Statement, including any amendments thereof and supplements thereto, will comply in all material respects with the requirements of applicable Laws, except that the Company makes no representation or warranty with respect to statements made in the Proxy Statement, including any amendments thereof and supplements thereto, based on information furnished by Parent or Merger Sub for inclusion therein.
SECTION 4- REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company as follows:
4.1. Organization; Qualification. Each of Parent and Merger Sub is a corporation validly existing under the laws of the jurisdiction of its incorporation and has the requisite power and authority to conduct its business and to own, lease and operate its properties and assets. Each of Parent and Merger Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to, individually or in the aggregate, prevent Parent and Merger Sub from consummating the Merger by the Outside Date (a “Parent Material Adverse Effect”).
4.2. Authority; Binding Nature of Agreement. Parent and Merger Sub have the corporate power and authority to execute and deliver and perform their obligations under this Agreement and to consummate the Merger. The board of directors of each of Parent and Merger Sub have approved the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation of the Merger. This Agreement has been duly executed and delivered by Parent and Merger Sub, and assuming due authorization, execution and delivery by the Company, this Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub and is enforceable against Parent and Merger Sub in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights, and by general equitable principles.

4.3. No Conflict; Required Filings and Consents.
(a) Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by Parent and Merger Sub of the transactions contemplated hereby,nor compliance by Parent and Merger Sub with this Agreement, will (i) violate any provision of the Parent Organizational Documents, (ii) assuming that the Consents, registrations, declarations, filings and notices referenced in Section 4.3(b) have been obtained or made, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected or (iii) violate, conflict with or result in any breach of any provision of, or loss of any benefit, or constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, acceleration or cancellation of or require the Consent of, notice to or filing with any third Person in accordance with any Contract to which Parent or Merger Sub is a party or by which any property or asset of Parent or Merger Sub is bound or affected, or result in the creation of a Lien, other than any Permitted Lien, upon any of the property or assets of Parent or Merger Sub, other than, in the case of clauses (ii) and (iii) above, as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)  No Consent of, registration, declaration or filing with or notice to any Governmental Authority is required to be obtained or made by or with respect to Parent or Merger Sub in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) applicable requirements of and filings with the SEC in accordance with the Exchange Act or the Securities Act, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iii) applicable requirements in accordance with foreign qualification, state securities or “blue sky” laws of various states, (iv) compliance with applicable rules and regulations of the NYSE, (v) the approval of Parent, as the sole stockholder of Merger Sub as at the date hereof, of the Merger, (vi) such other items required solely by reason of the participation and identity of the Company in the transactions contemplated hereby, (vii) compliance with and filings or notifications in accordance with Antitrust Laws and (viii) such other Consents, registrations, declarations, filings or notices the failure of which to be obtained or made would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(c) The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, but as amended and restated in accordance with Section 1.1(c), will be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by Law.
4.4. Litigation. As of the date of this Agreement, (a) there is no Proceeding pending or any Proceeding threatened in writing against Parent or any of its Subsidiaries or any asset or property of Parent or any of its Subsidiaries, and (b) there is no Order outstanding against, or involving, Parent or any of its Subsidiaries or any asset or property of Parent or any of its Subsidiaries that, in the case of each of clauses (a) and (b) above, would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
4.5. Brokers. No investment banker, broker, finder or other intermediary other than BofA Securities, Inc. and Centerview Partners LLC is entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of Parent or Merger Sub.
4.6. Sufficient Funds. As of the date of this Agreement and when required pursuant to this Agreement, Parent has and will have, the cash necessary to pay the amounts required to be paid by Parent pursuant to this Agreement, and as of the date of this Agreement and as of the Closing, Parent will have, and will cause Merger Sub to have, the cash necessary to consummate the Merger. The obligations of Parent and Merger Sub hereunder are not subject to any condition with respect to Parent’s or Merger Sub’s ability to obtain financing for the Merger.
4.7. Merger Sub. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent. Merger Sub has no outstanding options, warrants, rights or any other agreements in accordance with which any Person other than Parent may acquire any security of Merger Sub. Merger Sub has not engaged in any business activities or conducted any operations and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than in connection with the Merger and the other transactions contemplated hereby and as incidental to its organization and existence.

4.8. No Interested Stockholder. Neither Parent nor any of its Subsidiaries nor any “affiliate” (as such term is defined in Section 203 of the DGCL) of Parent or any of its Subsidiaries, is, or has been at any time during the past three years, an “interested stockholder” (as such term is defined in Section 203 of the DGCL) of the Company.
4.9. No Other Representations or Warranties.
(a) Other than the representations and warranties expressly set forth in this Agreement, none of Parent, Merger Sub or any other Person on behalf of Parent or Merger Sub makes any express or implied representation or warranty with respect to Parent or any of its Subsidiaries, and the Company is not relying on any representation or warranty other than those expressly set forth in this Agreement. Parent and Merger Sub each agrees that, other than the representations and warranties expressly set forth in this Agreement, neither the Company nor any of its Subsidiaries makes, or has made, any representations or warranties relating to itself or its business or otherwise in connection with the Merger, and Parent and Merger Sub are not relying on any representation or warranty other than those expressly set forth in this Agreement.
(b) In connection with the due diligence investigation of the Company and the Company Subsidiaries by Parent and Merger Sub and their respective Affiliates, stockholders or Representatives, Parent and Merger Sub and their respective Affiliates, stockholders or Representatives have received and may continue to receive after the date hereof from the Company, the Company Subsidiaries and their respective Affiliates, stockholders and Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information regarding the Company, the Company Subsidiaries and their respective businesses and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, and that Parent and Merger Sub will have no claim against the Company and the Company Subsidiaries, or any of their respective Affiliates, stockholders or Representatives, or any other Person with respect thereto unless any such information is expressly included in a representation or warranty of the Company to Parent or Merger Sub contained in this Agreement or any ancillary agreement or other document delivered in connection with this Agreement or the transactions contemplated hereby. Accordingly, Parent and Merger Sub hereby acknowledge and agree that neither the Company, the Company Subsidiaries, nor any of their respective Affiliates, stockholders or Representatives, nor any other Person, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans unless any such information is expressly included in a representation or warranty of the Company to Parent or Merger Sub contained in this Agreement or any ancillary agreement or other document delivered in connection with this Agreement or the transactions contemplated hereby.
SECTION 5- COVENANTS AND OTHER AGREEMENTS
5.1. Conduct of Business by the Company Pending the Merger.
(a) The Company covenants and agrees that, between the date of this Agreement and the earlier of the Effective Time and the date, if any, on which this Agreement is terminated in accordance with Section 8.1, except (i) as required by Law, (ii) as may be consented to in writing by Parent (which consent will not be unreasonably withheld, conditioned or delayed), (iii) as may be required in accordance with this Agreement, (iv) as set forth in Section 5.1 of the Company Disclosure Letter or (v) in connection with the COVID-19 pandemic, to the extent reasonably necessary (A) to protect the health and safety of the Company’s or the Company Subsidiaries’ employees, (B) to respond to third party supply or service disruptions caused by the COVID-19 pandemic or (C) as required by any applicable Law, directive or guideline from any Governmental Authority arising out of, or otherwise related to, the COVID-19 pandemic (including any response to COVID-19), the Company will, and will cause the Company Subsidiaries to, conduct in all material respects the business of the Company and the Company Subsidiaries in the ordinary course of business consistent with past practice and, to the extent consistent therewith, use reasonable best efforts to preserve its material assets and business organization intact in all material respects and maintain its material existing business relations and goodwill.

(b) Without limiting the generality of clause (a) above, except (i) as required by Law, (ii) as may be consented to in writing by Parent (which consent will not be unreasonably withheld, conditioned or delayed), (iii) required in accordance with this Agreement or (iv) as set forth in Section 5.1 of the Company Disclosure Letter, the Company will not, and will cause each Company Subsidiary not to:
(A) amend or otherwise change the Certificate of Incorporation or the Bylaws (or such similar organizational or governing documents of any Company Subsidiary);
(B) adjust, split, reverse split, combine, subdivide, reclassify, redeem, purchase, repurchase or otherwise acquire, directly or indirectly, or amend, the Company’s or any Company Subsidiary’s securities, including any options, equity or equity-based compensation, restricted stock, restricted stock units, performance stock units, warrants, convertible securities or other rights of any kind to acquire any of such securities, other than in connection with withholding to satisfy the exercise price and/or Tax obligations with respect to Company Options, Company RSUs or Company PRSUs pursuant to the terms thereof (as in effect as of the date hereof);
(C) issue, sell, pledge, modify, transfer, dispose of, encumber or grant, or authorize the same with respect to, directly or indirectly, any of the Company’s or any Company Subsidiary’s securities, including any options, equity or equity-based compensation, restricted stock, restricted stock units, performance stock units, warrants, convertible securities or other rights of any kind to acquire such securities or the value of which is measured by such securities, other than the 2022 Company RSUs; provided, however, that the Company may issue Shares upon the exercise of Company Options or vesting and settlement of Company RSUs or Company PRSUs outstanding on the Capitalization Date in accordance with their respective terms or issuable to participants in the Company ESPP in accordance with the terms thereof;
(D) declare, set aside, authorize, make or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to the Company’s or any Company Subsidiary’s securities;
(E) (1) establish, adopt, enter into, amend, modify or terminate any Benefit Plan, or any plan, program, policy, practice, agreement or other arrangement that would be a Benefit Plan if it had been in existence on the date of this Agreement, (2) grant or pay any bonus, incentive, change in control, retention, severance, termination, tax gross-up or profit-sharing award or payment, or increase the base salary and/or cash bonus opportunity or other compensation of any current or former director, officer, employee, or individual service provider of the Company or any Company Subsidiary, except in each case, as required by Law or required in accordance with a Benefit Plan in effect as of the date of this Agreement, so long as such Benefit Plan has been disclosed as of the date of this Agreement on the Company Disclosure Letter, (3) except as required by any Benefit Plan in effect as of the date of this Agreement, accelerate or take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any current or former director, officer, employee or individual service provider of the Company or any Company Subsidiary, (4) provide any broad-based written communication to the employees of the Company or any Company Subsidiary with respect to the compensation, benefits or other treatment they will receive following the Effective Time unless such communication is (I) approved by Parent in advance of such communication or (II) required by Law, or (5) except as may be required by GAAP, materially change the manner in which contributions to such broad-based Benefit Plans are made or the basis on which such contributions are determined;
(F) hire, engage, promote, or terminate (other than for cause) the employment or engagement of any employee or individual independent contractor with annual base compensation in excess of $275,000;
(G) take any action that would constitute a “Mass Layoff” or “Plant Closing” within the meaning of the WARN Act or require notice to employees, or trigger any other obligations or liabilities, under the WARN Act or any similar state, local or foreign Law;
(H) make any loan or advance to (other than travel and similar advances to its employees in the ordinary course of business and consistent with past practice), or capital contribution to, or investment in, any Person (other than any wholly owned Company Subsidiary) in excess of $150,000 in the aggregate;
(I)  forgive any loans or advances to any officers, employees, directors or other individual service providers of the Company or any Company Subsidiary, or any of their respective Affiliates, or change its existing borrowing or lending arrangements for or on behalf of any of such Persons in accordance with an employee benefit plan or otherwise, except in the ordinary course of business in connection with relocation activities to any employees of the Company or any Company Subsidiary;
(J) acquire (including by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, limited liability company, joint venture, other business organization, any equity interest in any of the foregoing, any real estate or all or any material portion of the assets, business or properties of any Person;
(K)  (1) sell, pledge, dispose of, transfer, abandon, lease, license, mortgage, incur any Lien (other than Permitted Liens) (including under any sale-leaseback transaction or an asset securitization transaction) on or otherwise transfer or encumber any portion of the tangible or intangible assets, business, properties or rights of the Company or any Company Subsidiary except in the ordinary course of business and consistent with past practice, (2) enter into any new line of business or (3) create any new Subsidiary;
(L) (1) pay, discharge or satisfy any Indebtedness that has a prepayment cost, “make whole” amount, prepayment penalty or similar obligation (other than Indebtedness incurred by the Company or any wholly owned Company Subsidiary and owed to the Company or any wholly owned Company Subsidiary) or (2) cancel any material Indebtedness (individually or in the aggregate) or settle, waive or amend any claims or rights of substantial value;
(M) (1) incur, create, assume or otherwise become liable or responsible for any Indebtedness, including by the issuance of any debt security, (2) assume, guarantee, endorse or otherwise become liable or responsible for any Indebtedness of any Person, or (3) issue or sell any debt securities of the Company or any Company Subsidiary, including options, warrants, calls or other rights to acquire any debt securities of the Company or any Company Subsidiary;
(N) negotiate, amend, extend, renew, terminate or enter into, or agree to any amendment or modification of, or waive, release or assign any rights in accordance with, any Company Material Contract, any Contract that would have been a Company Material Contract had it been entered into prior to the date of this Agreement or any Lease for any Company Leased Real Property, except (i) in the case of any Contract of the type described in Sections 3.14(a)(i) (with the exception of any Contract also listed under Section 3.14(a)(ii) of the Company Disclosure Letter), 3.14(a)(viii) and 3.14(a)(xxiii) in the ordinary course of business consistent with past practice and (ii) in the case of any Contract of the type described in Section 3.14(a)(ii) and Section 3.14(a)(v) for immaterial changes in the ordinary course of business consistent with past practice; provided, however, that the foregoing exception will not apply to any Contract that requires or provides for consent, acceleration, termination or any other material right or consequence triggered in whole or in part by the Merger or any of the other transactions contemplated hereby;
(O) negotiate, amend, modify, extend, enter into or terminate any Labor Agreement;
(P) make any material change to the Company’s or any Company Subsidiary’s methods, policies and procedures of accounting, except as required by GAAP or Regulation S-X of the Exchange Act;
(Q) make or agree to make any capital expenditure exceeding $1,000,000 individually and $5,000,000 the aggregate during any fiscal quarter (except any capital expenditure that is provided for in the Company’s capital expense budget either delivered or made available to Parent or Parent’s Representatives prior to the date of this Agreement, which expenditures shall be in accordance with the categories set forth in such budget);
(R) write up, write down or write off the book value of any material assets;
(S) agree to or otherwise commence, release, compromise, assign, settle or resolve, in whole or in part, any threatened or pending Proceeding or insurance claim, other than settlements that result solely in monetary obligations involving payment (without the admission of wrongdoing) by the Company or any Company Subsidiary of an amount not greater than $1,500,000 (net of insurance proceeds) in the aggregate;
(T) fail to use commercially reasonable efforts to maintain in effect material insurance policies covering the Company and each Company Subsidiary and their respective properties, assets and businesses;

(U) (1) sell, transfer, assign, lease, license or otherwise dispose of (whether by merger, stock or asset sale or otherwise) to any Person (including any Affiliate) any rights to any Company Intellectual Property, other than licensing non-exclusive rights in the ordinary course of business consistent with past practice, (2) cancel, dedicate to the public, disclaim, forfeit, reissue, reexamine or abandon without filing a substantially identical counterpart in the same jurisdiction with the same priority or allow to lapse (except with respect to Patents expiring in accordance with their terms) any Company Intellectual Property, (3) fail to make any filing, pay any fee, or take any other action necessary to prosecute and maintain in full force and effect any Registered Company Intellectual Property, (4) make any change in Company Intellectual Property that does or would reasonably be expected to materially impair such Company Intellectual Property or the Company’s or any Company Subsidiary’s rights with respect thereto, (5) disclose to any Person (other than Representatives of Parent and Merger Sub) any Trade Secrets, know-how or confidential or proprietary information, except, in the case of confidential or proprietary information, in the ordinary course of business to a Person that is subject to confidentiality obligations or (6) fail to take or maintain reasonable measures to protect the confidentiality and value of Trade Secrets included in any of the Owned Company Intellectual Property;
(V) except as required by Law, (1) make or change any material Tax election or adopt or change any material method of Tax accounting, (2) file any material amended Tax Return, (3) settle or compromise any audit, assessment or other Proceeding relating to a material amount of Taxes, (4) agree to an extension or waiver of the statute of limitations with respect to federal income Taxes or other material Taxes, (5) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of any Law) with respect to any material Tax, or (6) surrender any right to claim a material Tax refund;
(W) merge or consolidate the Company or any Company Subsidiary with any Person or adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary; or
(X) enter into any agreement, contract, commitment or arrangement to do, or adopt any resolutions approving or authorizing, or announce an intention to do, any of the foregoing.
Notwithstanding the foregoing, nothing contained herein will give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Company and any Company Subsidiary prior to the Effective Time, and the Company shall not be required to take any action or prohibited from taking any action required or prohibited by this Agreement if the inclusion of such requirement or prohibition in this Agreement would reasonably be expected to violate applicable Law (including any Antitrust Law). Prior to the Effective Time, each of Parent and the Company will exercise, consistent with the terms and conditions hereof, complete control and supervision of its and its Subsidiaries’ respective operations.
5.2. No Solicitation.
(a) The Company shall cease and terminate, and shall use reasonable best efforts to cause its Representatives to cease and terminate, all solicitations, discussions, and negotiations with any Person with respect to any Company Acquisition Proposal as of the date of this Agreement. Except as provided in this Section 5.2, from the date of this Agreement until the earlier of termination of this Agreement or the Effective Time, the Company will not and will cause its Representatives not to directly or indirectly (A) initiate, solicit, knowingly encourage or facilitate the making of any offer or proposal which constitutes or is reasonably likely to lead to a Company Acquisition Proposal, (B) enter into any agreement with respect to a Company Acquisition Proposal or (C) engage in negotiations or discussions with, or provide any non-public information or data to, any Person (other than Parent or any of its affiliates or representatives) relating to any Company Acquisition Proposal, or grant any waiver or release under any restriction from making a Company Acquisition Proposal, in each case, other than discussions solely to notify such Person of the terms of this Section 5.2 or to clarify the terms and conditions of such proposal or offer. The Company agrees that any violations of the restrictions set forth in this Section 5.2 by any of its Representatives will be deemed to be a breach of this Agreement (including this Section 5.2) by the Company.
(b) Notwithstanding anything to the contrary contained in this Agreement, at any time following the date of this Agreement and prior to the date on which the Company Requisite Vote is obtained, the Company and its Representatives may furnish non-public information concerning the Company’s business, properties or assets to any Person in accordance with a confidentiality agreement with terms no less favorable in the aggregate to the

Company than those contained in the Confidentiality Agreement and may participate in discussions and negotiations with such Person concerning a Company Acquisition Proposal if, but only if, such Person has, in the absence of any material breach of Section 5.2(a), submitted a bona fide proposal to the Company relating to such Company Acquisition Proposal that the Company Board of Directors determines in good faith, after consultation with its financial advisors, is or is reasonably likely to lead to a Superior Proposal. From and after the date of this Agreement and prior to the Stockholders Meeting, the Company will promptly (and in any event within forty-eight (48) hours) notify Parent if the Company or any Company Subsidiary or Representative receives (i) any Company Acquisition Proposal or indication by any Person that it is considering making a Company Acquisition Proposal, (ii) any request for non-public information relating to the Company or any Company Subsidiary other than requests for information in the ordinary course of business and unrelated to a Company Acquisition Proposal or (iii) any inquiry or request for discussions or negotiations with respect to any Company Acquisition Proposal. The Company will provide Parent promptly (and in any event within such forty-eight (48) hour period) with the identity of such Person and a correct and complete copy of such Company Acquisition Proposal, indication, inquiry or request (or, where such Company Acquisition Proposal is not in writing, a description of the material terms and conditions of such Company Acquisition Proposal, indication, inquiry or request), including any modifications thereto. The Company will keep Parent reasonably informed (orally and in writing) on a current basis (and in any event no later than thirty-six (36) hours after the occurrence of any material changes, developments, discussions or negotiations) of the status of any Company Acquisition Proposal, indication, inquiry or request (including the material terms and conditions thereof and of any modification thereto), and any material developments, discussions and negotiations, including furnishing copies of any written inquiries, correspondence, and draft documentation, and written summaries of any material oral inquiries or discussions. Without limiting the foregoing, the Company will promptly (and in any event within thirty-six (36) hours) notify Parent orally and in writing if it determines to begin providing information or to engage in discussions or negotiations concerning a Company Acquisition Proposal and will in no event begin providing such information or engaging in such discussions or negotiations prior to providing such notice. The Company will not, and will cause each Company Subsidiary not to, enter into any agreement with any Person subsequent to the date of this Agreement that would restrict the Company’s ability to provide such information to Parent. The Company (A) will not, and will cause each Company Subsidiary not to, terminate, waive, amend or modify any provision of, or grant permission or request under, any standstill or confidentiality agreement to which it or any Company Subsidiary is or becomes a party, and (B) will, and will cause each Company Subsidiary to, use reasonable best efforts to enforce any such agreement unless the Company Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Company Board of Directors to the Company’s stockholders under applicable Law, in which event the Company may take the actions described in these clauses (A) and (B) solely to the extent necessary to permit a third party to make, on a confidential basis to the Company Board of Directors, a Company Acquisition Proposal, conditioned upon such third party agreeing that the Company shall not be prohibited from providing any information to Parent (including regarding any such Company Acquisition Proposal) in accordance with, and otherwise complying with, this Section 5.2. The Company will promptly provide to Parent any non-public information concerning the Company or any Company Subsidiary provided or made available in accordance with this Section 5.2(b) which was not previously provided or made available to Parent. For purposes of this Agreement, a “Superior Proposal” is a written Company Acquisition Proposal that did not result from or involve a material breach of this Section 5.2 and that proposes an acquisition of more than fifty percent (50%) of the equity securities or consolidated total assets of the Company and the Company Subsidiaries on terms which the Company Board of Directors determines in its good faith judgment to be more favorable to the holders of the Shares than the transactions contemplated hereby (after consultation with its financial and legal advisors), taking into account all the terms and conditions of such proposal and this Agreement, which the Company Board of Directors has determined to be as or more reasonably likely to be completed on the terms proposed than the transactions contemplated by this Agreement, taking into account all financial, regulatory, legal and other aspects of such proposal and the terms of this Agreement.
(c) Except as set forth herein, neither the Company Board of Directors nor any committee thereof will (i) make any Company Adverse Recommendation Change or (ii) enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, or similar agreement (an “Alternative Acquisition Agreement”) providing for the consummation of a transaction contemplated by any

Company Acquisition Proposal (other than a confidentiality agreement referenced in Section 5.2(b) entered into in the circumstances referenced in Section 5.2(b)). The Company, promptly following a determination by the Company Board of Directors that a Company Acquisition Proposal is a Superior Proposal, will notify Parent of such determination.
(d) Notwithstanding anything in Section 5.2(c) to the contrary, prior to the date on which the Company Requisite Vote is obtained, if (i) the Company receives a Company Acquisition Proposal from a third Person that is not in violation of such third Person’s contractual obligations to the Company, (ii) a material breach by the Company of Section 5.2, has not contributed to the making of such Company Acquisition Proposal and (iii) the Company Board of Directors concludes in good faith, after consultation with outside counsel and its financial advisors, that such Company Acquisition Proposal constitutes a Superior Proposal after giving effect to all of the adjustments of this Agreement that are offered in writing by Parent, the Company Board of Directors may, if it determines in good faith, after consultation with outside counsel, that failure to take such action would be inconsistent with its fiduciary duties to the holders of the Shares in accordance with Law, (A) effect a Company Adverse Recommendation Change or (B) terminate this Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal; provided, however, that the Company will not terminate this Agreement in accordance with clause (B) above, and any purported termination in accordance with clause (B) above will be void and of no force or effect, unless in advance of or concurrently with such termination the Company (1) pays the Termination Fee in accordance with Section 8.2 and (2) immediately following such termination enters into a binding definitive Alternative Acquisition Agreement for such Superior Proposal; provided, further, that the Company Board of Directors may not effect a change of its recommendation in accordance with clause (A) above or terminate this Agreement in accordance with clause (B) above unless (I) no material breach of the Company’s obligations in Section 5.2 has occurred, (II) the Company has provided prior written notice to Parent, at least four (4) business days in advance (the “Notice Period”), of its intention to take such action with respect to such Superior Proposal, which notice will specify the material terms and conditions of any such Superior Proposal (including the identity of the party making such Superior Proposal), and has contemporaneously provided a correct and complete copy of the proposed Alternative Acquisition Agreement with respect to such Superior Proposal, (III) prior to effecting such Company Adverse Recommendation Change or terminating this Agreement to enter into a definitive Alternative Acquisition Agreement with respect to such Superior Proposal, the Company has, and has caused its Representatives to, during the Notice Period, negotiate with Parent in good faith (to the extent Parent requests to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Company Acquisition Proposal ceases to constitute a Superior Proposal and (IV) following any negotiation described in clause (3) above, the Company Board of Directors concludes in good faith, after consultation with its outside counsel and financial advisors, that such Company Acquisition Proposal continues to constitute a Superior Proposal. In the event of any material revisions to the Superior Proposal after the start of the Notice Period, the Company is required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.2(d) with respect to such new written notice, and the Notice Period will be deemed to have re-commenced on the date of such new notice, except that the references to four (4) business days shall be deemed two (2) business days. Any Company Adverse Recommendation Change will not change the approval of the Company Board of Directors for purposes of causing any state takeover statute or other Law to be inapplicable to the transactions contemplated hereby.
(e) The Company Board of Directors may make a Company Adverse Recommendation Change in the absence of a Company Acquisition Proposal if a Company Intervening Event has occurred, and the Company Board of Directors has concluded in good faith, after consultation with its outside counsel, that failure to make a Company Adverse Recommendation Change on account of the Company Intervening Event would be inconsistent with its fiduciary duties, provided, however, that the Company Board of Directors will not make a Company Adverse Recommendation Change unless the Company has (i) provided to Parent at least four (4) business days’ prior written notice advising Parent that the Company Board of Directors intends to take such action and specifying the Company Intervening Event in reasonable detail and (ii) during such four (4) business day period, if requested by Parent, engaged in good faith negotiations with Parent to amend this Agreement in such a manner that obviates the need or reason for the Company Adverse Recommendation Change.
(f) The Company will promptly (but in no event later than three (3) business days after the date of this Agreement) demand that each Person that has executed a confidentiality agreement in connection with a potential Company Acquisition Proposal within the one-year period prior to the date of this Agreement return (or destroy, to the extent permitted by the applicable confidentiality agreement) all confidential information furnished to such individual or entity by or on behalf of the Company or any Company Subsidiary.
(g)  Nothing in this Section 5.2 or elsewhere in this Agreement will prohibit the Company from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, including any “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act, or (ii) making any disclosure to the stockholders of the Company that is required by applicable Law; provided that this Section 5.2(g) will not be deemed to permit the Company Board of Directors to make a Company Adverse Recommendation Change except to the extent permitted by Sections 5.2(d) and 5.2(e).
5.3. Proxy Statement. The Company will, as soon as practicable following the date of this Agreement and in any event within ten (10) business days, prepare and file with the SEC the Proxy Statement in preliminary form, and the Company will use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. The Company will notify Parent promptly (and in any case no later than twenty-four (24) hours) of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. If at any time prior to receipt of the Company Requisite Vote there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, including correcting any information that has become false or misleading in any material respect, the Company will promptly prepare and mail to its stockholders such an amendment or supplement. The Parent and their counsel shall be given a reasonable opportunity to review the Proxy Statement before it is filed with the SEC and the Company shall give due consideration to all reasonable additions, deletions, or changes thereto suggested by Parent and its counsel. The Company will (i) establish a record date, (ii) commence a broker search pursuant to Section 14a-13 of the Exchange Act in connection therewith and (iii) thereafter commence mailing the Proxy Statement to the Company’s stockholders as promptly as practicable after filing with the SEC, and, in any event, either (a) the first business day after the date that is ten (10) calendar days after filing the Proxy Statement in preliminary form if, prior to such date, the SEC does not provide comments or indicates that it does not plan to provide comments or (b) within three (3) business days of being informed by the SEC staff that it has no further comments on the document. Subject to the terms and conditions of this Agreement, the Proxy Statement will include the Company Board Recommendation.
5.4. Stockholders Meeting. The Company will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the “Stockholders Meeting”) for the purpose of seeking the Company Requisite Vote and take all lawful action to solicit approval of this Agreement. The Company will schedule the Stockholders Meeting to be held within thirty (30) days of the initial mailing of the Proxy Statement (or if the Company’s nationally recognized proxy solicitor advises that thirty (30) days from the date of mailing the Proxy Statement is insufficient time to submit and obtain the Company Requisite Vote, such later date to which Parent consents (such consent not to be unreasonably delayed, conditioned or withheld)) and, if there are not sufficient affirmative votes represented in person or by proxy at such meeting to adopt this Agreement, will adjourn the Stockholders Meeting and reconvene the Stockholders Meeting at the earliest practicable date on which the Company Board of Directors reasonably expects to have sufficient affirmative votes to adopt this Agreement; provided, that, without Parent’s prior consent (such consent not to be unreasonably delayed, conditioned or withheld), the Company shall not adjourn the Stockholders Meeting more than fifteen (15) calendar days past the originally scheduled date.
5.5. Merger Sub. Parent will take all actions necessary to cause Merger Sub to perform its obligations in accordance with this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.
5.6. Rule 16b-3 Matters. Prior to the Effective Time, the Company will take all such actions as may be reasonably necessary or advisable (to the extent permitted under Law and no-action letters issued by the SEC) to cause any dispositions of Shares (including derivative securities with respect to Shares) resulting from the transactions contemplated hereby by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by Law.

5.7. Director Resignations. Prior to the Effective Time, the Company will use its reasonable best efforts to cause each director of the Company and each Company Subsidiary to execute and deliver a letter effectuating such director’s resignation, effective as of the Effective Time, as a director of the Company or such Company Subsidiary, as applicable.
SECTION 6- ADDITIONAL AGREEMENTS
6.1. Nasdaq; Post-Closing SEC Reports. Prior to the Effective Time, the Company will cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under Laws and rules and policies of Nasdaq to delist the Shares from Nasdaq and terminate the registration of the Shares under the Exchange Act promptly after the Effective Time. Parent will use reasonable best efforts to cause the Surviving Corporation to file with the SEC (a) a Form 25 on the Closing Date and (b) a Form 15 on the first business day that is at least ten (10) days after the date the Form 25 is filed (such period between the Form 25 filing date and the Form 15 filing date, the “Delisting Period”). If the Surviving Corporation is reasonably likely to be required to file any reports in accordance with the Exchange Act during the Delisting Period, the Company will deliver to Parent at least five (5) business days prior to the Closing a substantially final draft of any such reports reasonably likely to be required to be filed during the Delisting Period (“Post-Closing SEC Reports”). The Post-Closing SEC Reports provided by the Company in accordance with this Section 6.1 will (i) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (ii) comply in all material respects with the provisions of applicable Laws.
6.2. Access to Information. Subject to applicable Law, including Antitrust Law, during the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement, Parent will be entitled, through its employees and representatives, to have such access to the assets, properties, business, operations, personnel and representatives of the Company and each Company Subsidiary as is reasonably necessary in connection with Parent’s investigation of the Company with respect to the transactions contemplated hereby. Any such investigation and examination will be conducted during normal business hours upon reasonable advance notice, at Parent’s expense and under the supervision of appropriate personnel of the Company and in such a manner as not to unreasonably interfere with the normal operation of the business of the Company, and shall be subject to the Company’s reasonable security measures and insurance requirements, except as may otherwise be required or restricted by Law, so as to limit disruption to or impairment of the Company’s business, and the Company will cooperate fully therein. No investigation by Parent will diminish or obviate any of the representations, warranties, covenants or agreements of the Company contained in this Agreement. The Company will furnish the representatives of Parent during such period with all such information and copies of such documents concerning the affairs of the Company as such representatives may reasonably request and cause its Representatives to cooperate fully with such representatives of Parent in connection with such investigation. Nothing herein shall require the Company to disclose any information to Parent if such disclosure would, in its reasonable discretion and after notice to Parent (i) jeopardize any attorney-client or other legal privilege (so long as the Company has reasonably cooperated with Parent to permit such inspection of or to disclose such information on a basis that does not waive such privilege with respect thereto) or (ii) contravene any applicable Law (so long as the Company has used reasonable best efforts to provide such information in a way that does not contravene applicable Law); provided, further, that information shall be disclosed subject to execution of a joint defense agreement in customary form, and disclosure may be limited to external counsel for Parent, to the extent the Company determines doing so may be reasonably required for the purpose of complying with applicable Antitrust Laws. With respect to the information disclosed pursuant to this Section 6.2, Parent shall comply with, and shall instruct Parent’s Representatives to comply with, all of its obligations under the Confidentiality Agreement.
6.3. Public Disclosure. The initial press release concerning the Merger will be a joint press release and, thereafter, so long as this Agreement is in effect, neither Parent, Merger Sub nor the Company will disseminate any press release or other public announcement concerning the Merger or this Agreement or the other transactions contemplated by this Agreement, except as may be required by Law or by any listing agreement with a national stock exchange, without the prior consent of each of the other parties hereto, which consent will not be unreasonably withheld, conditioned or delayed. Without prior consent of the other parties hereto, each party hereto may disseminate information substantially similar to information included in a press release or other document previously approved for public distribution by the other parties hereto. Each party hereto will promptly make available to the other parties hereto copies of any written communications made without prior consultation with the other parties hereto pursuant to the immediately preceding sentence. The restrictions of this Section 6.3 will not apply to communications by Parent, Merger Sub or the Company regarding a Company Acquisition Proposal or a Company Adverse Recommendation Change or following a Company Adverse Recommendation Change.
6.4. Regulatory Filings; Reasonable Efforts.
(a) Each of Parent, Merger Sub and the Company will, and will cause their respective Affiliates to:
(i) as promptly as practicable and in any event within (1) fifteen (15) business days after the date of this Agreement, unless otherwise agreed by the parties, file Notification and Report Forms with the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice if required by the HSR Act and (2) twenty-five (25) business days after the date of this Agreement, unless otherwise agreed by the parties, commence the regulatory process by filing initial pre-notification submissions or briefing papers as required or advisable by or under the Antitrust Laws of any other applicable jurisdiction. Each of Parent and the Company will use reasonable best efforts to cause all documents that it is responsible to file with any Governmental Authority in accordance with this Section 6.4 to comply in all material respects with all Laws and rules and regulations of any Governmental Authority;
(ii) promptly supply the other with any information which may be reasonably required in order to effectuate any filings and responses to information requests in accordance with this Section 6.4;
(iii) as promptly as practicable, cooperate in good faith and use their respective reasonable best efforts to take any and all actions necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and transactions contemplated by this Agreement and to obtain any approvals, actions or non-actions, waivers, consents, Orders, authorizations or clearances required under or in connection with the HSR Act and any other applicable Antitrust Laws, as promptly as practicable, and to enable all waiting periods under the HSR Act and any other applicable Antitrust Laws to terminate or expire (the “Regulatory Approvals”), as promptly as practicable including: (A) promptly furnishing to the other such information and assistance as may reasonably be requested in order to prepare any notification, application, filing or request in connection with a Regulatory Approval, (B) consulting with, and considering in good faith, any suggestions or comments made by the other parties with respect to the Regulatory Approvals process, (C) providing or submitting on a timely basis, and as promptly as practicable, all documentation and information that is required or advisable and (D) cooperating in the preparation and submission of all applications, notices, filings, and submissions to Governmental Authorities;
(iv) promptly inform the other parties of, and provide copies of, any substantive communication received by that party in respect of obtaining or concluding the Regulatory Approvals;
(v)  use reasonable best efforts to respond promptly to any request or notice from any Governmental Authority requiring the parties, or any one of them, to supply additional information that is relevant to the review of the transactions contemplated by this Agreement in respect of obtaining or concluding the Regulatory Approvals, including any Request for Additional Information and Documentary Material from the U.S. Federal Trade Commission or the Antitrust Division of the U.S. Department of Justice.
(vi) permit the other parties to review in advance any proposed applications, notices, filings and submissions to Governmental Authorities (including responses to requests for information and inquiries from any Governmental Authority) in respect of obtaining or concluding the Regulatory Approvals;
(vii) promptly provide the other parties with any filed copies of applications, notices, filings and submissions (including responses to requests for information and inquiries from any Governmental Authority), that were submitted to a Governmental Authority in respect of obtaining or concluding the Regulatory Approvals;
(viii) whenever possible, not participate in any substantive meeting or discussion (whether in person, by telephone or otherwise) with Governmental Authorities in respect of obtaining or concluding the Regulatory Approvals unless it consults with the other parties in advance and gives the other parties or their legal counsel the opportunity to attend and participate thereat, unless a Governmental Authority requests otherwise; and

(ix) keep the other parties promptly informed of the status of discussions relating to obtaining or concluding the Regulatory Approvals.
(b) Notwithstanding the foregoing or anything in this Agreement to the contrary, but without limiting the obligations of Parent under this Section 6.4, Parent will, on behalf of the Parties, determine and control strategy for dealing with any Governmental Authority in respect of obtaining or concluding the Regulatory Approvals, and, to the extent permissible, the Company will use its reasonable best efforts to act consistently with such strategy; provided that Parent will consult in advance with, and consider in good faith the views of, the Company in respect of strategy for dealing with any Governmental Authority and obtaining or concluding the Regulatory Approvals. Notwithstanding the foregoing, neither Parent nor the Company will commit to or agree with any Governmental Authority to not consummate the Merger for any period of time, or to stay, toll or extend, directly or indirectly, any applicable waiting period under the HSR Act or other applicable Antitrust Law, and will not pull and refile any filing made under the HSR Act, in each case without the prior written consent of the other (such consent not to be unreasonably withheld, conditioned or delayed; and provided that in the event Parent voluntarily withdraws its notification under the HSR Act with the Company’s consent pursuant to the foregoing clause, Parent will refile its HSR Act notification within two (2) business days after withdrawal unless otherwise agreed by the parties).
(c) Notwithstanding any other requirement in this Section 6.4, where a Party (a “Disclosing Party”) is required under this Section 6.4 to provide information to another Party (a “Receiving Party”) that the Disclosing Party deems to be competitively sensitive information or otherwise reasonably determines in respect thereof that disclosure should be restricted, the Disclosing Party may restrict the provision of such competitively sensitive and other restricted information only to antitrust counsel of the Receiving Party, provided, that the Disclosing Party also provides to the Receiving Party upon request of the Receiving Party a redacted version of such information which does not contain any such competitively sensitive or other restricted information.
(d) Notwithstanding anything in this Agreement to the contrary, reasonable best efforts will not obligate the Parent, the Company, the Surviving Corporation or any other Subsidiary of Parent or the Company to: (i) undertake or enter into agreements or agree to the entry of an order or decree with any Governmental Authority, (ii) commit to sell or dispose of, or hold separate or agree to sell or otherwise dispose of, assets, categories of assets or business of the Parent, the Company, the Surviving Corporation or any other Subsidiary of Parent or the Company, (iii) commit to terminate, amend or replace any existing relationships and contractual rights and obligations of the Parent, the Company, the Surviving Corporation or any other Subsidiary of Parent or the Company, (iv) terminate any relevant venture or other arrangement of the Parent, the Company, the Surviving Corporation or any other Subsidiary of Parent or the Company or (v) effectuate any other change or restructuring of the Parent, the Company, the Surviving Corporation or any other Subsidiary of Parent or the Company.
(e) Each party will bear its own costs of preparing its own pre-merger notifications and similar filings and notices in other jurisdictions and related expenses incurred to obtain all Regulatory Approvals, including under the HSR Act. The Parent will be responsible for payment of the applicable fees associated with such Regulatory Approvals.
(f) Parent agrees that, between the date of this Agreement and the Closing, neither Parent nor any of its Subsidiaries shall enter into any Contract for the (i) acquisition (by stock purchase, merger, consolidation, or amalgamation) of ownership of any Person if the principal indication of such Person’s lead product is treatment of ulcerative colitis, Crohn’s disease or atopic dermatitis (or the principal indication of such Person’s lead product candidate being investigated in Phase 2 or Phase 3 trials is either treatment of ulcerative colitis, Crohn’s disease or atopic dermatitis) or (ii) acquisition or license of rights to develop a molecule for treatment of ulcerative colitis, Crohn’s disease or atopic dermatitis which is undergoing Phase 2 or Phase 3 trials for either such indication, in each case of (i) and (ii), if such acquisition or license, respectively, would reasonably be expected to prevent the consummation of the Merger by the Outside Date.
(g) If, prior to the Effective Time, a merger control inquiry is initiated or commenced by a Governmental Authority in any jurisdiction not referenced in this Section 6.4, approval in that jurisdiction will be deemed a condition to the completion of the Merger under Section 7.1(a).
6.5. Notification of Certain Matters; Litigation. Each party hereto will deliver prompt notice to the other parties hereto of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty made in this Agreement by such party to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, (b) any condition set forth in Section 7.1, Section 7.2 and Section 7.3 that is unsatisfied at any time between the date of this Agreement and the Effective Time, (c) any material failure of such party or any of its Representatives to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that no such notification will affect the representations, warranties, covenants or agreements of such party, the conditions to the obligations of the other parties under this Agreement or the remedies available to a party receiving such notification. Without limiting the foregoing, the Company will promptly after it has notice of any of the following notify Parent of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby, (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated hereby and (iii) any actions, suits, claims, investigations or proceedings instituted or threatened against the Company or any of its directors, officers or Affiliates, including by any holders of the Shares of the Company, before any court or Governmental Authority, relating to or involving or otherwise affecting the Company or any Company Subsidiary that, if pending on the date of this Agreement, would have been required to have been disclosed in accordance with this Agreement or relating to this Agreement or the transactions contemplated hereby, or seeking damages or discovery in connection with such transactions. The Company will consult with Parent with respect to the defense or settlement of any such actions, suits, claims, investigations or proceedings, will consider Parent’s views with respect to such actions, suits, claims, investigations or proceedings, and will not settle or materially stipulate with respect to any such actions, suits, claims, investigations or proceedings without Parent’s written consent (not to be unreasonably withheld, conditioned or delayed).
6.6. Indemnification.
(a) Parent agrees that any rights to indemnification or exculpation now existing in favor of the directors or officers of the Company and the directors or officers of each Company Subsidiary (the “Indemnified Parties” and, each, an “Indemnified Party”) as provided in their respective organizational documents or indemnification agreements, in effect as of the date of this Agreement, with respect to matters occurring at or prior to the Effective Time will survive the Merger and will continue in full force and effect for a period of six (6) years after the Effective Time. During such period, Parent will not, nor will it permit the Surviving Corporation to, amend, repeal or otherwise modify such provisions for indemnification in any manner that would materially and adversely affect the rights thereunder of individuals who at any time on or prior to the Effective Time were directors or officers of the Company or directors or officers of any Company Subsidiary with respect to actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated hereby), unless such modification is required by Law; provided, however, that if any claim is asserted or made either prior to the Effective Time or within such six (6) year period, all rights to indemnification with respect to any such claim or claims will continue until disposition of all such claims.
(b) For a period of six (6) years from the Effective Time, Parent agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (whether asserted or claimed prior to, at or after the Effective Time) now existing in favor of the current or former directors or officers of the Company or any Company Subsidiary and any indemnification or other similar agreements of the Company or any Company Subsidiary set forth on Section 6.6(b) of the Company Disclosure Schedule, in each case as in effect on the date of this Agreement, shall continue in full force and effect in accordance with their terms, and Parent shall cause the Company and each Company Subsidiary to perform their obligations thereunder. Without limiting the foregoing, from the Effective Time until the sixth anniversary of the date on which the Effective Time occurs, (i) Parent shall cause the Surviving Corporation (together with its successors and assigns, the “Indemnifying Parties”) to, and the Surviving Corporation agrees that it will, to the fullest extent permitted under applicable Law, indemnify and hold harmless each Indemnified Party in his or her capacity as an officer or director of the Company or a Company Subsidiary against all losses, claims, damages, liabilities, fees, expenses, judgments or fines incurred by such Indemnified Party as an officer or director of the Company or a Company Subsidiary in connection with any pending or threatened proceeding based on or arising out of, in whole or in part, the fact that such Indemnified Party is or was a director or officer of the Company or a Company Subsidiary at or prior to the Effective Time and pertaining to any and all matters pending, existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including any such matter arising under any claim with respect to the transactions contemplated hereby and (ii) the Indemnifying Parties shall, to the fullest extent permitted under applicable Laws, advance reasonable and documented out-of-pocket costs and expenses

(including reasonable and documented attorneys’ fees) incurred by the Indemnified Parties in connection with matters for which such Indemnified Parties are eligible to be indemnified pursuant to this Section 6.6(b) within fifteen (15) days after receipt by the Surviving Corporation of a written request for such advance, subject to the execution by such Indemnified Parties of appropriate undertakings in favor of the Indemnifying Parties to repay such advanced costs and expenses if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Party is not entitled to be indemnified under this Section 6.6(b).
(c) Subject to the next sentence, the Company may (i) maintain, at no expense to the beneficiaries, in effect for six (6) years from the Effective Time, the current policies of the directors’ and officers’ liability insurance maintained by the Company (the “Current D&O Insurance”) with respect to matters existing or occurring at or prior to the Effective Time (including the transactions contemplated hereby), so long as the annual premium therefor would not be in excess of three hundred percent (300%) of the last annual premium paid prior to the Effective Time (such three hundred percent (300%), the “Maximum Premium”), or (ii) on terms with respect to coverage, deductibles and amounts no less favorable than the existing policy, purchase (through a nationally recognized insurance broker) a six (6) year “tail policy” for the existing policy effective as of the Effective Time, for a premium not in excess of the Maximum Premium, with respect to the Current D&O Insurance (a “Reporting Tail Endorsement”) and maintain such endorsement in full force and effect for its full term. If the Company’s or the Surviving Corporation’s existing insurance expires, is terminated or canceled during such six (6) year period or exceeds the Maximum Premium, the Surviving Corporation will obtain, and Parent will cause the Surviving Corporation to obtain, as much directors’ and officers’ liability insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium.
(d) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, the Surviving Corporation, as applicable, will cause proper provision to be made so that the successors and assigns of such Surviving Corporation assume the obligations set forth in this Section 6.6, unless such result occurs by operation of Law.
(e) The provisions of this Section 6.6 will survive the consummation of the Merger and (i) are intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs, successors, assigns and representatives, and (ii) are in addition to, and not in substitution for, any other rights to indemnification, advancement of expenses, exculpation or contribution that any such Person may have by contract or otherwise. Unless required by applicable Law, this Section 6.6 may not be amended, altered or repealed after the Effective Time in such a manner as to adversely affect the rights of any Indemnified Parties or any of their successors, assigns or heirs without the prior written consent of the affected Indemnified Party.
6.7. 401(k); Benefit Plans. Except with the prior written consent of Parent, during the period from the date of this Agreement to the Effective Time, the Company will not (i) make any contribution to the Company’s 401(k) plan other than as required in accordance with such plan as in effect on the date of this Agreement or (ii) make any required contribution to the Company’s 401(k) plan in Shares. If requested by Parent in writing, the Company will terminate the Company’s 401(k) Plan prior to the Effective Time (but subject to the consummation of the Merger). In the event that Parent requests that the Company’s 401(k) Plan (the “Company 401(k) Plan”) be terminated, the Company will provide Parent with evidence that the Company 401(k) Plan has been terminated (the form and substance of which will be subject to review and approval by Parent). If the Company 401(k) Plan is terminated, as provided herein, Parent shall, or shall cause one of its Affiliates to, have in effect a tax qualified defined contribution retirement plan as of the Effective Time that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (the “Parent 401(k) Plan”) in which each Continuing Employee who is actively employed at the Closing shall be eligible to participate as of the Closing, and as soon as practicable following the Closing, the assets thereof shall be distributed to the participants, and Parent shall, to the extent permitted by the Parent 401(k) Plan, permit such Continuing Employees to make rollover contributions to the Parent 401(k) Plan of “eligible rollover distributions” within the meaning of Section 401(a)(31) of the Code (including promissory notes evidencing outstanding participant loans), in the form of cash (and in-kind in the case of participant loan notes), in an amount equal to the full account balance distributed to such Continuing Employee from the Company 401(k) Plan. The Company and Parent shall cooperate to take any and all commercially reasonable actions needed to permit each Continuing Employee with an outstanding loan balance under the Company 401(k) Plan as of the Closing Date to continue to make scheduled loan payments to the Company 401(k) Plan after the Closing, pending the distribution and in-kind rollover of the notes evidencing such loans from the Company 401(k) Plan to the Parent 401(k) Plan so as to prevent, to the extent reasonably possible, a deemed distribution or loan offset with respect to such outstanding loans, provided, that, as a condition to the foregoing, such Continuing Employees shall cooperate with the Company and Parent to take appropriate action to make rollover contributions to the Parent 401(k) Plan as soon as reasonably practicable following the Effective Time.
6.8. Employee Benefits.
(a) Until the first anniversary of the Effective Time (or an earlier termination of the relevant employee’s employment), (i) each employee of the Company or any of its Subsidiaries who continues to be employed by the Surviving Corporation or any of its Subsidiaries following the Effective Time (a “Continuing Employee”) will be provided an annual base salary or wage rate and annual cash bonus opportunity that are, in each case, no less favorable than the annual base salary or wage rate and annual cash bonus opportunity provided to such Continuing Employee as of immediately prior to the Effective Time, (ii) Continuing Employees will be provided long-term cash and equity-based incentive compensation opportunities (excluding the Company ESPP) that are substantially comparable to the long-term cash and equity-based incentive compensation opportunities provided to similarly situated Parent employees based on levels of responsibility and seniority as determined by Parent and (iii) Continuing Employees will be provided employee benefits that are no less favorable in the aggregate than the employee benefits (excluding equity compensation, change in control, transaction or retention payments, defined benefit, nonqualified deferred compensation, severance benefits, post-retirement or retiree medical benefits (the “Excluded Benefits”)) that (A) are in effect immediately prior to the Effective Time or (B) that are substantially comparable in the aggregate to the employee benefits provided to similarly situated Parent employees based on levels of responsibility and seniority (excluding the Excluded Benefits). Nothing herein is intended to result in a duplication of benefits.
(b) Parent shall provide, or shall cause its Affiliates to provide, each Continuing Employee who experiences a termination of employment from Parent or any of their respective Affiliates during the twenty-four (24)-month period following the Effective Time with the severance payments and benefits under the applicable severance plans set forth on Section 6.8(b) of the Company Disclosure Letter.
(c) To the maximum extent permitted in accordance with applicable benefit plans of Parent or its Affiliates (other than with respect to Excluded Benefits), each Continuing Employee who participates in any such plan will receive service credit for all periods of employment with the Company or any of its Subsidiaries, as applicable, prior to the Effective Time for purposes of vesting and eligibility under Parent’s or any of Affiliate’s vacation program and any health and welfare plan (other than any severance benefit plan), in each case, in accordance with the terms of such plans, to the same extent and for the same purposes thereunder as such service was recognized under an analogous Benefit Plan in effect on the date of this Agreement; provided, that the foregoing will not apply (i) to the extent that its application would result in a duplication of benefits with respect to the same period of service or (ii) for purposes of (x) any “retirement savings contribution” under any Parent employee plan providing 401(k) plan benefits (y) any retiree medical plan or defined benefit plan or (z) any benefit plan, program or policy of Parent or the Surviving Corporation that is a frozen plan or that provides benefits to a grandfathered employee population, either with respect to level of benefits or participation; provided, further, that the Corporation has made available to Parent such information as is reasonably requested by Parent to satisfy its obligations under this Section 6.8(c). If, on or after the Effective Time, any Continuing Employee becomes covered by any benefit plan providing medical, dental, health, pharmaceutical or vision benefits (a “Successor Plan”), other than the plan in which he or she participated immediately prior to the Effective Time (a “Prior Plan”), Parent will use commercially reasonable efforts to (1) cause any restrictions or limitations with respect to pre-existing condition exclusions and actively-at-work requirements to be waived for such Continuing Employee and his or her eligible dependents (except to the extent such exclusions or requirements were applicable under the corresponding Prior Plan), and (2) permit such Continuing Employee to take into account any eligible expenses incurred by such employee and his or her covered dependents during the plan year in which the employee elects to be covered by the Successor Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and/or his or her covered dependents for that year, to the extent that such expenses were incurred during the applicable period in which such employee or covered dependent was covered by a corresponding Prior Plan.

(d) The provisions contained in this Section 6.8 are included for the sole benefit of the parties hereto, and nothing in this Section 6.8, whether express or implied, will create any third-party beneficiary or other rights in any other person, including, without limitation, any current or former employee, director, officer, other service provider, any participant in any Benefit Plan or other benefit plan or arrangement, or any dependent or beneficiary thereof, or any right to continued employment or service, or any term or condition of employment with the Company, any Company Subsidiary, Parent, the Surviving Corporation or any of their respective Affiliates. Nothing contained herein, whether express or implied, will be treated as the establishment of, amendment to, waiver or other modification of any Benefit Plan or other employee benefit plan, program, policy, agreement, or arrangement, or will limit the right of the Company, any Company Subsidiary, Parent, the Surviving Corporation or any of their respective Affiliates to amend, terminate or otherwise modify any Benefit Plan or other employee benefit plan, program, policy, agreement, or arrangement in accordance with its terms.
6.9. State Takeover Laws. If any “fair price”, “business combination” or “control share acquisition” statute or other similar statute or regulation is or may become applicable to any of the transactions contemplated hereby, the parties hereto will use their respective commercially reasonable efforts to (a) take such actions as are reasonably necessary so that the transactions contemplated hereunder may be consummated as promptly as practicable on the terms contemplated hereby and (b) otherwise take all such actions as are reasonably necessary to eliminate or minimize the effects of any such statute or regulation on such transactions.
6.10. FIRPTA Certificate. Prior to the Effective Time, the Company will execute and deliver to Parent and Merger Sub a certificate (in a form reasonably acceptable to Parent and Merger Sub) conforming to the requirements of Treasury Regulations Sections 1.1445-2(c)(3) and 1.897-2(h).
6.11. Cooperation. After the date hereof and prior to the Effective Time, the Company shall make available to Parent all reasonably relevant records and information and use reasonable best efforts to make available any relevant third party advisors, in each case as Parent may reasonably request, in connection with any Tax matters relating to the Merger, including with respect to its structure and Parent’s integration planning. For the avoidance of doubt, this Section 6.11 shall not require the Company to take any actions that are effective prior to the Closing or would reasonably be expected to prevent or delay the consummation of the Merger.
6.12. Further Assurances. Other than with respect to antitrust matters which shall be governed by Section 6.4, on the terms and subject to the conditions set forth in this Agreement, each of Parent, Merger Sub and the Company will use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, in accordance with the terms of this Agreement. The Company will use its reasonable best efforts to obtain any consent, approval or waiver, or give any notice, with respect to Company Material Contracts listed on Section 6.12 of the Company Disclosure Letter. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Surviving Corporation and Parent will use all reasonable efforts to take, or cause to be taken, all such necessary actions. Parent will cause Merger Sub to fulfill all Merger Sub’s obligations in accordance with this Agreement.
SECTION 7- CONDITIONS PRECEDENT TO THE OBLIGATION
OF PARTIES TO CONSUMMATE THE MERGER
7.1. Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party hereto to effect the Merger will be subject to the satisfaction or written waiver at or prior to Effective Time of the following conditions:
(a) Antitrust Clearance. (i) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or terminated and (ii) any approvals or clearances applicable to the Merger as set forth in Section 7.1(a) of the Company Disclosure Letter, and any agreement not to consummate the Merger with any Governmental Authority (so long as entered into with the prior written consent of the other party), will have expired, been terminated or obtained, as applicable. For the avoidance of doubt, the receipt of a Specified Letter by the Parent or the Company shall not be a basis for concluding that any closing condition is not satisfied for purposes of this Section 7.1 and Section 7.2.
(b) Company Requisite Vote. This Agreement will have been duly adopted by stockholders of the Company constituting the Company Requisite Vote in accordance with applicable Law, the Certificate of Incorporation and the Bylaws at the Stockholders Meeting.

(c) Statutes; Court Orders. No statute, rule or regulation will have been enacted, issued, enforced or promulgated and remain in effect by any Governmental Authority which prohibits the consummation of the Merger, and there will be no order or injunction of a court of competent jurisdiction in effect prohibiting or making illegal the consummation of the Merger.
7.2. Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger will be subject to the satisfaction or written waiver at or prior to the Effective Time of the following conditions:
(a) Legal Proceedings. No suit, action or proceeding by a Governmental Authority is pending in connection with the transactions contemplated by this Agreement (1) seeking to prohibit or impose any material limitations on Parent’s or Merger Sub’s ownership or operation (or that of any of their respective Subsidiaries or affiliates) of all or any material portion of their or the Company’s or any Company Subsidiary’s businesses or assets, taken as a whole, or to compel Parent or Merger Sub or their respective Subsidiaries or affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent or their respective Subsidiaries, (2) seeking to prohibit or make illegal the making or consummation of the Merger or the performance of any of the other transactions contemplated by the Agreement, (3) seeking to impose material limitations on the ability of Merger Sub or Parent effectively to exercise full rights of ownership of the Shares or (4) seeking to require divestiture by Parent or any of its Subsidiaries or affiliates of any Shares.
(b) Representations, Warranties and Covenants. Each of (i) the representations and warranties of the Company contained in this Agreement, other than those set forth in Section 3.1, Section 3.2(b)-(f), Section 3.3, Section 3.4(a)(i) and Section 3.25, are true and correct, without giving effect to the words “materially” or “material” or to any qualification based on the defined term “Company Material Adverse Effect”, as of the date of this Agreement and as of the Effective Time as if made as of such date (except for those representations and warranties which address matters only as of an earlier date which shall have been true and correct as of such earlier date), except where the failure to be so true and correct has not had, or would not reasonably be expected to have, a Company Material Adverse Effect; (ii) the representations and warranties of the Company contained in Section 3.1, Section 3.2(b)-(f), Section 3.3, Section 3.4(a)(i) and Section 3.25 are true and correct in all material respects as of the date of this Agreement and as of the Effective Time as if made as of such date (except for those representations and warranties which address matters only as of an earlier date which shall have been true and correct as of such earlier date); and (iii) the representations and warranties of the Company contained in Section 3.2(a) are true and correct in all respects, as of the date of this Agreement and as of the Effective Time as if made as of such date (except for those representations and warranties which address matters only as of an earlier date which shall have been true and correct as of such earlier date), subject only to de minimis deviations.
(c) Performance of Obligations of the Company. The Company will have performed and complied with, in all material respects, its agreements, obligations and covenants required to be performed by it under this Agreement at or prior to the Effective Time.
(d) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect that is continuing.
(e) Closing Certificate. The Company will have furnished Parent with a certificate dated as of the Closing Date signed on its behalf by its Chief Executive Officer or Chief Financial Officer to the effect that the conditions set forth in Sections 7.2(b), (c) and (d) have been satisfied.
7.3. Additional Conditions to the Obligations of the Company.
(a) Representations, Warranties and Covenants. Each of (i) the representations and warranties of Parent and Merger Sub contained in Section 4.1 and Section 4.2 are true and correct in all material respects as of the date of this Agreement and as of the Effective Time as if made as of such date (except for those representations and warranties which address matters only as of an earlier date which shall have been true and correct as of such earlier date); and (ii) each of the other representations and warranties of Parent and Merger Sub contained in SECTION 4 of this Agreement are true and correct, without giving effect to the words “materially” or “material” or to any qualification based on the defined term “Parent Material Adverse Effect,” as of the date of this Agreement and as of the Effective Time as if made as of such date (except for those representations and warranties which address matters only as of an earlier date which shall have been true and correct as of such earlier date), except where the failure to be so true and correct has not had, or would not reasonably be expected to have, a Parent Material Adverse Effect.
(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub will have performed in all material respects the covenants and obligations required to be performed by it under this Agreement at or prior to the Effective Time.
(c) Closing Certificate. Parent and Merger Sub will have furnished the Company with a certificate dated as of the Closing Date signed on its behalf by a duly appointed officer of Parent to the effect that the conditions set forth in Sections 7.3(a) and (b) have been satisfied.
7.4. Frustration of Closing Conditions. No party hereto may rely on the failure of any condition set forth in SECTION 7 to be satisfied if such failure was caused by such party’s failure to act in good faith or use its reasonable best efforts to consummate the transactions contemplated hereby, as required by and subject to Section 6.4.
SECTION 8 - TERMINATION, AMENDMENT AND WAIVER
8.1. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after the Company Requisite Vote is obtained:
(a) by mutual written consent of Parent and the Company;
(b) by either Parent or the Company:
(i) if on or after the date of this Agreement (A) a court of competent jurisdiction or other Governmental Authority has issued an order, decree or ruling or taken any other action, and such order, decree or ruling or other action has become final and non-appealable, or (B) there exists any statute, rule or regulation, in each case of the foregoing clauses (A) and (B), permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger (collectively, the “Restraints”); provided, however, that the right to terminate this Agreement in accordance with this Section 8.1(b)(i) will not be available to any party hereto whose action or failure to fulfill any obligation under this Agreement has been the principal cause of such Restraint or the failure to remove such Restraint;
(ii) on or after December 15, 2022 (the “Outside Date”) if the Effective Time has not occurred prior to such date; provided, that, such date may be extended by mutual consent in a written instrument duly executed by each of the Company and the Parent; provided further, however, that the right to terminate this Agreement in accordance with this Section 8.1(b)(ii) will not be available to any party hereto whose action or failure to fulfill any obligation under this Agreement has been the principal cause of the failure of the Effective Time to occur by such date; or
(iii) if the Company Requisite Vote shall not have been obtained at the Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(iii) will not be available to any party whose material breach of this Agreement has been the cause of, or resulted in, the failure to obtain the Company Requisite Vote.
(c) by Parent or the Merger Sub:
(i) if there has been a breach by the Company of, or inaccuracy in, any representation, warranty, covenant or agreement of the Company set forth in this Agreement such that a condition set forth in Section 7.2(b) or Section 7.2(c) would not be then satisfied measured as of the time Parent asserts a right of termination under this Section 8.1(c) (and any such breach has not been cured within twenty (20) days following notice by Parent thereof or such breach is not reasonably capable of being cured); provided, that Parent and Merger Sub shall not be entitled to terminate this Agreement pursuant to this Section 8.1(c) if Parent or Merger Sub is then in breach of any representation, warranty, covenant or agreement, which breach would result in a failure of a condition set forth in Section 7.1 or Section 7.3; or

(ii) if at any time prior to the Stockholders Meeting, (A) the Company Board of Directors has effected a Company Adverse Recommendation Change or (B) the Company has materially breached its obligations under Section 5.2 and has not cured such breach within five (5) business days of receipt of a notice of such breach from Parent.
(d) By the Company:
(i) if, prior to the Effective Time, there has been a breach by Parent or Merger Sub of, or any inaccuracy in, any representation, warranty, covenant or other agreement of Parent or Merger Sub set forth in this Agreement such that a condition set forth in Section 7.3(a) or 7.3(b) would be then satisfied, measured as of the time the Company asserts a right of termination under this Section 8.1(d) (and such breach or inaccuracy has not been cured within twenty (20) days following notice by the Company thereof or such breach or inaccuracy is not reasonably capable of being cured); provided, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.1(d) if the Company is then in breach of any representation, warranty, covenant or agreement, which breach would result in a failure of a condition set forth in Section 7.1 or Section 7.2; or
(ii) at any time prior to the receipt of the Company Requisite Vote, in order to accept a Superior Proposal; provided, however, that the Company (i) has not materially breached any of its obligations under Section 5.2 and (ii) has paid the Termination Fee.
8.2. Effect of Termination.
(a) Any termination of this Agreement in accordance with Section 8.1 will be effective immediately upon the delivery of a written notice of the terminating party to the other party hereto and, if then due, payment of the Termination Fee or Reverse Termination Fee. If this Agreement is terminated in accordance with Section 8.1, this Agreement will become null and void and be of no further force or effect and there will be no liability on the part of Parent, Merger Sub or the Company (or any of their respective directors, officers, employees, stockholders, agents or representatives), except as set forth in the last sentence of Section 6.2, SECTION 8 and SECTION 9, each of which will remain in full force and effect and survive any termination of this Agreement; provided, however, that nothing herein will relieve any party from liability for fraud or intentional or willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.
(b) If Parent terminates this Agreement in accordance with Section 8.1(c)(ii)(A), the Company will promptly pay Parent a termination fee (the “Termination Fee”) of $235,000,000 in cash, but in no event later than two (2) business days after the date of receipt of Parent’s termination notice. If the Company terminates this Agreement in accordance with Section 8.1(d)(ii), it will, in connection with and as a condition to such termination, pay Parent the Termination Fee. If (i) Parent or the Company, as applicable, terminates this Agreement in accordance with Section 8.1(b)(ii), Section 8.1(b)(iii) or Section 8.1(c)(i), (ii) prior to such time, a Company Acquisition Proposal has been made or publicly announced and not subsequently publicly withdrawn, and (iii) within twelve (12) months after the date on which this Agreement shall have been terminated the Company enters into a definitive agreement with respect to a Company Acquisition Proposal or a Company Acquisition Proposal is consummated, then the Company will pay Parent the Termination Fee upon signing a definitive agreement for a transaction relating to a Company Acquisition Proposal (or, if earlier, the consummation of a transaction contemplated by a Company Acquisition Proposal). All amounts due hereunder will be payable by wire transfer in immediately available funds to such account as Parent may designate in writing to the Company. If the Company fails to promptly make any payment required in accordance with this Section 8.2(b), the Company will indemnify Parent for its fees and expenses (including attorneys’ fees and expenses) incurred in connection with pursuing such payment and will pay interest on the amount of the payment at the prime rate of Bank of America (or its successors or assigns) in effect on the date the payment was payable in accordance with this Section 8.2(b).
(c) In the event that:
(i) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b)(i) and the applicable Restraint is in respect of, pursuant to or arises under the HSR Act or any Antitrust Law; or
(ii) (A) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b)(ii), (B) the condition set forth in Section 7.1(b) has been satisfied and (C) any of the conditions set forth in Section 7.1(a), Section 7.1(c) or Section 7.2(a) has not been satisfied (with respect to Section 7.1(c) or

Section 7.2(a), solely to the extent that such statute, rule, regulation, order, injunction, suit, action or proceeding is in respect of, pursuant to or arises under the HSR Act or any Antitrust Law); then Parent will promptly pay or cause to be paid to the Company a reverse termination fee (the “Reverse Termination Fee”) of $350,000,000 in cash, but in no event later than two (2) business days after such termination in the event of a termination by the Company and concurrently with and as a condition to termination in the event of a termination by Parent. Parent will not be required to pay the Reverse Termination Fee pursuant to this Section 8.2(c) more than once. If paid, the Company’s receipt of the Reverse Termination Fee is the sole and exclusive remedy of the Company in respect of this Agreement. If Parent fails to promptly make any payment required in accordance with this Section 8.2(c), Parent will indemnify the Company for its fees and expenses (including attorneys’ fees and expenses) incurred in connection with pursuing such payment and will pay interest on the amount of the payment at the prime rate of Bank of America (or its successors or assigns) in effect on the date the payment was payable in accordance with this Section 8.2(c).
8.3. Fees and Expenses. Except as set forth in Section 6.4, Section 6.6 and Section 8.2, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses whether or not the Merger is consummated.
8.4. Amendment. Subject to Law and as otherwise provided in the Agreement, this Agreement may be amended, modified and supplemented, by written agreement of the parties hereto. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
8.5. Waiver. At any time prior to the Effective Time, either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto or (b) waive compliance with any of the agreements of the other party hereto or any conditions to its own obligations, in each case, only to the extent such obligations, agreements and conditions are intended for its benefit; provided, however, that any such extension or waiver will be binding upon a party hereto only if such extension or waiver is set forth in a writing executed by such party.
SECTION 9- MISCELLANEOUS
9.1. No Survival. None of the representations and warranties contained herein will survive the Effective Time.
9.2. Notices. Any notice or other communication required or permitted hereunder will be in writing and will be deemed given when delivered in person, by overnight courier, by email transmission prior to 6:00 p.m. New York time, upon transmission (provided, that no “bounce back” or similar message of non-delivery is received with respect thereto) or if sent by email transmission after 6:00 p.m. New York time and no “bounce back” or similar message of non-delivery is received with respect thereto, the business day following the date of transmission, or two (2) business days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:
(a)	if to Parent or Merger Sub or, after the Effective Time, to the Surviving Corporation, to it at:

Pfizer Inc.
235 East 42nd Street
New York, NY 10017
	Attn:	Douglas M. Lankler
Bryan A. Supran

	Email:	[***********]
[***********]

with a copy (which does not constitute notice under this Agreement) to:

Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, Massachusetts 02199
	Attn:	Emily Oldshue

	Email:	[***********]
	Telephone:	[***********]

(b)	if to the Company, to it at:
Arena Pharmaceuticals, Inc.
6154 Nancy Ridge Drive
San Diego, CA 92121
	Attn:	Joan Schmidt
	Email:	[***********]

with a copy (which does not constitute notice under this Agreement) to:

Cooley LLP
4401 Eastgate Mall
San Diego, CA 92121

	Attn:	Jamie Leigh
Kevin Cooper
Steve Przesmicki
	Email:	[***********]
[***********]
[***********]
	Telephone:	[***********]
[***********]
[***********]
Any party hereto may by notice delivered in accordance with this Section 9.2 to the other parties hereto designate updated information for notices hereunder. Notice of any change to the address or any of the other details specified in or pursuant to this section will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date specified in such notice or the date that is five (5) business days after such notice would otherwise be deemed to have been received pursuant to this section. Nothing in this section will be deemed to constitute consent to the manner or address for service of process in connection with any legal proceeding, including litigation arising out of or in connection with this Agreement.
9.3. Entire Agreement. This Agreement (including the Company Disclosure Letter, Annexes and Exhibits hereto and the documents and instruments referenced herein) contains the entire agreement among the parties hereto with respect to the Merger and related transactions, and supersedes all prior agreements, written or oral, among the parties hereto with respect thereto, other than the Confidentiality Agreement, which will survive and remain in full force and effect (other than the “standstill” provisions which will expire concurrently with the execution and delivery of this Agreement).

9.4. Governing Law. This Agreement and all actions arising under or in connection therewith will be governed by and construed in accordance with the Laws of the State of Delaware, regardless of any other the Laws that might otherwise govern under applicable principles of conflicts of law.
9.5. Binding Effect; No Assignment; No Third-Party Beneficiaries.
(a) This Agreement will not be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto, except that Merger Sub may assign, in its sole discretion and without the consent of any other party hereto, any or all of its rights, interests and obligations hereunder to (i) Parent, (ii) to Parent and one or more direct or indirect wholly owned Subsidiaries of Parent or (iii) to one or more direct or indirect wholly owned Subsidiaries of Parent (each, an “Assignee”). Any such Assignee may thereafter assign, in its sole discretion and without the consent of any other party hereto, any or all of its rights, interests and obligations hereunder to one or more additional Assignees; provided, however, that in connection with any assignment to an Assignee, Parent and Merger Sub (or the assignor) will remain liable for the performance by Parent and Merger Sub (and such assignor, if applicable) of their obligations hereunder. Subject to the preceding sentence, but without relieving any party hereto of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.
(b) Other than Section 6.6, which will confer third-party beneficiary rights to the parties identified therein, nothing in this Agreement, express or implied, will confer upon any Person other than Parent, Merger Sub and the Company and their respective successors and permitted assigns any right, benefit or remedy of any nature by reason of this Agreement.
9.6. Counterparts and Signature. This Agreement may be executed in two (2) or more counterparts (including by an electronic signature, electronic scan or electronic transmission in portable document format (.pdf), including (but not limited to) DocuSign, delivered by electronic mail), each of which will be deemed an original but all of which together will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart.
9.7. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The parties hereto will replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.
9.8. Submission to Jurisdiction; Waiver. Each of the Company, Parent and Merger Sub irrevocably agrees that any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Court of Chancery in the State of Delaware and, if such court declines jurisdiction, any other state court of the State of Delaware or the United States District Court for the District of Delaware, and each of the Company, Parent and Merger Sub hereby irrevocably submits with respect to any action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of the Company, Parent and Merger Sub hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by Law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

9.9. Service of Process. Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 9.8 in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 9.2. However, the foregoing will not limit the right of a party to effect service of process on the other party by any other legally available method.
9.10. Rules of Construction. Except where stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement, (a) “either” and “or” are not exclusive and “include”, “includes” and “including” are not limiting, (b) “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, (c) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”, (d) descriptive headings, the table of defined terms and the table of contents are inserted for convenience only and do not affect in any way the meaning or interpretation of this Agreement, (e) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms, (f) references to a Person are also to its permitted successors and assigns, (g) references to an “Article”, “Section”, “Exhibit”, “Annex” or “Schedule” refer to an Article or Section of, or an Exhibit, Annex or Schedule to, this Agreement, (h) references to “$” or otherwise to dollar amounts refer to the lawful currency of the United States, (i) references to a federal, state, local or foreign statute or Law include any rules, regulations and delegated legislation issued thereunder (j) references to any communication by any Governmental Authority includes a communication by the staff of such Governmental Authority and (k) words denoting any gender will be deemed to include all genders and words denoting natural persons will be deemed to include business entities and vice versa. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto. No summary of this Agreement prepared by any party will affect the meaning or interpretation of this Agreement. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or ruling of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. Whenever the final day for performance of an obligation under this Agreement, other than an obligation under Section 5.2, falls on a day other than a business day, the time period for performance thereof will automatically be extended to the next day that is a business day. The term “made available to Parent” as it relates to materials provided to Parent means copies of the subject materials which were made available to Parent or any of its affiliates or Representatives either (i) in the Data Room or (ii) in writing with respect to materials specifically referenced in the Company Disclosure Letter or which become available after the date of this Agreement.
9.11. Specific Performance.
(a) The parties hereto acknowledge and agree that, in the event of any breach of this Agreement, irreparable harm would occur that monetary damages could not make whole. It is accordingly agreed that (i) each party hereto will be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance to prevent or restrain breaches or threatened breaches of this Agreement in any action without the posting of a bond or undertaking and (ii) the parties hereto will, and hereby do, waive, in any action for specific performance, the defense of adequacy of a remedy at law and any other objections to specific performance of this Agreement.
(b) Notwithstanding the parties’ rights to specific performance pursuant to Section 9.11(a), each party may pursue any other remedy available to it at law or in equity, including monetary damages.
9.12. No Waiver; Remedies Cumulative. No failure or delay by any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

9.13. Waiver of Jury Trial. EACH OF PARENT, COMPANY AND MERGER SUB HEREBY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENT OR ACTION RELATED HERETO OR THERETO. Each party to this Agreement certifies and acknowledges that (a) no Representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.13.
* * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first written above.
ARENA PHARMACEUTICALS, INC.

By:	/s/ Amit D. Munshi
Name:	Amit D. Munshi
Title:	President and Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

PFIZER INC.

By:	/s/ Albert Bourla
Name:	Albert Bourla
Title:	Chairman and Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

ANTIOCH MERGER SUB, INC.

By:	/s/ Deborah Baron
Name:	Deborah Baron
Title:	President and Treasurer
[Signature Page to Agreement and Plan of Merger]

Annex I
DEFINITIONS
“2021 Incentive Plan” means Arena Pharmaceuticals, Inc.’s 2021 Long-Term Incentive Plan.
“Affiliate” means, with respect to any Person, any individual, partnership, corporation, entity or other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the first Person specified.
“Antitrust Laws” means the HSR Act, the Sherman Act, the Clayton Act, the Federal Trade Commission Act, in each case, as amended, and the antitrust, competition or trade regulation laws of any jurisdiction other than the United States, including any other federal, state, foreign or multinational law, code, rule, regulation or decree designed or intended to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade or the significant impediment or lessening of effective competition.
“business day” means any day on which the principal offices of the SEC in Washington, DC are open to accept filings other than a day on which banking institutions located in New York, New York or San Diego, California are permitted or required by Law to remain closed.
“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (P.L. 116-136) and any similar or successor Law or executive order or executive memo relating to the COVID-19 pandemic, as well as any applicable guidance issued thereunder or relating thereto (including, without limitation, Internal Revenue Service Notice 2020-65, 2020-38 IRB, and the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, dated August 8, 2020), and any subsequent law intended to address the consequences of the COVID-19 pandemic, including the Health and Economic Recovery Omnibus Emergency Solutions Act, and any implementing regulations thereof.
“Company Acquisition Proposal” means an inquiry, proposal or offer (whether or not in writing) from any Person (other than Parent or any of its Subsidiaries) relating to, or that is reasonably expected to lead to (in one transaction or a series of transactions) any (i) merger, consolidation, share exchange, business combination, recapitalization, reorganization, dissolution, liquidation, joint venture or similar transaction involving the Company or any Company Subsidiary, pursuant to which any Person or group of related Persons would beneficially own or control, directly or indirectly, twenty percent (20%) or more (on a non-diluted basis) of any class of equity or voting securities of the Company or any Company Subsidiary or any resulting parent company of the Company or any Company Subsidiary, (ii) sale, lease, license or other disposition, directly or indirectly, of assets of the Company (including capital stock or other equity interests of any Company Subsidiary) or any Company Subsidiary representing twenty percent (20%) or more of the consolidated assets, net revenues or net income of the Company and each Company Subsidiary, taken as a whole, (iii) issuance or sale or other disposition of capital stock or other equity interests representing twenty percent (20%) or more (on a non-diluted basis) of any class of equity or voting securities of the Company, (iv) tender offer, exchange offer or any other transaction or series of transactions that, if consummated, would result in any Person or group of related Persons, directly or indirectly, beneficially owning or having the right to acquire beneficial ownership of capital stock or other equity interests representing twenty percent (20%) or more (on a non-diluted basis) of any class of equity or voting securities of the Company or (v) combination of the foregoing.
“Company Adverse Recommendation Change” means, with respect to any action by the Company Board of Directors, (a) withdrawing, amending, changing, modifying for qualifying, or otherwise proposing publicly to withdraw, amend, change, modify or qualify, in a manner adverse to Parent or Merger Sub, the Company Board Recommendation, (b) failing to make the Company Board Recommendation in the Proxy Statement, (c) approving or recommending or declaring advisable, or otherwise proposing publicly to approve or recommend or declare advisable, any Company Acquisition Proposal, (d) if a Company Acquisition Proposal has been publicly disclosed, failing to publicly recommend against such Company Acquisition Proposal within ten (10) business days of the request of Parent and failing to publicly reaffirm the Company Board Recommendation within such ten (10) business day period upon such request; provided, that Parent may only make such request once with respect to any Company Acquisition Proposal, or (e) failing to recommend against a tender or exchange offer related to a Company Acquisition Proposal in any position taken in accordance with Rules 14d-9 and 14e-2 promulgated under the Exchange Act.
“Company Disclosure Letter” means the disclosure letter delivered by the Company to Parent simultaneously with the execution of this Agreement.
Annex A-I-1

“Company Intervening Event” means a material event, fact, circumstance, development, occurrence or change not known to the Company Board of Directors at the time the Company Board of Directors initially resolved to make the Company Board Recommendation, which event, fact, circumstance, development, occurrence of change becomes known to the Company Board of Directors prior to the date on which the Company Requisite Vote is obtained; provided, however, that no Company Acquisition Proposal will constitute a Company Intervening Event.
“Company Material Adverse Effect” means any effect, change, development or occurrence that has had, or would reasonably be expected to have, a material adverse effect, individually or in the aggregate, (a) on the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company and each Company Subsidiary, taken as a whole; provided, however, that any effect, change, development or occurrence resulting from the following will not be taken into account in determining whether a Company Material Adverse Effect has occurred: (i) changes in general United States or global economic, regulatory or financial market conditions, (ii) changes in the economic, business and financial environment generally affecting the biotechnology industry, (iii) in and of itself, any change in the Company’s stock price or any failure by the Company to meet any revenue, earnings or other similar internal or analysts’ projections (it being understood that any effect, change, development or occurrence giving rise to or contributing to such change or failure may be deemed to constitute, or be taken into account in determining whether there has been, a Company Material Adverse Effect), (iv) an act of terrorism or an outbreak or escalation of hostilities or war (whether or not declared) or any natural disasters, health emergencies, including pandemics (including COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks or other outbreaks of diseases or quarantine restrictions) or epidemics, or other similar force majeure events, including any worsening of such conditions existing as of the date of this Agreement, (v) any adoption, implementation, promulgation, repeal, modification, amendment or other changes in laws or GAAP, (vi) any event, occurrence, circumstance, change or effect arising from fluctuations in the value of any currency or interest rates, (vii) the public announcement or pendency of the Merger or the other transactions contemplated hereby (it being understood and agreed that this clause (vii) will not apply to the representation or warranty contained in Section 3.4), (viii) any event, occurrence, circumstance, change or effect resulting or arising from the identity of Parent or Merger Sub as the acquiror of the Company, (ix) any results, outcomes, data, adverse events, side effects or safety observations arising from the efficacy or safety data reported in (1) the Elevate UC 12: Phase 3, Randomized, Double-Blind, Placebo-Controlled, 12-Week Study to Assess the Efficacy and Safety of Etrasimod (Etrasimod versus Placebo as Induction Therapy) in Subjects With Moderately to Severely Active Ulcerative Colitis (NCT03996369) or (2) the Elevate UC 52: Phase 3, Randomized, Double-Blind, Placebo-Controlled, 52-Week Study to Assess the Efficacy and Safety of Etrasimod in (Etrasimod versus Placebo for the Treatment of) Subjects With Moderately to Severely Active Ulcerative Colitis (NCT03945188),(x) the changes set forth in the Company Disclosure Letter under the heading Annex I, “Company Material Adverse Effect” or (xi) any statement in the Company SEC Documents to the effect that the Company may cease to qualify as a “going concern”; provided, further, that if the effects, changes, developments, events or occurrences set forth in clauses (i), (ii), (iv) and (v) above, have a disproportionate impact on the Company and each Company Subsidiary, taken as a whole, relative to the other participants in the biotechnology industry, such effects, changes, developments or occurrences may be taken into account in determining whether a Company Material Adverse Effect has occurred to the extent of such disproportionate impact or (b) on the ability of the Company to perform its obligations in accordance with this Agreement or to prevent or materially delay the consummation of the Merger or any of the other transactions contemplated hereby.
“Company Product” means each product researched, developed, designed, manufactured, or marketed, or that has been sold or offered for sale, marketed, distributed, developed, designed, or manufactured by or on behalf of the Company or a Company Subsidiary.
“Company Subsidiary” means any Subsidiary of the Company.
“Computer Systems” means all Software, hardware, databases, websites, computer equipment, networks, interfaces, platforms, systems and other information technology that are owned, operated, used in or necessary for the conduct of the business of the Company or any Company Subsidiary, including such information technology of any vendor carrying out activities on behalf of the Company or any Company Subsidiary.
“Confidentiality Agreement” means the confidentiality agreement entered into as of September 10, 2020 between Arena Pharmaceuticals, Inc. and Pfizer Inc., as amended by the First Amendment to Confidentiality Agreement made as of October 31, 2021, as it may be further amended from time to time.
Annex A-I-2

“Contract” means any contract, agreement, subcontract, lease, sublease, conditional sales contract, purchase order, sales order, license, indenture, note, bond, loan, instrument, binding undertaking, commitment or other agreement, in each case, whether written or oral.
“Control” means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person, whether through the ownership of voting securities or partnership or other interests, by Contract or otherwise. A general partner or managing member of a Person will always be considered to Control such Person. The terms “Controlling” and “Controlled” and similar words have correlative meanings.
“Copyrights” means works of authorship (whether or not copyrightable, including all software, whether in source code or object code format) and all copyrights (whether or not registered), including all registrations thereof and applications therefor, and all renewals, extensions, restorations and reversions of the foregoing.
“COVID-19” means the novel coronavirus (SARS-CoV-2) or related variant thereof.
“Customs & International Trade Authorizations” means all licenses, registrations, and approvals required in accordance with the Customs & International Trade Laws for the lawful export, re-export, transfer or import of goods, software, technology, technical data, and services and international financial transactions.
“Customs & International Trade Laws” means the applicable export control, sanctions, import, customs and trade, anti-bribery, and anti-boycott Laws of any jurisdiction in which the Company or any Company Subsidiary is incorporated or does business, including the UK Bribery Act 2010, the Tariff Act of 1930, as amended, and other Laws, regulations, and programs administered or enforced by the U.S. Department of Commerce, U.S. International Trade Commission, U.S. Customs and Border Protection, U.S. Immigration and Customs Enforcement, and their predecessor agencies; the Export Administration Act of 1979, as amended; the Export Administration Regulations, including related restrictions with respect to transactions involving Persons on the U.S. Department of Commerce Denied Persons List, Unverified List or Entity List; the Arms Export Control Act, as amended; the International Traffic in Arms Regulations, including related restrictions with respect to transactions involving Persons on the Debarred List; the International Emergency Economic Powers Act, as amended; the Trading With the Enemy Act, as amended; the Iran Sanctions Act, as amended, the National Defense Authorization Act for Fiscal Year 2012, the National Defense Authorization Act for Fiscal Year 2013, and the embargoes and restrictions administered by the Office of Foreign Asset Control of the U.S. Department of the Treasury (“OFAC”); Executive Orders with respect to embargoes and restrictions on transactions with designated countries and entities, including Persons designated on OFAC’s list of Specially Designated Nationals and Blocked Persons, and Persons designated on the U.S. Department of State sanctions lists; the anti-boycott Laws and regulations administered by the U.S. Department of Commerce; and the anti-boycott Laws and regulations administered by the U.S. Department of the Treasury.
“Data Room” means the virtual data rooms hosted by Datasite and maintained by the Company as at 2:00 p.m. Eastern Time on December 12, 2021.
“Environmental Laws” means all applicable Laws relating to pollution or the protection or preservation of human health or safety or the environment (including occupational), including Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, registration, labeling, or other handling of Hazardous Materials or products containing Hazardous Materials.
“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977, as amended.
“Government Official” means (i) any elected or appointed government official (e.g., a legislator or a member of a ministry of health); (ii) any employee or person acting for or on behalf of a government, a government department or agency, an institution or entity owned or controlled by a government (e.g., a healthcare professional employed by a government-owned or -controlled hospital, or a person serving on a healthcare committee that advises a government), or an enterprise or instrumentality performing a governmental function; (iii) any candidate for public office, or officer, employee, or person acting for or on behalf of a political party or candidate for public office; (iv) an employee or person acting for or on behalf of a public international organization (e.g., the United Nations, the Red Cross, or the World Bank); (v) any member of a military or a royal or ruling family; and (vi) any person otherwise categorized as a government official under Law.
Annex A-I-3

“Governmental Authority” means any court, nation, government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to or on behalf of, government.
“Hazardous Materials” means any material (including biological material), substance, chemical or waste (or combination thereof) that (a) is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, a substance of concern, petroleum, oil, PFAS or PFOS, or words of similar meaning or effect under any Environmental Law or (b) can form the basis of any liability under any Environmental Law.
“Healthcare Laws” means, to the extent related to the conduct of the Company’s or any Company Subsidiary’s business, as applicable, as of the date of this Agreement, means (a) all federal and state fraud and abuse Laws, including, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Law (42 U.S.C. § 1395nn), the civil False Claims Act (31 U.S.C. § 3729 et seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes; (b) the administrative simplification provisions of the Health Insurance Portability and Accountability Act of 1996 (18 U.S.C. §§669, 1035, 1347 and 1518; 42 U.S.C. §1320d et seq.) and the regulations promulgated thereunder; (c) Titles XVIII (42 U.S.C. §1395 et seq.) and XIX (42 U.S.C. §1396 et seq.) of the Social Security Act and the regulations promulgated thereunder; (d) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (42 U.S.C. §1395w-101 et seq.) and the regulations promulgated thereunder; (e) the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h) and state or local Laws regulating or requiring reporting of interactions between pharmaceutical manufacturers and members of the healthcare industry and regulations promulgated thereunder; (f) Laws governing government pricing or price reporting programs and regulations promulgated thereunder, including the Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8) and any state supplemental rebate program, the Public Health Service Act (42 U.S.C. § 256b), the VA Federal Supply Schedule (38 U.S.C. § 8126) or any state pharmaceutical assistance program or U.S. Department of Veterans Affairs agreement, and any successor government programs; (g) the Federal Food, Drug and Cosmetic Act, 21 U.S.C. § 321 et seq.; and all regulations, agency guidance or similar legal requirement promulgated thereunder, and (h) any and all other health care Laws and regulations from any domestic or international jurisdiction applicable to the Company or any Company Subsidiary or affecting their respective businesses.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Indebtedness” means without duplication and including all prepayment penalties, breakage costs and all other related, similar fees, (a) any indebtedness or other obligation for borrowed money (including the issuance of any debt security), whether current, short-term or long-term and whether secured or unsecured, (b) any indebtedness evidenced by a note, bond, debenture or other security or similar instrument, (c) any liabilities or obligations with respect to interest rate swaps, collars, caps and similar hedging obligations, (d) any capitalized lease obligations, (e) any direct or contingent obligations under letters of credit, bankers’ acceptances, bank guarantees, surety bonds and similar instruments, each to the extent drawn upon (other than letters of credit used as security for leases), (f) any obligation to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), and (g) guarantees with respect to clauses (a) through (f) above, including guarantees of another Person’s Indebtedness or any obligation of another Person (other than, in any case, accounts payable to trade creditors and accrued expenses, in each case arising in the ordinary course of business).
“Intellectual Property” means all rights, title and interests in and to all intellectual property rights of every kind and nature however denominated, throughout the world and intangible industrial property rights, and all related priority rights protected, created or arising under the Laws of the United States or any other jurisdiction or under any international convention, including (a) all Patents, Trademarks, Copyrights, Trade Secrets, and Software, (b) internet domain names and social media designations, (c) all copies of tangible embodiments of the foregoing (in whatever form or medium) and any rights equivalent to any of the foregoing anywhere in the world, (d) all royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any of the foregoing, (e) any and all registrations, applications, recordings, licenses, common-law rights, statutory rights, administrative rights, and contractual rights relating to any of the foregoing, and (f) all claims and causes of action, with respect to any of the foregoing, whether accruing before, on or after the date of this Agreement, including all rights to and claims for damages, restitution and injunctive relief for infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but not the obligation to sue for such legal and equitable relief, and to collect, or otherwise recover, any such damages, including costs and attorney’s fees.
Annex A-I-4

“Intellectual Property Agreement” means any license-in, license-out, consent to use, covenant not to sue, non-assertion, coexistence, settlement or similar Contract concerning Company Intellectual Property or concerning software used by the Company or any Company Subsidiary that is material to the business of the Company or a Company Subsidiary as presently conducted or as contemplated to be conducted, other than non-customized software subject to customary “shrink-wrap”- or “click-through”-type Contracts.
“IT Systems” means Computer Systems, hardware, servers, databases, Software, networks, telecommunications systems and related infrastructure.
“Knowledge of the Company” means with respect to any matter in question the actual knowledge, after reasonable inquiry, of the individuals set forth on Annex II of the Company Disclosure Letter.
“Law” means any applicable domestic, federal, state, municipal, local, national, supranational, foreign or other statute, law (whether statutory or common law), constitution, code, ordinance, rule, administrative interpretation, regulation, Order, writ, judgment, decree, directive (including those of any self-regulatory organization), arbitration award, license, permit or any other enforceable requirement of any Governmental Authority.
“Lien” means any liens, restrictive covenants, charges, security interests, claims, mortgages, pledges, encumbrances, right of first refusal, preemptive right or similar restriction of any nature.
“Nasdaq” means The NASDAQ Stock Market LLC.
“Non-U.S. Benefit Plan” means a Benefit Plan that is maintained primarily for the benefit of current or former employees or other individual service providers outside of the United States.
“Order” means any decree, order, settlement, consent, stipulation, judgment, injunction, writ, award, temporary restraining order or other order in any Proceeding by or with any Governmental Authority.
“Parent Organizational Documents” means the certificate of incorporation and bylaws, each as amended as of the date of this Agreement, of each of Parent and Merger Sub.
“Parent Common Stock” means the common stock of Parent, par value $.05 per share.
“Parent Share Price” means the average of the volume-weighted average sales price per share of Parent Common Stock on NYSE (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by the parties) for the consecutive period of fifteen (15) trading days ending on (and including) the trading day that is four trading days prior to the Closing Date, taken to four decimal places.
“Patents” means patents, registrations, invention disclosures, and patent applications, including divisionals, provisionals, continuations, continuations-in-part, renewals, supplementary protection certificates, extensions, reissues and reexaminations thereof, and all patents that may issue on such applications.
“Permitted Lien” means (a) Liens for Taxes (i) that are not yet due and payable or (ii) the amount and/or validity of which are being contested in good faith and by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP, (b) mechanics’, materialmen’s or other similar liens arising by operation of Law with respect to obligations incurred in the ordinary course of business consistent with past practice and which are (i) not yet due and payable or (ii) being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP, (c) Liens arising under equipment leases with third Persons entered into in the ordinary course of business consistent with past practice, (d) any other Liens if the underlying obligations are non-monetary, incurred in the ordinary course of business consistent with past practice and do not, individually or in the aggregate, materially impair the continued use and operation of the assets of the Company or any Company Subsidiary to which they relate in the conduct of the business of the Company and each Company Subsidiary, taken as a whole, as currently conducted (or in the case of Liens with respect to Parent and its Subsidiaries, do not, individually or in the aggregate, materially impair the continued use and operation of the assets of Parent and its Subsidiaries to which they relate in the conduct of the business of Parent and its Subsidiaries, taken as a whole, as currently conducted) and (e) with respect to real property, zoning regulations, building codes and other land use regulations or similar laws imposed by any Governmental Authority (excluding Liens imposed by Environmental Laws related to the investigation or remediation of contaminated real property), to the extent not violated by the Company’s or any Company Subsidiary’s current use of such real property (or in the case of Liens with respect to Parent or any of its Subsidiaries, to the extent not violated by Parent’s or any of its Subsidiaries’ current use of such real property).
Annex A-I-5

“Person” means any individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.
“Personal Information” means any information or data that constitutes “personal information,” “personal data,” “protected health information” or any other similar term as defined under and governed by applicable Law.
“Prior Stock Plans” means (i) the Company’s Amended and Restated 2020 Long-Term Incentive Plan, (ii) the Company’s 2009 Long-Term Incentive Plan, (iii) the Company’s 2012 Long-Term Incentive Plan, (iv) the Company’s 2013 Long-Term Incentive Plan and (v) the Company’s 2017 Long-Term Incentive Plan.
“Proceeding” means any legal, civil, criminal, administrative, regulatory, arbitral, mediatory, enforcement, civil penalty, alternative dispute resolution, debarment, seizure or other proceeding, litigation, suit, action, charge, complaint, subpoena, prosecution, claim, audit, assessment, inquiry or investigation.
“Process” or “Processing” means any operation or set of operations that is performed upon data or information in the possession, custody or control of the Company, the Company Subsidiaries, or any of their respective vendors that Process Personal Information on their behalf and in their service to the Company or the Company Subsidiaries, whether or not by automatic means, including collection, access, acquisition, creation, derivation, recordation, organization, storage, adaptation, alteration, correction, retrieval, maintenance, consultation, use, disclosure, dissemination, transmission, transfer, making available, alignment, combination, blocking, storage, retention, deleting, erasure, or destruction.
“Regulatory Authority” means the FDA and any other Governmental Authority that regulates the research, investigation, development, production, manufacturing, marketing, distribution, storage, shipping, transport, advertising, labeling, promotion, sale, export, import, use handling and control, safety, efficacy, reliability or manufacturing of a product or product candidate.
“Representative” means, with respect to any Person, such Person’s Affiliates and its and their respective officers, directors, managers, partners, employees, accountants, counsel, financial advisors, consultants and other advisors, agents or representatives.
“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of comprehensive Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means any Person that is the target of Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, the UN Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, the Federal Department of Finance of Switzerland or such similar Governmental Authority of any European Union Member State, (b) any Person located, organized or resident in a Sanctioned Country, or (c) any Person fifty percent (50%) or more owned or otherwise controlled by any such Person or Persons described in clauses (a) and (b) above.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government through OFAC or the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, Her Majesty’s Treasury of the United Kingdom or Switzerland.
“Security Breach” means any breach of security leading to the unauthorized or unlawful acquisition of, access to, Processing of, loss of, or misuse of Personal Information that has compromised the confidentiality, security, or integrity of Personal Information.
“Software” means any (a) computer programs, including all software implementations of algorithms, models and methodologies, whether in source code or object code, (b) technical databases and compilations, including all technical data and collections of data, whether machine readable or otherwise, including program files, data files, computer-related data, field and technical data definitions and relationships, data definition specifications, data models, program and system logic, interfaces, program modules, routines, sub-routines, algorithms, program architecture, design concepts, system designs, program structure, sequence and organization, screen displays and report layouts, (c) descriptions, flow charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons and (d) all documentation including user manuals and other training documentation related to any of the foregoing, and any improvements, updates, upgrades or derivative works of any of the foregoing.
Annex A-I-6

“Specified Letter” means a pre-consummation letter from the Federal Trade Commission in similar form to that set forth in its blog post dated August 3, 2021 and posted at this link: https://www.ftc.gov/system/files/attachments/blog_posts/Adjusting%20merger%20review%20to%20deal%20with%20
the%20surge%20in%20merger%20filings/sample_pre-consummation_warning_letter.pdf.
“Subsidiary” of a Person means any other Person with respect to which the first Person (a) has the right to elect a majority of the board of directors or other Persons performing similar functions or (b) beneficially owns more than fifty percent (50%) of the voting stock (or of any other form of voting or controlling equity interest in the case of a Person that is not a corporation), in each case, directly or indirectly through one or more other Persons.
“Tax” or “Taxes” means all taxes, governmental fees, levies, duties, tariffs, imposts, and other similar charges and assessments, including any income, alternative or add-on minimum, gross income, estimated, gross receipts, net worth, sales, use, ad valorem, value added, transfer, franchise, capital stock, profits, license, registration, withholding, payroll, social security (or similar), employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), medical device excise, hospital, health, insurance, environmental (including taxes under former Section 59A of the Code), windfall profit tax, custom duty, or other tax, governmental fee or other like assessment or charge of any kind whatsoever in the nature of a tax, including any interest, penalty, or addition thereto.
“Tax Returns” means any return, report, information statement, declaration, claim for refund, form or other document, including any schedule or attachment thereto, and including any amendment thereof, filed or required to be filed with respect to Taxes.
“Trade Secrets” means trade secrets and any other confidential information, including ideas, research and development, know-how, formulations of products, drawings, prototypes, models, designs, manufacturing, production and other processes and techniques, schematics, engineering, production and other designs, business methods, customer lists and supplier lists.
“Trademarks” means trademarks, service marks, corporate names, trade names, brand names, product names, logos, slogans, trade dress and other indicia of source or origin, any applications and registrations for any of the foregoing and all renewals and extensions thereof, and all goodwill associated therewith and symbolized thereby.
Annex A-I-7

Annex II
FORM OF AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ARENA PHARMACEUTICALS, INC.
1.	The name of this corporation is: Arena Pharmaceuticals, Inc. (hereinafter, this “Corporation”).
2.
The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.	The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized in accordance with the General Corporation Law of the State of Delaware (the “DGCL”).
4.
The total number of shares of stock which this Corporation will have authority to issue is One Thousand (1,000) shares of Common Stock, $0.001 par value per share, amounting in the aggregate to One Dollar ($1.00). Except as otherwise provided by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of the Common Stock shall have one vote and the Common Stock shall vote together as a single class.

5.
The business and affairs of this Corporation will be managed by or under the direction of the board of directors. Elections of directors need not be by written ballot unless the bylaws of this Corporation will provide.

6.
Any one or more directors may be removed, with or without cause, by the vote or written consent of the holders of a majority of the issued and outstanding shares of capital stock of the Corporation entitled to be voted in the election of directors.

7.
In furtherance and not in limitation of the powers conferred by the DGCL, the board of directors is expressly authorized to make, amend or repeal the bylaws or adopt new bylaws without any action on the part of the stockholders of this Corporation; provided, however, that any bylaw adopted or amended by the board of directors, and any powers thereby conferred, may be amended, altered or repealed by the stockholders of this Corporation.

8.
Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of this Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of this Corporation.

9.
The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section. Such indemnification shall be mandatory and not discretionary.

10.
The Corporation shall to the fullest extent permitted by the DGCL advance all costs and expenses (including, without limitation, attorneys' fees and expenses) incurred by any director or officer within 15 days of the presentation of same to the Corporation, with respect to any one or more actions, suits or proceedings, whether civil, criminal, administrative or investigative, so long as the Corporation receives from the director or officer an unsecured undertaking to repay such expenses if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation under the DGCL. Such obligation to advance costs and expenses shall be mandatory, and not discretionary, and shall include, without limitation, costs and expenses incurred in asserting affirmative defenses, counterclaims and crossclaims. Such undertaking to repay may, if first requested in writing by the applicable director or officer, be on behalf of (rather than by) such director or officer, provided, that in such case the Corporation shall have the right to approve the party making such undertaking.

11.
The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those indemnified or entitled to advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his

Annex A-II-1

or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
12.
A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

13.
This Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

* * *
Annex A-II-2

Annex B
December 12, 2021
The Board of Directors
Arena Pharmaceuticals, Inc.
6154 Nancy Ridge Drive
San Diego, CA 92121
Members of the Board of Directors:
We understand that Arena Pharmaceuticals, Inc. (the “Company”), proposes to enter into an Agreement and Plan of Merger, dated as of December 12, 2021 (the “Merger Agreement”), with Pfizer Inc. (the “Acquiror”) and Antioch Merger Sub, Inc., a wholly owned subsidiary of the Acquiror (the “Merger Sub”). Pursuant to the Merger Agreement, the Merger Sub will merge with and into the Company, with the Company being the surviving corporation as a wholly owned subsidiary of the Acquiror (the “Merger”). As a result of the Merger, each outstanding share of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”), other than shares to be cancelled pursuant to section 2.1(b) of the Merger Agreement and any Dissenting Shares (as defined in the Merger Agreement), will be converted into the right to receive $100 per share in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
The Board of Directors has asked us whether, in our opinion, the Consideration to be received by holders of the Company Common Stock in the Merger is fair, from a financial point of view, to such holders.
In connection with rendering our opinion, we have, among other things:
(i)	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;
(ii)	reviewed certain internal projected financial data relating to the Company prepared and furnished to us by management of the Company, as approved for our use by the Company (the “Projections”);
(iii)	discussed with management of the Company their assessment of the past and current operations of the Company, the current financial condition and prospects of the Company, and the Projections;
(iv)	reviewed the reported prices and the historical trading activity of the Company Common Stock;
(v)	compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;
(vi)
compared the financial performance of the Company and the valuation multiples relating to the Merger with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant;

(vii)	reviewed the financial terms and conditions of the Merger Agreement, dated December 12, 2021; and
(viii)	performed such other analyses and examinations and considered such other factors that we deemed appropriate.
For purposes of our analysis and opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information), and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Projections, we have assumed with your consent that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company and the other matters covered thereby. We express no view as to the Projections or the assumptions on which they are based.
For purposes of our analysis and opinion, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver or modification thereof. We have further assumed, in all respects material to our analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Merger or reduce the contemplated benefits to the holders of the Company Common Stock of the Merger.
We have not conducted a physical inspection of the properties or facilities of the Company and have not made or assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Company, nor have we been furnished with any such valuations or appraisals, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.
We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the holders of the Company Common Stock, from a financial point of view, of the Merger Consideration. We do not express any view on, and our opinion does not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Merger Consideration or otherwise. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Merger Agreement or the Merger, including, without limitation, the structure or form of the Merger, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger. Our opinion does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Merger, including as to how any holder of shares of the Company Common Stock should act or vote in respect of the Merger. We are not expressing any opinion as to the prices at which shares of Company Common Stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on the Company or the Merger or as to the impact of the Merger on the solvency or viability of the Company or the ability of the Company to pay its obligations when they come due. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.
We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Merger. The Company has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. During the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have not been engaged to provide financial advisory or other services to the Company and we have not received any compensation from the Company during such period. In addition, during the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have not been engaged to provide financial advisory or other services to the Acquiror and we have not received any compensation from the Acquiror during such period. We may provide financial advisory or other services to the Company and the Acquiror in the future, and in connection with any such services we may receive compensation.
Evercore Group L.L.C. and its affiliates engage in a wide range of activities for our and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore Group L.L.C. and its affiliates and/or our or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to the Company, the Acquiror, potential parties to the Merger and/or any of their respective affiliates or persons that are competitors, customers or suppliers of the Company or the Acquiror.
Our financial advisory services and this opinion are provided for the information and benefit of the Board of Directors (in its capacity as such) in connection with its evaluation of the proposed Merger. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.

This opinion may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval, except the Company may reproduce this opinion in full in any document that is required to be filed with the U.S. Securities and Exchange Commission and required to be mailed by the Company to its stockholders relating to the Merger.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by holders of the Company Common Stock in the Merger is fair, from a financial point of view, to such holders.
Very truly yours,

EVERCORE GROUP L.L.C.
By:	/s/ Bradley Wolff
Bradley Wolff

Annex C
Guggenheim Securities, LLC 330 Madison Avenue New York, New York 10017 GuggenheimPartners.com
December 12, 2021
The Board of Directors
Arena Pharmaceuticals, Inc.
6154 Nancy Ridge Drive
San Diego, CA 92121
Members of the Board:
We understand that Pfizer Inc. (“Pfizer”) and Arena Pharmaceuticals, Inc. (“Arena”) have entered into an Agreement and Plan of Merger dated as of December 12, 2021 (the “Agreement”), pursuant to which Antioch Merger Sub, Inc., a wholly owned subsidiary of Pfizer (“Merger Sub”), will merge with and into Arena (the “Merger”) and Arena will become a wholly owned subsidiary of Pfizer. Pursuant to the Agreement, each of the issued and outstanding shares of the common stock, par value $0.0001 per share, of Arena (subject to certain exceptions, including the shares to be cancelled pursuant to Section 2.1(b) of the Agreement and any Dissenting Shares (as defined in the Agreement)) will be converted into $100.00 in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.
You have asked us to render our opinion as to whether the Merger Consideration is fair, from a financial point of view, to holders of Arena shares.
In connection with rendering our opinion, we have:
•	Reviewed the Agreement;
•	Reviewed certain publicly available business and financial information regarding Arena;
•
Reviewed certain non-public business and financial information regarding Arena’s business and future prospects (including certain probability-adjusted financial projections for Arena on a stand-alone basis for the years ending December 31, 2022 through December 31, 2040 (the “Arena-Provided Financial Projections”) and certain other estimates and other forward-looking information), all as prepared and approved for our use by Arena’s senior management (collectively, the “Arena-Provided Information”);

•
Discussed with Arena’s senior management their strategic and financial rationale for the Merger as well as their views of Arena’s business, operations, historical and projected financial results and future prospects (including, without limitation, their assumptions as to the expected amounts, timing and pricing of future issuances of equity in Arena) and the commercial, competitive and regulatory dynamics in the biopharmaceutical sector;

•	Performed financing-adjusted discounted cash flow analyses based on the Arena-Provided Financial Projections;
•	Reviewed the valuation and financial metrics of certain mergers and acquisitions that we deemed relevant in evaluating the Merger;
•	Reviewed the acquisition premia for certain mergers and acquisitions that we deemed relevant in evaluating the Merger;
•	Reviewed the historical prices and trading activity of the common shares of Arena; and
•	Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

The Board of Directors
Arena Pharmaceuticals, Inc.
December 12, 2021

With respect to the information used in arriving at our opinion:
•
We have relied upon and assumed the accuracy, completeness and reasonableness of all industry, business, financial, legal, regulatory, tax, accounting, actuarial and other information provided by or discussed with Arena (including, without limitation, the Arena-Provided Information) or obtained from public sources, data suppliers and other third parties.

•
We (i) do not assume any responsibility, obligation or liability for the accuracy, completeness, reasonableness, achievability or independent verification of, and we have not independently verified, any such information (including, without limitation, the Arena-Provided Information), (ii) express no view or opinion regarding the (a) reasonableness or achievability of the Arena-Provided Financial Projections, any other estimates and any other forward-looking information provided by Arena or the assumptions upon which any of the foregoing are based or (b) reasonableness of the probability adjustments reflected in the Arena-Provided Financial Projections and (iii) have relied upon the assurances of Arena’s senior management that they are unaware of any facts or circumstances that would make the Arena-Provided Information incomplete, inaccurate or misleading.

•
Specifically, with respect to (i) the Arena-Provided Financial Projections utilized in our analyses, (a) we have been advised by Arena’s senior management, and we have assumed, that the Arena-Provided Financial Projections (including the probability adjustments reflected therein and the expected development and commercialization of Arena’s products and product candidates) have been reasonably prepared on bases reflecting the best currently available estimates and judgments of Arena’s senior management as to the expected future performance of Arena on a stand-alone basis and (b) we have assumed that the Arena-Provided Financial Projections have been reviewed by Arena’s Board of Directors with the understanding that such information will be used and relied upon by us in connection with rendering our opinion and (ii) any financial projections/forecasts, any other estimates and/or any other forward-looking information obtained by us from public sources, data suppliers and other third parties, we have assumed that such information is reasonable and reliable.

During the course of our engagement, we were asked by Arena’s Board of Directors to solicit indications of interest from various potential strategic acquirors regarding a potential extraordinary corporate transaction with or involving Arena, and we have considered the results of such solicitation process in rendering our opinion.
In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of Arena or any other entity or the solvency or fair value of Arena or any other entity, nor have we been furnished with any such appraisals. We are not legal, regulatory, tax, consulting, accounting, appraisal or actuarial experts and nothing in our opinion should be construed as constituting advice with respect to such matters; accordingly, we have relied on the assessments of, Arena’s senior management and Arena’s other professional advisors with respect to such matters. We are not expressing any view or rendering any opinion regarding the tax consequences of the Merger to Arena or its securityholders.
In rendering our opinion, we have assumed that, in all respects meaningful to our analyses, (i) Arena and Pfizer will comply with all terms and provisions of the Agreement and (ii) the representations and warranties of Arena and Pfizer contained in the Agreement are true and correct and all conditions to the obligations of each party to the Agreement to consummate the Merger will be satisfied without any waiver, amendment or modification thereof. We also have assumed that the Merger will be consummated in a timely manner in accordance with the terms of the Agreement and in compliance with all applicable legal and other requirements, without any delays, limitations, restrictions, conditions, waivers, amendments or modifications (regulatory, tax-related or otherwise) that would have an effect on Arena or the Merger in any way meaningful to our analyses or opinion.
In rendering our opinion, we do not express any view or opinion as to the price or range of prices at which the shares of common stock or other securities or financial instruments of or relating to Arena may trade or otherwise be transferable at any time, including subsequent to the announcement or consummation of the Merger.

The Board of Directors
Arena Pharmaceuticals, Inc.
December 12, 2021

We have acted as a financial advisor to Arena in connection with the Merger and will receive a customary fee for such services, a substantial portion of which is payable upon successful consummation of the Merger and a portion of which is payable upon the earlier of the rendering of our opinion or execution of a definitive agreement with respect to the Merger. In addition, Arena has agreed to reimburse us for certain expenses and to indemnify us against certain liabilities arising out of our engagement.
As previously disclosed, aside from our current engagement by Arena, during the past two years we have separately been engaged by each Arena and Pfizer, in each case to provide financial advisory or other investment banking services in connection with various matters unrelated to the Merger, for which we have received agreed upon fees. We may seek to provide Arena and Pfizer and their respective affiliates with financial advisory and investment banking services unrelated to the Merger in the future, for which services we would also expect to receive compensation.
We and our affiliates and related entities engage in a wide range of financial services activities for our and their own accounts and the accounts of customers, including but not limited to: asset, investment and wealth management; insurance services; investment banking, corporate finance, mergers and acquisitions and restructuring; merchant banking; fixed income and equity sales, trading and research; and derivatives, foreign exchange and futures. In the ordinary course of these activities, we and our affiliates and related entities may (i) provide such financial services to Arena, Pfizer, other participants in the Merger and their respective affiliates, for which services we and our affiliates and related entities may have received, and may in the future receive, compensation and (ii) directly and indirectly hold long and short positions, trade and otherwise conduct such activities in or with respect to loans, debt and equity securities and derivative products of or relating to Arena, Pfizer, other participants in the Merger and their respective affiliates. Furthermore, we and our affiliates and related entities and our or their respective directors, officers, employees, consultants and agents may have investments in Arena, Pfizer, other participants in the Merger and their respective affiliates.
Consistent with applicable legal and regulatory guidelines, we have adopted certain policies and procedures to establish and maintain the independence of our research departments and personnel. As a result, our research analysts may hold views, make statements or investment recommendations and publish research reports with respect to Arena, Pfizer or other participants in the Merger and their respective affiliates and the Merger that differ from the views of our investment banking personnel.
Our opinion has been provided to Arena’s Board of Directors (in its capacity as such) for its information and assistance in connection with its evaluation of the Merger Consideration. Our opinion may not be disclosed publicly, made available to third parties or reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any proxy statement to be distributed to the holders of Arena common stock in connection with the Merger.
Our opinion and any materials provided in connection therewith do not constitute a recommendation to Arena’s Board of Directors with respect to the Merger, nor does our opinion or any summary of our underlying analyses constitute advice or a recommendation to any holder of Arena common stock as to how to vote or act in connection with the Merger or otherwise. Our opinion does not address Arena’s underlying business or financial decision to pursue or effect the Merger, the relative merits of the Merger as compared to any alternative business or financial strategies that might exist for Arena or the effects of any other transaction in which Arena might engage. Our opinion addresses only the fairness, from a financial point of view and as of the date hereof, of the Merger Consideration to holders of Arena shares. We do not express any view or opinion as to (i) any other term, aspect or implication of (a) the Merger (including, without limitation, the form or structure of the Merger) or the Agreement or (b) any other agreement, transaction document or instrument contemplated by the Agreement or to be entered into or amended in connection with the Merger or (ii) the fairness, financial or otherwise, of the Merger to, or of any consideration to be paid to or received by, the holders of any class of securities (other than as expressly specified herein), creditors or other

The Board of Directors
Arena Pharmaceuticals, Inc.
December 12, 2021

constituencies of Arena. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of Arena’s directors, officers or employees, or any class of such persons, in connection with the Merger relative to the Merger Consideration or otherwise.
Our opinion has been authorized for issuance by our Fairness Opinion and Valuation Committee. Our opinion is subject to the assumptions, limitations, qualifications and other conditions contained herein and is necessarily based on economic, business, capital markets and other conditions, and the information made available to us, as of the date hereof. As Arena is aware, global economic conditions and the global capital markets have been experiencing and remain subject to unusual volatility, and Guggenheim Securities expresses no view or opinion as to any potential effects of such volatility on Arena, Pfizer or the Merger. We assume no responsibility for updating or revising our opinion based on facts, circumstances or events occurring after the date hereof.
Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to holders of Arena shares.
Very truly yours,
/s/ Guggenheim Securities, LLC
GUGGENHEIM SECURITIES, LLC

Annex D
Section 262 of the General Corporate Law of Delaware
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:
(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) [Repealed.]
(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the

Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ARENA PHARMACEUTICALS, INC.
ATTN: INVESTOR RELATIONS
136 HEBER AVENUE, SUITE 204
PARK CITY, UT 84060

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D64406-TBD

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ARENA PHARMACEUTICALS, INC.

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D64407-TBD

ARENA PHARMACEUTICALS, INC.
Special Meeting of Stockholders
FEBRUARY 2, 2022 AT 9:00 A.M. PACIFIC TIME
This proxy is solicited by the Board of Directors

The undersigned stockholder of ARENA PHARMACEUTICALS, INC. ("Arena"), a Delaware corporation, hereby appoints Amit D. Munshi and Joan Schmidt, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Arena to be held on February 2, 2022, at 9:00 a.m. Pacific Time (the "Special Meeting"), via live webcast at www.virtualshareholdermeeting.com/ARNA2022SM or by means of remote communication, and at any adjournment or postponement thereof, and to vote all shares of Arena common stock that the undersigned would be entitled to vote if virtually present upon such business as may properly come before the Special Meeting, including the items on the reverse side of this form.

This proxy, when properly executed, will be voted as directed, or, if no contrary direction is indicated, will be voted "FOR" Proposal 1, "FOR" Proposal 2, and "FOR" Proposal 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

Continued and to be signed on reverse side